      As filed with the Securities and Exchange Commission on May 14, 1998

                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              PRESIDIO GOLF TRUST
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                        BUILDING 106, MONTGOMERY STREET
                       PRESIDIO MAIN POST, P.O. BOX 29355
                        SAN FRANCISCO, CALIFORNIA 94129
                                 (415) 561-4650
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               GEORGE T. HAWORTH
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                        BUILDING 106, MONTGOMERY STREET
                       PRESIDIO MAIN POST, P.O. BOX 29355
                        SAN FRANCISCO, CALIFORNIA 94129
                                 (415) 561-4650
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:

                            ERROL R. HALPERIN, ESQ.
                               HAL M. BROWN, ESQ.
                                RUDNICK & WOLFE
                      203 NORTH LASALLE STREET, SUITE 1800
                            CHICAGO, ILLINOIS 60601
                                 (312) 368-4000
                          (312) 236-7516 (TELECOPIER)
                           BRUCE M. MONTGOMERIE, ESQ.
                            WILLKIE FARR & GALLAGHER
                              ONE CITICORP CENTER
                              153 EAST 53RD STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 821-8000
                          (212) 821-8111 (TELECOPIER)

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                          PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
        TITLE OF SECURITIES             AMOUNT BEING     OFFERING PRICE PER    AGGREGATE OFFERING      REGISTRATION
         BEING REGISTERED              REGISTERED(1)           UNIT(2)                PRICE                FEE
---------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial
  Interest, par value $.01 per
  share............................      7,866,000             $21.00             $165,186,000           $48,730
=====================================================================================================================

(1) Includes 1,026,000 Common Shares which may be purchased by the Underwriters to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MAY 14, 1998
PROSPECTUS
                            6,840,000 COMMON SHARES

                              PRESIDIO GOLF TRUST
                      COMMON SHARES OF BENEFICIAL INTEREST
                               ------------------

    Presidio Golf Trust (the "Company") has been formed to capitalize on consolidation opportunities in the ownership of golf courses and golf-related properties in the United States. The Company will operate as a self-administered real estate investment trust ("REIT"). The Company's initial portfolio will consist of 16 high quality golf courses (the "Golf Courses"), including two resorts, in 14 separate locations in 10 states. Of the 16 Golf Courses, eight are located at seven private country clubs, five are daily fee courses and three are located at two resort properties. The Golf Courses will be leased to experienced operators of golf courses with established reputations for golf course management or newly-formed affiliates of such operators (the "Initial Lessees"). The leases with the Initial Lessees are structured as triple net leases that provide for the payment of fixed base rent and participating rent based on growth in revenue at the Golf Courses.

    All of the common shares of beneficial interest, par value $.01 per share, of the Company ("Common Shares") offered hereby are being sold by the Company. No Common Shares will be sold in the Offering by executive officers or trustees of the Company. Upon completion of the Offering, 17.2% of the Company's outstanding common equity, including certain partnership interests exchangeable for Common Shares, will be beneficially owned by affiliates of the Initial Lessees.

    Prior to the Offering, there has not been a public market for the Common Shares. It is currently estimated that the initial public offering price will be between $19.00 and $21.00 per share. See "Underwriting" for information relating to the factors considered in determining the initial public offering price. The Company has restricted the ownership of more than 9.8% of the Common Shares by holders in order to maintain its qualification as a REIT. See "Shares of Beneficial Interest." Application will be made to have the Common Shares listed on the New York Stock Exchange under the symbol "GOF".
      SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON SHARES, INCLUDING THE FOLLOWING:

- Real estate risks, including dependence on lease payments from the Company's lessees for substantially all of the Company's income;

- The aggregate initial base rent payable pursuant to leases with two Initial Lessees account for substantially all of the total initial base rent payable to the Company;

- Risks associated with the Company's growth strategies, including competition for acquisitions, possible unavailability of capital and inability to effectively manage growth;

- Risks associated with the fact that the two Golf Course resort properties to be owned by the Company account for an aggregate of 41% of the initial base rent payable to the Company and are located in close proximity to each other;

- Conflicts of interest in connection with the terms of the Company's formation and operation, including the terms of transfer of certain golf courses and the terms of leases with Initial Lessees that are affiliates of executive officers and trustees of the Company, as well as the enforcement of the terms of such agreements;

- Conflicts of interest in connection with corporate opportunities presented to certain officers and trustees of the Company;

- Lack of appraisals of the Golf Courses and the possibility that the purchase prices paid by the Company for one or more of the Golf Courses may exceed their fair market value;

- Risks associated with the Company's lack of control over the day-to-day management and operation of the Golf Courses due to the tax restrictions that prevent a REIT from operating golf courses; and

- Risks affecting golf course operations generally, including competition, increases in operating costs, inclement weather, seasonality, oversupply and decrease in demand, and termination of brand licenses, all of which could adversely affect an Initial Lessee's ability to make its lease payments.
                               ------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

==============================================================================================================
                                                                                UNDERWRITING
                                                                PRICE TO       DISCOUNTS AND       PROCEEDS TO
                                                                 PUBLIC        COMMISSIONS(1)      COMPANY(2)
--------------------------------------------------------------------------------------------------------------
Per Share                                                          $                 $                  $
--------------------------------------------------------------------------------------------------------------
Total(3)                                                           $                 $                  $
==============================================================================================================

(1) For information regarding indemnification of the Underwriters, see "Underwriting".
(2) Before deducting expenses estimated at $1,900,000 payable by the Company.
(3) The Company has granted the Underwriters a 30-day option to purchase up to 1,026,000 additional Common Shares solely to cover over-allotments, if any. See "Underwriting". If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, and Proceeds to Company will
    be $      , $      and $      , respectively.
                               ------------------

    The Common Shares are being offered by the several Underwriters named herein, subject to prior sale, when, as and if accepted by them and subject to certain conditions. It is expected that certificates for the Common Shares
offered hereby will be available for delivery on or about              , 1998,
at the office of Smith Barney Inc., 333 West 34th Street, New York, New York 10001.
                               ------------------
SALOMON SMITH BARNEY
                     NATIONSBANC MONTGOMERY SECURITIES LLC
                                           CREDIT LYONNAIS SECURITIES (USA) INC.
               , 1998

                                   [GATEFOLD]
                          [MAPS AND PHOTOGRAPHS, ETC.]

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, ENTERING STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS, AND IMPOSING PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

     This Prospectus contains forward-looking statements relating to, without limitation, future economic performance and plans and objectives of management for future operations, which can be identified by the use of forward-looking terminology such as "anticipate," "may," "will," "expect," "continue," "remains," "intend," "aim," "seek," "should," and "prospects," or the negative thereof or other variations thereon or comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" herein.

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
PROSPECTUS SUMMARY.....................    1
  The Company..........................    1
  Risk Factors.........................    3
  Business Strategy....................    4
  The Golf Industry....................    7
  The Golf Courses.....................    9
  The Participating Leases.............   11
  The Formation Transactions...........   11
  Distributions........................   15
  Tax Status...........................   15
  The Offering.........................   16
  Summary Selected Financial Data......   17
RISK FACTORS...........................   19
  Real Estate Risks....................   19
  Conflicts of Interest................   21
  Lack of Control Over Day-to-Day
     Operations and Management of the
     Golf Courses......................   23
  Golf and Hospitality Industry
     Risks.............................   23
  Real Estate Investment Trust and
     Partnership Qualification.........   25
  Ownership of Common Shares...........   25
  Lack of Operating History............   27
  Dependence on Key Personnel..........   27
  Benefits to Officers and Trustees....   27
  Debt Financing.......................   27
  Changes in Investment and Financing
     Policies..........................   28
  ERISA Risks..........................   28
  Limitations on Changes in Control and
     Ownership Limit...................   28
THE COMPANY............................   30
  Overview.............................   30
  Business Strategy....................   31
  Acquisition Process..................   34
  Due Diligence Process................   35
  Strategic Alliances..................   36
  The Operating Partnership............   36
USE OF PROCEEDS........................   37
DILUTION...............................   39
DISTRIBUTION POLICY....................   40
CAPITALIZATION.........................   42
SELECTED FINANCIAL DATA................   43
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...........................   46
  Overview.............................   46
  Pro Forma Results of Operations of
     the Company.......................   46
  Results of Operations of the
     Company...........................   47
  Results of Operations of the
     Predecessor to the Operating
     Partnership.......................   47

                                         PAGE
                                         ----
  Results of Operations of Paloma Golf
     Courses...........................   49
  Results of Operations of Indian Lakes
     Resort and Nordic Hills Resort....   50
  Liquidity and Capital Resources......   50
  Inflation............................   51
  Seasonality..........................   51
  Funds from Operations................   51
THE GOLF INDUSTRY......................   52
  Market Overview......................   52
  Demographic Trends...................   52
  The "Tiger Effect"...................   54
  Broader Demographic Representation...   55
  Increase in Leisure Spending.........   55
  Golf Course Ownership................   56
  Golf Course Development..............   56
  Type of Golfers......................   57
THE GOLF COURSES.......................   58
  Descriptions of the Golf Courses.....   63
  Brand Affiliations...................   68
  Competition..........................   69
  Legal Proceedings....................   69
  Government Regulation................   69
INITIAL LESSEES........................   70
  Palmer Management....................   70
  Montclair............................   70
  University Clubs.....................   70
  HMS..................................   71
  Advisory Committee...................   71
THE PARTICIPATING LEASES...............   71
  Lease Term...........................   71
  Use of the Golf Courses..............   72
  Base Rent; Participating Rent........   72
  Triple Net Leases....................   73
  Security Deposit.....................   73
  Maintenance and Modifications........   73
  Insurance............................   74
  Assignment and Subletting............   74
  Initial Lessee's Right of First
     Offer.............................   74
  Damage to a Leased Property..........   75
  Indemnification Generally............   75
  Events of Default....................   75
  Governing Law........................   76
MANAGEMENT.............................   77
  Trustees and Executive Officers......   77
  Committees of the Board of
     Trustees..........................   78
  Compensation of the Board of
     Trustees..........................   79
  Executive Compensation...............   79
  Share Option Plan....................   80
  401(k) Plan..........................   80
  Restricted Share Plan................   81
  Incentive Compensation...............   81
  Employment Agreements................   81
  Limitation of Liability and
     Indemnification...................   81

                                         PAGE
                                         ----
POLICIES WITH RESPECT TO CERTAIN
  ACTIVITIES...........................   82
  Investment Policies..................   83
  Dispositions.........................   83
  Lending Policies.....................   83
  Financing............................   83
  Working Capital Reserves.............   85
  Conflict of Interest Policies........   85
FORMATION OF THE COMPANY...............   86
  Formation Transactions...............   86
  Benefits to Related Parties..........   87
  Valuation of Interests...............   89
  Transfer Documents...................   89
CERTAIN RELATIONSHIPS AND
  TRANSACTIONS.........................   89
  Relationships Among Officers and
     Trustees..........................   89
  Employment Agreements................   89
  Option to Purchase and Right of First
     Refusal...........................   90
  Expense Sharing Agreement............   90
  Formation Transactions...............   90
PRINCIPAL SHAREHOLDERS.................   91
SHARES OF BENEFICIAL INTEREST..........   92
  General..............................   92
  Common Shares........................   92
  Preferred Shares.....................   93
  Power to Issue Additional Common
     Shares and Preferred Shares.......   93
  Restrictions on Ownership and
     Transfer..........................   93
  Amendments to the Declaration of
     Trust.............................   94
  Transfer Agent and Registrar.........   95
CERTAIN PROVISIONS OF MARYLAND LAW AND
  THE COMPANY'S DECLARATION OF TRUST
  AND BYLAWS...........................   95
  Classification and Removal of Board
     of Trustees; Other Provisions.....   95
  Changes in Control Pursuant to
     Maryland Law......................   96
  Amendments to the Declaration of
     Trust.............................   97
  Advance Notice of Trustee Nominations
     and New Business..................   97
  Anti-Takeover Effect of Certain
     Provisions of Maryland Law and of
     the Declaration of Trust and
     Bylaws............................   97

                                         PAGE
                                         ----
  Maryland Asset Requirements..........   97
PARTNERSHIP AGREEMENT..................   98
  Management...........................   98
  Sales of Assets......................   98
  Removal of the General Partner;
     Transfer of the Company's
     Interests.........................   98
  Reimbursement of the Company;
     Transactions with the Company and
     its Affiliates....................   99
  Redemption of OP Units...............   99
  Restrictions on Transfer of Units by
     Limited Partners..................   99
  Issuance of Additional Units and/or
     Preference Units..................   99
  Capital Contributions................  100
  Distributions; Allocations of Income
     and Loss..........................  100
  Exculpation and Indemnification of
     the Company.......................  100
  Amendment of the Partnership
     Agreement.........................  101
  Term.................................  101
SHARES AVAILABLE FOR FUTURE SALE.......  101
  General..............................  101
  Registration Rights..................  102
FEDERAL INCOME TAX CONSIDERATIONS......  102
  Taxation of the Company..............  103
  Failure to Qualify as a REIT.........  110
  Taxation of U.S. Shareholders of the
     Company...........................  110
  Backup Withholding...................  112
  Taxation of Tax-Exempt Shareholders
     of the Company....................  112
  Taxation of Non-U.S. Shareholders of
     the Company.......................  113
  State and Local Taxes................  115
  Tax Aspects of the Operating
     Partnership.......................  115
  Proposed Legislation.................  119
UNDERWRITING...........................  120
EXPERTS................................  121
LEGAL MATTERS..........................  122
ADDITIONAL INFORMATION.................  122
GLOSSARY...............................  123
INDEX TO FINANCIAL STATEMENTS..........  F-1

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial information and statements, and the notes thereto, appearing elsewhere in this Prospectus. Unless indicated otherwise, the information contained in this Prospectus assumes: (i) the initial public offering price is $20.00 per share (the mid-point of the range of public offering prices set forth on the cover page of this Prospectus); (ii) the Underwriters' over-allotment option is not exercised; and (iii) the transactions described under "Formation of the Company" are consummated. Unless the context otherwise requires, the term "Company," as used herein, includes Presidio Golf Trust, a Maryland real estate investment trust and the issuer of the Common Shares offered hereby, and one or more of its subsidiaries (including Presidio Golf Limited Partnership, a Delaware limited partnership (the "Operating Partnership")) and the predecessors thereof. The term "Offering" shall mean the offering of the Company's Common Shares pursuant to this Prospectus. The term "OP Units" means units of limited partnership interest in the Operating Partnership, which are redeemable at the election of the holder for cash or, at the election of the Company, for Common Shares on a one-for-one basis. See "Glossary" for the definitions of certain terms used in this Prospectus.

                                  THE COMPANY

     Presidio Golf Trust is a self-administered REIT that has been formed to capitalize on the highly fragmented ownership of golf courses in the United States. The Company believes that it is a leading consolidator in the golf industry and will benefit from its multiple lessee structure and its senior management team's substantial industry knowledge, experience and established relationships within the golf industry. The Company's initial portfolio will consist of 16 high quality golf courses, including two resort properties, in 14 separate locations in 10 states. Of the 16 Golf Courses, eight are located at seven private country clubs, five are daily fee courses and three are located at two resort properties. The Golf Courses include facilities such as clubhouses, restaurants, lodging facilities, banquet space, meeting rooms, pro shops, driving ranges, locker rooms, swimming pools, spas and tennis courts. Services provided at the Golf Courses include golf cart rentals, golf and tennis lessons, banquets and tournaments. The Golf Courses are located in markets that are generally characterized by increasing populations, above-average household income, high barriers to entry and high population-to-hole ratios. These characteristics generally have resulted in higher green fees and above-average rounds played at the Golf Courses relative to national averages.

     The Company believes that the domestic golf industry is entering a period of significant growth and remains fragmented in terms of golf course ownership. The Company believes that the growth in golf is being fueled by a rise in popularity, favorable demographic trends, increased participation by junior, minority and female golfers and an increase in leisure spending. The Company also believes the fragmented ownership in the golf industry creates significant consolidation opportunities. According to the National Golf Course Owners Association, there are approximately 16,000 golf courses in the United States, approximately 6,000 of which are municipal or member-equity courses, which generally are not available for acquisition. The remaining 10,000 privately-owned courses are owned by approximately 9,000 entities, with the 15 owners of the greatest number of courses collectively owning and leasing fewer than 5% of the total number of courses. See "The Golf Industry."

     In order to qualify as a REIT, the Company's income must be derived from certain sources, including rents from real property, which generally exclude income derived from the operation of golf courses. See "Federal Income Tax Considerations." Accordingly, the Company is precluded from operating courses and, as a consequence, intends to lease its properties to experienced golf course operators or their affiliates ("Lessees") with reputations for quality golf course management, substantial industry knowledge and relationships within the golf community. The Company's Initial Lessees are newly-formed special purpose entities affiliated with Arnold Palmer Golf Management LLC (together with its affiliated Initial Lessees, "Palmer Management"), a newly-formed joint venture of University Clubs of America LLC ("University Clubs") and Palmer Management, HMS Golf Management, Inc. (together with its affiliated Initial Lessee, "HMS"), and Montclair Hotel Investors, Inc. (together with its affiliated Initial Lessee, "Montclair"). Certain private investment funds (collectively, "Olympus"), including Olympus Real Estate Fund, L.P., which is controlled by HMTF Operating, Inc. ("Hicks Muse") and/or David B. Deniger, are the principal beneficial owners of the equity interests in each of Palmer Management and Montclair. The Initial Lessees that are leasing the greatest number of Golf Courses are entities affiliated with Palmer Management, which the Company believes is one of the leading golf course operators in the United States. The successor to a business founded by golf legend Arnold Palmer in 1984, Palmer Management is a leading owner-operator of high quality golf courses and golf schools. Olympus became the principal beneficial owner of equity interests in Palmer Management in 1996. Palmer Management currently owns, leases, manages or franchises 26 golf courses throughout the United States and Europe. Palmer Management's golf facilities generally are operated under the "Arnold Palmer Managed Golf Course" trademark and its golf schools, which were acquired in March 1998, are operated under the "Arnold Palmer Golf Academy" trademark. Mr. Palmer is a member of the board and an equity owner of Palmer Management. He is not a trustee, officer or employee of the Company. See "Initial Lessees."

     The Company will lease each of the Golf Courses to Initial Lessees for an initial term of 15 years under leases that provide for the payment of base rent and participating rent based on increases in revenue (the "Participating Leases"). The Participating Leases are structured as triple net leases under which each Initial Lessee is required to pay all real estate and personal property taxes, insurance, utilities and services, golf course maintenance and other operating expenses. In addition, the Initial Lessees are required to pay for all capital expenditures. Until certain coverage ratios are met, each Initial Lessee's financial obligations under each of the Participating Leases will be secured by a letter of credit, OP Units or other acceptable collateral having a value equal to 12 to 15 months of initial base rent. See "The Participating Leases."

     All but one of the Golf Courses were developed or acquired and previously operated by affiliates of the Initial Lessees. The Company believes it will benefit from the continuity of management provided by the Initial Lessees. Upon completion of the Offering, the Initial Lessees or their affiliates will collectively own 17.2% of the common equity of the Company, including Common Shares issuable upon exchange of OP Units, which ownership management believes aligns the interests of the Initial Lessees with those of the shareholders of the Company.

     The Company seeks to increase its Cash Available for Distribution through, among other factors, (i) increases in base rents on the Golf Courses under the Participating Leases; (ii) receipt of participating rents, based on revenue increases, from the Golf Courses under the Participating Leases; and (iii) receipt of base rent and participating rent on golf courses that the Company acquires in the future. Cash Available for Distribution means Funds from Operations (as herein defined) adjusted for certain non-cash items. Because its structure is designed to accommodate multiple lessees, the Company expects that independent golf course owners, operators or developers will assist the Company in identifying opportunities to acquire high quality golf courses (including golf courses not otherwise marketed for sale), which then may be leased to such entities. The Company believes that the combination of its multiple lessee structure and the Operating Partnership's ability to issue OP Units will be especially attractive to those sellers seeking liquidity and deferral of capital gains without relinquishing operational control of their courses. See "The Company."

     The Company seeks to acquire high quality golf courses in markets with positive demographic characteristics and with proven operating histories that will be leased to established, reputable operators or their affiliates. Management believes that one aspect of the Company's acquisition strategy that differs from that of its competitors is that the Company seeks to acquire certain properties that benefit from branding strategies that are common in other consumer product industries. By applying the disciplines of branding, and thereby differentiating its courses from competing courses, management believes that a golf course can achieve a premium to the green fees and an increase in the level of customer loyalty in comparison to courses that are not branded. Branding strategies that certain Initial Lessees currently employ in certain of the Golf Courses include (i) using an easily recognizable trade name, such as the name "Arnold Palmer Managed Golf Course;" and (ii) operating the course based on specific unique "themed" concepts, such as the university affiliation concept employed at courses developed by University Clubs. See "The Golf Courses --Descriptions of the Golf Courses" and "-- Brand Affiliations."

     The Company believes that its acquisition capabilities will be enhanced by the fact that its initial capital structure provides significant financial flexibility. Upon completion of the Offering, the Company will have no outstanding indebtedness. In addition, the Company has obtained a $75 million secured credit facility (the "Credit Facility") from Credit Lyonnais New York Branch ("Credit Lyonnais") as agent and co-lender, and Wells Fargo Bank, National Association, as co-lender, to fund future acquisitions and for general corporate purposes. The Credit Facility will initially bear interest at the London Interbank Offered Rate ("LIBOR") plus 1.75% per annum and has an initial term of three years. The Company intends to continue to maintain a conservative capital structure and to incur debt only if, upon such incurrence, the Company's debt to total market capitalization ratio would be approximately 50% or less. See "The Company -- Overview" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The Company has assembled a management team with diverse talents and experience in all aspects of the Company's operations, including Peter J. Nanula, President and Chief Executive Officer, Donald E. Rhodes, Executive Vice President and Chief Operating Officer, and George T. Haworth, Executive Vice President and Chief Financial Officer. The Company's management has extensive experience in acquisition, leasing, finance, accounting and information systems, and collectively has over 80 years experience in the golf and real estate industries. Upon completion of the Offering and the Formation Transactions, executive officers and trustees will beneficially own an aggregate of 17.0% of the outstanding Common Shares, including OP Units exchangeable for Common Shares.

     The principal executive offices of the Company are located at Building 106, Montgomery Street, Presidio Main Post, P.O. Box 29355, San Francisco, California 94129, and its telephone number is (415) 561-4650.

                                  RISK FACTORS

     Prospective investors should carefully consider the matters discussed under "Risk Factors" prior to making an investment decision regarding the Common Shares offered hereby. Each of these matters could have adverse consequences to the Company. Such risks include:

     - Real estate risks, including dependence on lease payments from Lessees for substantially all of the Company's income.

     - The aggregate initial base rent payable pursuant to leases relating to 15 Golf Courses, which are leased to affiliates of Palmer Management or Montclair, collectively account for substantially all of the initial Base Rent payments to the Company.

     - Risks associated with the Company's growth strategies, including competition for acquisitions, possible unavailability of capital, and inability to effectively manage growth.

     - Dependence on two Golf Course resort properties located in close proximity to each other, which account for 41% of the initial Base Rent payable to the Company.

     - Conflicts of interest in connection with the terms of the Company's formation and operation, including risks associated with the terms of contribution agreements and the enforcement thereof, leases and other agreements arising from the fact that David B. Deniger, the proposed Chairman of the Board of Trustees of the Company, is Chairman of the Board of Palmer Management and Chief Executive Officer of Olympus, and, until the closing of the Offering, Peter J. Nanula will serve as the President and Chief Executive Officer of Palmer Management and George T. Haworth will serve as Chief Financial Officer, Secretary and Treasurer of Palmer Management, and each of Messrs. Nanula and Haworth will continue to be beneficial owners of equity interests in Palmer Management and Mr. Nanula will continue as a director of Palmer Management.

     - Conflicts of interest in connection with corporate opportunities presented to the following: David B. Deniger, the proposed Chairman of the Board of the Company, who also serves as Chief Executive Officer of Olympus and Chairman of the Board of Palmer Management; and Peter J. Nanula, the President and Chief Executive Officer of the Company, who also serves as a director of Palmer Management.

     - The valuation of, and lease terms relating to, certain of the Golf Courses was not determined on an arm's length basis. Had the contribution agreements and Participating Leases relating to such Golf Courses been negotiated on an arm's length basis, the terms of such agreements, including the price paid for such courses, may have been more favorable to the Company. In addition, no third-party appraisals were obtained in connection with the acquisition of the Golf Courses.

     - Risks associated with the Company's lack of control over the day-to-day management and operation of the Golf Courses due to the tax restrictions that prevent a REIT from operating golf courses. In addition, management of the Initial Lessees may be subject to competing demands on their time, and may not devote sufficient time to the operations of the Golf Courses, which may result in less revenue being generated from the Golf Courses.

     - Risks affecting golf course operations generally, including competition, increases in operating costs, inclement weather, seasonality, oversupply and decrease in demand, and termination of brand licenses, all of which could adversely affect an Initial Lessee's ability to make its lease payments.

     - Taxation of the Company as a regular corporation if it fails to qualify as a REIT, treatment of the Operating Partnership as an association taxable as a corporation if it fails to qualify as a partnership, and the resulting decrease in Cash Available for Distribution as a result thereof.

     - Risks associated with the ownership of Common Shares generally, including the lack of a prior market for the Common Shares, the potential impact of market interest rate increases and other factors on the trading price of the Common Shares and the immediate dilution of $3.87 per share in the net tangible book value of the Common Shares purchased in the Offering from the assumed initial public offering price (the "Offering Price") of $20.00 per Common Share.

     - Risks associated with the Company's dependence upon key personnel: Peter
       J. Nanula, the Company's President and Chief Executive Officer, Donald E. Rhodes, the Company's Executive Vice President and Chief Operating Officer, and George T. Haworth, the Company's Executive Vice President and Chief Financial Officer.

     - Receipt by executive officers and trustees of the Company of material benefits from the Formation Transactions (as herein defined) that will not be received by purchasers of Common Shares in the Offering.

     - Risks normally associated with debt financing and the fact that there is no limitation on the amount of debt the Company may incur.

     - The possible anti-takeover effect of the Company's ability to limit, for purposes of maintaining its REIT status, the actual or constructive ownership of Common Shares to 9.8% of the outstanding Common Shares, and of certain other provisions contained in the organizational documents of the Company and the Operating Partnership, which could have the effect of delaying, deferring or preventing a transaction or change in control of the Company that might involve a premium price for the Common Shares or otherwise would be in the best interests of the Company's shareholders.

                               BUSINESS STRATEGY

     The Company's business objectives are to increase Cash Available for Distribution per share and maximize shareholder value by consolidating high quality golf courses throughout the United States. The Company will focus on the ownership and acquisition of golf course properties that have strong cash flow growth and capital appreciation potential and that are leased to experienced, reputable golf course operators. The Company expects to achieve these objectives by successfully implementing the growth and operating strategies set forth below.

GROWTH STRATEGIES

     The Company's primary growth strategies are to: (i) acquire additional golf courses that meet the Company's investment criteria; and (ii) increase rent under the Participating Leases and under the leases for properties acquired in the future.

Acquisitions

     Given the highly fragmented nature of golf course ownership in the United States, the Company believes there are significant opportunities to make acquisitions that meet its investment criteria. The Company believes that the combination of its multiple lessee structure, the strong reputation of the Company's management team and of the Initial Lessees, the high quality of the Company's portfolio and its ability to issue OP Units will be especially attractive to those sellers of golf courses that seek liquidity and deferral of capital gains without relinquishing operational control of their courses. As a public company, the Company expects to have access to a wide variety of financing sources to fund acquisitions, including the ability to issue several types of public and private debt, equity and hybrid securities, as well as the ability to issue OP Units as consideration where cash is not appropriate for tax or other reasons. The $75 million available under the Credit Facility will enable the Company to contract for and complete the acquisition of additional golf courses without financing contingencies.

     The Company intends to concentrate its investment activities on golf courses that meet one or more of the following investment criteria:

     - courses with proven operating histories and future growth potential;

     - courses in markets where there are positive demographic trends, a high demand for golf and significant barriers to new golf course development;

     - courses in markets where one of the Company's Lessees has an existing presence, or are part of a regional portfolio that would allow a Lessee to establish a meaningful presence in a new market, thereby enabling that Lessee to manage its portfolio of golf courses more efficiently, improve profitability through the elimination of duplicative administrative expenses, capitalize on expanded marketing opportunities and achieve economies of scale;

     - high quality golf courses that attract avid golfers who are less price sensitive to the higher green fees and membership dues associated with such golf courses;

     - resort courses that offer superior facilities and service and attract a high number of destination golfers;

     - courses that are available at prices that will provide the Company with returns in excess of its cost of capital and therefore enhance shareholder value; and

     - golf courses that are branded, or are capable of being branded, in a manner that differentiates the courses in a market, thereby generating customer loyalty and higher green fees and operating margins.

     The Company's management team has extensive experience in the acquisition and ownership of golf properties that meet its investment criteria. The Company believes that it is a leading consolidator of golf courses in the United States. See "Formation of the Company." The Company expects to be able to improve upon its past acquisition track record due to an enhanced acquisition pipeline supported by its multiple Lessees and their strategic alliances with golf course operating companies and developers, as well as the Company's improved access to acquisition capital. These relationships are expected to enhance the Company's acquisition efforts and allow the Company to move quickly to acquire properties in markets where a Lessee has market knowledge and operating expertise.

     The Company expects its Lessees will actively supply acquisition opportunities to the Company in order to enter into Participating Leases with respect to such properties. The Company has entered into an agreement with Palmer Management that grants the Company, for so long as Peter J. Nanula, George T. Haworth, David B. Deniger or any principal of Olympus is an executive officer or trustee of the Company and an executive officer, director or member of Palmer Management, (i) a right of first refusal to purchase all golf course properties that meet one or more of the Company's investment criteria and are proposed to be acquired by Palmer Management, including courses proposed to be acquired by certain joint ventures between Palmer Management and other golf course developers and management companies, subject to the right of Palmer Management to lease such courses from the Company under lease terms similar to those of the Participating Leases; and (ii) a right of first refusal with respect to any golf course owned by Palmer Management that meets one or more of the Company's investment criteria and is proposed to be sold. See "The Company --Strategic Alliances."

     The Company expects to benefit from a pipeline of captive acquisition opportunities for which it will have limited competition. Palmer Management has entered into a joint venture agreement with University Clubs, a developer of "themed" golf courses, pursuant to which Palmer Management will support the development efforts of University Clubs, through financing and otherwise, in return for an economic interest in the courses. See "The Company -- Strategic Alliances" and "The Golf Courses -- Brand Affiliations." Pursuant to an agreement between the Company and such joint venture, for a ten-year period, the Company will have the right to purchase such courses directly from the joint venture. Developers find such alliances attractive because they provide an efficient mechanism to finance the expansion of their brand or fund the growth of their management companies. The Company will seek to enter into similar strategic alliances in the future.

Internal Growth

     The Company believes that there are significant opportunities to grow Golf Course level revenue, which translates into increased annual rental income for the Company through the Participating Leases. The Company believes that the primary factors that will contribute to growth in Golf Course level revenues are: (i) the operating expertise, experience and reputation of the Initial Lessees; (ii) the fact that the Golf Courses are well positioned in strong markets; (iii) the quality of the Golf Courses and their proven operating histories; (iv) the benefits associated with the branding strategies of certain Initial Lessees; and (v) the Initial Lessees' programs of regular Golf Course capital improvements and maintenance.

     Experience and Reputation of Initial Lessees. The Company leases its Golf Courses only to established, reputable golf course operators (or their controlled entities) who demonstrate technical expertise and professional management abilities across all business units, including yield management, agronomy, instruction and driving range operations, retail operations, food and beverage operations, marketing and membership, and group sales. The Company believes that such operators will generate above average rate and revenue growth through the implementation of operating strategies that include:

     - Optimizing golf course play through tee time management.

     - Focusing on customer service and enhancing the golf experience at the Company's golf courses.

     - Increasing revenues per player by maximizing green fees and membership dues.

     - Maintaining high quality facilities through consistent capital expenditure investments.

     - Controlling operating costs through efficient maintenance, purchasing and administrative functions.

     - Maximizing profitability of food and beverage and merchandise operations.

     - Implementing aggressive and comprehensive marketing programs.

     Positive Market Conditions. The Golf Courses are located in markets that are generally characterized by increasing populations, above-average household income, high barriers to entry and high population-to-hole ratios. From 1990 to 1997, the populations within a 10-mile radius of each of the Golf Courses increased by a weighted average of 9.5%. The weighted average household income for such areas collectively for 1997 was approximately $67,475, or 34% higher than the national average household income. According to the National Golf Foundation ("NGF"), in 1996, the weighted average population-to-hole ratio for such markets was collectively 1,551:1, which is 18% higher than the national average of 1,316:1. As a result of these factors, the Company believes that the Initial Lessees generally will have the ability to increase revenues by increasing average green fees at daily fee courses and membership dues at private country clubs.

     Proven Operating Performance of Golf Courses. The Company seeks to acquire high quality golf courses with proven operating performance. For the 12 Golf Courses that were open for each of the entire years 1995 through 1997 and for which data is available, aggregate Total Revenue (as herein defined) increased by an average of 9.6% per annum. The Company believes it is most relevant to analyze Total Revenue of a golf course with respect to internal growth potential because the Participating Leases provide for the payment of participating rent based on increases in golf course level and other revenue.

     Branding Strategy. The Company believes that it can generate enhanced course-level performance as a result of branding strategies employed by certain Initial Lessees. The Company believes that "branded" golf courses benefit from higher green fees and operating margins as a result of their differentiation within a market and by the creation of customer loyalty. Ten of the Golf Courses are (or shortly after the completion of the Offering will be) operated under brand affiliations or employ "themed" concepts.

     Capital Improvements and Renovation. The Company believes a regular program of capital improvements at the Golf Courses, as well as the periodic renovation and redevelopment of certain of the Golf Courses, will maintain the competitiveness of the Golf Courses and maximize revenue growth. Since January 1, 1994, 12 of the Golf Courses have been, or are in the process of being, renovated to position them for future growth. See "The Golf Courses -- Descriptions of the Golf Courses."

OPERATING STRATEGIES

     The Company evaluates its portfolio on an ongoing basis to determine which operating strategies will allow it to maximize cash flow from a particular course or the portfolio as a whole. The Company continues to review these strategies and may, from time to time, revise them when necessary in order to optimize the operation of its portfolio and maintain strong cash flow growth. The principal elements of the Company's operating strategies include:

     - Selecting the best golf course operators for specific locations and course types.

     - Negotiating triple net leases for golf courses that provide Lessees with incentives to operate and maintain the courses in a manner that generates significant revenue growth and, as a result, increased lease payments to the Company.

     - Working with Lessees on strategies to improve and enhance golf course operations through proper maintenance and capital improvement programs.

     - Monitoring on an ongoing basis the operating performance of the golf courses in its portfolio, compliance by the Lessees with their lease obligations and other factors that could affect the financial performance of the Company's golf courses.

     - Maintaining an Advisory Committee of the Lessees.

     - Limiting the incurrence of indebtedness of the Company to no more than 50% of the Company's total market capitalization. Upon completion of the Offering, the Company will have no indebtedness outstanding.

                               THE GOLF INDUSTRY

     Unless otherwise noted, references herein to national industry statistics and averages are based on reports of the NGF, an industry trade association not affiliated with the Company.

     Golf is one of the most popular sports in the United States. Fueled by a rise in popularity and favorable demographic trends, the number of golfers, the number of rounds played and the participation rate among the population has increased dramatically over the past quarter century. In 1997 there were approximately 26.5 million golfers, which represented 12.1% of the total U.S. population age 12 or older, while in 1970 there were only 11.2 million golfers, which represented 7.2% of the population age 12 or older. This change represents a net increase of 136.6% and a compounded annual growth rate of 3.2%.

     After several years of relatively flat growth, golf participation reached record levels in 1997 with 547 million rounds of golf played, surpassing the previous record of 505 million rounds set in 1992. The 1997 record represents a 14.6% increase over total rounds played in 1996 and a 36.2% increase over total rounds played in 1986. Furthermore, golf course utilization as represented by average rounds played per golf course (calculated by dividing total rounds played by the total number of golf courses as reported by the NGF and the National Golf Course Owners Association) increased 13.6% between 1986 and 1997 from 30,098 to 34,200. The Company believes that the recent surge in golf participation is evidence that the current trends and conditions in the United States will fuel continued growth in the golf industry. These trends and conditions are summarized below.

     Positive Demographic Trends: The Company believes that the number of golfers as well as the number of rounds played will increase significantly between 1997 and 2005 as the average age of the population continues to increase. According to the United States Bureau of the Census, the population age 50 or older will increase by 20.0% between 1997 and 2005, from 71.1 million to 85.3 million. The average number of rounds played per golfer on an annual basis increases significantly as the golfer ages. Golfers in their 50s play nearly twice as many rounds as golfers in their 30s, and golfers age 65 or older generally play three times as many rounds annually as golfers in their 30s. The effect of this demographic shift is shown in the graph below, which depicts the estimated age dispersion in the United States in 1997 and the projected age dispersion in 2005 according to the United States Bureau of the Census, as well as 1997 golf participation rates from the NGF for individual age groups based on the average number of golf rounds played. Assuming golf participation rates for the individual age groups remain constant, the Company believes that the aging population (as evidenced by the shaded area below) will significantly increase the overall demand for golf.

                                  DEMOGRAPHICS

    COLUMNS REPRESENT AVERAGE ANNUAL ROUNDS PER GOLFER AGE GROUP AS OF 1997 LINES REPRESENT ESTIMATED 1997 AND PROJECTED 2005 POPULATION OF EACH GOLFER AGE
                                     GROUP

                                     CHART

     Increased Popularity/"Tiger Effect": The success of professional golfer Tiger Woods has had a considerable effect on the golf industry. Woods' numerous victories, including the 1997 Masters, and the media attention that he has attracted, have done much to increase the popularity of golf. One leading indicator of the sport's popularity, television ratings, is currently at an all-time high. More than 30% of the U.S. households, representing a 56% increase over 1996, watched at least one of golf's four major tournaments in 1997. The frequent television coverage of Woods, and his high-visibility endorsements serve as a consistent reminder of golf. The Company believes that this increased media attention has helped fuel the public's interest in golf and contributed to the recent growth in rounds played by those who are new to the sport. A record high of nearly 3 million people played golf for the first time in 1997, a 51.2% increase over the nearly 2 million beginners in 1996. The increased popularity of golf is also reflected by the recent growth in golf merchandise and event sales.

     Broader Participation: As part of the recent increased level of attention golf has received, the participation levels of junior, minority and female golfers have increased. A recent survey conducted by Golf Business magazine indicates that rounds played by junior golfers increased from 6.1% of total play in 1996 to 7.7% in 1997. Additionally, African-American golfers as a percentage of total golfer population increased from 4.4% in 1996 to 4.9% in 1997 and Asian/Pacific Islander golfers as a percentage of total golfer population increased from 4.5% to 5.6% in 1997. Women also prominently figured into the increased demand for golf in 1997, as approximately 10% more women played golf than in 1996.

     Increased Leisure Spending: Although the average level of leisure time has not increased over the past decade, the level of recreational spending has gone up significantly, increasing by approximately 35% between 1990 and 1995 (after adjusting for inflation).

                                THE GOLF COURSES

     The 16 Golf Courses are located in 14 separate locations in 10 states, with four Golf Courses in Illinois, three in New York, two in Tennessee and one in each of Connecticut, Georgia, Oregon, Maryland, New Jersey, South Carolina and Virginia. All of the Golf Courses are located in Standard Metropolitan Statistical Areas with populations in excess of 250,000 people. The Golf Courses are located in markets that are generally characterized by increasing populations, above-average household income, high barriers to entry and high population-to-hole ratios. The Golf Courses include various facilities and amenities, such as clubhouses, restaurants, pro shops, driving ranges, lodging facilities, banquet space, meeting rooms, locker rooms, pools, spas and tennis courts. Services provided at the Golf Courses include golf cart rentals, golf and tennis lessons, banquets and tournaments.

     Of the 16 Golf Courses, eight are located at seven private country clubs, five are daily-fee courses and three are located at two resort properties. "Private country clubs" are generally closed to the public and derive revenues principally from membership dues, initiation fees, transfer fees, golf cart rentals, guest fees, food and beverage operations and merchandise sales. "Daily fee courses" are open to the public and generate revenues principally through green fees, golf cart rentals, food and beverage operations, merchandise sales and driving range fees. "Resort courses" are daily fee golf courses that attract a significant percentage of players from outside the immediate area in which the golf course is located and generate a significant amount of revenue from business conferences or golf vacation packages. Total Revenue for the Company's private country clubs, daily fee courses, and resort course properties, was $20,174,935, $8,508,117 and $28,389,312, respectively, for 1997. The
Participating Leases relating to the Company's private country clubs, daily fee Golf Courses and resort Golf Course properties provide for aggregate initial Base Rent of $6,156,000, $2,764,000 and $6,167,000, respectively. Ten of the Golf Courses are (or shortly after the completion of the Offering will be) operated under brand affiliations or employ "themed" concepts.

     The Company will acquire a 100% fee or ground leasehold interest in each of the Golf Courses and related properties. Certain information respecting each of the Golf Courses is set forth on the following page.

                                                                                               MONTH/YEAR
                                                                                                 MGMT.
                                                     NO.        YEAR                            ASSUMED     INITIAL
                                     LOCATION        OF       OPENED/         INITIAL          BY INITIAL     BASE
              NAME                (CITY, STATE)     HOLES   RENOVATED(1)     LESSEE(2)         LESSEE(2)      RENT
              ----                -------------     -----   ------------     ---------         ----------   -------
  PRIVATE COUNTRY CLUBS
  Fox Valley Club..............  Lancaster, NY       18     1991/1995       Palmer Mgmt.       Nov. 1997   $1,130,000
  Oronoque Country Club........  Stratford, CT       18     1970/1997       Palmer Mgmt.       Nov. 1996    1,060,000
  Memphis National Golf Club(5)
   (Two Golf Courses)..........  Collierville, TN    36     1971/1997       Palmer Mgmt.       Jun. 1997    1,057,000
  Crofton Country Club(5)......  Crofton, MD         18     1964/1996       Palmer Mgmt.       Oct. 1996      919,000
  Brierwood Country Club.......  Hamburg, NY         18     1957/1996       Palmer Mgmt.       Jul. 1995      854,000
  University Club of
   South Carolina..............  Blythewood, SC      27        1995        Univ. Clubs(6)      Sep. 1995      600,000
  Tan Tara Golf Club...........  N. Tonawanda, NY    18     1972/1994       Palmer Mgmt.       Nov. 1997      536,000
                                                                                                           ----------
    Total................................................................................................  $6,156,000
                                                                                                           ==========
  DAILY FEE COURSES
  Towne Lake Hills Golf Club...  Woodstock, GA       18        1994             HMS            Jun. 1994   $  900,000
  Black Hawk Golf Club.........  St. Charles, IL     18     1974/1996       Palmer Mgmt.          (7)         570,000
  Emerald Valley Golf Club.....  Creswell, OR        18     1963/1994       Palmer Mgmt.       Nov. 1997      496,000
  Penderbrook Golf Club(5).....  Fairfax, VA         18     1981/1998       Palmer Mgmt.       Nov. 1997      453,000
  Minebrook Golf Club..........  Hackettstown, NJ    18     1919/1996       Palmer Mgmt.       Nov. 1997      345,000
                                                                                                           ----------
    Total................................................................................................  $2,764,000
                                                                                                           ==========
  RESORT PROPERTIES
  Indian Lakes Resort
   (Two Golf Courses)..........  Bloomingdale, IL    36     1980/1996        Montclair         Aug. 1995   $3,979,000
  Nordic Hills Resort..........  Itasca, IL          18     1972/1996        Montclair         Aug. 1995    2,188,000
                                                                                                           ----------
    Total................................................................................................  $6,167,000
                                                                                                           ==========


                                   GROSS GOLF AND ROOMS REVENUE(3)                  TOTAL REVENUE(4)
                                 ------------------------------------    ---------------------------------------
              NAME                  1995         1996         1997          1995          1996          1997
              ----                  ----         ----         ----          ----          ----          ----
  PRIVATE COUNTRY CLUBS
  Fox Valley Club..............  $1,426,748   $1,762,831   $1,751,744    $ 1,848,804   $ 2,935,684   $ 2,998,731
  Oronoque Country Club........   1,099,302    1,001,372    2,448,103      1,297,945     1,919,737     3,010,282
  Memphis National Golf Club(5)
   (Two Golf Courses)..........   1,692,137    1,666,266    1,918,615      1,915,377     1,883,583     2,171,078
  Crofton Country Club(5)......   1,764,965    1,558,350    2,240,286      2,794,556     2,825,708     3,174,038
  Brierwood Country Club.......   1,931,429    1,639,219    1,949,795      3,995,626     3,827,599     4,240,491
  University Club of
   South Carolina..............     804,186    1,881,596    1,937,910      1,064,600     2,033,973     2,415,322
  Tan Tara Golf Club...........   1,016,443    1,157,191    1,306,000      1,704,847     1,875,035     2,164,993
    Total......................
  DAILY FEE COURSES
  Towne Lake Hills Golf Club...  $1,531,861   $1,684,273   $1,989,992    $ 2,020,052   $ 2,449,353   $ 2,946,844
  Black Hawk Golf Club.........         (8)      911,102    1,146,115            (8)     1,169,253     1,459,016
  Emerald Valley Golf Club.....     961,975      859,941      969,731      1,396,896     1,268,981     1,430,626
  Penderbrook Golf Club(5).....   1,283,241    1,218,479      966,148(9)   1,689,224     1,561,049     1,183,073(9)
  Minebrook Golf Club..........         (8)      780,101    1,045,392            (8)     1,090,181     1,488,558
    Total......................
  RESORT PROPERTIES
  Indian Lakes Resort
   (Two Golf Courses)..........  $7,857,782   $7,958,563   $8,530,791    $17,061,446   $16,451,604   $17,247,665
  Nordic Hills Resort..........   4,178,781    4,249,513    5,342,515      8,652,001     8,778,546    11,141,647
    Total......................

 ----------------------------

  (1) See "The Golf Courses -- Descriptions of the Golf Courses" for a description of certain course renovations.

  (2) All Initial Lessees will be newly-formed special purpose entities affiliated with the indicated golf course operators.

  (3) Represents Gross Golf Revenue plus, in the case of Indian Lakes Resort and Nordic Hills Resort, Rooms Revenue. Gross Golf Revenue generally is defined as all revenues from a golf course, including green fees, golf cart rentals, range fees, membership dues, member initiation fees and transfer fees (included on a cash basis); excluding, however, food and beverage and merchandise revenue. Rooms Revenue generally is defined as all revenues from the renting of hotel rooms at the Golf Course resort properties. See "Glossary."

  (4) Total Revenue means all revenue from a property, including green fees, golf cart rentals, range fees, membership dues, member initiation fees and transfer fees (included on a cash basis), hotel room revenues, food and beverage and merchandise revenue.

  (5) The Company is the 100% fee owner of each Golf Course except Penderbrook Golf Club, Crofton Country Club and Memphis National Golf Club, which are subject to long-term ground leases that expire in 2022, 2026 and 2042, respectively. See "The Golf Courses -- Descriptions of the Golf Courses."

  (6) The Initial Lessee of University Club of South Carolina will be a joint venture of University Clubs and Palmer Management.

  (7) An affiliate of Palmer Management will assume management of Black Hawk Golf Club upon completion of the Offering.

  (8) Data unavailable from previous owner.

  (9) A portion of Penderbrook Golf Club was closed during 1997 for renovations. See "The Golf Courses -- Descriptions of the Golf Courses."

                            THE PARTICIPATING LEASES

     Each of the Golf Courses is leased for a term of 15 years under the Participating Leases, which provide for the payment of fixed based rent ("Base Rent") and participating rent based on operating performance of the Golf Courses ("Participating Rent" and, together with Base Rent, the "Lease Payment"). Generally, the Participating Leases provide that the Company will receive the greater of (i) Base Rent, which will increase annually by the Base Rent Escalator (i.e., the lesser of (a) 3%; or (b) 200% of the change in Consumer Price Index from the prior year); or (ii) an amount equal to Participating Rent plus the initial Base Rent payable under each Participating Lease. Participating Rent generally is equal to 30% of any increase in Gross Golf Revenue over a predetermined Gross Golf Revenue amount for a defined base year, plus 5% of any increase in "other revenue" over a predetermined "other revenue" amount for a defined base year. With respect to Indian Lakes Resort and Nordic Hills Resort, Participating Rent also includes 22% of any increase in Rooms Revenue over a predetermined Rooms Revenue amount for a defined base year. "Gross Golf Revenue" is generally defined as all revenues from a Golf Course, including green fees, golf cart rentals, range fees, membership dues, member initiation fees and transfer fees, excluding, however, food and beverage and merchandise revenue. "Rooms Revenue" is generally defined as all revenue from renting hotel rooms at the Golf Course resort properties. The terms of the Participating Leases have been developed with consideration to the fixed and variable nature of operating expenses and changes in operating margins typically associated with increases in revenue. See "The Participating Leases -- Base Rent; Participating Rent."

     The Participating Leases are structured as triple net leases, under which each Initial Lessee is required to pay all real estate and personal property taxes, insurance, utilities and services, golf course maintenance and other operating expenses. In addition, the Participating Leases provide that each Initial Lessee is required to pay for all capital expenditures. Until certain coverage ratios are met, the Initial Lessees' financial obligations under each of the Participating Leases will be secured by a letter of credit, OP Units or other acceptable collateral having a value equal to 12 to 15 months of initial Base Rent. See "The Participating Leases -- Triple Net Leases" and "-- Security Deposit."

     Each Participating Lease with an Initial Lessee controlled by Palmer Management will be cross-collateralized and cross-defaulted with all other such Participating Leases. Indian Lakes Resort and Nordic Hills Resort will be leased pursuant to a single Participating Lease. Except under certain circumstances, an Initial Lessee generally may not, without the prior written consent of the Company, assign or otherwise transfer its rights and obligations under a Participating Lease. An assignment of a Participating Lease will be deemed to include any change of control of such Initial Lessee. See "The Participating Leases -- Assignment and Subletting."

     Under the Participating Leases, the Initial Lessees are obligated to prepare annual operating budgets, capital budgets and marketing plans for each leased and operated Golf Course. The Initial Lessees will regularly measure actual results from operations against prior years' results and planned budgets to create an aggressive, goal-oriented approach to the operation of each Golf Course operated by them.

                           THE FORMATION TRANSACTIONS

     Upon the completion of the Offering, all of the Company's assets, including the 16 Golf Courses, will be owned in fee or ground leased by, and its operations conducted through, the Operating Partnership, 82.8% of the interests in which will be held by the Company. The Company will be the sole general partner of the Operating Partnership and will contribute substantially all of the net proceeds of the Offering to the Operating Partnership in exchange for the number of OP Units set forth below.

     The Operating Partnership currently owns a 100% fee interest in six Golf Courses (Emerald Valley, Fox Valley, Tan Tara, Minebrook, Brierwood and Oronoque), and Palmer Management and certain of its affiliates currently own all of the general partnership and limited partnership interests in the Operating Partnership. Prior to or simultaneously with the completion of the Offering, the Company, the Operating Partnership, the prior owners of the Golf Courses (the "Prior Owners") and the Initial Lessees will engage in a series of transactions (collectively, the "Formation Transactions") described below.

     - The Company will sell 6,840,000 Common Shares in the Offering and will contribute substantially all of the net proceeds thereof, estimated to be $125,324,000, to the Operating Partnership in exchange for 6,840,000 OP Units.

     - The Company will acquire long term ground leasehold interests in four Golf Courses from Palmer Management (Penderbrook, Crofton and Memphis National (two Golf Courses)) in consideration for the repayment of approximately $11,778,000 in existing indebtedness encumbering the foregoing assets and the Golf Courses owned by the Operating Partnership prior to completion of the Offering. Palmer Management also will receive 693,100 OP Units (representing a 8.3% interest in the Operating Partnership) in additional consideration for the contribution of the foregoing leasehold interests.

     - The Company will repay approximately $32,000,000 of existing indebtedness relating to the six Golf Courses owned by the Operating Partnership prior to the completion of the Offering.

     - The Prior Owners will contribute or sell a total of six Golf Courses and related assets to the Company in exchange for an aggregate of 336,000 OP Units, approximately $71,971,000 in cash and the repayment of approximately $4,509,000 in existing indebtedness at the Golf Courses as follows:

      - The Company will acquire two Golf Course resort properties (Indian Lakes and Nordic Hills), which have a total of three Golf Courses, from an affiliate of Montclair and Olympus in consideration for 246,700 OP Units (representing a 3.0% interest in the Operating Partnership) and $57,566,000 in cash and the assumption and repayment of existing indebtedness.

      - The Company will acquire one Golf Course (Towne Lake Hills) from an affiliate of HMS for an aggregate of 89,300 OP Units (representing a 1.1% interest in the Operating Partnership), the assumption and repayment of approximately $4,509,000 in existing indebtedness, and $2,705,000 in cash.

      - The Company will acquire one Golf Course (University Club of South Carolina) from a seller not affiliated with the Company for $6,000,000 in cash.

      - The Company will acquire one Golf Course (Black Hawk) from a seller not affiliated with the Company or an Initial Lessee for $5,700,000 in cash.

     - Palmer Management's general and limited partnership interests in the Operating Partnership will be converted into $5,000,000 in cash, 406,900 OP Units (representing a 4.9% interest in the Operating Partnership) and an option to acquire 75,000 OP Units at the Offering Price. Such options will become exercisable in three equal annual installments.

     - Upon completion of the Offering, after having repaid all outstanding indebtedness described above (approximately $48,287,000), including all outstanding indebtedness under the Credit Facility, the Company will have no outstanding indebtedness and will have access to $75 million available under the Credit Facility. See "The Company."

     - The Company, as lessor, will lease each Golf Course to an Initial Lessee pursuant to a Participating Lease for an initial term of 15 years, with each Initial Lessee having the right to extend the term of its Participating Lease for between two and five renewal terms of five years each. See "The Participating Leases."

     - The Company will enter into employment agreements with its executive officers, Peter J. Nanula, President and Chief Executive Officer, Donald
       E. Rhodes, Executive Vice President and Chief Operating Officer, and George T. Haworth, Executive Vice President and Chief Financial Officer. See "Management -- Employment Agreements."

OWNERSHIP STRUCTURE

     Following completion of the Formation Transactions, the structure and relationships of the Company, the Operating Partnership, the Prior Owners and the Initial Lessees will be as follows:

                                   FLOWCHART

BENEFITS TO RELATED PARTIES

     As a result of the Formation Transactions, executive officers and trustees of the Company, and certain of their affiliates will receive the following benefits:

     - Palmer Management will receive 1,100,000 OP Units (representing a 13.2% interest in the Operating Partnership), as consideration for its interests in the Golf Courses contributed to the Company in connection with the Formation Transactions and its general partnership and limited partnership interests in the Operating Partnership prior to the completion of the Offering. In addition, Palmer Management will receive $5,000,000 in cash and an option to acquire 75,000 OP Units at the Offering Price. The OP Units to be received by Palmer Management (which are redeemable for cash or, at the Company's option, Common Shares on a one-for-one basis beginning one year after the completion of the Offering) will be worth approximately $22.0 million and will be more liquid than its interests in the

Golf Courses once a public trading market for the Common Shares commences. As of December 31, 1997, the aggregate net book value of the ten Golf Courses currently owned by Palmer Management (including Palmer Management's pre-Offering interest in the Operating Partnership) was approximately $37.9 million.

     - The value of Olympus' indirect interest in the consideration paid to Palmer Management and the Prior Owner of Indian Lakes Resort and Nordic Hills Resort, an affiliate of Montclair, in the Formation Transactions, representing $25.0 million in OP Units, $50.2 million in cash consideration and the $36.0 million benefit derived from the Company's assumption of indebtedness, represents a substantial increase over the aggregate $62.8 million net book value of Olympus' indirect interest in the 10 Golf Courses to be contributed to the Company by Palmer Management and the two Golf Course resort properties (three golf courses) to be acquired by the Company.

     - The value of Peter J. Nanula's indirect interest in the consideration paid to Palmer Management in the Formation Transactions, representing $2.4 million in OP Units, $550,000 in cash consideration and the $4.6 million benefit derived from the Company's assumption of indebtedness, represents a substantial increase over the $4.0 million net book value of Mr. Nanula's indirect interest in the 10 Golf Courses to be contributed to the Company by Palmer Management.

     - The value of George T. Haworth's indirect interest in the consideration paid to Palmer Management in the Formation Transactions, representing $328,000 in OP Units, $75,000 in cash consideration and the $654,000 benefit derived from the Company's assumption of indebtedness, represents a substantial increase over the $566,000 net book value of Mr. Haworth's indirect interest in the 10 Golf Courses to be contributed to the Company by Palmer Management.

     - Messrs. Nanula and Haworth will receive an aggregate of 75,000 Common Shares as part of Palmer Management's consideration for its contributions, and in connection therewith, Mr. Nanula has agreed that a portion of his continuing residual interest in Palmer Management will be received only if Palmer Management has earned the release of its security deposits under its affiliate's Participating Leases and the Company achieves specified performance objectives.

     - Messrs. Nanula, Rhodes and Haworth will be granted options to acquire 125,000, 65,000 and 65,000 Common Shares, respectively, at the Offering Price. The options vest in three equal annual installments. In addition, Messrs. Nanula and Haworth will be issued up to an aggregate of 50,000 and 25,000 restricted Common Shares, respectively, at the rate of 16,666 and 8,333 shares per year beginning in 2000 upon the achievement of certain performance standards, which shares will then vest equally over three years after such issuance.

     - Each trustee who is not an employee of the Company, including Mr. Deniger, will receive options to acquire 5,000 Common Shares at the Offering Price.

     - The Company will reimburse Palmer Management approximately $300,000 for direct out-of-pocket expenses incurred in connection with the Formation Transactions.

     - The Initial Lessees, including those affiliated with Palmer Management and Olympus, will be entitled to all cash flow from the Golf Courses to be leased to them after payment of the Lease Payments under the applicable Participating Leases and other operating expenses.

     - Commencing on the first anniversary of the Offering, affiliates of Palmer Management, Olympus and certain of their affiliates, including Messrs. Deniger, Nanula and Haworth, will have registration rights with respect to the Common Shares that may be issued in exchange for OP Units received in the Formation Transactions and Common Shares issued in connection with the Formation Transactions.

     - The Company will enter into employment agreements with Messrs. Nanula, Rhodes and Haworth providing for annual base salaries of $250,000, $175,000 and $175,000 respectively, and the possibility of performance bonuses.

                                 DISTRIBUTIONS

     The Company intends to pay regular quarterly distributions to its shareholders of $0.325 per Common Share (which, if annualized, would equal $1.30 per Common Share, or an annual current distribution equal to 6.5% based upon an assumed Offering Price of $20.00 per share). The initial distribution rate represents an annualized distribution of approximately 83.0% of Cash Available for Distribution. The first distribution, for the period commencing on the date of consummation of the Offering and ending September 30, 1998, is expected to equal a pro rata share of the anticipated quarterly distribution of $0.325 per Common Share. The Company established its initial distribution based upon the information and assumptions described in "Distributions." The Company does not intend to change its estimated distribution rate if the Underwriters' over-allotment option is exercised. The Company believes that its estimate of Cash Available for Distribution constitutes a reasonable basis for setting the initial distribution, and the Company expects to maintain its initial distribution rate per share unless actual results of operations, economic conditions or other factors differ from the assumptions used in calculating the estimated distribution. However, there is no assurance that such rate will be maintained. The board of trustees of the Company (the "Board of Trustees"), in its sole discretion, will determine the actual distribution rate based on the Company's actual results of operations, economic conditions, tax considerations (including those related to REITs) and other factors. See "Distribution Policy."

                                   TAX STATUS

     The Company will elect to be taxed as a REIT under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ending December 31, 1998. If the Company qualifies for taxation as a REIT, with certain exceptions, the Company will not be subject to federal income tax at the corporate level on its taxable income that is distributed to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it distribute at least 95% of its annual taxable income. Failure to qualify as a REIT will render the Company subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and distributions to the shareholders in any such year will not be deductible by the Company. Although the Company does not intend to request a ruling from the Internal Revenue Service (the "Service") as to its REIT status, the Company will receive at the completion of the Offering the opinion of its legal counsel, Rudnick & Wolfe, that commencing with such taxable year, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. Such opinion will be based on certain assumptions and representations and will not be binding on the Service or any court. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property. In connection with the Company's election to be taxed as a REIT, the Company's declaration of trust (the "Declaration of Trust") will impose restrictions on the transfer of Common Shares. The Company will adopt the calendar year as its taxable year. See "Risk Factors -- Real Estate Investment Trust and Partnership Qualification," "-- Ownership of Common Shares" and "-- Limitations on Changes in Control and Ownership Limit," "Shares of Beneficial Interest," and "Federal Income Tax Considerations."

                                  THE OFFERING

     All of the Common Shares offered hereby are being offered by the Company.

Common Shares Offered by the
Company.......................   6,840,000 shares

Common Shares Outstanding
after the Offering(1).........   8,351,000 shares

Use of Proceeds...............   To pay the cash portion of the consideration
                                 for the acquisition of certain Golf Courses, to repay certain mortgage and other existing indebtedness in connection with the acquisition of certain Golf Courses and to establish working capital reserves.

Proposed New York Stock
Exchange Symbol...............   "GOF"
-------------------------
(1) Includes 1,436,000 shares issuable upon the redemption of OP Units for Common Shares, on a one-for-one basis, which redemption is subject to certain limitations, and 75,000 Common Shares issued in the Formation Transactions. Does not include an aggregate of 355,000 shares that are reserved for issuance pursuant to options granted under the Company's employee and trustee benefit plans and the 75,000 shares issuable upon redemption of OP Units issuable upon exercise of OP Unit options granted to Palmer Management in connection with the Formation Transactions. See "Partnership Agreement," "Formation of the Company" and "Management -- Executive Compensation."

                        SUMMARY SELECTED FINANCIAL DATA

     The following table sets forth summary selected historical and pro forma financial information of the Predecessor to the Operating Partnership (as herein defined) and pro forma financial information for the Company. The unaudited pro forma operating information is presented as if the Formation Transactions had occurred on January 1, 1997 and were carried forward through December 31, 1997 and therefore incorporates certain assumptions that are included in the Company's unaudited pro forma financial statements. The unaudited pro forma balance sheet information is presented as if the Formation Transactions had occurred on December 31, 1997. The unaudited pro forma information does not purport to represent what the Company's financial position or results of operations actually would have been had the Formation Transactions, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period. The historical and unaudited pro forma financial information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements of the Predecessor.

                                                                COMPANY PRO FORMA
                                                                    YEAR ENDED
                                                                DECEMBER 31, 1997
                                                                -----------------
                                                                  (IN THOUSANDS,
                                                                EXCEPT SHARE DATA)
                                                                   (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Rental income(1)............................................        $   15,087
General and administrative expenses(2)......................             3,500
Depreciation and amortization(3)............................             3,082
Interest expense(4).........................................                50
Income of the Operating Partnership.........................             8,455
Minority interest(5)........................................             1,454
Net earnings to Common Shareholders.........................             7,001
Net earnings per Common Share...............................              1.01
Weighted average Common Shares outstanding(6)...............         6,915,000
Cash Flow Data:
  Cash Flow from operating activities(7)....................            13,087
  Cash Flow from investing activities(8)....................                 0
  Cash Flow used for financing activities(9)................            10,856
Other Data:
  Fund from Operations of the Operating Partnership(10).....        $   11,387
  Cash Available for Distribution of the Operating
    Partnership(10).........................................        $   13,087
  Common Shares and OP Units Outstanding....................         8,351,000
BALANCE SHEET DATA:
Golf Courses, at cost.......................................        $  127,322
Total assets................................................           134,710
Debt outstanding under line of credit.......................                 0
Minority interest in the Operating Partnership..............            23,164
Total shareholders' equity..................................           111,546

                                                                           PREDECESSOR HISTORICAL(11)
                                                          ------------------------------------------------------------
                                      PREDECESSOR         FISCAL 1997             FISCAL 1996             FISCAL 1995
                                       PRO FORMA          ------------    ----------------------------    ------------
                                    FOR THE FISCAL            YEAR           26-DAY         337-DAY         187-DAY
                                      YEAR ENDED             ENDED        PERIOD ENDED    PERIOD ENDED    PERIOD ENDED
                                 DECEMBER 30, 1997(12)    DECEMBER 30,    DECEMBER 31,    DECEMBER 5,      JANUARY 2,
                                      (UNAUDITED)           1997(13)        1996(13)        1996(13)        1996(13)
                                 ---------------------    ------------    ------------    ------------    ------------
                                                                    (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Operating revenues...........           $20,030             $11,012           $576           $3,668          $2,054
Operating expenses excluding
  depreciation...............            16,509               9,903            539            3,473           1,848
Depreciation.................             1,596                 941             44              291             158
Interest expense.............             3,019               1,427             76              320             150
Net income (Loss)............            (1,094)             (1,259)           (83)            (416)           (102)

                                                                   PREDECESSOR HISTORICAL
                                                                ----------------------------
                                                                DECEMBER 30,    DECEMBER 31,
                                                                    1997            1996
                                                                ------------    ------------
                                                                       (IN THOUSANDS)
BALANCE SHEET DATA:
Golf Courses, net...........................................      $42,912         $12,483
Mortgages and notes payable.................................       33,481          11,842
Total equity................................................       10,335           5,794

-------------------------

 (1) Represents rental income from the Initial Lessees recorded in accordance with the terms of the Participating Leases as if all Golf Courses had been subject to the Participating Leases for the entire period.

 (2) Represents management's estimates of general and administrative expenses. Includes a non-recurring, non-cash expense of $1,500 related to 75,000 shares issued to Mr. Nanula and Mr. Haworth in connection with the Formation Transactions.

 (3) Represents depreciation of the Golf Course buildings and improvements as allocated from the purchase prices of the Golf Courses over a 30-year period and depreciation of furniture and fixtures over a 5-year period.

 (4) Represents amortization of deferred costs related to the Credit Facility over its 3-year term.

 (5) Represents approximately 17.2% of the Operating Partnership's net earnings.

 (6) Represents the number of Common Shares issued in connection with the Formation Transactions, including 75,000 Common Shares issued to Peter J. Nanula and George T. Haworth.

 (7) Represents the Company's income before minority interest adjusted for non-cash depreciation and amortization. Estimated pro forma cash flows from operating activities excludes cash provided by (used in) operating activities due to changes in working capital resulting from changes in current assets and current liabilities. The Company does not believe these excluded items are material to cash flows from operating activities.

 (8) The Initial Lessees are required to pay for all capital expenditures.

 (9) Represents estimated initial distribution to be paid based on the anticipated initial annual dividend rate of $1.30 per Common Share and OP Unit and an aggregate of 8,351,000 Common Shares and OP Units outstanding and no initial debt.

(10) Estimated pro forma Funds from Operations and Cash Available for Distribution are calculated as follows:

                                                                   YEAR ENDED
                                                                DECEMBER 31, 1997
                                                                -----------------
                                                                 (IN THOUSANDS)
Pro forma income before minority interest...................         $ 8,455
Pro forma real estate related depreciation..................           2,932
                                                                     -------
Pro forma Funds from Operations.............................          11,387
Adjustments:
  Non-recurring non-cash stock compensation expense.........           1,500
  Deferred mortgage cost amortization and non-real estate
    related depreciation....................................             200
  Estimated capital expenditures............................              --
                                                                     -------
      Pro forma Cash Available for Distribution.............         $13,087
                                                                     =======

     In accordance with the resolution adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), Funds from Operations represents net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation of real property, and after adjustments for unconsolidated partnerships and joint ventures. Funds from Operations should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of operating performance or to cash flows from operating, investing or financial activities as a measure of liquidity. Funds from Operations does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT, because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures. Compliance with the NAREIT definition of Funds from Operations is voluntary. Accordingly, the Company's calculation of Funds from Operations in accordance with the NAREIT definition may be different than similarly titled measures used by other REITs. See "Distribution Policy."

     The Participating Leases are structured as triple net leases under which each Initial Lessee is required to pay all real estate and personal property taxes, insurance, utilities and services, golf course maintenance and other operating expenses. In addition, the Initial Lessees are required to pay for all capital expenditures.

(11) The Predecessor consists of the six Golf Courses owned by the Operating Partnership prior to the completion of the Formation Transactions and the ground leasehold interests in four Golf Courses that will be acquired by the Company from Palmer Management in connection with the Formation Transactions. See "Formation of the Company."

(12) The unaudited pro forma operating information is presented as if the acquisitions of Emerald Valley Golf Club, Fox Valley Club, Minebrook Golf Club and Tan Tara Country Club and the inception of the ground leasehold interest at Memphis National Golf Club and Penderbrook Golf Club had occurred on January 1, 1997 and were carried forward to December 30, 1997.

(13) The fiscal period ended December 30, 1997 and the 26-day period ended December 30, 1996 represent the periods under which the Predecessor was under the control of Palmer Management. The 337-day period ended December 5, 1996 and the 187-day period ended January 2, 1996 represent the periods under which the Predecessor was under the control of Pacific Golf, Inc. The 26-day period ended December 31, 1996 and the 337-day period ended December 5, 1996 which comprise fiscal 1996 could not be combined as a result of the change of control that occurred on December 6, 1996.

                                  RISK FACTORS

     An investment in the Common Shares involves various risks. Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before making a decision to purchase Common Shares in the Offering.

REAL ESTATE RISKS

     General. Acquisitions of the Golf Courses and any additional properties in which the Company may invest in the future are subject to risks typically associated with investments in real estate. Such risks include the possibility that the Golf Courses and any additional properties will generate rent and capital appreciation, if any, at rates lower than those anticipated or will yield returns lower than those available through other investments. Income from the Golf Courses may be affected by many factors, including changes in government regulation, general or local economic conditions, changes in interest rates and in the availability, cost and terms of financing, changes in real estate, zoning and tax laws, the available local supply of golf courses, a decrease in the number of golfers, adverse weather conditions or other factors.

     Dependence on Payments Under the Participating Leases. The Company's ability to make distributions to shareholders will depend solely upon the ability of the Lessees to make Lease Payments (which will be dependent primarily on the Lessees' ability to generate sufficient revenues in excess of operating expenses from the Golf Courses). In addition, most of the Initial Lessees are newly-formed special purpose entities. Fifteen Golf Courses, which collectively account for substantially all of the initial Base Rent payments to the Company, are leased to affiliates of Palmer Management or Montclair, 12 of which will be leased to affiliates of Palmer Management. These 12 Golf Courses will collectively account for approximately 53% of the total initial Base Rent payments to the Company. Although each Participating Lease with an Initial Lessee affiliated with Palmer Management or Montclair will be cross-collateralized and cross-defaulted with the other Participating Leases with such Initial Lessee, and the Company believes that the Initial Lessees, including those affiliated with Palmer Management and Montclair, should have sufficient assets and income to enable them to satisfy their obligations under their Participating Leases at this time, there can be no assurance that such assets and income will be sufficient at the present time or in the future. See "-- Conflicts of Interest -- Risks of Enforcement of Terms of Contribution Agreements, Leases and Other Agreements." A failure or delay by a Lessee in making Lease Payments may adversely affect the Company's ability to make anticipated distributions to shareholders. Such failure or delay may be caused by reductions in revenue from the Golf Courses or in the net operating income of a Lessee or otherwise. Although failure on the part of a Lessee materially to comply with the terms of its Participating Lease would give the Company the right to terminate such Participating Lease, recover any OP Units or other collateral pledged as a security deposit, repossess the applicable Golf Course and enforce the Lease Payment obligations under the Participating Lease, the Company would then be required to find another Lessee to lease such Golf Course or risk losing its ability to elect or maintain REIT status, as applicable. It may be difficult for the Company to find suitable replacement Lessees following a default, particularly in instances where the prior Lessee was not able to operate profitably. In such instances the Company would likely be required to reduce the Base Rent and consequently the Cash Available for Distribution on a per share basis would be reduced.

     Risks Related to the Company's Growth Strategies. As part of its growth strategy, the Company seeks to acquire additional properties. The Company will compete for golf course acquisition opportunities, including those opportunities brought to the Company's attention through the Initial Lessees' acquisition efforts and Palmer Management's joint venture relationships, with entities organized for purposes substantially similar to the Company's objectives as well as other purchasers of golf courses. The Company may be competing for such golf course acquisition opportunities with entities that have substantially greater financial resources than the Company and a broader geographic knowledge base. These entities also may generally be able to accept more risk than the Company prudently chooses to accept. Thus, competition may generally reduce the number of suitable golf course acquisition opportunities available to the Company. See "The Company -- Business Strategy" and "-- Acquisition Process." The success of the Company's growth strategy will, in part, depend upon its access to capital necessary to acquire additional properties through use of excess cash flow, borrowings or subsequent issuances of Common Shares, OP Units or other securities. There can be no assurance that the Company will have access to capital. The Company's success will depend upon the ability of each Lessee effectively to operate all of the properties it leases, as well as the ability of the Company to continue to select an appropriate Lessee for additional properties it acquires. There can be no assurance that a Lessee will effectively operate the properties it leases. In the event the Company fails to obtain access to capital or a Lessee fails effectively to operate the properties it leases, Cash Available for Distribution to shareholders could be adversely affected.

     Illiquidity of Real Estate. Because real estate investments are relatively illiquid, the Company's ability to vary its portfolio promptly in response to economic or other conditions will be limited. In addition, certain significant expenditures, such as debt service and real estate taxes generally are not reduced in circumstances resulting in a reduction in income from the investment. The foregoing and any other factor or event that would impede the ability of the Company to respond to adverse changes in the performance of its investments could have an adverse effect on the Company's financial condition and results of operations, with a consequent adverse effect on the Company's ability to make expected distributions to shareholders.

     Dependence on Two Golf Course Resort Properties for Significant Lease Payments; Geographic Concentration. Two of the Company's properties (Nordic Hills Resort and Indian Lakes Resort) collectively account for 41% of the total initial Base Rent payments to the Company and are located in the Chicago area within four miles of each other. Three of the Company's properties (Tan Tara, Fox Valley and Brierwood) collectively account for 17% of the total initial Base Rent payments to the Company and are located in the Buffalo, New York area. Due to the Company's dependence upon these properties for Lease Payments and the geographic concentration of such properties, events or conditions that affect the Chicago or the Buffalo area in particular, such as competition, adverse weather conditions, overbuilding and economic recession, could have a greater negative impact on the operations of the Company, and ultimately on Cash Available for Distribution to the Company's shareholders, than if the Company's investments were more diverse.

     Environmental Matters. Operations at the Golf Courses involve the use, storage and disposal of various hazardous materials such as herbicides, pesticides, fertilizers, motor and heating oil, gasoline and waste oil. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous materials released on or in its property. Environmental laws may also impose restrictions on the manner in which a property may be used or transferred or in which businesses may be operated, and these restrictions may require expenditures. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous materials. The presence of such materials, or the failure to remediate such materials properly, may adversely affect the owner's ability to sell such real estate or to borrow using such real estate as collateral. Under environmental laws, persons who arrange for the disposal of hazardous materials may also be liable for the costs of investigation, removal or remediation of such materials at the disposal or treatment facility, regardless of whether such facility is owned or operated by such person.

     Environmental laws also govern the presence, maintenance and removal of asbestos-containing building materials ("ACBM"). These laws require that ACBM be properly managed and maintained, that those who may come into contact with ACBM be adequately apprised or trained and that special precautions, including removal or other abatement, be undertaken in the event ACBM would be disturbed during renovation or demolition of a building. These laws may impose fines and penalties on owners and operators for failure to comply with these requirements and may allow third parties to seek recovery from owners and operators for personal injury and property damage associated with exposure to asbestos fibers.

     Environmental laws also impose requirements with respect to wetlands. Pursuant to those laws, certain activities in and around wetlands, including, but not limited to, development and/or improvement of real property, may require prior governmental approval. Failure to obtain such approval may delay or hinder development and result in fines and penalties. Most of the Golf Courses have been subjected to a Phase I environmental assessment by an independent environmental consultant. The Phase I environmental assessments typically include a visual inspection of the Golf Courses and the surrounding areas, an examination of current and historical uses of the Golf Courses and the surrounding areas, and a review of relevant state, federal and historical documents. Where deemed appropriate by the respective owners, on a property-by-property basis, additional testing was conducted where past or present site usages create a potential for site impact, including soil and groundwater contamination. No assurance can be given, however, that these reports reveal all potential environmental liabilities, that no prior or adjacent owner or operator created any material environmental condition not known to the Company or the independent consultant or that future uses or conditions (including, without limitation, changes in applicable environmental laws and regulations) will not result in imposition of environmental liability to the Company. Ground water monitoring is currently being performed at one of the Golf Course sites, in conjunction with a state environmental agency, to assess potential impact from a release of gasoline from an underground storage tank that has been removed. The monitoring recently indicated increases in contaminant levels, and additional investigations are currently being performed to determine the potential source of the increased levels and to ascertain an appropriate remediation alternative. Although the Company currently believes that the costs associated with this condition will not have a material adverse effect on the Company, its operations and its business prospects, there can be no assurance as to the actual cost associated with such condition. While the Participating Leases provide that the Initial Lessees will indemnify the Company for certain potential environmental liabilities at the Golf Courses, certain Initial Lessees are newly-formed entities and may lack sufficient capitalization in the event indemnification is necessary. Moreover, there can be no assurance that if recourse to such indemnities becomes necessary, they will not be contested. See "The Golf Courses -- Government Regulation."

     Uninsured Losses. The Participating Leases require that each Initial Lessee maintain insurance with respect to each of the Golf Courses it leases, including comprehensive liability, fire, flood and extended coverage insurance. Leases for subsequently acquired properties will contain similar provisions. There are, however, certain types of losses (such as from hurricanes, floods or earthquakes) which may be either uninsurable or not economically insurable. The Company's Board of Trustees and management will use their discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to maintaining appropriate insurance coverage on the Company's investments at a reasonable cost and on suitable terms. Should an uninsured loss occur, the Company could lose both its invested capital in and anticipated profits from the applicable property. In addition, inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace the property after such property has been damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to such property.

     Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. A determination that the Company is not in compliance with the ADA could result in the imposition of fines or an award of damages to private litigants. If the Company were required to make modifications to comply with the ADA, the Company's ability to make expected distributions to its shareholders could be adversely affected. See "The Golf Courses -- Government Regulation."

CONFLICTS OF INTEREST

     Enforcement of Terms of Contribution Agreements, Leases and Other Agreements. Because (i) David B. Deniger, proposed Chairman of the Board of the Company, serves as Chief Executive Officer of Olympus and Chairman of the Board of Palmer Management, (ii) Peter J. Nanula, President and Chief Executive Officer of the Company, serves (and will continue to serve until the closing of the Offering) as the President and Chief Executive Officer of Palmer Management, and he also serves as a director of Palmer Management, and (iii) George T. Haworth, Executive Vice President and Chief Financial Officer of the Company, serves (and will continue to serve until the closing of the Offering) as Chief Financial Officer, Secretary and Treasurer of Palmer Management, there may be a conflict of interest with respect to: (i) the enforcement of the agreements relating to the contribution of properties by Palmer Management and the Prior Owner affiliated with Montclair; (ii) the enforcement and termination of the Participating Leases respecting the Golf Courses leased to Palmer Management and Montclair; and (iii) the enforcement of other agreements among the Company, Palmer Management and joint ventures affiliated with Palmer Management. In addition, the agreement pursuant to which the Company will acquire the two resort properties (the "Montclair Acquisition Agreement") generally contains representations and warranties that may be more favorable to such properties'

Prior Owner, which is controlled by Olympus, than those contained in the acquisition agreements relating to the other Golf Courses. The indemnification relating to these representations and warranties will be limited to the value of the OP Units received by Montclair in connection with the Company's acquisition of such properties. Also, due to the Company's dependence on Lease Payments from Initial Lessees affiliated with Palmer Management as a significant source of the Company's revenues, the Company may be limited in its ability to fully enforce its rights under such Participating Leases or to terminate such leases.

     Obligations With Respect to Corporate Opportunities. In general, under the corporate opportunity doctrine of applicable law, including the Maryland General Corporation Law, as amended ("MGCL"), trustees, directors, and officers have a fiduciary obligation to offer corporate opportunities to all of the entities of which they are trustees, directors or officers if such corporate opportunities are in the entity's line of business, within such entity's reasonable expectations or otherwise required to be offered to such entity as a matter of fairness. Mr. Deniger is the Chief Executive Officer and a director of Olympus and Mr. Nanula is a director of Palmer Management, and in such positions each individual will be obligated to offer certain corporate opportunities to their respective companies as well as the Company. The Company plans to establish a committee of at least two trustees unaffiliated with the Initial Lessees and Prior Owners and who are not officers or employees of the Company (the "Independent Trustees") to examine opportunities that may constitute a corporate opportunity for the Company. See "Policies with Respect to Certain Activities -- Conflict of Interest Policies."

     Valuation of the Properties; Lack of Appraisals. No third-party valuations of the Golf Courses were obtained in connection with the Formation Transactions. The valuation of the Company is based upon the capitalization of the Company's estimated Cash Available for Distribution and the factors set forth in this Prospectus in "Formation of the Company -- Valuation of Interests." There can be no assurance that the price paid by the Company for the Golf Courses did not exceed the fair market value of one or more of the Golf Courses. The valuation of the Golf Courses, including the 10 Golf Courses to be contributed by Palmer Management and the two Golf Course resort properties to be contributed by the Prior Owner affiliated with Montclair, was determined by management of the Company, including Peter J. Nanula, President and Chief Executive Officer of the Company, and currently the President and Chief Executive Officer and a director of Palmer Management, and George T. Haworth, Executive Vice President and Chief Financial Officer of the Company, and currently Chief Financial Officer, Secretary and Treasurer of Palmer Management. In addition, David B. Deniger, proposed Chairman of the Board of Trustees of the Company, serves as Chief Executive Officer of Olympus and Chairman of the Board of Palmer Management, and Olympus is the principal beneficial owner of equity interests in Palmer Management and the Prior Owner affiliated with Montclair. Had such agreements between the Company and Palmer Management and the Prior Owner affiliated with Montclair been negotiated on an arm's length basis, the price paid for such Golf Courses, as well as the terms of such agreements, may have been more favorable to the Company.

     Sale of Properties. Certain trustees of the Company or their affiliates have unrealized gain in their interests in certain of the Golf Courses transferred to the Company in connection with the Offering. The sale of such Golf Courses by the Company may cause adverse tax consequences to such trustees or their affiliates. Therefore, the interests of the Company, such trustees and their affiliates could be different in connection with the disposition of such Golf Courses.

     Conflicts Relating to the Operating Partnership. After the Offering, the Company, as the sole general partner of the Operating Partnership, will have fiduciary obligations to the other Limited Partners in the Operating Partnership, the discharge of which may conflict with the interests of the Company's shareholders. The Limited Partners will be entitled to vote on certain matters, including the sale of all or substantially all the Company's assets or the merger or consolidation of the Operating Partnership, which will require the approval of the holders of a majority of the outstanding OP Units. The Company expects to own, directly or indirectly, a majority of the OP Units and thus to control the outcome of such a vote.

     Competition from Other Golf Courses Operated by the Lessees. Generally, affiliates of the Lessees may acquire, develop or manage properties that compete with the Company's properties. Accordingly, the Lessees' decisions relating to the operation of the Golf Courses that are in competition with other properties owned or managed by them may not reflect the interests of the Company. Palmer Management owns one golf course that does not meet the Company's investment criteria and is not being contributed to the Company.

     Competition for the Time of Management of the Initial Lessees. Management of the Initial Lessees will continue to devote a portion of their time to other business interests, including the operation of golf courses not being contributed to the Company, which may result in less revenue being generated from the Golf Courses.

     Other Possible Conflicts. Other transactions involving the Company and affiliates of the Lessees may also give rise to possible conflicts of interest, such as future acquisitions of properties and selection of operators for such properties.

LACK OF CONTROL OVER DAY-TO-DAY OPERATIONS AND MANAGEMENT OF THE GOLF COURSES

     In order to qualify as a REIT for federal income tax purposes, the Company may not operate the Golf Courses or participate in the decisions affecting the operations of the Golf Courses. Each Initial Lessee will control the operations of the Golf Courses it leases under the Participating Leases, which have initial terms of 15 years and may be extended at the option of each Initial Lessee for between two and five five-year renewal terms. Leases entered into by the Company in the future are expected to contain similar terms. The Company will not have the authority to require any Initial Lessee to operate the Golf Courses in a particular manner, or to govern any particular aspect of their operation (e.g., setting green fees or membership dues), except as set forth in the Participating Leases. Leases for subsequently acquired properties are expected to contain similar provisions. Thus, even if the Company believes a Lessee is operating the Golf Courses it leases inefficiently or in a manner that does not result in a maximization of Participating Rent to the Company under the Participating Leases and, therefore, does not increase Cash Available for Distribution to the shareholders, the Company may not require a Lessee to change its method of operation. The Company is limited to seeking redress only if a Lessee violates the terms of the Participating Lease, in which case the Company's primary remedy is to terminate one or more of the Participating Leases and seek to recover damages from such Lessee. If a Participating Lease is terminated, the Company will be required to find another lessee or risk losing its ability to elect or maintain REIT status, as applicable. See "The Participating Leases."

GOLF AND HOSPITALITY INDUSTRY RISKS

     Operating Risks. The Golf Courses will be subject to all operating risks common to the golf and hospitality industries. These risks include, among other things: (i) increases in operating costs due to inflation and other factors, which increases may not be offset by increased dues, fees and room rates; (ii) dependence on business meetings and tourism, particularly for the Golf Course resort properties, which may fluctuate and be seasonal; (iii) increases in energy costs and other expenses of travel, which may adversely affect travelers; and (iv) adverse effects of general and local economic conditions. Indian Lakes Resort and Nordic Hills Resort, which collectively account for 41% of the Company's total initial Base Rent, are subject to additional risks common to the hotel industry, including competition for guests from other hotels, business conference centers and resorts. The Company also is subject to the risk that in connection with the acquisition of certain properties it may not be possible to transfer certain operating licenses, such as food and beverage licenses, to the Lessee, or to obtain new licenses in a timely manner in the event such licenses cannot be transferred. The failure to have alcoholic beverage licenses or other operating licenses could adversely affect the ability of the affected Lessees to generate revenues and make lease payments to the Company. These factors could adversely affect a Lessee's ability to generate revenues and to make Lease Payments and, therefore, the Company's ability to make expected distributions to the Company's shareholders.

     Supply of Golf Courses. There have been a substantial number of new golf courses opened in recent years and a number of new courses currently are under development or planned for development. These new golf courses could increase the competition faced by one or more of the Golf Courses and reduce the rounds played and revenues associated with one or more of the Golf Courses. Any such decrease in revenues may adversely affect the net operating income of a Lessee and, therefore, its ability to make its Lease Payments.

     Investment in Single Industry. The Company's current strategy is to acquire only golf courses and related facilities. As a result, the Company will be subject to risks inherent in investments in a single industry. The effects on Cash Available for Distribution to shareholders resulting from a downturn in the golf industry will be more pronounced than if the Company had diversified its investments.

     Seasonality. The golf industry is seasonal. Seasonal variations in revenue at the Golf Courses may require the Lessees to supplement revenue at the applicable Golf Course to pay Base Rent. Failure of a Lessee to properly manage its cash flow may result in a Lessee having insufficient cash to make its Lease Payments during low seasons and, therefore, adversely affect Cash Available for Distribution to shareholders.

     Adverse Weather Conditions. Several climatological factors beyond the control of the Lessees may influence the revenues at the Golf Courses, including adverse weather, such as hurricanes, heat waves, frosts and floods. In the event of adverse weather or destruction of the turf grass at a Golf Course, the number of rounds played at such Golf Course could decrease, which could have a negative impact on any Participating Rent received from the affected Golf Course and the ability of the applicable Lessee to make its Lease Payment.

     Factors Affecting Golf Participation. The success of efforts to attract and retain members at private country clubs and the number of rounds played at public golf courses historically has been dependent upon discretionary spending by consumers, which may be adversely affected by regional and economic conditions. A decrease in the number of golfers or their rates of participation or in consumer spending on golf could have an adverse effect on the Gross Golf Revenue generated per Golf Course and, therefore, the Lease Payments to be paid under the Participating Leases.

     Course Conditions. General turf grass conditions must be satisfactory to attract play on the Golf Courses. Severe weather or other factors, including disease and insect infestation, could adversely affect the turf grass conditions at the Golf Courses. Turf grass conditions at the Golf Courses also depend to a large extent on the quality and quantity of water available. The availability and quantity of water available is affected by various factors, many of which are beyond the control of the Company. There can be no assurance that certain conditions, including drought, governmental regulation or environmental concerns, which could adversely affect the supply of water to a particular Golf Course, may not arise in the future.

     Risks of Operating Golf Courses Under Brand Affiliations. Nine of the Golf Courses are (or, will be shortly after the completion of the Offering) operated under the Arnold Palmer Managed Golf Course(SM), Arnold Palmer Managed Country Club(SM) or Arnold Palmer Managed Golf Club(SM) brand affiliations. See "The Golf Courses -- Descriptions of the Golf Courses" and " -- Brand Affiliations." The license relating to such Golf Courses (the "License Agreement") is held by Palmer Management and not by the Company. As the Company is not a party under the License Agreement, the Company will not have any rights thereunder. In addition, the continued use of such brand is contingent upon the continuation of the License Agreement, which is subject to certain operating standards and other terms and conditions. Arnold Palmer Enterprises, Inc. ("Palmer Enterprises"), the licensor under the License Agreement, has the right to inspect such courses periodically to confirm adherence to operating standards. Action on the part of Palmer Management could result in a breach of such standards or other terms and conditions of the License Agreement and could result in the loss or cancellation of the License Agreement. In addition, Palmer Management may elect to allow the License Agreement to lapse without the Company's approval. In any case, if the License Agreement is terminated, the Company and Palmer Management may seek to obtain a suitable replacement brand affiliation, or to operate the golf course independent of a brand affiliation. The loss of a brand affiliation could have a material adverse effect upon the operations or the underlying value of the Golf Course covered by the brand affiliation because of the loss of associated name recognition. In addition, the License Agreement permits Palmer Management to use certain marks and names, but only in a specified manner in connection with Palmer Management's management of certain golf facilities expressly approved by Palmer Enterprises, (e.g., "Crofton Country Club, an Arnold Palmer Managed Country Club"). Fox Valley, Oronoque, Memphis National (two courses), Crofton, Brierwood, Tan Tara, Emerald Valley, Penderbrook and Minebrook are the only Golf Courses so approved by Palmer Enterprises, and there can be no assurance that Palmer Enterprises will so approve additional golf courses owned by the Company and leased to Palmer Management in the future.

REAL ESTATE INVESTMENT TRUST AND PARTNERSHIP QUALIFICATION

     The Company intends to operate so as to qualify as a REIT under the Code. Although the Company believes that it will be so organized and will operate in such a manner and has received an opinion of its legal counsel, Rudnick & Wolfe (which opinion is based on certain assumptions and representations), that, commencing with the Company's taxable year ending December 31, 1998, the Company is organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code, no assurance can be given that the Company will qualify or remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code (the "Treasury Regulations") is greater in the case of a REIT that holds its assets in partnership form. The determination of various factual matters and circumstances not entirely within the Company's control may affect its ability to qualify as a REIT. In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. See "Federal Income Tax Considerations."

     If the Company were to fail to qualify as a REIT in any taxable year, the Company would not be allowed a deduction for distributions to shareholders in computing taxable income and would be subject to federal income tax on its taxable income at regular corporate rates. Unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, Cash Available for Distribution to the Company's shareholders would be reduced for each of the years involved. Although the Company currently intends to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Company to fail to qualify as a REIT or may cause the Board of Trustees to revoke the REIT election. See "Federal Income Tax Considerations." The Operating Partnership has been structured to be classified as a partnership for federal income tax purposes. If the Service were to challenge successfully the tax status of the Operating Partnership as a partnership for federal income tax purposes, the Operating Partnership would be treated as an association taxable as a corporation. In such event, the character of the Company's assets and items of gross income would change and preclude the Company from satisfying the asset tests and the income tests (imposed by the Code and applicable to REITs, as discussed below) and, in turn, would prevent the Company from qualifying as a REIT. See "Federal Income Tax Considerations -- Taxation of the Company." In addition, the imposition of a corporate tax on the Operating Partnership would reduce the amount of Cash Available for Distribution to the Company and its shareholders. See "Federal Income Tax Considerations -- Tax Aspects of the Operating Partnership."

OWNERSHIP OF COMMON SHARES

     Risks Related to the Company's Distribution Policy. The Company initially plans to distribute 83.0% of estimated Cash Available for Distribution. If actual Cash Available for Distribution falls short of estimates, the Company may be unable to maintain its proposed initial distribution rate. In addition, the Company's success in implementing its growth plan will depend significantly on the Company's ability to acquire additional golf courses at attractive prices. If the Company is unable to acquire additional golf courses at attractive prices, the Company's ability to grow and maintain or increase Cash Available for Distribution per share may be adversely affected.

     Market for Common Shares; Adverse Effect of Increase in Market Interest Rates. Prior to the completion of the Offering, there has been no market for the Common Shares, and there can be no assurance that an active trading market will develop or be sustained or that the Common Shares may be resold at or above the Offering Price. The Offering Price will be determined through negotiations between the Company and the Underwriters and may not be indicative of the market price for the Common Shares after the completion of the Offering. See "Formation of the Company -- Valuation of Interests." In addition, one of the factors that may influence the price of the Common Shares in public trading markets will be the annual yield from distributions by the Company on the Common Shares as compared to yields on other financial instruments.

Thus, an increase in market interest rates will result in higher yields on other financial instruments, which could adversely affect the market price of the Common Shares.

     Distributions to Shareholders. The Company's ability to make distributions to its shareholders will be based principally on rent payments under the Participating Leases and under leases entered into by the Company in the future. In the event of a default by a Lessee under its lease, there could be a decrease or cessation of Lease Payments from such Lessee. In addition, the amount available to the Company to make distributions to its shareholders may decrease on a per share basis if golf courses acquired in the future yield lower than expected revenues. Moreover, if the Company incurs additional indebtedness in the future, it will require additional funds to service such indebtedness and Cash Available for Distribution may decrease. Distributions by the Company will also be dependent on a number of other factors, including the amount of Funds from Operations available for distribution, the Company's financial condition, any decision to reinvest funds rather than to distribute such funds, capital expenditures, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax Considerations -- Taxation of the Company") and such other factors as the Company deems relevant. In order to qualify as a REIT, the Company generally will be required to distribute to its shareholders at least 95% of its net taxable income each year. In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income and undistributed income from prior years. The Company intends to make distributions to its shareholders to comply with the 95% distribution requirements of the Code and to avoid the nondeductible excise tax. The Company's income and cash flow will consist primarily of rent payments under the Participating Leases and under leases entered into by the Company in the future. Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income and the effect of required debt amortization payments could require the Company to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

     Adverse Effect of Shares Available for Future Sale on Market Price of Common Shares. Sales of a substantial number of Common Shares or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares. In addition to the Common Shares offered by the Company in the Offering, 75,000 Common Shares will be issued in the Formation Transactions, an aggregate of 1,436,000 OP Units will be outstanding upon completion of the Formation Transactions and an additional 75,000 OP Units will be reserved for issuance upon exercise of OP Unit options granted to Palmer Management in connection with the Formation Transactions. See "Formation of the Company." The OP Units may be redeemed by the holders of such OP Units at any time after the first anniversary of the completion of the Offering for cash, or at the Company's option, for Common Shares on a one-for-one basis. See "Shares Available for Future Sale." At the conclusion of such period, the Common Shares issuable upon redemption of the OP Units may be sold in the public market pursuant to a shelf registration statement that the Company is obligated to file with respect to the resale of such shares, or pursuant to any available exemptions from registration. See "Shares Available for Future Sale -- Registration Rights." In addition, 1,000,000 Common Shares will be issued or reserved for issuance pursuant to employee and trustee benefit plans, and these shares will be available for sale in the public market, from time to time pursuant to exemptions from registration requirements or upon registration. The Company's acquisition strategy will depend in part on access to additional capital through sales and issuances of equity securities, including OP Units. The market price of the Common Shares may be adversely affected by the availability for future sale and issuance of Common Shares that may be issued upon redemption of the OP Units as well as any additional OP Units issued in future acquisitions. See "The Company -- Business Strategy." No predictions can be made as to the effect, if any, that future sales of shares, or the perception that such sales could occur will have on the price of the Common Shares.

     Immediate Dilution. As set forth more fully under "Dilution," the pro forma net tangible book value per share of the assets of the Company after the Offering will be less than the Offering Price per share. Accordingly, purchasers of Common Shares in the Offering will experience immediate dilution of $3.87 per share (based upon the assumed Offering Price) in the net tangible book value of the Common Shares from the Offering Price. See "Dilution."

LACK OF OPERATING HISTORY

     The Company has been recently organized and has no operating history. There can be no assurance that the Company will be able to generate sufficient revenue from operations to make anticipated distributions. The Company also will be subject to the risks generally associated with the formation of any new business.

DEPENDENCE ON KEY PERSONNEL

     The loss of the services of Peter J. Nanula, the Company's President and Chief Executive Officer, Donald E. Rhodes, the Company's Executive Vice President and Chief Operating Officer, or George T. Haworth, the Company's Executive Vice President and Chief Financial Officer, could have a material adverse effect on the Company, its operations and its business prospects. The executive officers will receive substantial compensation from the Company. See "Management -- Executive Compensation" and "-- Employment Agreements." The Company's success also depends upon its ability to attract and maintain qualified personnel.

BENEFITS TO OFFICERS AND TRUSTEES

     The Company's officers and directors will receive material benefits from the Formation Transactions that will not be received by purchasers of Common Shares in the Offering. Such benefits include: (i) receipt by Palmer Management, in which equity interests are beneficially owned by Peter J. Nanula, George T. Haworth and Olympus, of 1,100,000 OP Units and options to purchase 75,000 OP Units as consideration for its interests in the Golf Courses contributed to the Company in connection with the Formation Transactions and Palmer Management's general partnership and limited partnership interests in the Operating Partnership prior to the completion of the Offering; (ii) receipt by Montclair, the principal beneficial owner of which is Olympus, whose Chief Executive Officer is David B. Deniger, of 246,700 OP Units and $57,566,000 in cash in connection with the Formation Transactions; (iii) Peter J. Nanula and George T. Haworth will be granted 75,000 restricted Common Shares that are subject to the achievement by the Company of certain performance goals; (iv) Peter J. Nanula and George T. Haworth will receive an aggregate of 75,000 Common Shares in the Formation Transactions; (v) Peter J. Nanula, Donald E. Rhodes and George T. Haworth will be granted options to acquire 125,000, 65,000 and 65,000 Common Shares, respectively, at the Offering Price; (vi) each trustee who is not an employee of the Company will receive options to acquire 5,000 Common Shares at the Offering Price, (vii) the reimbursement by the Company of Palmer Management for direct out-of-pocket expenses incurred in connection with the Formation Transactions; and (viii) the entitlement of the Initial Lessees, including those that are affiliated with Palmer Management and Olympus to all cash flow from such Golf Courses after payment of the Lease Payments under the applicable Participating Leases and other operating expenses.

DEBT FINANCING

     Risks of Leverage. Upon completion of the Offering, the Company expects to have $75 million available under the Credit Facility. The Company may borrow under the Credit Facility or from other lenders in the future, or may issue corporate debt securities in public or private offerings. Certain of such additional borrowings may be secured by the properties owned by the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Policies with Respect to Certain Activities -- Financing."

     Risk of Rising Interest Rates and Variable Rate Debt. There can be no assurance that the Company, upon the incurrence of debt, will be able to meet its debt service obligations and, to the extent that it cannot, the Company risks the loss of some or all of its assets, including any properties securing such debt, to foreclosure, which could result in a financial loss to the Company. Adverse economic conditions could result in higher interest rates on variable rate debt, including borrowings under the Credit Facility, which could decrease Cash Available for Distribution and increase the risk of loss upon a sale or from a foreclosure. Adverse economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if the Company is in need of capital to repay indebtedness in accordance with its terms or otherwise, it could be required to liquidate one or more investments in golf properties at times which may not permit realization of the maximum return on such investments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     No Limitations on Indebtedness. Upon completion of the Offering, the Company will adopt a policy of incurring debt, either directly or through the Operating Partnership, only if upon such incurrence the Company's debt to total market capitalization ratio would be approximately 50% or less. However, the organizational documents of the Company and the Operating Partnership will not contain any limitation on the amount of indebtedness that may be incurred. Accordingly, the Board of Trustees could alter or eliminate this policy and would do so, for example, if it were necessary for the Company to continue to qualify as a REIT. If this policy were changed, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's Funds from Operations and, consequently, the amount of Cash Available for Distribution to shareholders and could increase the risk of default on the Company's indebtedness. The Company will limit the incurrence of debt based on total market capitalization because it believes that the book value of its assets does not accurately reflect its ability to borrow and to meet debt service requirements. The market capitalization of the Company, however, is expected to be more variable than book value and will not necessarily reflect the fair market value of the underlying assets of the Company.

CHANGES IN INVESTMENT AND FINANCING POLICIES

     The Board of Trustees determines the Company's investment policies and policies with respect to certain other activities, including its growth, capitalization, distributions and operating policies. Although the Board of Trustees has no present intention to amend or revise these policies, the Board of Trustees may do so at any time without a vote of the Company's shareholders. See "Policies With Respect to Certain Activities -- Investment Policies."

ERISA RISKS

     Depending upon the particular circumstances of the plan, an investment in Common Shares may not be an appropriate investment for a plan qualified under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a qualified plan or an individual retirement account ("IRA"). In deciding whether to purchase Common Shares, a fiduciary of an ERISA plan, in consultation with its advisors, should carefully consider its fiduciary responsibilities under ERISA, the prohibited transaction rules of ERISA and the Code, and the effect of the "plan asset" regulations issued by the U.S. Department of Labor.

LIMITATIONS ON CHANGES IN CONTROL AND OWNERSHIP LIMIT

     Possible Adverse Consequences of Ownership Limit. In order for the Company to qualify and to maintain its qualification as a REIT, not more than 50% in value of its outstanding shares may be owned, directly or constructively, by five or fewer individuals (as defined in the Code). In addition, rent from related party tenants is not qualifying income for purposes of the gross income tests under the Code. See "Federal Income Tax Considerations -- Taxation of the Company." Two sets of constructive ownership rules (one to determine whether a REIT is closely held and one to determine whether rent is from a related party tenant) apply in determining whether these requirements are met. For the purpose of preserving the Company's REIT qualification, the Company's Declaration of Trust prohibits direct or constructive ownership of more than 9.8% of the lesser of the total number or value of the outstanding Common Shares or more than 9.8% of the outstanding preferred shares (if any) of the Company (the "Ownership Limit"). The constructive ownership rules are complex and may cause Common Shares owned, directly or constructively, by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the Common Shares (or the acquisition of an interest in an entity which owns Common Shares) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of the Common Shares, and thus subject such Common Shares to the Ownership Limit. See "Shares of Beneficial Interest -- Restrictions on Ownership and Transfer." Direct or constructive ownership of Common Shares in excess of the Ownership Limit would cause the violative transfer or ownership to be void, or cause such shares to be designated as "Shares-in-Trust" (as herein defined). See "Shares of Beneficial Interest -- Restrictions on Ownership and Transfer."

     Anti-Takeover Effect of Certain Provisions of Maryland Law and the Company's Declaration of Trust and Bylaws. Certain provisions of the Company's Declaration of Trust and bylaws (the "Bylaws") may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt that might be in the shareholders' best interest. For example, such provisions may
(i) deter tender offers for Common Shares, which offers may be beneficial to shareholders; or (ii) deter purchases of large blocks of Common Shares, thereby limiting the opportunity for shareholders to receive a premium for their Common Shares over then-prevailing market prices. The Board of Trustees of the Company will consist of five members as of the closing of the Offering and will have three classes of trustees. The initial terms of the first, second and third classes will expire in 1999, 2000 and 2001, respectively. Trustees for each class will be chosen for a three-year term upon the expiration of the initial term. The staggered terms of the members of the Board of Trustees may adversely affect the shareholders' ability to effect a change in control of the Company, even if a change in control were in the best interests of some, or a majority, of the Company's shareholders. Subject to the rights of holders of one or more classes or series of preferred shares of the Company (the "Preferred Shares"), a trustee may be removed only for cause and only by the vote of the holders of a majority of the outstanding shares entitled to vote for directors. See "Management -- Trustees and Executive Officers." The Declaration of Trust authorizes the Board of Trustees to issue additional authorized but unissued Common Shares or up to 20 million Preferred Shares in one or more classes and to establish the preferences and rights (including the right to vote and the right to convert into Common Shares) of any class of Preferred Shares issued, and to classify or reclassify any unissued Common Shares or Preferred Shares, and to establish the preferences, rights and other terms of any such classified or unclassified shares. See "Shares of Beneficial Interest." Although the Board of Trustees has no such intention at the present time, it could establish a series of Preferred Shares that could delay, defer or prevent a change in control of the Company or other transaction that might involve a premium price for the Common Shares or otherwise be in the best interest of the shareholders. The Declaration of Trust and Bylaws also contain other provisions that may delay, defer or prevent a change in control of the Company or other transaction that might involve a premium price for the Common Shares or otherwise be in the best interest of the shareholders. See "Certain Provisions of Maryland Law and the Company's Declaration of Trust and Bylaws."

     Possible Limitations on Changes in Control Pursuant to Maryland Law. Under provisions (which are not currently applicable to the Company) of the MGCL, as applicable to real estate investment trusts, certain "business combinations" (including certain issuances of equity securities) between a Maryland real estate investment trust and any person who beneficially owns 10% or more of the voting power of the trust's then outstanding shares or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of beneficial interest of the trust (an "Interested Shareholder"), or an affiliate of the Interested Shareholder, are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be approved by two super-majority shareholder votes unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its common shares. As permitted by the MGCL, the Board of Trustees of the Company has opted out of the business combination provisions of the MGCL. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to a business combination involving the Company; however, the Company's Board of Trustees may repeal this opt-out and cause the Company to become subject to these provisions in the future.

                                  THE COMPANY

OVERVIEW

     The Company is a self-administered REIT that has been formed to capitalize on the highly fragmented ownership of golf courses in the United States. The Company believes that it is a leading consolidator in the golf industry and will benefit from its multiple lessee structure and its senior management team's substantial industry knowledge, experience and established relationships within the golf industry. Of the 16 Golf Courses, eight are located at seven private country clubs, five are daily fee courses and three are located at two resort properties. The Golf Courses include facilities such as clubhouses, restaurants, lodging facilities, banquet space, meeting rooms, pro shops, driving ranges, locker rooms, swimming pools, spas, and tennis courts. Services provided at the Golf Courses include golf cart rentals, golf and tennis lessons, banquets and tournaments. The Golf Courses are located in markets that are generally characterized by increasing populations, above-average household income, high barriers to entry and high population-to-hole ratios. These characteristics generally have resulted in higher green fees and above-average rounds played at the Golf Courses relative to national averages.

     In order to qualify as a REIT, the Company's income must be derived from certain sources, including rents from real property, which generally excludes income derived from the operation of golf courses. Accordingly, the Company is precluded from operating courses and, as a consequence, intends to lease its properties to experienced golf course operators or their affiliates with reputations for quality golf course management, substantial industry knowledge and relationships within the golf community. The Company's Initial Lessees are newly-formed affiliates of Palmer Management, Montclair, University Clubs and HMS. The Initial Lessees that are leasing the greatest number of Golf Courses are entities affiliated with Palmer Management. The Company believes Palmer Management is one of the leading golf course operators in the United States. All but one of the Golf Courses were developed or acquired and previously operated by affiliates of the Initial Lessees. The Company believes it will benefit from the continuity of management provided by the Initial Lessees. Upon completion of the Offering, affiliates of the Initial Lessees will collectively own approximately 1,436,000 OP Units (representing 17.2% of the Company's outstanding common equity, including shares issuable upon exchange of OP Units), which management believes aligns the interests of the Initial Lessees with those of the shareholders of the Company. See "Initial Lessees."

     The Company will lease each of the Golf Courses to Initial Lessees for initial terms of 15 years each under the Participating Leases, which provide for the payment of Base Rent and Participating Rent based on increases in revenue. The Participating Leases are structured as triple net leases under which each Initial Lessee is required to pay all real estate and personal property taxes, insurance, utilities and services, golf course maintenance and other operating expenses. In addition, the Initial Lessees generally are required to pay for all capital expenditures. Until certain coverage ratios are met, the Initial Lessee's financial obligations under each of the Participating Leases will be secured by a letter of credit, OP Units or other agreed upon collateral having a value ranging from 12 to 15 months of initial Base Rent.

     The Company seeks to increase its Cash Available for Distribution through, among other factors, (i) increases in Base Rents on the Golf Courses under the Participating Leases and upon their renewal; (ii)receipt of Participating Rents, based on revenue increases, from the Golf Courses; and (iii) receipt of base rent and participating rent on golf courses that the Company acquires in the future. Because its structure is designed to accommodate multiple lessees, the Company expects that independent golf course owners, operators or developers will present the Company with opportunities to acquire high quality golf courses (including golf courses not otherwise marketed for sale) which then may be leased to such independent golf course owners. The Company believes its structure offers sellers of golf courses the following benefits: (i) the ability to retain control over the operations of the golf course by leasing the golf course from the Company; (ii) the tax deferral and increased liquidity associated with owning OP Units; and (iii) the ability to diversify a seller's investment in golf courses by participating as an equity owner in the Company's portfolio of golf courses. In the event that the golf course seller is not chosen as the Lessee with respect to such course, the Company generally will lease such course to the Lessee, if any, that has referred such course to the Company, subject to the approval of the Company's Independent Trustees.

     The Company seeks to acquire high quality golf courses with proven operating histories in markets with positive demographic characteristics. Management believes that the Company's acquisition strategy differs significantly from that of its competitors in that the Company specifically seeks to acquire properties that benefit from branding strategies that are common in other consumer product industries. By differentiating itself from competing courses and thereby applying the disciplines of branding, management believes that a golf course can achieve a premium to the green fees and an increase in the level of customer loyalty in comparison to courses that are not branded. Branding strategies that certain Initial Lessees currently employ at certain of the Golf Courses include (i) use of an easily recognizable trade name, such as the name "Arnold Palmer Managed Golf Course;" and (ii) operating the course based on specific unique "themed" concepts, such as the university affiliation concept employed at courses developed by University Clubs. See "The Golf Courses -- Brand Affiliations."

     The Company believes that its acquisition capabilities will be enhanced by the fact that its initial capital structure provides significant financial flexibility. Upon completion of the Offering, the Company will have no outstanding indebtedness. In addition, the Company has $75 million under the Credit Facility to fund future acquisitions and for general corporate purposes. The Credit Facility will initially bear interest at LIBOR (5.875% at March 31,
1998) plus either 1.75% or 2.00% per annum (depending on amounts advanced from time to time under the Credit Facility and the designated value of the collateral from time to time pledged under the Credit Facility) and has an initial term of three years. The Company intends to continue to maintain a conservative capital structure and incur debt only if, upon such incurrence, the Company's debt to total market capitalization ratio would be approximately 50% or less. Six of the Golf Courses are currently encumbered by mortgages or deeds of trust securing the Credit Facility. The Company has the right from time to time to add or subtract golf course properties from the collateral pool securing the Credit Facility, with a resulting upward or downward adjustment to the available revolving credit borrowing base from which the Company can obtain loan proceeds under the Credit Facility (with a maximum, in any event, of $75 million available loan proceeds).

     The Company will initially have seven employees providing in-house expertise in acquisition, leasing, finance, accounting and information systems. The principal executive offices of the Company are located at Building 106, Montgomery Street, Presidio Main Post, P.O. Box 29355, San Francisco, California 94129, and its telephone number is (415) 561-4650. Presidio Golf Trust is a Maryland real estate investment trust that was organized in April 1998.

BUSINESS STRATEGY

     The Company's business objectives are to increase Cash Available for Distribution per share and maximize shareholder value by consolidating high quality golf courses throughout the United States. The Company will focus on the ownership and acquisition of golf course properties that have strong cash flow growth and capital appreciation potential and that are leased to experienced, reputable golf course operators. The Company expects to achieve these objectives by successfully implementing the growth and operating strategies set forth below.

Growth Strategy

     Acquisitions. The Company's growth strategy will be primarily driven by its ability to acquire new golf courses. The Company believes that the domestic golf industry is entering a period of significant growth. The Company believes that the growth in golf is being fueled by a rise in popularity, favorable demographic trends, increased participation by junior, minority and female golfers and an increase in leisure spending. The Company also believes the fragmented ownership in the golf industry creates significant consolidation opportunities. According to the National Golf Course Owners Association, there are approximately 16,000 golf courses in the United States, approximately 6,000 of which are municipal or member-equity courses, which generally are not available for acquisition. The remaining 10,000 courses are owned by approximately 9,000 different entities, with the 15 owners of the greatest number of courses collectively owning and leasing fewer than 5% of the total number of courses. See "The Golf Industry."

     Given the current conditions in the golf industry, the Company believes there are significant opportunities to make acquisitions that will increase Cash Available for Distribution to shareholders and enhance shareholder value. The Company believes that the combination of its multiple lessee structure, the strong reputation of the Company's management team and of the Initial Lessees, the high quality of the Company's portfolio and its ability to issue OP Units will be especially attractive to those sellers of golf courses that seek liquidity and deferral of capital gains without relinquishing operational control of their courses. As a public company, the Company expects to have access to a wide variety of financing sources to fund acquisitions, including the ability to issue several types of public and private debt, equity and hybrid securities, as well as the ability to issue OP Units as consideration where cash is not appropriate for tax or other reasons. Upon completion of the Offering, the Company will have no outstanding indebtedness.

     The Company is continually evaluating potential golf course acquisitions and at any time may be discussing possible transactions, conducting due diligence investigations or otherwise pursuing acquisition opportunities. The Company intends to concentrate its acquisition activities on golf courses that meet one or more of the following investment criteria:

     - courses with proven operating histories and future growth potential;

     - courses in markets where there are positive demographic trends, a high demand for golf and significant barriers to new golf course development;

     - courses in markets where one of the Company's Lessees has an existing presence, or are part of a regional portfolio that would allow a Lessee to establish a meaningful presence in a new market, thereby enabling that Lessee to manage its portfolio of golf courses more efficiently, improve profitability through the elimination of duplicative administrative expenses, capitalize on expanded marketing opportunities and achieve economies of scale;

     - high quality golf courses that attract avid golfers who are less price sensitive to the higher green fees and membership dues associated with such golf courses;

     - resort courses that offer superior facilities and service and attract a high number of destination golfers;

     - courses that are available at prices that will provide the Company with returns in excess of its cost of capital and therefore enhance shareholder value; and

     - golf courses that are branded, or are capable of being branded, in a manner that differentiates the courses in a market, thereby generating customer loyalty and higher green fees and operating margins.

     Internal Growth. The Company believes that there also are significant opportunities for growth in Golf Course level revenue, which translates into increased annual rental income for the Company through the Participating Leases. The Company believes that the primary factors that will contribute to growth in Golf Course level revenues are: (i) the operating expertise, experience and reputation of the Initial Lessees; (ii) the fact that the Golf Courses are well-positioned in strong markets; (iii) the quality of the Golf Courses and their proven operating histories; (iv) the benefits associated with the branding strategies of certain Initial Lessees; and (v) the Initial Lessees' programs of regular Golf Course capital improvements and maintenance.

     Experience and Reputation of Initial Lessees. The Company leases its Golf Courses only to established, reputable golf course operators (or their controlled entities) who demonstrate technical expertise and professional management abilities across all business units, including yield management, agronomy, instruction/driving range operations, retail operations, food and beverage operations, marketing and membership/group sales. The Company believes that such operators will generate above average rate and revenue growth through the implementation of operating strategies that include:

     - Optimizing golf course play through tee time management.

     - Increasing revenues per player by maximizing green fees and membership dues.

     - Maintaining high quality facilities through consistent capital expenditure investments.

     - Controlling operating costs through efficient maintenance, purchasing and administrative functions.

     - Maximizing profitability of food and beverage and merchandise operations.

     - Aggressive and innovative marketing programs.

     Positive Market Conditions. The Golf Courses are located in markets that are generally characterized by increasing populations, above-average household income, high barriers to entry and high population-to-hole ratios. From 1990 to 1997, the populations within a 10-mile radius of each of the Golf Courses increased by a weighted average of 9.5%. The weighted average household income for such areas collectively for 1997 was approximately $67,475, or 34% higher than the national average household income. According to the NGF, in 1996, the weighted average population-to-hole ratio for such markets was collectively 1,551:1, which is 17.9% higher than the national average of 1,316:1. As a result of these factors, the Company believes that the Initial Lessees generally will have the ability to increase revenues by increasing average green fees at daily fee courses and membership dues at private country clubs. See "The Golf Courses."

     Proven Operating Performance of Golf Courses. The Company seeks to acquire high quality golf courses with proven operating performance. For the 12 Golf Courses that were open for each of the entire years 1995 through 1997, and for which data is available, aggregate Total Revenue increased by an average of 9.6% per annum. The Company believes it is most relevant to analyze Total Revenue of a golf course with respect to internal growth potential because the Participating Leases provide for the payment of Participating Rent based on increases in golf course level and other revenue.

     Branding Strategy. The Company believes that it can generate enhanced performance as a result of branding strategies employed by certain Initial Lessees. The Company believes that "branded" golf courses benefit from higher green fees and operating margins as a result of their differentiation within a market and by the creation of customer loyalty. Ten of the Golf Courses are (or shortly after that completion of the Offering will be) operated under brand affiliations or employ "themed" concepts.

     Capital Improvements and Renovation. The Company believes a regular program of capital improvements at the Golf Courses, as well as the periodic renovation and redevelopment of certain Golf Courses, will maintain the competitiveness of the Golf Courses and maximize revenue growth. Since January 1, 1994, 12 of the Golf Courses have been, or are in the process of being, renovated to position them for future growth. Typical capital improvements include: (i) course renovation and redesign, such as reconstructed greens, redesigned tee boxes and resodded fairways; (ii) clubhouse remodeling, such as updated interior design, expanded food and beverage facilities and improved locker rooms; and (iii) miscellaneous renovations, such as installation of automated irrigation systems, reconstructed cart paths, improved parking facilities and upgraded landscaping. See "The Golf Courses -- Descriptions of the Golf Courses."

Operating Strategy

     The Company evaluates its portfolio on an ongoing basis to determine which operating strategies will allow it to maximize cash flow from a particular course or the portfolio as a whole. The Company continues to review these strategies and may, from time to time, revise them when necessary in order to optimize the operation of its portfolio and maintain strong cash flow growth. The principal elements of the Company's operating strategy include:

     - Selecting the best golf course operators for specific locations and course types.

     - Negotiating triple net leases for golf courses that provide Lessees with incentives to operate and maintain the courses in a manner that generates significant revenue growth and, as a result, increased lease payments to the Company.

     - Working with Lessees on strategies to improve and enhance golf course operations through proper maintenance and capital improvement programs.

     - Monitoring on an ongoing basis the operating performance of the golf courses in its portfolio, compliance by the Lessees with their lease obligations and other factors that could affect the financial performance of the Company's golf courses.

     - Maintaining an Advisory Committee of Lessees.

     - Limiting the incurrence of indebtedness of the Company to no more than 50% of the Company's total market capitalization. Upon completion of the Offering, the Company will have no indebtedness outstanding.

ACQUISITION PROCESS

     The Company's management team has extensive experience in the acquisition and ownership of golf properties that meet its investment criteria. The Company believes that it is a leading consolidator of golf courses in the United States. The Company expects to be able to improve upon its past acquisition track record due to an enhanced acquisition pipeline supported by its multiple Lessees and their strategic alliances with golf course operating companies and developers, as well as the Company's improved access to acquisition capital. These relationships are expected to allow the Company to leverage its acquisition efforts and move quickly to acquire properties in markets where a Lessee has market knowledge and operating expertise.

     The Company believes that an efficient market does not exist for the purchase and sale of golf courses. As a result, it is important to cultivate continually the flow of information that generates leads on potential purchases. These leads are generally developed not only by the Lessees, but also from in-house personnel, golf course operators, product and equipment manufacturers and suppliers, professional golfers, brokers and other sources known by the Company. The follow-up on qualified leads and the resulting negotiations involves (i) the evaluation and analysis of the proposed transaction; and (ii) the negotiation and execution of a letter of intent that contains the essential terms of the transaction or the negotiation and execution of a definitive agreement to purchase the golf course.

     The knowledge of the Company's management and Initial Lessees regarding existing golf courses and markets throughout the United States and their personal relationships with numerous golf course owners and operators provide the Company with an extensive information network with respect to acquisition opportunities. The Company, with information collected from a number of sources, including Lessees, will make an assessment of the relative strengths, weaknesses and opportunities relating to each prospective golf course, as well as the economic and demographic environment within which the golf course operates. The essential element of this analysis is the comparison of current operating conditions to the expected or future operating conditions that could be achieved through a change of ownership and management of operations by experienced operators selected by the Company. The Company expects that golf courses it acquires in the future will be located primarily in the United States.

     The Company's management team has developed an effective and efficient acquisition process which enables it to identify qualified opportunities and to close quickly the purchases that meet the minimum internal rates of return established by the Company. In order for the Company to pursue an acquisition opportunity, the cash flow analysis generally must support a stabilized annual cash return on invested cash of approximately 10% based on Base Rent payments, although the Company may pursue certain courses with lower rates of return and no assurance can be given that any particular rate of return will actually be achieved.

     Upon determining that a golf course meets the Company's investment criteria, the Company will begin to negotiate the terms and conditions of the acquisition and the Company will identify one or more potential operators for the golf course. At that time, the Company will generally begin discussions with such prospective operators regarding proposed lease terms. In appropriate cases, the Company intends to seek proposals from more than one qualified operator. In the event that the golf course seller is not chosen as the Lessee with respect to such course, the Company generally will lease such course to the Lessee, if any, that has referred such course to the Company. Based on current market conditions, the Company will generally seek lease terms for future leases that are similar to the terms of the Participating Leases. The Company may, however, negotiate lease terms different from such terms.

DUE DILIGENCE PROCESS

     The Company conducts extensive due diligence when considering acquisition opportunities in order to evaluate the potential financial performance of a given golf course. The Company intends to continue to follow these procedures in acquiring golf courses in the future and expects to acquire or finance golf course properties with physical and market characteristics similar to the Golf Courses. Such procedures include:

     Economic and Demographic Analysis. The Company utilizes market information sources to qualify potential acquisition opportunities, including a mapping function with a detailed census database to evaluate the primary economic and demographic indicators for the area immediately surrounding the golf course and the areas where a majority of a course's player population resides. The analysis includes an examination of the potential for economic growth. The population base of the surrounding metropolitan area must be large enough to support both the potential acquisition as well as its competition. If the acquisition candidate is a resort course, the Company also evaluates the size of and trends in the population of tourists and business travelers. The demographics of the population must be such that a sufficient number and density of golfers are present. Supplementary research gathered in the initial phase includes the tax and regulatory environment of the community in which the course is located.

     Competitive Market Analysis. The Company thoroughly examines the competitive environment in which the proposed golf course is located and all existing or to-be-developed golf courses within each market and submarket. Barriers to entry for new courses, such as land cost, land assemblage, environmental restrictions and access infrastructure requirements, are important for the future competitive environment and are carefully evaluated. The Company considers carefully the ease of access to the course relative to competing courses. Information such as competing golf course characteristics and amenities, clubhouse information, fee schedules and financial information also is collected, organized and analyzed. The Company incorporates specific analyses that are dependent upon whether the course is a private country club or daily fee course. At a private country club, the Company evaluates the type of members the course targets and the potential to increase dues or offer valuable additional facilities such as banquet rooms, meeting rooms, tennis facilities, fitness facilities and child-care in order to expand membership. At a daily fee course, the Company determines ways to improve operating performance, including, among others, adjusting green fees to market level, adding amenities such as golf cart rental facilities, improving the pro shop, implementing marketing programs or promoting tournament play. In addition, prior to acquiring a given course, the Company may meet with club members or golf course users through focus groups or otherwise to discuss the potential acquisition and major anticipated changes in order to ensure a smooth transition in ownership. In all cases, the Company will evaluate the extent to which renovations may improve operating performance.

     Pro Forma Operating Budget. The Company works closely with the proposed Lessee to develop a comprehensive pro forma operating budget for the property, utilizing available financial information in addition to the other information collected from a variety of sources. The expected terms of the lease are examined, including the potential for rent increases through Base Rent Escalators and Participating Rent. An important element of this process is the ability of the Lessee to make capital improvement enhancements, which is integral to the Lessee's ability to increase the profitability of the golf course.

     Environmental, Real Estate and Legal Review. In conjunction with each prospective acquisition, the Company conducts comprehensive real estate and legal due diligence on the property. The Company has developed a standard, detailed due diligence checklist to assure that all potential transactions are thoroughly analyzed. This due diligence includes an environmental investigation and Phase I environmental assessment report by a reputable environmental consulting firm similar to that undertaken and prepared in connection with the Offering. The Company also obtains a survey of the property and reports on the condition of the clubhouse and other buildings, including the mechanical systems. The Company analyzes the water rights associated with the property to determine the quality and quantity of, and legal entitlement to, the source of irrigation water for the golf course. In addition, the Company conducts customary real estate due diligence, including review of title documents, operating leases and contracts, zoning and governmental permits and licenses and a determination of whether the property is in compliance with applicable laws. In the case of private country clubs, the Company will review the membership application, bylaws and rules and evaluate the rights of the members and the responsibilities of the golf course owner as to these members.

STRATEGIC ALLIANCES

     The Company expects its Lessees to actively supply acquisition opportunities to the Company in order to enter into leases with respect to such properties. The Company has entered into an agreement that creates a strategic alliance with Palmer Management. This agreement grants the Company, for so long as either Peter J. Nanula, George T. Haworth, David B. Deniger or any principal of Olympus is an executive officer or trustee of the Company and an executive officer, director or member of Palmer Management (i) a right of first refusal to purchase all golf course properties that meet one or more of the Company's investment criteria and are proposed to be acquired by Palmer Management, including courses proposed to be acquired by certain joint ventures between Palmer Management and golf course developers and management companies, subject to the right of Palmer Management to lease such courses from the Company under lease terms similar to those of the Participating Leases; and (ii) a right of first refusal with respect to any golf course owned by Palmer Management that meets one or more of the Company's investment criteria and is proposed to be sold. The Company will seek to enter into similar strategic alliances with other leading golf management companies that are likely to supply acquisition opportunities to the Company.

     The Company will encourage Lessees to enter into exclusive joint venture agreements with leading golf operating companies and golf course developers. To date, Palmer Management has entered into a joint venture agreement with University Clubs, a developer of "themed" golf courses, pursuant to which Palmer Management will support the development efforts of University Clubs, through financing and otherwise, in return for an equity interest in, and management fees relating to, the courses. See "The Golf Courses -- Descriptions of the Golf Courses" and "-- Brand Affiliations." Developers find such alliances attractive because they provide an efficient mechanism to finance the expansion of their brand and fund the growth of their management companies. Pursuant to an agreement between the Company and such joint venture, the Company will have the right to purchase such courses directly from the joint venture in return for the Company's agreement not to compete with such joint venture in the development of courses that employ comparable "themed" concepts. The Company expects to benefit from this pipeline of captive acquisition opportunities.

THE OPERATING PARTNERSHIP

     The Operating Partnership, a Delaware limited partnership organized in October 1997, is the entity through which the Company will own or ground lease the Golf Courses. The ownership and management structure of the Company is intended to (i) enable the Company to acquire assets in transactions that may defer some or all of the sellers' tax consequences, including in connection with the Company's formation; and (ii) enable the Company to comply with certain technical and complex requirements under the federal tax rules and regulations relating to the assets and income permitted for a REIT. Upon contribution of the net proceeds of the Offering to the Operating Partnership and the completion of the Formation Transactions, the Company will own an 82.8% interest in the Operating Partnership. See "Formation of the Company." The Operating Partnership will be the fee simple owner or ground lessee of all of the Golf Courses and will lease the Golf Courses to the Initial Lessees pursuant to the Participating Leases. See "The Golf Courses." The Company will be the sole general partner of the Operating Partnership. In addition to the Company, which will hold 6,915,000 OP Units, the Limited Partners of the Operating Partnership will include certain Prior Owners or their respective equity owners. Limited Partners will have no right or authority to act for or to bind the Operating Partnership. No Limited Partner may take part in the conduct or control of the business or affairs of the Operating Partnership by virtue of being a holder of OP Units. The Limited Partners will be entitled to vote on certain matters, including the sale of all or substantially all the Company's assets or the merger or consolidation of the Operating Partnership, which will require the approval of the holders of a majority of the outstanding OP Units. The Company expects to own, directly or indirectly, a majority of the OP Units and thus to control the outcome of such a vote. The OP Units held by the Limited Partners are redeemable beginning one year after completion of the Offering for cash or, at the election of the Company, for Common Shares on a one-for-one basis. See "Partnership Agreement."

                                USE OF PROCEEDS

     The net proceeds to the Company from the Offering after payment of underwriting fees and estimated expenses incurred in connection with the Offering, are estimated to be approximately $125.3 million (approximately $144.4 million if the Underwriters' overallotment option of 1,026,000 Common Shares is exercised in full) based on the assumed Offering Price. The Company will contribute the net proceeds from the Offering to the Operating Partnership in exchange for interests therein, and following such contribution and completion of the Formation Transactions will own a 82.8% interest in the Operating Partnership (an approximately 84.7% interest if the Underwriter's overallotment option of 1,026,000 Common Shares is exercised in full). The Operating Partnership intends to use such net proceeds as follows: (i) approximately $32.0 million to repay indebtedness borrowed under the Credit Facility; (ii) approximately $16.3 million to repay other indebtedness (including mortgage debt), including prepayment penalties; (iii) approximately $77.0 million to pay the cash components of the purchase price of the golf courses and (iv) the balance for general corporate and working capital purposes. The Company's borrowings under the Credit Facility totaled approximately $32.0 million as of March 31, 1998. The estimated $32.0 million balance at the time of closing of the Offering was incurred in the past year and was used to fund the acquisition of four golf courses (Emerald Valley, Minebrook, Tan Tara and Fox Valley) and the refinancing of two golf courses (Oronoque and Brierwood). Borrowings under the Credit Facility to be repaid with the net proceeds of the Offering reflect an interest rate of 9.63% per annum, as of March 31, 1998, with a life to maturity of three years. The remaining indebtedness to be repaid with the net proceeds of the Offering reflects a weighted average interest rate of approximately 9.59% per annum, as of March 31, 1998, with a weighted average life to maturity of 1.8 years.

     Pending the uses described above, the net proceeds will be invested in interest-bearing accounts and short-term, interest-bearing securities, both of which are consistent with the Company's intention to qualify for taxation as a REIT. Such investments may include, for example, government and government agency securities, certificates of deposit, interest-bearing bank deposits and mortgage loan participations.

     The table below summarizes the debt balances as of March 31, 1998 which are expected to be repaid with the net proceeds from the Offering:

                                        DEBT BALANCE          INTEREST
                                             AT               RATE AT                               YEARS TO
                                      MARCH 31, 1998(1)    MARCH 31, 1998        MATURITY DATE      MATURITY
                                      -----------------    --------------        -------------      --------
                                       (IN THOUSANDS)
Credit Facility(2)..................       $32,000              9.63%(3)          May 5, 1999         1.1
Memphis National Golf Club and
  Penderbrook Golf Club.............         3,938              8.75%(4)              (5)             1.0(5)
Crofton Country Club................         5,080(6)           9.64%(7)        October 1, 2001       3.5
                                           -------             ------                                 ---
Operating Partnership and Palmer
  Management........................       $41,018              9.55%                                 1.4
                                           -------             ------                                 ---
Towne Lake Hills Golf Club..........         4,509(8)          10.03%(8)              (8)             5.9(8)
                                           -------             ------                                 ---
Total/Weighted Average..............       $45,527              9.59%                                 1.8
                                           =======             ======                                 ===
Estimated additional borrowings by
  the Operating Partnership prior to
  Offering..........................         2,760
                                           -------
                                           $48,287
                                           =======

-------------------------
(1) The actual amounts repaid will differ to the extent of additional funds drawn and any amortization of the principal balance of the loans occurring subsequent to March 31, 1998.

(2) This debt is secured by Brierwood Country Club, Emerald Valley Golf Club, Fox Valley Club, Minebrook Golf Club, Oronoque Country Club, and Tan Tara Golf Club.

(3) This loan, which consists of advances under two tranches of the Credit Facility, bears interest at a floating rate based on LIBOR plus 250 basis points. Upon completion of the Offering, one such tranche will be eliminated. See "The Company -- Overview."

(4) This loan bears interest at the prime rate plus 25 basis points.

(5) Amounts are due 12 months from the date of borrowing. Palmer Management has the option to extend the maturity for three additional months. Balance outstanding at March 31, 1998 is assumed to be due in 12 months for purposes of calculating the years to maturity.

(6) Includes prepayment penalty of approximately $200,000.

(7) The interest on this loan bears interest at the commercial paper rate plus 400 basis points.

(8) Consists of three borrowings of $4,402,000, $62,000 and $45,000 with interest rates of 10%, 12% and 10%, respectively. The $4,402,000 and $62,000 mature on April 10, 2004 and June 1, 1999, respectively. The $45,000 borrowing is due on demand.

                                    DILUTION

     The assumed Offering Price per share of Common Shares offered hereby exceeds the net tangible book value per share. Therefore, purchasers of Common Shares in the Offering will realize an immediate dilution of the net tangible book value of their shares. Pro forma net tangible book value per share is determined by subtracting total liabilities from total tangible assets and dividing the remainder by the number of Common Shares and OP Units that will be outstanding after the Offering. The following table illustrates the dilution to purchasers of Common Shares sold in the Offering based on the assumed Offering Price.

Assumed Offering Price per share(1).........................           $20.00
Pro forma net tangible book value per share prior to the
  Offering(2)...............................................  $ 5.58
Increase in net tangible book value per share attributable
  to shares issued in the Offering..........................  $10.55
                                                              ------
Pro forma net tangible book value per share after the
  Offering(3)...............................................           $16.13
                                                                       ------
Dilution per share purchased in the Offering................           $ 3.87
                                                                       ======

-------------------------
(1) Before deducting underwriting discount and estimated expenses of the Offering.

(2) Pro forma net tangible book value per share prior to the Offering is determined by subtracting total liabilities from total tangible assets of the Predecessor to the Operating Partnership prior to the Company's contribution, divided by the total number of OP Units to be issued by the Operating Partnership to the Limited Partners in the Formation Transactions and the issuance of 75,000 shares to Peter J. Nanula and George T. Haworth in connection with the Formation Transactions.

(3) Based on the total Pro forma net tangible book value per share of the Company, including minority interest, of $134,710,000, divided by the sum of the Pro forma total Common Shares (6,915,000) and OP Units (1,436,000) outstanding (total shares and OP Units of 8,351,000). Does not include an aggregate of 355,000 shares that are reserved for issuance pursuant to options granted under the Company's employee and trustee benefit plans and the 75,000 shares issuable upon redemption of OP Units issuable upon exercise of OP Unit options granted to Palmer Management in connection with the Formation Transactions.

     The following table summarizes, as of December 31, 1997, the difference between contributions to be made to the Company by purchasers of Common Shares in the Offering (before deducting expenses of the Offering) and the OP Units to be issued by the Operating Partnership in the Formation Transactions:

                                            COMMON SHARES
                                            ISSUED BY THE
                                             COMPANY AND
                                         OP UNITS ISSUED BY           BOOK VALUE OF
                                            THE OPERATING          TOTAL CONTRIBUTIONS     BOOK VALUE OF
                                             PARTNERSHIP              TO THE COMPANY       AVERAGE PRICE
                                         -------------------      ----------------------    PER SHARE/
                                          NUMBER     PERCENT         AMOUNT      PERCENT      OP UNIT
                                          ------     -------         ------      -------   -------------
Common Shares sold by the Company in
  the Offering.........................  6,840,000     81.9%      $136,800,000     94.2%      $20.00(1)
Common Shares and OP Units issued in
  the Formation Transactions...........  1,511,000     18.1%         8,436,000      5.8%        5.58(2)
                                         ---------    -----       ------------   ------
Total..................................  8,351,000    100.0%      $145,236,000   100.00%
                                         =========    =====       ============   ======

-------------------------
(1) Based on the assumed Offering Price before deducting underwriting discount and estimated expenses of the Offering.

(2) Based on the book value of assets to be contributed to the Operating Partnership in the Formation Transactions.

                              DISTRIBUTION POLICY

     Subsequent to the completion of the Offering, the Company intends to make regular quarterly distributions to its shareholders. The Company's first distribution, for the period from the completion of the Offering to September 30, 1998, is expected to equal a pro rata share of the anticipated initial quarterly distribution of $0.325 per Common Share, which, on an annualized basis, will represent a distribution rate of $1.30 per share, or 6.5% of the Offering Price. On a pro forma basis for the year ended December 31, 1997, the estimated initial distribution represents 83.0% of estimated Cash Available for Distribution. Holders of OP Units will receive distributions on a per unit basis equal to the per share distributions to owners of Common Shares. The Company does not expect to adjust the estimated initial distribution rate if the Underwriters' over-allotment option is exercised. See "Partnership Agreement."

     The Company has established the initial distribution rate based upon the Company's estimate of Cash Available for Distribution, which has been derived from the pro forma condensed statement of operations of the Company for the year ended December 31, 1997. The Company believes the pro forma financial information for the year ended December 31, 1997 constitutes a reasonable basis for setting the initial distribution rate. The Board of Trustees, in its sole discretion, will determine the actual distribution rate based on the Company's actual results of operations, economic conditions, tax considerations (including those related to REITs) and other factors.

     The following table sets forth certain financial information for the year ended December 31, 1997, which has been used to establish the expected initial annual distribution per Common Share.

                                                                   YEAR ENDED
                                                                DECEMBER 31, 1997
                                                                -----------------
                                                              (IN THOUSANDS, EXCEPT
                                                                 PER SHARE DATA)
Pro forma income before minority interest(1)................         $ 8,455
Pro forma real estate related depreciation..................           2,932
                                                                     -------
Pro forma Funds from Operations(2)..........................         $11,387
Adjustments:
  Non-recurring non-cash stock compensation expense(3)......           1,500
  Deferred mortgage cost amortizaton and non-real estate
     related depreciation...................................             200
  Estimated capital expenditures(4).........................              --
                                                                     -------
Estimated Cash Available for Distribution...................         $13,087
                                                                     =======
Expected initial annual distribution(5).....................         $10,856
Expected initial annual distribution per OP Unit and per
  Common Share..............................................         $  1.30
Expected payout ratio based on estimated Cash Available for
  Distribution..............................................           83.0%

-------------------------
(1) Minority interest in pro forma income for the year ended December 31, 1997 is approximately $1.5 million (approximately 17.2%).

(2) In accordance with the resolution adopted by the Board of Governors of NAREIT, Funds from Operations represents net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation of real property, and after adjustments for unconsolidated partnerships and joint ventures. Funds from Operations should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of operating performance or to cash flows from operating, investing or financial activities as a measure of liquidity. Funds from Operations does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT, because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures. Compliance with the NAREIT definition of Funds from Operations is voluntary. Accordingly, the Company's calculation of Funds from

    Operations in accordance with the NAREIT definition may be different than similarly titled measures used by other REITs.

(3) Represents 75,000 shares issued to Peter J. Nanula and George T. Haworth in connection with the Formation Transactions valued at $1,500.

(4) The Initial Lessees are required to pay for all capital expenditures.

(5) Represents expected initial annual distribution per Common Share and OP Unit multiplied by the 8,351,000 Common Shares and OP Units to be outstanding upon completion of the Offering and the Formation Transactions.

     The Company expects to maintain its initial distribution rate unless actual results of operations, economic conditions or other factors differ from the pro forma results for the year ended December 31, 1997. The Company's actual Cash Available for Distribution will be affected by a number of factors, including Total Revenues generated at the Golf Courses. The Company expects that Cash Available for Distribution will exceed earnings and profits due to non-cash expenses, primarily depreciation and amortization, to be incurred by the Company. Distributions by the Company to the extent of its current or accumulated earnings and profits for federal income tax purposes, other than capital gain dividends, will be taxable to shareholders as ordinary dividend income. Any dividends designated by the Company as capital gain dividends generally will give rise to capital gain for shareholders. Distributions in excess of the Company's current or accumulated earnings and profits generally will be treated as a non-taxable reduction of a shareholder's basis in the Common Shares to the extent thereof, and thereafter as capital gain. Distributions treated as non-taxable reduction in basis will have the effect of deferring taxation until the sale of a shareholder's Common Shares or future distributions in excess of the shareholder's basis in the Common Shares. Based upon the total estimated Cash Available for Distribution set forth in the table above, the Company believes that approximately 30% of the Company's expected distributions for 1998 will represent a return of capital for federal income tax purposes. See "Federal Income Tax Considerations -- Taxation of the Company -- Annual Distribution Requirements." The nontaxable distributions will reduce the shareholder's tax basis in the Common Shares and, therefore, the gain (or loss) recognized on the sale of such Common Shares or upon liquidation of the Company will be increased (or decreased) accordingly. If actual Cash Available for Distribution or taxable income vary from these amounts, or if the Company is not treated as the owner of one or more of the Golf Courses, the percentage of distributions that represents a return of capital may be materially different. In any event, the percentage of shareholder distributions that represents a nontaxable return of capital will vary substantially from year to year.

     In order to maintain its qualification as a REIT, the Company must make annual distributions to its shareholders of at least 95% of its taxable income (excluding net capital gains). Based on the Company's pro forma results of operations for the year ended December 31, 1997, the Company would have been required to distribute approximately $5.7 million, or $0.69 per share, in order to maintain its status as a REIT. Under certain circumstances, the Company may be required to make distributions in excess of Cash Available for Distribution in order to meet such distribution requirements. In such event, the Company would seek to borrow the amount of the deficiency or sell assets to obtain the cash necessary to make distributions to retain its qualification as a REIT for federal income tax purposes.

     The Board of Trustees, in its sole discretion, will determine the actual distribution rate based on a number of factors, including the amount of Cash Available for Distribution, the Company's financial condition, capital expenditure requirements for the Company's properties, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Trustees deems relevant. For a discussion of the tax treatment of distributions to holders of Common Shares, see "Federal Income Tax Considerations -- Taxation of U.S. Shareholders of the Company."

                                 CAPITALIZATION

     The following table sets forth the combined historical capitalization of the Predecessor as of December 31, 1997, and pro forma capitalization of the Company as adjusted to give effect to the Formation Transactions as if they occurred on December 31, 1997 (assuming no exercise of the Underwriters' over-allotment option) and the use of the net proceeds from the Offering as set forth under "Use of Proceeds." The table should be read in conjunction with the historical and unaudited pro forma financial information of the Company and the Predecessor included elsewhere in this Prospectus.

                                                                  DECEMBER 31, 1997
                                                              -------------------------
                                                                              COMPANY
                                                              PREDECESSOR   PRO FORMA,
                                                              HISTORICAL    AS ADJUSTED
                                                              -----------   -----------
                                                                   (IN THOUSANDS)
Debt(1):
  Mortgage Debt(2)..........................................    $38,481            --
  Credit Facility...........................................         --            --
Minority Interest...........................................         --      $ 23,164
Shareholders' Equity:
     Preferred Shares of Beneficial Interest:
       Preferred Shares, par value $0.01 per share; 20
        million shares authorized; no shares outstanding
        historical; no shares outstanding pro forma.........         --            --
     Common Shares of Beneficial Interest:
       Common Shares, par value $0.01 per share; 80 million
        shares authorized; no shares outstanding historical;
        6,915,000 shares outstanding pro forma as
        adjusted(3).........................................         --            69
     Additional Paid-In Capital.............................         --       111,477
     Retained Earnings......................................         --            --
     Partners' Equity.......................................    $10,335            --
                                                                -------      --------
       Total Partners' Equity/Shareholders' Equity..........    $10,335      $111,546
                                                                -------      --------
       Total Capitalization.................................    $48,816      $134,710
                                                                =======      ========

-------------------------
(1) See "Use of Proceeds" for information relating to indebtedness.

(2) Includes $5,000 of debt payable to Palmer Management.

(3) Excludes 1,026,000 Common Shares reserved for the Underwriters' over-allotment option, 2,436,000 Common Shares reserved for issuance upon redemption of OP Units and Common Shares reserved for issuance pursuant to the Company's employee and trustee benefit plans, and 75,000 shares issuable upon redemption of OP Units issuable upon exercise of OP Unit options granted in connection with the Formation Transactions. See "Formation of the Company," "Management -- Executive Compensation" and "Certain Relationships and Transactions."

                            SELECTED FINANCIAL DATA

     The following table sets forth selected historical and pro forma financial information of the Predecessor and pro forma financial information for the Company. The unaudited pro forma operating information is presented as if the Formation Transactions had occurred on January 1, 1997 and were carried forward through December 31, 1997 and therefore incorporates certain assumptions that are included in the Company's unaudited pro forma financial statements. The unaudited pro forma balance sheet information is presented as if the Formation Transactions had occurred on December 31, 1997. The unaudited pro forma information does not purport to represent what the Company's financial position or results of operations actually would have been had the Formation Transactions, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period. The historical and unaudited pro forma financial information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements of the Predecessor and the notes thereto contained elsewhere in this Prospectus.

                                                                     COMPANY
                                                                    PRO FORMA
                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
                                                                  (IN THOUSANDS,
                                                                EXCEPT SHARE DATA)
                                                                   (UNAUDITED)
                                                                ------------------
STATEMENT OF OPERATIONS DATA:
Rental income(1)............................................        $   15,087
General and administrative expenses(2)......................             3,500
Depreciation and amortization(3)............................             3,082
Interest expense(4).........................................                50
Income of the Operating Partnership.........................             8,455
Minority interest(5)........................................             1,454
Net earnings to Common Shareholders.........................             7,001
Net earnings per Common Share...............................        $     1.01
Weighted average Common Shares outstanding(6)...............         6,915,000
Cash Flow Data:
  Cash flow from operating activities(7)....................            13,087
  Cash flow from investing activities(8)....................                 0
  Cash flow used for financing activities(9)................            10,856
Other Data:
  Funds from Operations of the Operating Partnership(10)....        $   11,387
  Cash Available for Distribution of the Operating
     Partnership(10)........................................        $   13,087
  Common Shares and OP Units outstanding....................         8,351,000
BALANCE SHEET DATA:
Golf Courses, at cost.......................................        $  127,322
Total assets................................................           134,710
Debt outstanding under line of credit.......................                 0
Minority interest in the Operating Partnership..............            23,164
Total shareholders' equity..................................           111,546

                                                                       PREDECESSOR HISTORICAL(12)
                                                      ------------------------------------------------------------
                                  PREDECESSOR         FISCAL 1997             FISCAL 1996             FISCAL 1995
                                   PRO FORMA          ------------    ----------------------------    ------------
                                FOR THE FISCAL            YEAR           26-DAY         337-DAY         187-DAY
                                  YEAR ENDED             ENDED        PERIOD ENDED    PERIOD ENDED    PERIOD ENDED
                             DECEMBER 30, 1997(12)    DECEMBER 30,    DECEMBER 31,    DECEMBER 5,      JANUARY 2,
                                  (UNAUDITED)           1997(13)        1996(13)        1996(13)        1996(13)
                             ---------------------    ------------    ------------    ------------    ------------
                                                                (IN THOUSANDS)
STATEMENT OF OPERATIONS
  DATA:
Operating revenues.........         $20,030             $11,012           $576           $3,668          $2,054
Operating expenses before
  depreciation.............          16,509               9,903            539            3,473           1,848
Depreciation...............           1,596                 941             44              291             158
Interest expense...........           3,019               1,427             76              320             150
Net income (loss)..........          (1,094)             (1,259)           (83)            (416)           (102)

                                                                      PREDECESSOR HISTORICAL
                                                              --------------------------------------
                                                                DECEMBER 30,         DECEMBER 31,
                                                                    1997                 1996
                                                                ------------         ------------
                                                                          (IN THOUSANDS)
BALANCE SHEET DATA:
Golf Courses, net...........................................       $42,912              $12,843
Mortgages and notes payable.................................        33,481               11,842
Total equity................................................        10,335                5,794

-------------------------
 (1) Represents rental income from the Initial Lessees recorded in accordance with the terms of the Participating Leases as if all Golf Courses had been subject to the Participating Leases for the entire period.
 (2) Represents management's estimates of general and administrative expenses. Includes a non-recurring, non-cash expense of $1,500 related to 75,000 shares issued to Peter J. Nanula and George T. Haworth in connection with the Formation Transactions.
 (3) Represents depreciation of the Golf Course buildings and improvements as allocated from the purchase prices of the Golf Courses over a 30-year period and depreciation of furniture and fixtures over a 5-year period.
 (4) Represents amortization of deferred costs related to the Credit Facility over its 3-year term.
 (5) Represents approximately 17.2% of the Operating Partnership's net earnings.
 (6) Represents the number of Common Shares issued in connection with the Formation Transactions including 75,000 Common Shares issued to Peter J. Nanula and George T. Haworth.
 (7) Represents the Company's income before minority interest adjusted for non-cash depreciation and amortization. Estimated pro forma cash flows from operating activities excludes cash provided by (used in) operating activities due to changes in working capital resulting from changes in current assets and current liabilities. The Company does not believe these excluded items are material to cash flows from operating activities.
 (8) The Initial Leases are required to pay for all capital expenditures.
 (9) Represents estimated initial distribution to be paid based on the anticipated initial annual dividend rate of $1.30 per Common Share and OP Unit and an aggregate of 8,351,000 Common Shares and OP Units outstanding and no initial debt.
(10) Estimated pro forma Funds from Operations and Cash Available for Distribution are calculated as follows:

                                                                     YEAR ENDED
                                                              DECEMBER 31, 1997
                                                              -----------------
                                                               (IN THOUSANDS)
Pro forma income before minority interest...................       $ 8,455
Pro forma real estate related depreciation..................         2,932
                                                                   -------
Pro forma Funds from Operations.............................        11,387
Adjustments:
  Non-recurring non-cash stock compensation expense.........         1,500
  Deferred mortgage cost amortization and non-real estate
     related depreciation...................................           200
  Estimated capital expenditures............................            --
                                                                   -------
Pro forma Cash Available for Distribution...................       $13,087
                                                                   =======

      In accordance with the resolution adopted by the Board of Governors of NAREIT, Funds from Operations represents net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation of real property, and after adjustments for unconsolidated partnerships and joint ventures. Funds from Operations should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of operating performance or to cash flows from operating, investing or financial activities as a measure of liquidity. Funds from Operations does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT, because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures. Compliance with the NAREIT definition of Funds from Operations is voluntary. Accordingly, the Company's calculation of Funds from Operations in accordance with the NAREIT definition may be different than similarly titled measures used by other REITs. See "Distribution Policy."

     The Participating Leases are structured as triple net leases under which each Initial Lessee is required to pay all real estate and personal property taxes, insurance, utilities and services, golf course maintenance and other operating expenses. In addition, the Initial Lessees generally are required to pay for all capital expenditures.

(11) The Predecessor consists of the six Golf Courses owned by the Operating Partnership prior to the completion of the Formation Transactions and the ground leasehold interests in four Golf Courses that will be acquired by the Company from Palmer Management in connection with the Formation Transactions. See "Formation of the Company."

(12) The unaudited pro forma operating information is presented as if the acquisitions of Emerald Valley Golf Club, Fox Valley Club, Minebrook Golf Club and Tan Tara Golf Club and the inception of the ground leasehold interest at Memphis National Golf Club and Penderbrook Golf Club had occurred on January 1, 1997 and were carried forward to December 30, 1997.

(13) The fiscal period ended December 30, 1997 and the 26-day period ended December 31, 1996 represent the periods under which the Predecessor was under the control of Palmer Management. The 337-day period ended December 5, 1996 and the 187-day period ended January 2, 1996 represent the periods under which the Predecessor was under the control of Pacific Golf, Inc. The 26-day period ended December 31, 1996 and the 337-day period ended December 5, 1996 which comprise fiscal 1996 could not be combined as a result of the change of control which resulted on December 6, 1996.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The Company was organized as a Maryland real estate investment trust on April 20, 1998, and intends to make an election to qualify under the Code as a REIT commencing with its taxable year ending December 31, 1998. Substantially all of the Company's initial revenues are expected to be derived from Lease Payments under the Participating Leases, pursuant to which the Company will lease each of the Golf Courses to Initial Lessees for an initial term of 15 years. The Participating Leases are structured as triple net leases under which each Initial Lessee is required to pay all real estate and personal property taxes, insurance, utilities and services, golf course maintenance and other operating expenses. In addition, the Initial Lessees are required to pay for all capital expenditures.

     The Company will incur operating and administrative expenses including, principally, compensation expense for its executive officers and other employees, professional fees and various expenses incurred in the process of acquiring and leasing additional Golf Courses. The Company will be self-administered and managed by its executive officers and staff, and will not engage a separate advisor or pay an advisory fee for services, although the Company will engage legal, accounting, tax and financial advisors from time to time.

     The primary non-cash expenses of the Company will be the depreciation of the executive office furniture, fixtures and equipment and amortization of deferred costs associated with the Credit Facility. The Company expects to depreciate buildings and improvements of the Golf Courses over a 30-year period for financial reporting purposes and to depreciate furniture, fixtures and equipment over a 5-year period for financial reporting purposes. The Company expects to amortize deferred mortgage costs of the Credit Facility over its three-year term for financial reporting purposes.

     The Company also expects to employ leverage, using a combination of debt or other equity securities and the Credit Facility, to fund additional investments, and will incur long and short-term indebtedness, and related interest expense, from time to time.

     The Company intends to make distributions to its shareholders in amounts not less than the amounts required to maintain REIT status under the Code. The Company's ability to make distributions will depend on actual results of operations, including (i) the rent received from the Lessees; (ii) the ability of the Lessees to meet their obligations under leases; and (iii) the operating expenses of the Company.

PRO FORMA RESULTS OF OPERATIONS OF THE COMPANY

     The net proceeds to the Company from the Offering after estimated expenses are estimated to be $125,324,000. Upon completion of the Formation Transactions and contribution of the net proceeds of the Offering to the Operating Partnership, the Company will own an 82.8% partnership interest therein. The Company estimates that after giving effect to the Offering and the acquisition of the Golf Courses, rental income would have been $15,087,000 for the year ended December 31, 1997. The pro forma rental income reflects initial Base Rent and no Participating Rent. Total expenses, including depreciation and amortization, general and administrative expense, and interest expense, would have been $6,632,000 for the year ended December 31, 1997. Total expenses include a non-recurring expense of $1,500,000 related to 75,000 shares issued to Peter J. Nanula and George T. Haworth in connection with the Formation Transactions. Income of the Operating Partnership would have been $8,455,000 for the year ended December 31, 1997. Net earnings would have been $7,001,000 or $1.01 per Common Share for the year ended December 31, 1997. Pro forma rental income is recorded in accordance with the terms of the Participating Leases as if all of the Participating Leases had been in effect for the entire period. Additional information relating to the adjustments and assumptions made for pro forma results of operations is reflected in the Company's Unaudited Pro Forma Financial Statements, located elsewhere in this Prospectus. See "Selected Financial Information."

RESULTS OF OPERATIONS OF THE COMPANY

     The Company had no operations prior to April 20, 1998 (the date of its organization). The Company's future results of operations will depend upon the Company's receipt of rent payments under the leases relating to the Company's golf courses.

RESULTS OF OPERATIONS OF THE PREDECESSOR TO THE OPERATING PARTNERSHIP

     The Operating Partnership will own the following six Golf Courses prior to the consummation of the Formation Transactions: Fox Valley Club, Emerald Valley Golf Club, Tan Tara Golf Club, Minebrook Golf Club, Brierwood Country Club and Oronoque Country Club. In connection with the Formation Transactions, the Company, through the Operating Partnership, will acquire the ground leasehold interests in the following four Golf Courses owned by Palmer Management: Memphis National Golf Club (two Golf Courses), Crofton Country Club and Penderbrook Golf Club. The combined operations of the six Golf Courses and the four Golf Course ground leasehold interests are considered to be the Predecessor for financial reporting purposes.

     The Predecessor Golf Courses were acquired or ground leasehold interests were initiated on the following dates:

Brierwood Country Club......................................    07/01/95
Crofton Country Club (ground leasehold interest)............    10/11/96
Oronoque Country Club.......................................    12/01/96
Memphis National Golf Club (ground leasehold interest) (two
  Golf Courses).............................................    06/18/97
Emerald Valley Golf Club....................................    11/05/97
Fox Valley Club.............................................    11/05/97
Minebrook Golf Club.........................................    11/05/97
Tan Tara Golf Club..........................................    11/05/97
Penderbrook Golf Club (ground leasehold interest)...........    11/05/97

     The Predecessor had no operations prior to the acquisition of Brierwood Country Club on July 1, 1995.

     Prior to December 6, 1996, Pacific Golf, Inc. ("Pacific") controlled the Predecessor. Effective December 6, 1996, Pacific contributed certain assets and liabilities to Palmer Management in exchange for a non-controlling ownership interest therein. The purchase method of accounting was used to record the assets and liabilities contributed by Pacific to Palmer Management. As a result of the change in control that occurred on December 6, 1996, the fiscal 1996 results of operations of the Predecessor for the 26-day period subsequent to December 6, 1996 and the 337-day period prior to December 6, 1996 could not be combined.

     All of the Predecessor Golf Courses will be leased to Palmer Management under separate Participating Leases.

     Due to the significance of the acquisition and inception of ground leasehold interests in 1997 and 1996, the Company believes that comparing pro forma results of operations for fiscal 1997 against pro forma results for fiscal 1996 is most meaningful for a complete understanding of the Company's results of operations. The unaudited pro forma operating results are presented as if the acquisitions of Oronoque Country Club, Fox Valley Club, Emerald Valley Golf Club, Tan Tara Golf Club and Minebrook Golf Club and the inception of the ground leasehold interests at Crofton Country Club, Memphis National Golf Club and Penderbrook Golf Club had occurred on January 1, 1996 and were carried forward to December 30, 1997. The unaudited pro forma information presented below includes all adjustments necessary in management's opinion to present fairly the effects of these transactions and is not necessarily indicative of what the Predecessor's actual results of operations or financial condition would have been for the periods nor does it purport to represent the Predecessor's financial condition or results of operations as of any future date or for any future period. Aggregate Base Rent under the Participating Leases for the Predecessor Golf Courses represents approximately 45% of the Predecessors 1997 pro forma operating revenues.

Pro Forma Fiscal Period Ended December 30, 1997 Versus Pro Forma Fiscal Period Ended December 31, 1996

     Operating revenues increased 13% to $20,030,000 from $18,884,000 for the fiscal year ended December 30, 1997, as compared to the corresponding period in 1996. The increase is primarily the result of revenue increases of $587,000 at Oronoque Country Club due to increased membership in 1997 following Palmer Management's $2,100,000 renovation of the course and facilities, $755,000 at the Paloma properties (Emerald Valley Golf Club, Minebrook Golf Club, Fox Valley Club and Tan Tara Golf Club) in 1997 due largely to an overall increase in rounds played, $225,000 at Crofton Country Club due to increased membership in 1997 following Palmer Management's $2,700,000 renovation of the course and facilities, and $334,000 at Brierwood Country Club due to increases in membership. These revenue increases were partially offset by a $378,000 decline in revenue at Penderbrook Golf Club in 1997 resulting from temporary closure of the course for renovation.

     Operating expenses increased 9% to $18,104,000 from $16,613,000 for the fiscal year ended December 30, 1997, as compared to the corresponding period in 1996. The increase is primarily the result of expense increases of $799,000 at the Paloma properties (Emerald Valley Golf Club, Minebrook Golf Club, Fox Valley Club and Tan Tara Golf Club) in 1997 due largely to higher golf operation costs and increased expenses of $615,000 and $416,000 at Crofton Country Club and Oronoque Country Club, respectively, due to expanded operations following their respective renovations in 1997. These expense increases were partially offset by a $456,000 decline in operating expenses at Penderbrook Golf Club in 1997 resulting from temporary closure of the course for renovation.

     Net loss increased to $(1,094,000) for the twelve months ended December 30, 1997, as compared to a loss of $(709,000) in the corresponding period in 1996 as a result of the reasons discussed above.

Historical Fiscal Period Ended December 30, 1997 Versus Historical 337 Day Period Ended December 5, 1996

     Operating revenues increased to $11,012,000 from $3,668,000. The increase is primarily the result of a full year of operations in 1997 of Oronoque Country Club versus one month of operations in 1996, operations of ground leasehold interests at Memphis National Golf Club and Penderbrook Golf Club which commenced on June 18, 1997 and November 1, 1997, respectively, and the acquisitions of Fox Valley Club, Emerald Valley Golf Club, Tan Tara Golf Club, Minebrook Golf Club on November 5, 1997.

     Operating expenses increased to $10,845,000 from $3,763,000. The increase is primarily the result of a full year of operations in 1997 of Oronoque Country Club versus one month of operation in 1996, operations of ground leasehold interests in Memphis National Golf Club and Penderbrook Golf Club which commenced on June 18, 1997 and November 1, 1997, respectively, and the acquisitions of Fox Valley Club, Emerald Valley Golf Club, Tan Tara Golf Club, Minebrook Golf Club on November 5, 1997.

     Depreciation and amortization increased to $941,000 from $291,000. The increase is primarily the result of a full year of operations in 1997 of Oronoque Country Club versus one-month of operation in 1996, operations of ground leasehold interests at Memphis National Golf Club and Penderbrook Club which commenced on June 18, 1997 and November 1, 1997, respectively, and the acquisitions of Fox Valley Club, Emerald Valley Golf Club, Tan Tara Golf Club, Minebrook Golf Club on November 5, 1997.

     Interest expense increased to $1,427,000 from $320,000. The increase is primarily the result of the full year effect of debt to acquire Oronoque Country Club in 1997 versus one month of effect in 1996, the full year effect of borrowings related to leasehold improvements and leasehold deposits at Crofton Country Club versus approximately two months of effect in 1996, borrowings related to leasehold improvements in 1997 at Memphis National Golf Club and Penderbrook Golf Club, and the acquisitions of Fox Valley Club, Emerald Valley Golf Club, Tan Tara Golf Club, Minebrook Golf Club on November 5, 1997.

Historical 26 Day Period Ended December 31, 1996 Versus Historical 337 Day Period Ended December 5, 1996

     The revenue and operating expenses variances are a result of the 26 days of operations versus 337 days of operations and the change in basis of the properties as a result of the change of control which occurred on December 6, 1996.

Historical 337 Day Period Ended December 5, 1996 Versus Historical 187 Day Period Ended January 2, 1996

     Operating revenues increased to $3,668,000 from $2,054,000. The increase is primarily the result of 337 days of operations of Brierwood Country Club versus 187 days in the prior period, operations of ground leasehold interests at Crofton Country Club which commenced on October 11, 1996 and the acquisition of Oronoque Country Club on December 1, 1996.

     Operating expenses increased to $3,763,000 from $2,006,000. The increase is primarily the result of 337 days of operations of Brierwood Country Club versus 187 days in the prior period, operations of ground leasehold interests at Crofton Country Club which commenced on October 11, 1996 and the acquisition of Oronoque Country Club on December 1, 1996.

     Depreciation and amortization increased to $291,000 from $158,000. The increase is primarily the result of 337 days of operations of Brierwood Country Club versus 187 days in the prior period, operations of ground leasehold interests at Crofton Country Club which commenced on October 11, 1996 and the acquisition of Oronoque Country Club on December 1, 1996.

     Interest expense increased to $320,000 from $150,000. The increase is primarily the result of 337 days of borrowings related to the acquisition of Brierwood Country Club versus 187 days in the prior period, borrowings related to leasehold improvements and leasehold deposits at Crofton Country Club which commenced on October 11, 1996 and borrowings related to the acquisition of Oronoque Country Club on December 1, 1996.

     Net loss increased to a loss of $(416,000) from a net loss of $(102,000).

RESULTS OF OPERATIONS OF PALOMA GOLF COURSES

     In 1992, Paloma Golf Group, Inc. ("PGG") purchased the Tan Tara Golf & Country Club. During 1993, PGG entered into the Paloma Emerald Valley Limited Partnership to purchase and manage the Emerald Valley Golf & Country Club. During 1994, PGG entered into the Paloma Fox Valley Limited Partnership to purchase and manage the Fox Valley Golf & Country Club. These clubs were intended to be exclusive clubs to provide their members with golf, country club and banquet facilities. During 1996, PGG purchased the Minebrook Golf and Country Club, a public golf course. Currently, all country clubs are fully operational in all areas as all the clubhouses have been recently renovated to provide quality banquets and events.

Historical Ten Months ended October 31, 1997 Versus Historical Year Ended December 31, 1996

     Revenues increased 2.9% to $7,377,831 from $7,169,881. The growth in revenues was primarily the result of an overall increase in the rounds of golf played by the active members even though there was a slight decrease in membership dues. Revenues from golf operations in the month of November and December are generally minimal as a result of weather conditions. Accordingly, the ten month period ended October 31, 1997 and the year ended December 31, 1996 are comparable periods for golf operations.

     Operating costs and expenses decreased 0.7% to $3,207,203 from $3,228,969. This decrease was primarily due to the decrease in the food and beverage cost of sales as the 1997 period only reflects 10 months of restaurant and banquet events while the December 31, 1996 period includes a full year of restaurant and banquet events.

     Interest expense decreased 0.5% to $1,383,685 from $1,390,878. This difference was primarily due to the fact that the Company borrowed an additional $7.0 million during 1996, $5.3 million of which was borrowed during March 1996 and $1.7 million was borrowed during December 1996. During 1997, the Company did not borrow any additional funds. The combination of these factors results in a net decrease in interest expense after considering the difference in the length of time of the periods being compared.

     Net income decreased 42.4% to $324,231 from $562,647 primarily due to an increase in general and administrative costs associated with the increased golf operations activities and minority interest priority returns.

Historical Year Ended December 31, 1996 Versus Historical Year Ended December 31, 1995

     Revenues increased 44.8% to $7,169,881 from $4,950,546. The increase in revenues is primarily due to the acquisition of the Minebrook Golf Course in 1996. Additionally, membership revenues increased 18.3% as the result of an aggressive advertising campaign. As the result of these increases in membership and golf activity, food and beverage revenues increased 90.4% to $1,936,419 from $1,016,977.

     Operating costs and expenses increased 58.6% to $3,228,969 from $2,035,735 due to the acquisition and operations of the new course and the increase in membership.

     Interest expense increased 87.3% to $1,390,878 from $742,633 primarily due to the additional borrowings necessary to purchase the Minebrook golf course.

     Net income decreased 36.4% to $562,647 from $884,928 primarily due to increases in interest expense, depreciation and amortization, and general and administrative costs associated with the growth of the Company.

RESULTS OF OPERATIONS OF INDIAN LAKES RESORT AND NORDIC HILLS RESORT

     In connection with its proposed acquisition of Indian Lakes Resort and Nordic Hills Resort, the Company investigated the financial and physical condition of such properties, reviewed the market in which each of such properties is located and considered other factors, including the information with respect to such properties set forth under the caption "The Golf Courses." Based upon the Company's investigation of such properties, the Company is not aware of any material factors relating to such properties that causes the Consolidated Statement of Operations with respect to such properties not to be necessarily indicative of the results to be expected by the Company with respect to the information presented therein.

LIQUIDITY AND CAPITAL RESOURCES

     The Company anticipates that the proceeds of the Offering, together with its cash from operations, and the Credit Facility will provide adequate liquidity to acquire additional Golf Courses, conduct its operations, fund administrative and operating costs, interest payments and allow distributions to shareholders in accordance with the Code's requirements for qualification as a REIT and to avoid any corporate level federal income or excise tax.

     The Company has available $75 million under the Credit Facility. The Credit Facility will initially bear interest at LIBOR plus either 1.75% or 2.00% per annum (depending on amounts advanced from time to time under the Credit Facility and the designated value of the collateral from time to time pledged under the Credit Facility) and has an initial term of three years. Six of the Golf Courses are currently encumbered by mortgages or deeds of trust securing the Credit Facility. The Company has the right from time to time to add or subtract golf course properties from the collateral pool securing the Credit Facility, with a resulting upward or downward adjustment to the available revolving credit borrowing base from which the Company can obtain loan proceeds under the Credit Facility (with a maximum, in any event, of $75 million available loan proceeds). The Company may borrow additional amounts in connection with the acquisition of additional golf courses, the renovation or expansion of golf courses, or, as necessary, to meet certain distribution requirements imposed on a REIT under the Code.

     Under the terms of the Participating Leases, each Initial Lessee is responsible for all expenses associated with the operation of the related Golf Course, such as property taxes, general and administrative, food and beverage, insurance, utilities, service, maintenance, any ground lease payments and all capital expenditures. As a result of these arrangements, the Company does not believe it will be responsible for any expenses in connection with the Golf Courses during the terms of the respective Participating Leases. The Company anticipates entering into leases containing similar terms with respect to golf courses acquired in the future. After the terms of any Participating Lease expire, or in the event a Lessee is unable to meet its obligations, the Company expects that any expenditures it might become responsible for in maintaining the related Golf Courses will be funded by cash from operations and, in the case of major expenditures, possibly by borrowings. To the extent that unanticipated expenditures or significant borrowings are required, the Company's Cash Available for Distribution and liquidity may be adversely affected.

     In order to qualify as a REIT for federal income tax purposes, the Company will be required to make substantial distributions to its shareholders. The following factors, among others, will affect Cash Available for

Distribution and will influence the decisions of the Board of Trustees regarding distributions: (i) increases in Lease Payments under the Participating Leases and leases relating to properties acquired in the future; (ii) the ability of the Lessees to meet their obligations under leases; and (iii) the operating expenses of the Company. Although the Company will receive most of its rental payments on a monthly basis, it intends to make distributions quarterly. Amounts accumulated for distribution will be invested by the Company in short-term investments.

     Other than the purchase of the Golf Courses (including the repayment of debt), the Company has no commitments to make other capital expenditures at the date of this Prospectus. The Company may raise additional long-term capital by issuing, in public or private transactions, debt or other equity securities, but the availability and terms of any such issuance will depend upon the market and other conditions. The Company expects that as a result of having no debt upon completion of the Formation Transactions and its intention to refrain from incurring debt unless, upon such incurrence, the Company's debt to total market capitalization ratio would be approximately 50% or less, it will be able to obtain financing for its long-term capital needs. However, there can be no assurance that additional financing or capital will be available on terms acceptable to the Company.

     Acquisitions will be made subject to the investment objectives and policies to maximize both current income and long-term growth in income described elsewhere in this Prospectus. The Company's liquidity requirements with respect to future acquisitions may be reduced to the extent the Company uses Common Shares or OP Units as consideration for such purchases.

     The transition to the year 2000 may have an adverse impact on the processing of date-sensitive information by certain computerized information systems due to the fact that many computer programs were written using two digits, rather than four, to define the applicable year. Based on the Company's assessment of the use of financial information and operations systems by the Company and the Initial Lessees, the Company believes that the cost of addressing year 2000 issues will not have a material adverse effect on the Company's financial position, results of operations, cash flows, liquidity or capital resources in future periods.

INFLATION

     All of the Participating Leases provide for initial terms of 15 years with Base Rent and Participating Rent features. Base Rent will increase by the Base Rent Escalator during the term of each Participating Lease. In addition, all of such leases are triple net leases requiring the Initial Lessees to pay for all maintenance and repair, insurance, utilities and services, thereby minimizing the effect of inflation on the Company. Accordingly, the Company believes the effect of inflation on the Company is not material.

SEASONALITY

     The golf industry is seasonal in nature based on weather conditions and fewer available tee times in the rainy season and the winter months. Each of the Initial Lessees operating a daily fee or resort course property may vary green fees based on changes in demand.

FUNDS FROM OPERATIONS

     The Company believes Funds from Operations, as defined by NAREIT, to be an appropriate measure of performance for an equity REIT. While Funds from Operations is a relevant and widely used measure of operating performance of equity REITs, it does not represent cash flow from operations or net income as defined by generally accepted accounting principles ("GAAP"), and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance of the Company.

                               THE GOLF INDUSTRY

     Unless otherwise noted, references herein to national industry statistics and averages are based on reports of the NGF, an industry trade association not affiliated with the Company.

MARKET OVERVIEW

     Golf is one of the most popular sports in the United States. Fueled by a rise in popularity and favorable demographic trends, the number of golfers, the number of rounds played and the participation rate among the population has increased significantly over the past quarter century. In 1997 there were approximately 26.5 million golfers, which represented 12.1% of the total U.S. population age 12 or older, while in 1970, there were only 11.2 million golfers, which represented 7.2% of the population age 12 or older. This change represents a net increase of 136.6% and a compounded annual growth rate of 3.2%. Current changes in the demographic composition of the U.S. are again expected to fuel growth within the golf industry.

     After several years of relatively flat growth, golf participation reached record levels in 1997 with 547 million rounds of golf played, surpassing the previous record of 505 million rounds set in 1992. The 1997 record represents a 14.6% increase over total rounds played in 1996 and a 36.2% increase over total rounds played in 1986. Furthermore, golf course utilization, as represented by average rounds played per golf course (calculated by dividing total rounds played by the total number of golf courses as reported by the NGF and the National Golf Course Owners Association) increased 13.6% between 1986 and 1997 from 30,098 to 34,200. The Company believes that the recent surge in golf participation is evidence that the current trends and conditions in the United States will fuel continued growth in the golf industry. These trends and conditions are summarized below.

DEMOGRAPHIC TRENDS

     The Company believes that the number of golfers as well as the number of rounds played will increase significantly between 1997 and 2005 as the average age of the population continues to increase. According to the United States Bureau of the Census, the population age 50 or older will increase by 20.0% between 1997 and 2005, from 71.1 million to 85.3 million. The average number of rounds played per golfer on an annual basis increases significantly as the golfer ages. Golfers in their 50s play nearly twice as many rounds as golfers in their 30s, and golfers age 65 or older generally play three times as many rounds annually as golfers in their 30s. The effect of this demographic shift is shown in the graph below, which depicts the estimated age dispersion in the United States in 1997 and the projected age dispersion in 2005 according to the United States Bureau of the Census, as well as 1997 golf participation rates from the NGF for individual age groups based on the average annual number of golf rounds played. Assuming golf participation rates for the individual age groups remain constant, the Company believes that the aging population (as evidenced by the shaded area below) will significantly increase the overall demand for golf.

                                  DEMOGRAPHICS

    COLUMNS REPRESENT AVERAGE ANNUAL ROUNDS PER GOLFER AGE GROUP AS OF 1997 LINES REPRESENT ESTIMATED 1997 AND PROJECTED 2005 POPULATION OF EACH GOLFER AGE
                                     GROUP

          Age                   Average rounds per Golfer
        30 - 40                         12.5
        40 - 50                         16.6
        50 - 60                         24.2
        60 - 65                         39.7
        65 - 70                         46.0


                              AGE DISPERSION CHART

     As the baby boom segment of the U.S. population ages, a dramatic increase in demand for golf courses is expected with the frequency of play among baby boomers expected to increase significantly. The initial increase in popularity of golf in the 1980's is largely attributed to the baby boomers reaching their 40s (a golfer in his 40s plays, on average, 32.8% more rounds annually than a golfer in his 30s). Many of the 78 million baby boomers are now entering their 50s. The NGF estimates that the average individual in his 50s plays 93.6% more rounds of golf per year than the average individual in his 30s. This increase in rounds played annually continues for golfers in their 60s. The average individual in his early 60s plays 217.6% more rounds and the average individual in his late 60s plays 268.0% more rounds than the average individual in his 30s. This trend suggests that as the baby boomers continue to age, a significant increase in the number of rounds played will result. The Company believes that the financial impact of the early stages of this trend can already be seen. According to a recent survey conducted by Golf Business magazine, the median weekend green fee in 1997 increased by 12.0% over 1996, from $25 to $28.

     The "echo boomers," or the 72 million children of the baby boom generation, are expected to amplify their parents' positive impact on the golf industry. This age group, currently in their teens and 20s, is entering into their trial and start-up golf years and, as they continue to age, they too are expected to play more rounds of golf. Since the mid-1980s, teenage golf participation has grown strongly since the echo boomers reached that age in the early 1990s. The graph below demonstrates the participation trends for both the baby boomers and the echo boomers.

       PERCENT CHANGE IN PARTICIPATION OVER PRIOR 5 YEARS IN AGE GROUP


AGE GROUP       1985          1990            1995            2000           2005           2010
12 - 17         -7.7%         -3.1%            5.7%(2)         6.9%(2)        8.0%(2)        0.4%(2)
18 - 29          1.6%         -6.3%           -8.4%           -1.1%(2)        4.1%(2)        8.4%(2)
30 - 39         18.3%(1)      10.8%(1)         7.0%           -4.8%          -9.2%          -3.8%
40 - 49         12.8%(1)      22.0%(1)        17.5%(1)        14.0%(1)        6.9%          -4.7%
50 - 59         -5.5%         -1.3%           11.9%(1)        21.7%(1)       19.8%(1)       12.9%(1)
60 - 64          7.5%         -2.6%           -4.3%            4.5%          18.2%(1)       24.9%(1)
  65+           10.5%          9.4%            8.3%            5.0%           4.7%           8.5%

                (1) = Baby Boom                 (2) = Echo Boom


     In addition, participation rates are increasing across nearly all age groups with the largest increases occurring within the group aged 30 to 49. Assuming participation rates remain the same or improve, the Company expects this age group to contribute significantly to total rounds played in the future. The graph below depicts golfer participation (calculated as the number of golfers as a percent of the total population) for 1986 and 1996.

                                   [GRAPH]
                                 PLOT POINTS


     Source: NGF and the United States Bureau of the Census

THE "TIGER EFFECT"

     The success of professional golfer Tiger Woods has had a considerable effect on the golf industry. Woods' numerous victories, including the 1997 Masters, and the media attention that he has attracted, have done much to increase the popularity of golf. One leading indicator of the sport's popularity, television ratings, is currently at an all-time high. More than 30% of the U.S. households, representing a 56% increase over 1996, watched at least one of golf's four major tournaments in 1997. In addition, ratings for lesser known tournaments in which Woods participated were up dramatically. Ratings of the 1997 GTE Byron Nelson Classic, for example, were up 85% over 1996. Tournament attendance has also increased. Depending upon the tournament, ticket sales were up between 18-35% in 1997 over 1996 and concession and souvenir sales were up between 20-25%. The frequent television coverage of Woods, and his high-visibility endorsements, serve as a consistent reminder of golf.

     The Company believes that this increased media attention has helped fuel the public's interest in golf and contributed to the recent growth in rounds played by those who are new to the sport. A record high of nearly 3 million people played golf for the first time in 1997, a 51.2% increase over the nearly 2 million beginners in 1996. The Company believes that this growth will persist in the future as strong media coverage continues to generate public interest in the sport.

BROADER DEMOGRAPHIC REPRESENTATION

     The increased level of attention golf has received is also translating into increased participation by junior, minority and female golfers -- groups which have traditionally not been large participants in the sport. A recent survey conducted by Golf Business magazine reports that in 1997 junior golfers played approximately 36% more rounds than they did in 1996. Rounds played by these junior golfers, defined as individuals between 12 and 17 years of age, increased from 6.1% to 7.7% of total play for the year. It was also reported that, while 85.4% of all golfers are white, this number is down from its 1996 and 1995 levels of 87.2% and 87.7%, respectively. Participation by African-American golfers, after remaining stagnant between 1995 and 1996, increased from 4.4% to 4.9% of the total golfer population from 1996 to 1997. Asian/Pacific Islanders, who comprised 4.0% of all golfers in 1995, increased to 4.5% in 1996 and to 5.6% in 1997. Women also prominently figured into the increased demand for golf in 1997, as approximately 10% more women played golf than in 1996. The increase in female participation was spread across all age groups, as juniors, seniors and non-seniors increased their rounds in 1997. While female golfers still comprise only about 21% of the total number of golfers, they account for approximately 32% of all beginning golfers.

INCREASE IN LEISURE SPENDING

     The golf industry has benefited from an increase in disposable income and a change in spending habits of the American consumer. Although the average level of leisure time has not increased over the past decade, the level of recreational spending has gone up significantly, increasing by approximately 35% from 1990 to 1995 (after adjusting for inflation). In addition, total sales of golf related merchandise are estimated at over $5 billion for last year, significantly higher than any previous year. Such growth is demonstrated by the success of the golf division of Nike, which experienced a sales increase of 100% for the fiscal year ended May 31, 1997 to $120 million, and which expects sales to increase to $200 million for the fiscal year 1998. This suggests that golfers likely are spending much more on golf-related equipment and accessories than they have in the past. The Company believes that these golfers are also willing to pay more in golf-related fees, or play at higher fee courses, than they traditionally have. As shown in the chart below, during the period between 1986 and 1994, total golf-related purchases (including golf-related fees) approximately doubled. The Company believes this increased willingness to spend money on golf and golf related items should allow the lessees to increase revenues through higher fees without having a negative impact on the number of rounds played at the Company's courses.

                             GOLFER SPENDING GRAPH

                                   [GRAPH]


GOLF COURSE OWNERSHIP

     The Company believes that the domestic golf industry remains fragmented in terms of golf course ownership. According to the National Golf Course Owners Association, there are approximately 16,000 golf courses in the United States, approximately 6,000 of which are municipal or member-equity courses, which generally are not available for acquisition. The remaining 10,000 privately-owned courses are owned by approximately 9,000 entities, with the 15 owners of the greatest number of courses collectively owning and leasing fewer than 5% of the total number of courses. The Company believes that such fragmented ownership provides it with an excellent opportunity to consolidate the ownership of high quality golf courses and provides an excellent opportunity for the Company to grow through acquisitions.

GOLF COURSE DEVELOPMENT

     Between 1986 and 1996, the golf industry added 3,420 new courses, which represents a compounded annual growth rate of 13.9%. This development, as determined by golf course openings, has increased in pace as evidenced by the graph below. Whereas between 1986 and 1990, 18-hole equivalent openings averaged 155 per year, 18-hole equivalent openings averaged 284 per year between 1991 and 1996. The Company believes that such development has been fueled by the favorable economic environment and by the accessibility of financing to developers, in addition to the fact that in many markets demand far outpaces supply. Such an increase in the number of golf courses improves the accessibility of the sport to many would-be golfers. The high level of current development also provides the Company with significant opportunities to facilitate its growth both through alliances with golf course developers and through increased acquisition opportunities.

                              GOLF COURSE OPENINGS

                                   [GRAPH]



TYPE OF GOLFERS

     The NGF classifies the general golfing population into three distinct categories by age and frequency of play: (i) core golfers, or those who play at least eight rounds of golf per year; (ii) occasional golfers, or those who play between one and seven rounds per year; and (iii) junior golfers, or those aged 12 to 17 years old who play at least one round of golf per year. The table below is an overview of the characteristics of the different types of golfers and of their impact on the growth of the industry.

                                                           AVERAGE     CORE      OCCASIONAL    JUNIOR
                                                           -------     ----      ----------    ------
Number of Golfers (millions)...........................         NA       11.4        11.6          1.8
Average Age............................................         40         45          39           15
Average Household Income...............................    $59,970    $61,940     $57,350      $63,530
Experience (years).....................................         15         19          13            3
Average Rounds Played..................................         19         37           3           14

     The Company is optimistic about the growth potential for the industry based upon the anticipated healthy growth in each of these categories.

                                THE GOLF COURSES

     The 16 Golf Courses are located in 14 separate locations in 10 states, with four in Illinois, three in New York, two in Tennessee and one in each of Connecticut, Georgia, Maryland, Oregon, New Jersey, South Carolina and Virginia. All of the Golf Courses are located in Standard Metropolitan Statistical Areas with populations in excess of 250,000 people. The Golf Courses are located in markets that are generally characterized by increasing populations, above-average household income, high barriers to entry, and high population per hole ratios. The Company estimates that the average household in the United States earned $50,540 in 1997, while in the Company's markets the weighted average household income was 33.5% higher, at $67,475. Within a 10 mile radius of each of the Golf Courses, the weighted average population was 508,509 in 1997 and had grown 9.5% since 1990, while nationally the population growth rate was 7.5% over the same period. The population-per-hole ratio for the Company's existing markets, a measure that the Company believes is a reliable indicator of demand within a given market, equaled 1,551:1 (people-to-available holes) in 1996 on a weighted average basis, a 17.9% premium to the national average of 1,316:1.

     All of the Golf Courses and related properties are owned 100% in fee by the Company except for Penderbrook Golf Club, Crofton Country Club and Memphis National Golf Club, which are leased by the Company under long term ground leases expiring in 2022, 2026 and 2042, respectively. See "-- Descriptions of the Golf Courses." Eight Golf Courses are located at seven private country clubs, five are daily fee courses and three are located at two resort course properties. The Golf Courses include facilities such as clubhouses, restaurants, lodging facilities, banquet space, meeting rooms, pro shops, driving ranges, locker rooms, swimming pools, spas and tennis courts. Services provided at the Golf Courses include golf cart rentals, and golf and tennis lessons. The Company considers its daily fee and resort courses to be among the better courses in their markets because of the quality and maintenance of each golf course and the average green fees, which are significantly above the averages for golf courses in their respective geographic markets, and the facilities, amenities and services available at the Golf Courses, including full service pro shops and state-of-the-art practice facilities. The Company believes its focus on high quality daily fee golf courses and private country clubs, which attract golfers with attractive demographic and economic profiles, will result in stronger and less cyclical revenue growth in comparison to golf courses with lower green fees and membership dues.

     Private Country Clubs. Private country clubs typically offer championship-quality golf courses, practice facilities, clubhouses with golf shops carrying large inventories of golf merchandise, locker and card room facilities, food and beverage and, frequently, banquet facilities. Private clubs generate revenue through member initiation fees, monthly membership dues, golf cart rentals and guest greens fees, as well as the retail sale of golf merchandise and food and beverage. The operation of a private club focuses primarily on maximizing the membership base. By achieving appropriate membership levels, a club increases membership initiation fees, membership dues, driving range fees, golf cart rentals, pro shop merchandise sales and food and beverage sales. Methods utilized to increase membership sales include offering a range of membership programs at a variety of price points, implementing member referral programs, direct mail marketing targeted at selected demographic areas near the club and general advertising promotions through newspapers, radio and local publications.

     Daily Fee Courses. Daily fee courses are open to the public and generate revenues principally from green fees, golf cart rentals, practice facility charges, golf shop sales and food and beverage operations. Daily fee courses generally include golf courses, practice facilities, small clubhouses with golf shops carrying golf merchandise, locker room facilities and a snack bar food and beverage operation. Daily fee courses generally do not charge initiation or membership dues. The operation of daily fee courses focuses on maximizing the number of rounds played and revenue per round. In addition to increasing green fees, more rounds played results in additional revenues from golf cart rentals, driving range fees, pro shop merchandise sales, and food and beverage sales. Marketing methods designed to increase utilization during periods of low demand include offering discounts on green fees, scheduling tournaments and forming leagues. Various advertising programs, including promotions through newspapers, radio, and other local publications are used to generate additional awareness and demand.

     Resort Courses. Resort courses are daily fee courses that typically offer amenities similar to a private club and are normally associated with a lodging component. Resort courses differ from other daily fee courses in that they are located near, or are themselves, vacation destinations and tend to draw a high percentage of players from outside the immediate area in which the course is located. Resort courses also tend to offer more extensive facilities and amenities than daily fee courses, such as championship-quality courses, expanded clubhouse services and multiple food and beverage outlets.

     The Company will acquire a 100% interest in each of the Golf Courses. Certain information respecting each of the Golf Courses is set forth below:

                             PRIVATE COUNTRY CLUBS

                                                             MONTH/YEAR                                    MEMBERS AT
                                                YEAR         MANAGEMENT                                  DECEMBER 31,(2)
                                              OPENED/        ASSUMED BY                               ---------------------
                   NAME                     RENOVATED(1)   INITIAL LESSEE       INITIAL LESSEE        1995    1996    1997
                   ----                     ------------   --------------       --------------        ----    ----    ----
Fox Valley Club...........................  1991/1995       Nov. 1997          Palmer Management        424     433     524
Oronoque Country Club.....................  1970/1997       Nov. 1996          Palmer Management        325     347     432
Memphis National Golf Club(5) (Two Golf
 Courses).................................  1971/1997       Jun. 1997          Palmer Management        719     692     714
Crofton Country Club(5)...................  1964/1996       Oct. 1996          Palmer Management      1,093     786     832
Brierwood Country Club....................  1957/1996       Jul. 1995          Palmer Management        422     537     605
University Club of South Carolina.........     1995         Sep. 1995           Univ. Clubs(6)        1,754   1,639   1,629
Tan Tara Golf Club........................  1972/1994       Nov. 1997          Palmer Management        416     419     424
   Total...................................................................................................................


                                                   GROSS GOLF REVENUE(3)                     TOTAL REVENUE(4)
                                            ------------------------------------   ------------------------------------
                   NAME                        1995         1996         1997         1995         1996         1997
                   ----                        ----         ----         ----         ----         ----         ----
Fox Valley Club...........................  $1,426,748   $1,762,831   $1,751,764   $1,848,801   $2,935,684   $2,998,731
Oronoque Country Club.....................   1,099,302    1,001,372    2,448,103    1,297,945    1,919,737    3,010,282
Memphis National Golf Club(5) (Two Golf
 Courses).................................   1,692,137    1,666,266    1,918,615    1,915,377    1,883,583    2,171,078
Crofton Country Club(5)...................   1,764,965    1,558,350    2,240,286    2,794,556    2,825,708    3,174,034
Brierwood Country Club....................   1,931,429    1,639,219    1,949,795    3,995,626    3,827,599    4,240,491
University Club of South Carolina.........     804,186    1,881,596    1,937,910    1,064,600    2,033,973    2,415,322
Tan Tara Golf Club........................   1,016,443    1,157,191    1,306,000    1,704,847    1,875,035    2,164,993
   Total..................................


                                             INITIAL
                   NAME                     BASE RENT
                   ----                     ---------
Fox Valley Club...........................  $1,130,000
Oronoque Country Club.....................   1,060,000
Memphis National Golf Club(5) (Two Golf
 Courses).................................   1,057,000
Crofton Country Club(5)...................     919,000
Brierwood Country Club....................     854,000
University Club of South Carolina.........     600,000
Tan Tara Golf Club........................     536,000
                                            ----------
   Total..................................  $6,156,000
                                            ==========

-------------------------

(1) See "-- Descriptions of the Golf Courses" for a description of certain course renovations.
(2) Generally includes active golf and social members.
(3) Gross Golf Revenue generally is defined as all revenues from a golf course, including green fees, golf cart rentals, range fees, membership dues, member initiation fees and transfer fees (included on a cash basis); excluding, however, food and beverage and merchandise revenue. See "Glossary."
(4) "Total Revenue" means all revenue from a property, including green fees, golf cart rentals, range fees, membership dues, member initiation fees and transfer fees (included on a cash basis), hotel room revenues, food and beverage and merchandise revenue.
(5) The Company is the fee simple owner of each of the private country clubs except Crofton and Memphis National, which are subject to long-term ground leases that expire in 2026 and 2042. See "-- Descriptions of the Golf Courses."
(6) The Initial Lessee of University Club of South Carolina will be a joint venture of University Clubs and Palmer Management.

                               DAILY FEE COURSES

                                                     MONTH/YEAR
                                        YEAR         MANAGEMENT                                  ROUNDS
                                      OPENED/        ASSUMED BY          INITIAL        ------------------------
               NAME                 RENOVATED(1)   INITIAL LESSEE        LESSEE          1995     1996     1997
               ----                 ------------   --------------        -------         ----     ----     ----
Towne Lake Hills Golf Club........     1994         Jun. 1994              HMS          37,746   39,018   46,753
Black Hawk Golf Club..............  1974/1996          (4)          Palmer Management    (5)     31,219   35,308
Emerald Valley Golf Club..........  1963/1994       Nov. 1997       Palmer Management   40,117   31,532   33,632
Penderbrook Golf Club(6)..........  1981/1998       Nov. 1997       Palmer Management    (5)      (5)      (5)
Minebrook Golf Club...............  1919/1996       Nov. 1997       Palmer Management    (5)     25,047   34,487
   Total........................................................................................................


                                           GROSS GOLF REVENUE(2)                         TOTAL REVENUE(3)
                                    ------------------------------------      --------------------------------------     INITIAL
               NAME                    1995         1996         1997            1995         1996          1997        BASE RENT
               ----                    ----         ----         ----            ----         ----          ----        ---------
Towne Lake Hills Golf Club........  $1,531,861   $1,684,273   $1,989,992      $2,020,052   $2,449,353   $  2,946,844    $  900,000
Black Hawk Golf Club..............     (5)          911,102    1,146,115         (5)        1,169,253      1,459,016       570,000
Emerald Valley Golf Club..........     961,975      859,941      969,731       1,396,896    1,268,981      1,430,626       496,000
Penderbrook Golf Club(6)..........   1,283,241    1,218,479      966,148(7)    1,689,224    1,561,049      1,183,073(7)    453,000
Minebrook Golf Club...............     (5)          780,101    1,045,392         (5)        1,090,182      1,488,558       345,000
                                                                                                                        ----------
   Total..........................                                                                                      $2,764,000
                                                                                                                        ==========

-------------------------

(1) See "-- Descriptions of the Golf Courses" for a description of certain course renovations.
(2) Gross Golf Revenue generally is defined as all revenues from a golf course, including green fees, golf cart rentals, range fees, membership dues, member initiation fees and transfer fees (included on a cash basis); excluding, however, food and beverage and merchandise revenue. See "Glossary."
(3) "Total Revenue" means all revenue from a property, including green fees, golf cart rentals, range fees, membership dues, member initiation fees and transfer fees (included on a cash basis), hotel room revenues, food and beverage and merchandise revenue.
(4) An affiliate of Palmer Management will assume management of Black Hawk Golf Club upon completion of the Offering.
(5) Data unavailable from previous owner.
(6) The Company is the 100% fee owner of each daily fee Golf Course except Penderbrook, which is subject to a long-term ground lease that expires in 2022. See "-- Descriptions of the Golf Courses."
(7) A portion of Penderbrook was closed during 1997 for renovations. See "-- Descriptions of the Golf Courses."

                            RESORT COURSE PROPERTIES

                                                            MONTH/YEAR
                                               YEAR         MANAGEMENT                         ROUNDS
                                             OPENED/        ASSUMED BY      INITIAL    ----------------------
                  NAME                     RENOVATED(1)   INITIAL LESSEE    LESSEE     1995    1996     1997
                  ----                     ------------   --------------    -------    ----    ----     ----
Indian Lakes Resort
 (Two Golf Courses)......................  1980/1996       Aug. 1995       Montclair   (4)    28,725   32,426
Nordic Hills Resort......................  1972/1996       Aug. 1995       Montclair   (4)    47,389   52,067
   Total.....................................................................................................


                                             GROSS GOLF AND ROOMS REVENUE(2)                 TOTAL REVENUE(3)
                                           ------------------------------------   ---------------------------------------
                  NAME                        1995         1996         1997         1995          1996          1997
                  ----                        ----         ----         ----         ----          ----          ----
Indian Lakes Resort
 (Two Golf Courses)......................  $7,857,782   $7,958,563   $8,530,791   $17,061,446   $16,451,604   $17,247,665
Nordic Hills Resort......................   4,178,781    4,249,513    5,342,515     8,652,001     8,778,546    11,141,647
   Total.................................


                                            INITIAL
                  NAME                     BASE RENT
                  ----                     ---------
Indian Lakes Resort
 (Two Golf Courses)......................  $3,979,000
Nordic Hills Resort......................   2,188,000
                                           ----------
   Total.................................  $6,167,000
                                           ==========

-------------------------

(1) See "-- Descriptions of the Golf Courses" for a description of certain course renovations.
(2) Represents Gross Golf Revenue plus Rooms Revenue. Gross Golf Revenue generally is defined as all revenues from a golf course, including green fees, golf cart rentals, range fees, membership dues, member initiation fees and transfer fees (included on a cash basis); excluding, however, food and beverage and merchandise revenue. Rooms Revenue generally is defined as all revenues from the renting of hotel rooms. See "Glossary."
(3) "Total Revenue" means all revenue from a property, including green fees, golf cart rentals, range fees, membership dues, member initiation fees and transfer fees (included on a cash basis), hotel room revenues, food and beverage and merchandise revenue.
(4) Data unavailable from previous operator.

DESCRIPTIONS OF THE GOLF COURSES

     Private Country Clubs

     Private country clubs are generally closed to the public and generate revenue principally through initiation fees and membership dues, golf cart rentals and guest green fees. Initiation fees and membership dues are determined according to the particular market segment in which the club operates. Revenue and cash flows of private country clubs are generally more stable and predictable than those of public courses because the receipt of membership dues generally is independent of the level of course utilization.

     The following table sets forth certain information concerning the Company's private country clubs:

                                                                           FACILITIES AND SERVICES
                                                           -------------------------------------------------------
                                                  NO. OF   DRIVING     PRACTICE       CART                 FOOD &
       COURSE NAME                LOCATION        HOLES     RANGE    FACILITIES(1)   RENTAL   CLUBHOUSE   BEVERAGE
       -----------                --------        ------   -------   -------------   ------   ---------   --------
Fox Valley Club...........  Lancaster, NY           18        Y            Y           Y          Y          Y
Oronoque Country Club.....  Stratford, CT           18        Y            Y           Y          Y          Y
Memphis National Golf Club
  (two Golf Courses)......  Collierville, TN        36        Y            Y           Y          Y          Y
Crofton Country Club......  Crofton, MD             18        Y            Y           Y          Y          Y
Brierwood Country
  Club....................  Hamburg, NY             18        Y            Y           Y          Y          Y
University Club of South
  Carolina................  Blythewood, SC          27        Y            Y           Y          Y          Y
Tan Tara Golf Club........  North Tonawanda, NY     18        Y            Y           Y          Y          Y

                               FACILITIES AND SERVICES
                            ------------------------------
                            PRO                    FITNESS
       COURSE NAME          SHOP   TENNIS   POOL   CENTER
       -----------          ----   ------   ----   -------
Fox Valley Club...........   Y       Y       Y        N
Oronoque Country Club.....   Y       Y       Y        N
Memphis National Golf Club
  (two Golf Courses)......   Y       N       N        N
Crofton Country Club......   Y       Y       Y        N
Brierwood Country
  Club....................   Y       Y       Y        N
University Club of South
  Carolina................   Y       Y(2)    Y(2)     Y(2)
Tan Tara Golf Club........   Y       N       N        N

-------------------------
(1) Includes putting green and practice bunkers.

(2) Facilities scheduled to open summer of 1998.

          The Fox Valley Club -- Lancaster, New York. The Fox Valley Club, which opened in 1992, is set among rolling wooded hills and a scenic creek in the greater Buffalo area. In 1995, major on-site improvements were completed, including the addition of a 14,500 square foot clubhouse, which overlooks the northern portion of the 18-hole, par 72, 6,603 yard golf course, as well as a swimming pool complex. Dining facilities in the clubhouse accommodate 365 persons and include a formal dining room, a main dining room and a patio. Fox Valley is operated under the Arnold Palmer Managed Golf Club(SM) brand affiliation. The Initial Lessee of the club is an affiliate of Palmer Management, which has managed the club since November 1997.

          Oronoque Country Club -- Stratford, Connecticut. Oronoque Country Club, which opened in 1970, features an 18-hole, par 72, 6,575 yard course designed by Desmond Muirhead. Oronoque recently completed a $2.1 million renovation, which included substantial course improvements, such as reconstructed bunker and tee areas, improved drainage as well as significant upgrades to the banquet facility, club entrance, and pro shop. Major landscaping and beautification projects around the clubhouse areas and throughout the golf course were also completed. Oronoque is to be operated under the Arnold Palmer Managed Golf Club(SM) brand affiliation. The Initial Lessee of the club is an affiliate of Palmer Management, which has managed the club since November 1996.

          Memphis National Golf Club -- Collierville, Tennessee. Located in the greater Memphis area, the original 45 hole Memphis National Golf Club (formerly Houston Levee Golf Club) was designed by George Curtis and opened in 1971. In 1997, Palmer Management initiated a $5.9 million comprehensive renovation and improvement program that commenced with the conversion of the courses from 45 holes to two championship, par 70, 18-hole courses, one of which is open to the public. The program also includes the complete renovation of the clubhouse. Planned course improvements include reconstructed bunkers, an improved irrigation system, and new tee and green complexes. The new clubhouse will provide banquet facilities, a new golf-themed restaurant and retail shop. These renovations are scheduled to be completed in October 1998. The club is operated pursuant to a ground lease that expires in 2042. Memphis National is operated under the Arnold Palmer Managed Golf Club(SM) brand affiliation and will be leased to an affiliate of Palmer Management, which has managed the club since June 1997.

          Crofton Country Club -- Crofton, Maryland. Crofton Country Club is located within a 25-minute drive from both downtown Washington, D.C. and Baltimore, Maryland. Crofton has twice hosted the Maryland Open, as well as a U.S. Open Qualifier and a U.S. Amateur Qualifier. Crofton's 18-hole, par 72, 7,211 yard championship course was designed by Eddie Ault and opened in 1964. In 1997, Palmer Management completed a $2.7 million renovation and improvement program that included converting all 18 fairways to bent grass and significant tee and bunker reconstruction. Additional renovations completed include a major renovation of the clubhouse, which included the construction of a new pro shop, the complete renovation and re-equipping of the main kitchen, renovation of the building exterior and entrances, banquet rooms and office areas and reconstruction of the pool locker and bathroom facilities. Crofton is operated pursuant to a long term ground lease that expires in December 2026. Crofton is operated under the Arnold Palmer Managed Country Club(SM) brand affiliation. The Initial Lessee of the club is an affiliate of Palmer Management, which has managed the club since October 1996.

          Brierwood Country Club -- Hamburg, New York. Brierwood County Club, which was built in 1957 by Bethlehem Steel as a private club for its executives, is situated on a 450-acre residential development located in the greater Buffalo area. Brierwood features an 18-hole, par 72, 7,031 yard championship course and an 84,000-square foot clubhouse. Since 1995, over $500,000 has been invested in improvements, including a major redesign and reconstruction of most of the bunkers and tee boxes, significant drainage improvements throughout the golf course, and construction of a new roof for the clubhouse. Club amenities include an 80-seat formal dining room, banquet facilities with a sit-down dining capacity of 600, a complete practice area, pro shop, indoor bowling alley, four swimming pools and two tennis courts. In 1996 Brierwood hosted the Nike Buffalo Open tournament. Membership increased at Brierwood from 422 members in 1995, the year in which Palmer Management acquired Brierwood, to 605 members in 1997. Brierwood is operated under the Arnold Palmer Managed Country Club(SM) brand affiliation. The Initial Lessee of the course is an affiliate of Palmer Management, which has managed the club since July 1995.

          The University Club of South Carolina -- Blythewood, South
     Carolina. The University Club of South Carolina features a nine hole and an 18-hole championship golf course set among pine trees and lagoons. The club, which is located just minutes from Downtown Columbia and the main campus of the University of South Carolina ("USC"), is the home course for the nationally-ranked USC golf teams and USC's National Alumni and Athletic Booster Clubs. The club also hosts the annual "Hootie and the Blowfish Monday after the Masters Celebrity Pro-Am" golf tournament, which is televised nationally on ESPN. Amenities include a USC-themed clubhouse with a full service pro shop, restaurant and 30-acre practice facility. Tennis, fitness and swim facilities are currently under construction and are expected to open during Summer 1998. As a result of its marketing relationship with USC, the club sold over 1,700 memberships prior to opening. See "-- Brand Affiliations." The Initial Lessee of the club is a joint venture of University Clubs and Palmer Management. University Clubs has managed the club since its opening.

          Tan Tara Golf Club -- North Tonawanda, New York. Situated in the greater Buffalo area, Tan Tara Golf Club includes an 18-hole, par 72, 7,087 yard course that opened in 1972. In 1994, a major renovation program was completed. The clubhouse was extensively renovated, including pro shop, locker rooms, dining room and bar. Golf course improvements include drainage and bunker repair, in addition to a renewed emphasis on sound agronomy practices. Subsequent improvements include a redesign of the golf course to lengthen and improve the quality of play as well as the installation of a new putting green. Membership at Tan Tara has increased significantly since 1993 as a result of these improvements. Tan Tara is operated under the Arnold Palmer Managed Golf Club(SM) brand affiliation. The Initial Lessee of the club is an affiliate of Palmer Management, which has managed the club since November 1997.

     Daily Fee Courses

     The Company considers its daily fee courses to be high-end courses, reflected in the quality and maintenance standards of the golf courses, and the green fees, which are generally higher than other golf courses in their market.

     The following table sets forth certain information concerning the Company's daily fee Golf Courses:

                                                                FACILITIES AND SERVICES
                                                      --------------------------------------------
                                             NO. OF   DRIVING     PRACTICE       CART
       COURSE NAME             LOCATION      HOLES     RANGE    FACILITIES(1)   RENTAL   CLUBHOUSE
       -----------             --------      ------   -------   -------------   ------   ---------
Towne Lake Hills Golf
  Club...................  Woodstock, GA       18        Y            Y           Y          Y
Black Hawk Golf Club.....  St. Charles, IL     18        Y            Y           Y          N
Emerald Valley Golf
  Club...................  Creswell, OR        18        Y            Y           Y          Y
Penderbrook Golf Club....  Fairfax, VA         18        N            N           Y          Y
Minebrook Golf Club......  Hackettstown, NJ    18        Y            Y           Y          Y

                               FACILITIES AND SERVICES
                           -------------------------------
                            FOOD &    PRO
       COURSE NAME         BEVERAGE   SHOP   TENNIS   POOL
       -----------         --------   ----   ------   ----
Towne Lake Hills Golf
  Club...................     Y        Y       N       N
Black Hawk Golf Club.....     Y        Y       N       N
Emerald Valley Golf
  Club...................     Y        Y       N       N
Penderbrook Golf Club....     Y        Y       N       N
Minebrook Golf Club......     Y        Y       N       N

-------------------------
(1) Includes putting green and practice bunkers.

          Towne Lake Hills Golf Club -- Woodstock, Georgia.Towne Lake Hills Golf Club, an 18-hole, par 72, 6,757 yard course, was designed by world renowned golf course architect Arthur Hills and first opened for play in December 1994. The course is located on 180 acres of Georgia pine forest and features over 100 feet of elevation change across the course layout. The club is situated in the center of the 5,000-unit Towne Lake Hills residential community and is located only minutes from downtown Atlanta. Amenities include a clubhouse with a full service pro shop, restaurant and grille, locker rooms and a complete practice facility, including a driving range, practice bunker and two putting greens. The Initial Lessee of the course is an affiliate of HMS, which has managed the course since June 1994.

          Black Hawk Golf Club -- St. Charles, Illinois. Located in the Fox River Valley in St. Charles, Black Hawk Golf Club is an 18-hole, par 72, 6,547 yard golf course that opened in 1974. Over the last two years, the course has been substantially renovated at a cost of over $1 million, with improvements such as the installation of an automated irrigation system and the purchase of new course maintenance equipment. In addition, certain holes were enhanced through improvements that included the widening of tees and the reshaping of fairways. Situated on approximately 160 acres, the golf course is surrounded by an upscale single family home development with homes ranging in value from $500,000 to $1,000,000. The course is consistently ranked as one of the top 25 courses in the State of Illinois by Chicagoland Golf magazine. An affiliate of Palmer Management will assume management of Black Hawk Golf Club upon the completion of the Offering.

          Emerald Valley Golf Club -- Creswell, Oregon. Situated on 170 acres in the greater Eugene, Oregon area, the Emerald Valley Golf Club is an 18-hole, par 72, 6,873 yard golf course that opened in 1963. Extensive refurbishment of the clubhouse, with particular emphasis on the pro shop and restaurant facilities was completed in 1994. Other course amenities include a driving range and practice green. The Willamette Valley's mild climate usually allows for year-round play. Emerald Valley was ranked as the number 3 golf course in Oregon by the Oregon Golf Association. The course is operated under the Arnold Palmer Managed Golf Course(SM) brand affiliation. The Initial Lessee of the course is an affiliate of Palmer Management, which has managed the course since November 1997.

          Penderbrook Golf Club -- Fairfax, Virginia. Penderbrook Golf Club, an 18-hole, par 71, 6,152 yard course, is located off of Route 50 in Fairfax, Virginia, one of Washington's most affluent suburbs. The course opened in 1981 as part of the Penderbrook planned unit development. In 1997, Palmer Management initiated a $1.8 million renovation program that resulted in significant remodeling of the clubhouse and an extensive refurbishment of the golf course. These renovations are expected to be completed by December 1998. Course improvements include the reconstruction of one hole, as well as extensive tee box and bunker remodeling. The course is operated pursuant to a long term ground lease that expires in December 2022, with one five-year extension at the ground lessor's sole option. Penderbrook will be operated under the Arnold Palmer Managed Golf Club(SM) brand affiliation. The Initial Lessee of the course is an affiliate of Palmer Management, which has managed the course since November 1997.

          Minebrook Golf Club -- Hackettstown, New Jersey.Minebrook Golf Course, an 18-hole, par 70, 6,316 yard course, is located approximately 45 miles west of New York City in northern New Jersey. Minebrook is situated on 148 acres and features a 12,500 square foot clubhouse, which was recently enlarged and extensively renovated. Clubhouse improvements include a new pro shop, a bar and new grille, a new kitchen and a banquet room that has a capacity of more than 200 persons. Recent course improvements include the complete redesign of two holes, the installation of new cart paths, fairway improvements, bunker remodeling, tree removal and pruning, and renovated bridges. To capitalize on the positive trends in the surrounding market, the course operator is evaluating a $750,000 renovation program that would include a new cart barn, new cart path, improved course drainage and the redesigning of two additional greens. If the Company finances these improvements, the Base Rent payable to the Company will increase by $75,000 per year. Upon completion of these improvements, the course would be operated under the Arnold Palmer Managed Golf Club(SM) brand affiliation. The Initial Lessee of the course is an affiliate of Palmer Management, which has managed the course since November 1997.

     Resort Course Properties

     Resort courses are daily fee golf courses that draw a high percentage of players from outside the immediate area in which the course is located and generate a significant amount of revenue from golf packages. Some resort courses are semi-private, in that they offer membership packages that allow members special privileges at the golf course, but also allow public play.

     The following table sets forth certain information concerning the Company's Golf Course resort properties:

                                                                               FACILITIES AND SERVICES
                                                        ---------------------------------------------------------------------
                                                NO. OF    PRACTICE      CART    FOOD &   PRO                          FITNESS
        COURSE NAME               LOCATION      HOLES   FACILITIES(1)  RENTAL  BEVERAGE  SHOP  TENNIS  POOL  LODGING  CENTER
        -----------               --------      ------  -------------  ------  --------  ----  ------  ----  -------  -------
Indian Lakes Club (two Golf
  Courses)..................  Bloomingdale, IL    36          N          Y        Y       Y      Y      Y       Y        Y
Nordic Hills Club...........  Itasca, IL          18          Y          Y        Y       Y      Y      Y       Y        Y

-------------------------
(1) Includes putting green and practice bunkers.

          Indian Lakes and Nordic Hills ("The Chicago Resorts") -- Greater Chicago Area. The Chicago Resorts are two of the few major resort properties located within a major metropolitan area in the midwestern United States. The Chicago Resorts are located approximately 12 miles from O'Hare International Airport, the world's busiest airport. This proximity to O'Hare and downtown Chicago, coupled with the Chicago Resorts' extensive conference, golf and recreational facilities makes the Chicago Resorts extremely attractive to corporate users. Approximately 70% of guests are drawn by corporate and association group meetings with vacationer, tourist and recreational hotel users comprising the balance of the Chicago Resorts' demand. The Initial Lessee of The Chicago Resorts is an affiliate of Montclair, which has managed the resorts since August 1995.

          Indian Lakes is a 308-room mid-market resort consisting of eight buildings situated on 271 acres of rolling terrain in Bloomingdale, Illinois. Indian Lakes is traversed by two 18-hole par 72 golf courses designed by Robert Bruce Harris, six tournament class outdoor plexichrome tennis courts, one indoor and one outdoor pool, and cross-country ski trails. The hotel is connected to a clubhouse, three restaurants, three lounges, a complete health club and approximately 52,000 square feet of convention and banquet facilities. Indian Lakes was completed in 1980, was substantially renovated in 1987, and has been awarded the Gold Key and AAA Four Diamond awards, among others.

          Nordic Hills is a 220-room mid-market resort located approximately four miles northeast of Indian Lakes in Itasca, Illinois. Nordic Hills contains seven buildings situated on 102 acres including an 18-hole golf course designed and built in 1927. Nordic Hills contains approximately 26,000 square feet of meeting and convention facilities, two restaurants, three lounges, three tennis courts, eight racquetball courts, six bowling lanes, a complete health club and one indoor and one outdoor swimming pool. The resort was built in phases between 1972 and 1976 and underwent an extensive guest room renovation in 1985. Nordic Hills has been awarded the AAA Four Diamond Award, The Mobil Travel Guide Three Star Award, and Successful Meeting's Pinnacle Award.

     As of December 31, 1997, each of the Chicago Resorts had a book value of at least 10% of the pro forma total assets of the Company and accounted for more than 10% of the Company's pro forma 1997 aggregate gross revenues. No other Golf Course had a book value as of December 31, 1997 equal to 10% or more of the pro forma total assets of the Company as of such date, and no other Golf Course accounted for 10% or more of the Company's pro forma aggregate gross revenues for the year ended December 31, 1997.

     The following tables set forth certain information relating to the Chicago Resorts for each of the last five years:

                                                  INDIAN LAKES (TWO GOLF COURSES)
                       -------------------------------------------------------------------------------------
                         AVERAGE         AVERAGE         GOLF         ROOMS         TOTAL      NET OPERATING
        YEAR           OCCUPANCY(1)   DAILY RATE(2)   REVENUE(3)    REVENUE(4)   REVENUE(5)       INCOME
        ----           ------------   -------------   ----------    ----------   ----------    -------------
1993.................     65.7%          $81.84       $1,748,531    $6,028,444   $17,727,830    $3,644,497
1994.................     65.4%           88.34        2,006,717     6,495,297    18,516,726     3,602,258
1995(6)..............     61.3%           88.38        1,777,896     6,079,886    17,061,446     2,513,072
1996.................     57.9%           93.09        1,886,118     6,072,445    16,415,604     3,726,192
1997.................     57.4%           97.93        2,212,266     6,318,525    17,247,665     4,151,173

                                                           NORDIC HILLS
                       -------------------------------------------------------------------------------------
                         AVERAGE         AVERAGE         GOLF         ROOMS         TOTAL      NET OPERATING
        YEAR           OCCUPANCY(1)   DAILY RATE(2)   REVENUE(3)    REVENUE(4)   REVENUE(5)       INCOME
        ----           ------------   -------------   ----------    ----------   ----------    -------------
1993.................     57.3%          $70.57       $  946,285    $3,236,437   $ 9,171,245    $  508,024
1994.................     60.3%           73.40        1,038,501     3,563,940     9,747,312       610,366
1995(6)..............     54.6%           77.52          785,167     3,393,614     8,652,001       358,973
1996.................     47.3%           86.05          974,372     3,275,141     8,778,546     1,303,119
1997.................     54.6%           93.93        1,199,995     4,142,520    11,141,647     2,549,615

-------------------------
(1) Average Occupancy is based upon total number of paid rooms (excluding rooms for which no charge has been made) divided by total number of available rooms.

(2) Average Daily Rate is calculated using paid occupied rooms.

(3) Golf Revenue generally is defined as all revenues from a golf course, including green fees, golf cart rentals, range fees, membership dues, member initiation fees and transfer fees (included on a cash basis); excluding, however, food and beverage and merchandise revenue. See "Glossary."

(4) Rooms Revenue generally is defined as all revenues from the renting of hotel rooms at the Golf Course resort properties. See "Glossary."

(5) Total Revenue means all revenue from a property, including green fees, golf cart rentals, range fees, membership dues, member initiation fees (included on a cash basis), hotel room revenues, transfer fees, food and beverage and merchandise revenue.

(6) Management assumed by Montclair in August 1995.

     The Participating Leases relating to the Chicago Resorts are substantially similar to the other Participating Leases, except that Participating Rent is equal to 22% of any increase in Rooms Revenue over a designated Rooms Revenue amount, in addition to 30% of any increase in Gross Golf Revenue over a designated baseline Gross Golf Revenue amount, plus 5% of any increase in Other Revenue over a designated baseline Other Revenue amount. In addition, the Base Rent Escalator with respect to the Chicago Resorts is equal to an annual compounding increase to the initial Base Rent equal to the lesser of (i) 3% or
(ii) 100% of the change in the Consumer Price Index for the prior year, and the Capital Replacement Fund (as herein defined) is based upon capital expenditures of at least 4% of gross revenues. See "The Participating Leases."

     At December 31, 1997, the Company had on a pro forma basis an aggregate cost basis of $40.3 million and $22.2 million in Indian Lakes and Nordic Hills, respectively. Depreciation is calculated using the straight line method over the estimated useful lives of the assets, which for the buildings at Indian Lakes and Nordic Hills is 30 years (resulting in a rate of 3.3% per year) and for the improvements is 15 years (resulting in a rate of 6.7% per year). The 1997 real estate tax rate on Indian Lakes is $70.42 per $1,000 of assessed value and for

Nordic Hills is $64.38 per $1,000 of assessed value. Estimated 1997 real estate taxes are $403,500 for Indian Lakes and $122,000 for Nordic Hills.

BRAND AFFILIATIONS

     The Company believes that by applying branding strategies, and thereby differentiating its courses from competing courses, a golf course can achieve a premium to the green fees and an increase in the level of customer loyalty in comparison to courses that are not branded. Branding strategies that are currently employed in certain of the Golf Courses include (i) using an easily recognizable name, such as the name "Arnold Palmer Managed Golf Course" in conjunction with the course name; and (ii) operating the course based on specific unique "themed" concepts, such as the university affiliation concept employed at courses developed by University Clubs.

     Palmer Management License Agreement. Fox Valley, Oronoque, Memphis National (two courses), Crofton, Brierwood, Tan Tara, Emerald Valley, Penderbrook and Minebrook are (or will be) operated under the Arnold Palmer Managed Golf Course(SM), Arnold Palmer Managed Country Club(SM) or Arnold Palmer Managed Golf Club(SM) brand affiliations. Palmer Management has entered into a License Agreement with Palmer Enterprises, a minority shareholder of Palmer Management and the owner of the "Arnold Palmer" mark and name and certain variations thereof, such as "Arnold Palmer Managed Country Club," "Arnold Palmer Managed Golf Course," "Arnold Palmer Managed Golf Club," "Arnold Palmer Managed Golf Resort," the umbrella logo and others (collectively, the "Marks"). The License Agreement permits Palmer Management to use the Marks in a specified manner in connection with its management of certain golf facilities approved by Palmer Enterprises (e.g., "Crofton Country Club, an Arnold Palmer Managed Country Club"). The License Agreement does not permit the use of any of the Marks as a course name. The License Agreement specifies certain operational quality control standards and procedures with which Palmer must comply in connection with its management of a course. Subject to the right of Palmer Enterprises to terminate the License Agreement at an earlier time, as hereinafter discussed, the License Agreement currently will terminate in 2010, but is extended by one year on an annual basis upon Palmer Management's achievement of certain performance standards. The License Agreement may be terminated at the option of Palmer Enterprises upon the occurrence of certain events, including (i) Palmer Management's failure to pay royalties and fees or otherwise perform its obligations under the License Agreement; (ii) a change in control or bankruptcy of Palmer Management; and/or (iii) certain other events. In the event of termination of the License Agreement, a golf course may continue to be operated under its local course name. As the Company is not a party under the License Agreement, the Company will have no rights thereunder. See "Risk Factors -- Golf and Hospitality Industry Risks -- Risks of Operating Golf Courses Under Brand Affiliations."

     University Clubs. The University Club of South Carolina ("UCSC") was developed by University Clubs, which seeks to create "themed" country clubs located near, and affiliated with, university campuses. UCSC amenities include a clubhouse, a pool, tennis courts, facilities for outdoor parties, reception and picnic areas and a welcome center. UCSC is marketed to athletic booster club members, alumni, faculty, students, coaches and supporters of University of South Carolina ("USC"). USC has (i) provided UCSC with access to mailing lists of the USC alumni association, athletic booster clubs, corporate donors, and benefactors for purposes of membership solicitation; (ii) included information concerning UCSC in official publications of the university; and (iii) otherwise promoted and encouraged membership in the club. Pursuant to an agreement between University Clubs and USC, which agreement will be assigned to the Company in connection with the Company's acquisition of UCSC, UCSC is the designated golf course of the USC golf teams and USC will seek to host South East Conference and NCAA golf events at UCSC. USC also assists UCSC with marketing the club. University Clubs pays royalties to USC equal to 5% of the initiation fees and 3% of gross membership dues paid to UCSC and allows the men's and women's golf teams of USC to use the course facilities at no cost to them. UCSC is the first facility developed by University Clubs that employs the university affiliation concept. University Clubs has four additional clubs under various stages of development.

COMPETITION

     The Golf Courses are, and any additional golf courses and related facilities by the Company will be, subject to competition for players and members from other golf courses located in the same geographic areas. The number and quality of golf courses in a particular area could have a material effect on the revenues of the Golf Courses. In addition, revenues of the Golf Courses will be affected by a number of factors including the demand for golf and general economic conditions. In addition, the Company will be subject to competition for the acquisition of golf courses and related facilities with other purchasers of golf courses, including other golf course acquisition companies. The Company believes that the Chicago Resorts, of which 70% of the guests are drawn by corporate and association group meetings, represent two of the few major resort properties located within a major metropolitan area in the midwestern United States. The Company further believes that the market in which the Chicago Resorts operate contains barriers to entry, including high cost of land acquisition and assembly and the difficulty in obtaining building permits.

LEGAL PROCEEDINGS

     Owners and operators of golf courses are subject to a variety of legal proceedings arising in the ordinary course of operating a golf course, including proceedings relating to personal injury and property damage. Such proceedings are generally brought against the operator of a golf course, but may also be brought against the owner. The Prior Owners have represented to the Company that each Golf Course contributed by such prior owner currently is not subject to any material legal proceedings. The Participating Leases provide that the each Initial Lessee is responsible for claims based on personal injury and property damage at the Golf Courses it leases and require each Initial Lessee to maintain insurance for such purposes. See "The Participating Leases" and "Risk Factors -- Real Estate Risks -- Uninsured Losses."

GOVERNMENT REGULATION

     Environmental Matters. Operations of the Golf Courses involve the use and storage of various hazardous materials such as herbicides, pesticides, fertilizers, motor and heating oils and gasoline. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of such substances, or the failure to remediate such substances properly when released, may adversely affect the owner's ability to sell such real estate or to borrow using such real estate as collateral. The Company has not been notified by any governmental authority of any material non-compliance, liability or other claim in connection with any of the Golf Courses and the Company is not aware of any other environmental condition with respect to any of the Golf Courses that is likely to be material for which the Company is being indemnified by the Initial Lessees or Prior Owners. All of the Golf Courses have been subjected to a Phase I environmental assessment (which does not involve invasive procedures, such as soil sampling or ground water analysis) by an independent environmental consultant. Based on the results of the Phase I environmental assessments, the Company is not aware of any existing environmental condition, the costs associated with which is expected to have a material adverse effect on the Company, its operations and its business prospects. No assurance, however, can be given that these reports reveal all potential environmental liabilities, that no prior or adjacent owner or operator created any material environmental condition not known to the Company or the independent consultant or that future uses or conditions (including, without limitation, changes in applicable environmental laws and regulations) will not result in imposition of environmental liability. The Participating Leases provide that the Initial Lessees will indemnify the Company for certain potential environmental liabilities at the Golf Courses. See "The Participating Leases."

     Americans with Disabilities Act. The Golf Courses are subject to the ADA. The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" but generally requires that public facilities such as clubhouses and recreation areas be made accessible to people with disabilities. These requirements became effective in 1992. Compliance with the ADA requirements could require removal of access barriers and other capital improvements at the Golf Courses. Noncompliance could result in imposition of fines or an award of damages to private litigants. Under the Participating Leases, the Initial Lessees will be responsible for any costs associated with ADA compliance.

                                INITIAL LESSEES

     Prior to the completion of the Offering, the Golf Courses were owned (or leased pursuant to long-term ground leases) and operated by the Prior Owners, all but one of which is an affiliate of an Initial Lessee. The Initial Lessees, each of which is a newly-formed special purpose entity, will operate the Golf Courses under the Participating Leases with the Company. See "The Participating Leases." The Initial Lessees are controlled by or otherwise affiliated with Palmer Management, University Clubs, Montclair and HMS. The Participating Leases provide that the Initial Lessees will derive revenues from the operation of golf courses principally through receipt of green fees, membership dues and initiation fees, rooms revenue, food and beverage operations, sale of merchandise, membership dues, golf cart rentals and driving range charges. See "The Participating Leases." Each Initial Lessee has developed sophisticated operating systems and procedures in all areas of golf course operations that the Company believes enable it to provide high quality service and products to its customers.

PALMER MANAGEMENT

     The successor to a business founded by golf legend Arnold Palmer in 1984, Palmer Management is a leading owner-operator of high quality golf courses and golf schools. Since its inception, Palmer Management has managed over 40 quality daily fee, private, resort and municipal courses. Palmer Management provides significant expertise in all areas of golf club operations, including accounting, marketing, finance, operations, food and beverage, maintenance, and human resources. In addition to golf course management, companies owned by Mr. Palmer, operating under license from Palmer Enterprises or companies on whose Board Mr. Palmer serves, also are leaders in the businesses of golf course design, golf licensing and endorsements, golf tournament services, golf equipment and apparel, and golf broadcasting. Palmer Management currently owns, leases, manages or franchises 26 golf courses throughout the United States and Europe. Palmer Management's golf facilities generally are operated under the "Arnold Palmer Managed Golf Course" trademark. Palmer Management also operates golf schools, a business acquired from Arnold Palmer Academies, Inc. in March 1998, at five facilities under the "Arnold Palmer Golf Academy" trademark. Although Mr. Palmer is a member of the board and an equity owner of Palmer Management, he is not a trustee, officer or employee of the Company. The Initial Lessees of 12 Golf Courses at 11 locations, which collectively account for approximately 53% of the total initial Base Rent payments to the Company, are controlled by Palmer Management.

MONTCLAIR

     Montclair Hotel Investors, Inc. is a hotel and resort investment and management company based in suburban Chicago. The managing partners of Montclair are Peter Cyrus and Dennis Langley, who have managed hotel portfolios with values in excess of $3 billion and have been involved with the management and ownership of numerous prominent golf and hospitality investments including the Boca Raton Resort and Club, the Arizona Biltmore, RockResorts, the Four Seasons Las Colinas (Dallas, Texas), the Lansdowne Conference Resort (Washington, D.C.) and the Hyatt Grand Champions (Palm Desert, California), as well as mid-market properties including a portfolio of 24 Holiday Inns. Messrs. Langley and Cyrus formed Montclair in 1995. The Initial Lessee of Indian Lakes Resort and Nordic Hills Resort, which collectively account for approximately 41% of the total initial Base Rent payments to the Company, is controlled by Montclair and Olympus.

UNIVERSITY CLUBS

     University Clubs of America LLC seeks to develop and operate "themed" country clubs located near, and affiliated with, universities in order to capitalize on the golf demand from the schools' alumni, supporters, students and faculty. UCSC is the first facility developed by University Clubs that employs the university affiliation concept. University Clubs has four additional clubs under various stages of development at major universities. University Clubs seeks access to mailing lists of the alumni associations, athletic booster clubs, corporate donors, and benefactors for purposes of membership solicitations. The Initial Lessee of UCSC, which accounts for approximately 4% of the total initial Base Rent payments to the Company, is a joint venture of University Clubs and Palmer Management.

HMS

     HMS Golf Management, Inc., an affiliate of which will be the Initial Lessee of the Towne Lake Hills Golf Club, is a full-service golf management company that has focused its efforts on the development and operation of residential golf courses and country clubs in the Southeastern United States. Founded by PGA professionals Jim Haslam and Brooks Simmons, both of whom have over 20 years of experience in the golf business, HMS has participated in various aspects of the development of over 15 golf course projects, including semi-private and private clubs. The management team of HMS has over 75 years of combined experience operating over 20 courses. The Initial Lessee of Towne Lake Hills Golf Club, which accounts for approximately 5% of the total initial Base Rent payments to the Company, is affiliated with HMS.

ADVISORY COMMITTEE

     The Advisory Committee will serve as a liaison between the Company and the Lessees. The Advisory Committee will initially consist of three groups of members: (i) one member representing the Company; (ii) a representative of each Lessee or group of affiliated Lessees that leases golf courses with a total of more than $1.5 million in annual Base Rent payments; and (iii) at least two other members representing, on a rotating basis, all other Lessees.

     The Advisory Committee will participate in the cross-marketing of the Golf Courses which, at a minimum, will consist of identifying each course as owned by the Company, thereby increasing the golfing consumer's brand name awareness of the Company. The Advisory Committee also may advise and assist Lessees with regard to best practices and information, programs and techniques that can improve operations at each property, including joint buying programs that will afford Lessees with greater purchasing power, revenue generating ideas, agronomic research, pace of play control measures, and joint affinity/card programs to help increase play frequency and customer loyalty.

                            THE PARTICIPATING LEASES

     The following summary of the Participating Leases between the Company and the Initial Lessees is qualified in its entirety by reference to the Participating Leases, a form of which is filed as an exhibit to the Registration Statement, of which this Prospectus is a part. The following description of the Participating Leases does not purport to be complete but contains a summary of the material provisions thereof.

     Substantially all of the Participating Leases will contain the same basic provisions described below. See "The Golf Courses -- Descriptions of the Golf Courses" for a description of certain provisions contained in the Participating Leases relating to Indian Lakes Resort and Nordic Hills Resort. The leases for any golf course properties acquired by the Company in the future will contain such terms and conditions as may be agreed upon between the lessee and the Company at the time of such acquisitions, and such terms and conditions may vary from the terms and conditions described herein with respect to the Participating Leases. The Company expects that any new leases will be with either existing Initial Lessees, affiliates of sellers of courses or unaffiliated third parties experienced in the operation of similar courses.

LEASE TERM

     The Participating Leases will be entered into upon completion of the Offering. The Company's interest in each Golf Course includes the land, buildings and improvements, related easements and rights, and certain fixtures, furnishings and equipment (collectively, the "Leased Property"). Each Golf Course will be leased to the respective Initial Lessee under a Participating Lease that will have a primary term of 15 years (the "Fixed

Term"). In addition, each Initial Lessee will have options to extend the term of each Participating Lease (the "Extended Terms") for between two and five terms of five years each, subject to earlier termination upon the occurrence of certain defaults described in the Participating Lease.

USE OF THE GOLF COURSES

     Each Participating Lease permits the Initial Lessee to operate the Leased Property as a golf course, along with a clubhouse and other activities customarily associated with or incidental to the operation of a golf course and other facilities located at the golf course, including, where applicable, swim and tennis operations. Operations may include sale or rental of golf-related merchandise, sale of memberships, furnishing of lessons, operation of practice facilities, and sales of food and beverages, including liquor sales.

BASE RENT; PARTICIPATING RENT

     The initial Base Rent for each of the Golf Courses is set forth below:

                      NAME                                   LOCATION             INITIAL BASE RENT(1)
                      ----                                   --------             --------------------
Indian Lakes Resort (two Golf Courses)...........    Bloomingdale, IL                 $ 3,979,000
Nordic Hills Resort..............................    Itasca, IL                         2,188,000
Fox Valley Club..................................    Lancaster, NY                      1,130,000
Oronoque Country Club............................    Stratford, CT                      1,060,000
Memphis National Golf Club (two Golf Courses)....    Collierville, TN                   1,057,000
Crofton Country Club.............................    Crofton, MD                          919,000
Towne Lake Hills Golf Club.......................    Woodstock, GA                        900,000
Brierwood Country Club...........................    Hamburg, NY                          854,000
University Club of South Carolina................    Blythewood, SC                       600,000
Black Hawk Golf Club.............................    St. Charles, IL                      570,000
Tan Tara Golf Club...............................    North Tonawanda, NY                  536,000
Emerald Valley Golf Club.........................    Creswell, OR                         496,000
Penderbrook Golf Club............................    Fairfax, VA                          453,000
Minebrook Golf Club..............................    Hackettstown, NJ                     345,000
                                                                                      -----------
TOTAL.........................................................................        $15,087,000
                                                                                      ===========

-------------------------
(1) In addition to Base Rent, beginning in 1999, Participating Rent may be payable by the Initial Lessees. Participating Rent is calculated based on increases in the Gross Golf Revenue from a base year of 1998 as adjusted. Consequently, no calculation of Participating Rent is included above.

     The Participating Leases provide for the Company to receive, with respect to each Golf Course, the greater of (1) the initial Base Rent plus the Base Rent Escalator or (2) the initial Base Rent plus the Participating Rent. Participating Rent generally is equal to 30% of any increase in Gross Golf Revenue over a designated baseline Gross Golf Revenue amount, plus, in the case of Golf Course resort properties, plus 5% of any increase in Other Revenue over a designated baseline Other Revenue amount. With respect to Indian Lakes Resort and Nordic Hills Resort, Participating Rent also includes 22% of any increase in Rooms Revenue over a predetermined Rooms Revenue amount for a defined base year. Base Rent Escalator is equal to an annual compounding increase to the initial Base Rent equal to the lesser of (i) 3% or (ii) 200% (100% with respect to the Chicago Resorts) of the change in the Consumer Price Index for the prior year. "Gross Golf Revenue" is generally defined as all revenues from a Golf Course including green fees, golf cart rentals, range fees, membership dues, membership initiation fees and transfer fees, excluding, however, food and beverage and merchandise revenue. "Rooms Revenue" is generally defined as all revenue from renting hotel rooms at the Golf Course resort properties. "Other Revenue" is generally defined as all revenues other than Gross Golf Revenue, and shall include food and beverage and merchandise revenue. Base Rent and Base Rent Escalator is required to be paid at varying percentages on a monthly basis, in arrears, on the first day of each calendar month, and Participating Rent (if any) is payable quarterly in arrears.

TRIPLE NET LEASES

     The Participating Leases are structured as triple net leases under which each Initial Lessee will be required to pay all real estate and personal property taxes, insurance, utilities and services and other operating expenses. The Company also has the right, in certain circumstances, to collect impound deposits from the Initial Lessees to cover anticipated real estate tax and insurance charges. See "-- Maintenance and Modifications" and "-- Insurance."

SECURITY DEPOSIT

     As security for an Initial Lessee's obligations under the Participating Leases, each Initial Lessee generally will pledge (or, if applicable, each prior owner of each Golf Course will pledge, on behalf of its affiliated Initial Lessee) OP Units, letters of credit, cash or other collateral acceptable to the Company with a value initially being in an amount equal to between 12 and 15 months of the initial Base Rent (with OP Units valued at the Offering Price). Beginning on the commencement date of each Participating Lease and any time thereafter (based upon trailing 12-month calculations performed at the end of each fiscal quarter), one-third of pledged OP Units or other collateral will be released if the net operating income with stated adjustments ("EBITDA") to lease payment coverage ratio (the "Coverage Ratio") of the Initial Lessee for the prior 12-month period equals or exceeds 120%, 130% and 140%, respectively. With respect to the Participating Lease relating to Indian Lakes Resort and Nordic Hills Resort, 50% of pledged OP Units and cash will be released if the Coverage Ratio of the Initial Lessee for the prior 12-month period equals or exceeds 120% and 130%, respectively. If the Coverage Ratio thereafter falls below the foregoing levels, the respective released security deposit amount will be reinstated. In addition, the Participating Leases with the Palmer Management affiliates will be cross-collateralized and cross-defaulted such that a default under one Participating Lease is also a default under all Participating Leases with the same Lessee. Accordingly, either such Lessee's failure to make required lease payments under any of the Participating Leases which are cross-defaulted will allow the Company to terminate any or all of the Participating Leases to which such Lessee is a party. The Company intends to utilize similar cross-default provisions when leasing multiple properties to a single Lessee in the future. Indian Lakes Resort and Nordic Hills Resort will be leased pursuant to a single Participating Lease.

MAINTENANCE AND MODIFICATIONS

     Each Initial Lessee will, at its sole cost and expense, maintain and operate its respective Leased Property in good order, repair and appearance and will make structural and non-structural, interior and exterior foreseen and unforeseen, and ordinary and extraordinary repairs which may be necessary and appropriate to keep such Leased Property in good order, repair and appearance. Each Initial Lessee will also maintain each Golf Course it leases in a first-class condition and otherwise in accordance with reasonable standards established by the Company from time to time.

     Each Initial Lessee is required to pay for all capital expenditures at a level of no less than 3% of Golf Course Revenue and Other Revenue at the subject Golf Course. If any Initial Lessee fails to expend such required amount, in any defined period, such Initial Lessee will establish and maintain with respect to such Golf Course, on a periodic basis, a capital improvement reserve (a "Capital Replacement Fund") in an amount equal to the excess of (i) at least 3% of Gross Golf Revenue and Other Revenue (4% of gross revenue with respect to the Chicago Resorts) at such Golf Course (i.e., depending on certain factors, including the condition of the structures and the age and condition of the Golf Course), over
(ii) capital expenditures by the Initial Lessees for capital improvements approved by the Company during the measuring period. The Company and each Initial Lessee will agree on the use of funds in these reserves and the Company has the right to request reasonable modifications to each Initial Lessee's annual capital expenditure budgets. Funds in the Capital Replacement Fund shall be paid to an Initial Lessee to reimburse such Initial Lessee for expenditures made in connection with capital improvements approved by the Company. All amounts in the Capital Replacement Fund will be pledged to the Company as additional security during the term of the Participating Lease and any remaining amounts at the expiration of the applicable Participating Lease will be retained by the Company.

     The Company will not be required to build or rebuild any improvements on any Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to any Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with any Participating Lease, or to maintain any Leased Property in any way.

     During the Fixed Term and each Extended Term, the Initial Lessee may make alterations, additions, changes and/or improvements ("Initial Lessee Improvements") to its Leased Property after first obtaining the Company's prior written consent, which consent will not be unreasonably withheld. Any such Initial Lessee Improvements shall be made at the Initial Lessee's sole cost and expense (subject to use of the Capital Replacement Fund as described above). All such Initial Lessee Improvements will be subject to all the terms and provisions of each applicable Lease and will become the property of the Company upon termination of such Participating Lease.

     At the end of the Participating Lease, the Company will have the right, without obligation (with obligation in the case of the Chicago Resorts), to purchase all remaining tangible personal property of the Initial Lessee at each Leased Property on a fair market value basis.

INSURANCE

     Each Initial Lessee will maintain insurance on each Leased Property it leases under insurance policies providing for all-risk, liability, flood (in such amounts as may be customary for comparable golf course facilities in the area) and worker's compensation, together with any other insurance required by the Company or its mortgagee. Each insurance policy will name the Company as additional insured or loss payee, as applicable. The Company may, in certain instances, have the right to procure certain insurance coverages on the Initial Lessee's behalf as part of blanket insurance policies maintained by the Company, in which event the Initial Lessee will pay the Company its allocated share of the cost thereof.

ASSIGNMENT AND SUBLETTING

     Except in limited circumstances, an Initial Lessee may not, without the prior written consent of the Company (which consent may be withheld by the Company in its sole discretion, except in limited instances), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer any Participating Lease or any interest therein, all or any part of the Leased Property or suffer or permit any lease or the leasehold estate created thereby or any other rights arising under any Participating Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law. An assignment of a Participating Lease will be deemed to include any change of control of such Initial Lessee, as if such change of control were an assignment of the Participating Lease. Each Initial Lessee shall have the right to assign its Participating Lease to its affiliates in certain circumstances as described in the respective Participating Lease. In addition, Initial Lessees controlled by Palmer Management or by Montclair may, subject to the Company's consent which may not be unreasonably withheld, transfer their Initial Lessee's interest to a transferee that assumes the Initial Lessee's obligation under the Lease and acquires the Initial Lessee's interest of all affiliated Lessees, provided the transferee satisfies financial and operating criteria comparable to those required to be met by the current Lessee.

     Each Initial Lessee may, with the Company's prior approval, which approval will not be unreasonably withheld, be permitted to sublease portions of any Leased Property to sublessees to operate portions of the operations customarily associated with or incidental to the operation of a golf course (e.g., driving range, restaurant, etc.).

INITIAL LESSEE'S RIGHT OF FIRST OFFER

     If the Company desires to sell a Golf Course, it must first offer the Initial Lessee of such course the right to purchase the Golf Course. The Company must give the relevant Initial Lessee written notice of its intent to sell, which shall indicate the terms and conditions upon which the Company intends to sell such Golf Course. Such Initial Lessee shall thereafter have a period of between 21 and 30 days to elect to purchase the Golf

Course on the terms and conditions at which the Company proposes to sell the Golf Course. If such Initial Lessee elects not to purchase the Golf Course, then the Company shall be free to sell the Golf Course to a third party, which will acquire the Golf Course subject to the Participating Lease. However, if the Company does not close on the sale to a third party within 180 days following the Initial Lessee's 21 to 30-day election period (as such period may be extended in limited circumstances), or if the Company decreases the purchase price by more than 10% from that offered to the Initial Lessee, then the Initial Lessee will again have a first offer right with respect to the subject Golf Course.

DAMAGE TO A LEASED PROPERTY

     In the event of damage to or destruction of any Leased Property, the Initial Lessee will be obligated to diligently restore the Leased Property to substantially the same condition as existed immediately prior to such damage or destruction and, to the extent the insurance proceeds are insufficient to do so, such Initial Lessee will be obligated to contribute the excess funds needed to restore the Leased Property. Any excess insurance proceeds will be paid to the Company and to the Initial Lessee in like proportions to the value of the Company's interest in the Leased Property and the Initial Lessee's interest in personal property. Notwithstanding the foregoing, in the event the damage or destruction of the Leased Property occurs during the last two years of the lease term and cannot be repaired or restored by the date which is one year prior to the end of the lease term, then the Initial Lessee or the Company may terminate the Participating Lease.

INDEMNIFICATION GENERALLY

     Under each Participating Lease, the Initial Lessee will agree to indemnify, and is obligated to hold harmless, the Company from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees and expenses) imposed upon or asserted against the Company as owner of the applicable Leased Property on account of, among other things, (i) any accident, injury to or death of a person or loss of or damage to property on or about the Leased Property, (ii) any use, non-use, condition, maintenance or repair, by such Initial Lessee of the Leased Property,
(iii) any impositions (which are the obligations of the relevant Initial Lessee to pay pursuant to the applicable provisions of such Participating Lease), (iv) any failure on the part of the Initial Lessee to perform or comply with any of the terms of the Participating Lease or any sublease, (v) any taxes levied against the Leased Property, and (vi) any liability the Company may incur or suffer as a result of any permitted contest by the Initial Lessee under any Participating Lease.

EVENTS OF DEFAULT

     Events of Default are defined in each Participating Lease to include, among others, the following:

          (i) if an Initial Lessee fails to make a rent payment when such payment becomes due and payable and such failure is not cured by such Initial Lessee within a period of 10 days after receipt of written notice thereof from the Company;

          (ii) if an Initial Lessee fails to observe or perform any material term, covenant or condition of a Participating Lease and such failure is not cured by such Initial Lessee within a period of 30 days after receipt by such Initial Lessee of written notice thereof from the Company, unless such failure cannot with due diligence be cured within a period of 30 days, in which case such failure will not constitute an Event of Default if such Initial Lessee proceeds promptly and with due diligence to cure the failure, and diligently completes the curing thereof within 90 days;

          (iii) if an Initial Lessee: (a) admits in writing its inability to pay its debts generally as they become due, (b) files a petition in bankruptcy or a petition to take advantage of any insolvency act, (c) makes an assignment for the benefit of its creditors, (d) consents to the appointment of a receiver for itself or of the whole or any substantial part of its property, or (e) files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

          (iv) if the Initial Lessee is liquidated or dissolved;

          (v) if the Initial Lessee voluntarily ceases operations on the Leased Property, except as a result of damage, destruction or a partial or complete condemnation or other unavoidable delays; or

          (vi) if the Initial Lessee or an affiliate thereof is in default under any other Participating Lease with the Company.

     If an Event of Default occurs and is continuing under a Participating Lease, then the Company may terminate the Participating Lease by giving the Initial Lessee not less than 10 days notice (only if required by the Participating Lease) of such termination and upon the expiration of such time, the Fixed or Extended Term, as the case may be, will terminate and all rights of the Initial Lessee under the Participating Lease shall cease.

     Each Participating Lease with an Initial Lessee controlled by Palmer Management will be cross-collateralized and cross-defaulted with all other Participating Leases with an Initial Lessee controlled by Palmer Management. Indian Lakes Resort and Nordic Hills Resort will be leased pursuant to a single Participating Lease.

GOVERNING LAW

     The Participating Leases will be governed by and construed in accordance with the law of the state where the Golf Course is located. Because the Golf Courses are located in various states, the Participating Leases may be subject to additional restrictions imposed by applicable local law.

                                   MANAGEMENT

TRUSTEES AND EXECUTIVE OFFICERS

     Peter J. Nanula currently is the sole trustee of the Company. The Board of Trustees of the Company will be expanded upon consummation of the Offering to include the proposed trustees named below, each of whom has consented to serve as a trustee. Pursuant to the Company's Declaration of Trust, the Board of Trustees will be divided into three classes of trustees upon consummation of the Offering. The initial terms of the first, second and third classes will expire in 1999, 2000 and 2001, respectively. Beginning in 1999, trustees of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of trustees will be elected by the shareholders. The Company believes that classification of the Board of Trustees will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Trustees. Holders of Common Shares will have no right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of the Common Shares will be able to elect all of the successors of the class of trustees whose terms expire at that meeting. Subject to severance compensation rights pursuant to any employment agreements, officers of the Company serve at the pleasure of the Board of Trustees.

     The Board of Trustees has control over the management of the Company and its properties and the disposition thereof and is responsible for the general policies of the Company and the general supervision of the Company's activities conducted by its officers, agents, employees, advisors, or independent contractors as may be necessary in the course of the Company's business.

     Set forth below is certain information with respect to trustees, proposed trustees and executive officers of the Company.

                                         INITIAL TERM
                                          AS TRUSTEE
                NAME                       EXPIRES                           POSITION
                ----                     ------------                        --------
David B. Deniger.....................        2001       Chairman of the Board of Trustees
Peter J. Nanula......................        2000       President, Chief Executive Officer and Trustee
Donald E. Rhodes.....................          --       Executive Vice President and Chief Operating
                                                        Officer
George T. Haworth....................          --       Executive Vice President and Chief Financial
                                                        Officer
Robert L. Adair III..................        2001       Trustee
J. David Hakman......................        2000       Trustee
J. Otis Winters......................        1999       Trustee

     Upon consummation of the Offering, David B. Deniger, Robert A. Adair, III,
J. David Hakman and J. Otis Winters will be elected and will join Mr. Nanula as trustees of the Company. Messrs. Adair, Hakman and Winters will be the Independent Trustees.

     The following is a summary of the experience of each of the Company's trustees, proposed trustees and executive officers:

     David B. Deniger -- Proposed Chairman of the Board of Trustees. Mr. Deniger, age 53, has served as a Managing Director and Principal of Hicks, Muse, Tate & Furst Inc., an equity investment firm, since April 1994 and has served as General Partner, President and Chief Executive Officer of Olympus, since its formation in April 1994. Prior to forming such company with Hicks Muse, Mr. Deniger founded and served as President and Chief Executive Officer of GE Capital Realty Group, Inc., a wholly-owned subsidiary of General Electric Capital Corporation, which was organized in June 1992 to underwrite, acquire and manage real estate equity investments made by General Electric Capital Corporation and its co-investors. Mr. Deniger is a founding partner in Customer Survey Technologies, a leading customer and employee surveying firm. Mr. Deniger also is Chairman of the Board of Palmer Management, Park Plaza International, and a minority owner of the Dallas Stars Hockey Club (NHL Franchise). He is a member of the Board of ArenaCo., and has served as Chairman of the Board of The Real Estate Council. Mr. Deniger holds a B.B.A. degree from the University of Texas at Austin.

     Peter J. Nanula -- Chief Executive Officer, President and Trustee. Prior to the completion of the Offering, Mr. Nanula, age 35, served as President and Chief Executive Officer of Palmer Management and its predecessor since 1993. From 1990 to 1993, Mr. Nanula was principal of Warburg, Pincus Ventures, Inc., a venture capital firm. He is a member of the Advisory Board of the National Golf Course Owners Association and a member of the National Golf Foundation, the United States Golf Association and NAREIT. Mr. Nanula is a director of Palmer Management. Mr. Nanula holds an A.B. degree from Harvard College and a J.D. degree from Harvard Law School.

     Donald E. Rhodes -- Executive Vice President and Chief Operating
Officer. Prior to the completion of the Offering, Mr. Rhodes, age 52, served as Managing Director of the Golf and Recreation Finance Division of NationsCredit Commercial Corporation, a wholly owned subsidiary of the NationsBank Corporation, which he formed in August 1994. From 1989 to 1994, Mr. Rhodes served as Vice-President of Textron Financial Corporation, where he organized the Golf Course Finance Group. Mr. Rhodes is a member of the National Golf Foundation, the National Golf Course Owners Association, the Golf Course Superintendents Association and the United States Golf Association. He serves on the Finance Committee and the Long-Range Planning Committee of the Georgia State Golf Association. Mr. Rhodes holds B.A. and B.S. degrees from Yale University.

     George T. Haworth -- Executive Vice President and Chief Financial
Officer. Prior to the completion of the Offering, Mr. Haworth, age 44, served as Chief Financial Officer, Secretary and Treasurer of Palmer Management since March 1997. From January 1996 to March 1997, he was principal of Haworth Group, a real estate and financial consulting firm. Mr. Haworth served as Executive Vice President and Chief Financial Officer of Horizon Group, Inc., an owner, developer and operator of outlet retail properties, from 1990 to March 1996, and served as a director of such company from August 1993 to July 1995. Mr. Haworth is a member of NAREIT and the Urban Land Institute. Mr. Haworth, a Certified Public Accountant, holds a B.B.A. degree from the University of Texas at San Antonio.

     Robert L. Adair III -- Proposed Trustee. Mr. Adair, age 54, has served since January 1994 as the President and Chief Operating Officer of AMRESCO, Inc., a Dallas-based specialty financial services company. From 1987 to December 1993, Mr. Adair served as the Chairman and Chief Executive Officer of BEI Real Estate Services ("BEI"), a real estate consulting and asset management company, which merged with AMRESCO, Inc. in 1994. Mr. Adair, a Certified Public Accountant, holds a B.B.A. degree from the University of Texas at Austin and a M.B.A. degree from The Wharton School of the University of Pennsylvania.

     J. David Hakman -- Proposed Trustee. Mr. Hakman, age 56, has been the Chief Executive Officer of Hakman Capital Corporation, an investment and merchant banking firm, since 1974. Mr. Hakman also serves as a director of Concord Camera Corp., which manufactures and distributes cameras, and Hanover Direct, Inc., a retail and direct mail order consumer goods company. Mr. Hakman holds a B.A. degree from the University of California at Berkeley.

     J. Otis Winters -- Proposed Trustee. Mr. Winters, age 65, has been the Chairman of the Board of Pate, Winters & Stone, Inc., a corporate consulting firm, since 1990. Mr. Winters currently serves on the Boards of Directors of AMX Corporation, Walden Residential Properties, Inc. and NGC Corporation. Mr. Winters is a former member of the United States Golf Association's Sectional Affairs Committee. In addition, Mr. Winters is a registered professional engineer (Oklahoma). Mr. Winters holds B.S. and M.S. degrees from Stanford University and a M.B.A. degree from Harvard University.

COMMITTEES OF THE BOARD OF TRUSTEES

     Audit Committee. Promptly following the consummation of the Offering, the Board of Trustees of the Company will establish an Audit Committee that will consist of at least two Independent Trustees and will not include any members of management. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

     Compensation Committee. Promptly following the consummation of the Offering, the Board of Trustees of the Company will establish a Compensation Committee, the majority of the members of which will be Independent Trustees. The Compensation Committee will review and make recommendations concerning proposals by management with respect to compensation, bonus, employment agreements and other benefits and policies respecting such matters for the executive officers of the Company.

     Corporate Opportunity Committee. The Company plans to establish a committee of Independent Trustees to examine opportunities that may constitute a corporate opportunity for the Company. Such committee will consist of at least two Independent Trustees and have the power of the Board of Trustees and will determine whether corporate opportunities presented by trustees and officers should be pursued by the Company. See "Policies With Respect to Certain Activities -- Conflict of Interest Policies."

     The Board of Trustees will not have a separate nominating committee, as the entire Board of Trustees will perform the function of such a committee.

COMPENSATION OF THE BOARD OF TRUSTEES

     The Company will pay its trustees who are not employees of the Company an annual fee of $12,000. In addition, Committee chairs will receive an additional $6,000 per annum. Trustees who are employees of the Company will not be paid any trustees' or committee fee. The Company will reimburse the trustees for travel expenses incurred in connection with their activities on behalf of the Company. Under the Company's 1998 Share Option Plan (the "Share Option Plan"), each trustee then in office will receive an annual grant of options to purchase 5,000 Common Shares at the then current market price on the date of the meeting of the Board of Trustees held immediately after the annual meeting of the Company's shareholders. In addition, following the consummation of the Offering, each non-employee trustee will receive a grant of options under the Share Option Plan to purchase 5,000 Common Shares at the Offering Price. These grants of options to purchase Common Shares will vest in three equal annual installments. Trustees are also eligible to receive discretionary option awards under the Share Option Plan.

EXECUTIVE COMPENSATION

     To date, the Company has not paid any compensation to its executive officers. The following tables set forth the estimated compensation, on an annualized basis, and options and Common Shares expected to be granted in 1998 to the Company's executive officers.

                            CAPACITIES IN WHICH           1998         SHARE OPTIONS       SHARES TO
        NAME                 EXPECTED TO SERVE       BASE SALARY(1)   TO BE GRANTED(2)   BE GRANTED(3)
        ----                -------------------      --------------   ----------------   -------------
Peter J. Nanula......   Chief Executive Officer and
                        President of the Company        $250,000          125,000            50,000
Donald E. Rhodes.....   Executive Vice President
                        and Chief Operating Officer      175,000           65,000                --
George T. Haworth....   Executive Vice President
                        and Chief Financial Officer      175,000           65,000            25,000

-------------------------

(1) Does not include bonuses that may be paid to the above individuals. See "-- Incentive Compensation" below.
(2) Upon the completion of the Offering, options to purchase Common Shares equal to approximately 4.3% of the Company's outstanding Common Shares (calculated on a fully diluted basis) will be granted to officers and employees of the Company under the Company's Share Option Plan at a price equal to the Offering Price. See "-- Share Option Plan."
(3) Represents Common Shares issued in the Formation Transactions. Does not include an aggregate of up to 50,000 and 25,000 restricted Common Shares issued to Messrs. Nanula and Haworth, respectively, at the rate of 16,666 and 8,333 Common Shares per year beginning in 2000 upon the achievement of certain performance standards, which shares will then vest equally over three years after issuance.

                       OPTION GRANTS IN FISCAL YEAR 1998

                                          PERCENT OF                             POTENTIAL REALIZABLE VALUE AT
                                         TOTAL OPTIONS                              ASSUMED ANNUAL RATES OF
                           NUMBER OF         TO BE                                    COMMON SHARE PRICE
                          SECURITIES        GRANTED      EXERCISE                   APPRECIATION FOR OPTION
                          UNDERLYING     TO EMPLOYEES    PRICE PER                          TERM(1)
                          OPTIONS TO       IN FISCAL      COMMON     EXPIRATION  -----------------------------
         NAME            BE GRANTED(2)       YEAR        SHARE(3)       DATE        5%(4)            10%(5)
         ----            -------------   -------------   ---------   ----------     -----            ------
Peter J. Nanula........     125,000          35.2%        $20.00        2008     $1,573,000        $3,984,000
Donald E. Rhodes.......      65,000          18.3%         20.00        2008        818,000         2,072,000
George T. Haworth......      65,000          18.3%         20.00        2008        818,000         2,072,000

-------------------------

(1) In accordance with the rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound share price appreciation of 5% and 10% from the date the options were granted over the full option term. No gain to the optionee is possible without an increase in the price of Common Shares, which would benefit all shareholders.

(2) All options are granted at the fair market value of the Common Shares at the date of grant. Options granted are for a term of not more than ten years from the date of grant and vest in three equal annual installments (rounded to the nearest whole Common Share) over three years.

(3) Based on the assumed Offering Price. The exercise price per share will be the Offering Price.

(4) An annual compound share price appreciation of 5% from the assumed Offering price of $20.00 per Common Share yields a price of $32.58 per Common Share.

(5) An annual compound share price appreciation of 10% from the assumed Offering price of $20.00 per Common Share yields a price of $51.87 per Common Share.

SHARE OPTION PLAN

     Prior to the completion of the Offering, the Company intends to adopt the 1998 Share Option Plan, pursuant to which the Company will reserve 750,000 Common Shares for issuance to officers, trustees, employees and consultants. Share options may be granted in the form of "incentive stock options" (as defined in Section 422 of the Code), or non-statutory share options, and are exercisable for up to 10 years following the date of the grant. The exercise price of each option will be set by the Compensation Committee; provided, however, that the price per share is required to be equal to or greater than the fair market value of the Common Shares on the grant date.

     The Option Plan also provides for the issuance of share appreciation rights which will generally entitle a holder to receive cash or shares, as determined by the Compensation Committee at the time of exercise, equal to the difference between the exercise price and the fair market value of the Common Shares.

401(K) PLAN

     Effective upon completion of the Offering, the Company intends to establish the Presidio Golf Trust Section 401(k) Savings/Retirement Plan (the "401(k) Plan") to cover eligible employees of the Company and any designated affiliate.

     The 401(k) Plan will permit eligible employees of the Company to defer up to 15% of their annual compensation, subject to certain limitations imposed by the Code. The employees' elective deferrals are immediately vested and nonforfeitable upon contribution to the 401(k) Plan.

RESTRICTED SHARE PLAN

     The Company has established the 1998 Restricted Share Plan (the "Restricted Share Plan") pursuant to which the Company may issue up to 250,000 restricted Common Shares to officers, employees and consultants. The shares will be granted under the Restricted Share Plan by the Compensation Committee. Awards will be subject to vesting based on performance standards set by the Compensation Committee over periods of between three and eight years with restrictions lapsing on the occurrence of certain events such as a change in control or retirement.

INCENTIVE COMPENSATION

     The Company intends to establish an incentive compensation plan for key officers of the Company and its subsidiaries and affiliates. This plan will provide for payment of cash bonuses to participating officers after evaluating the officer's performance and the overall performance of the Company. The Chief Executive Officer will make recommendations to the Compensation Committee of the Board of Trustees, which will make the final determination for the award of bonuses. The Compensation Committee will determine such bonuses, if any, for the Chief Executive Officer.

EMPLOYMENT AGREEMENTS

     The Company will enter into written employment agreements with Peter J. Nanula, Donald E. Rhodes and George T. Haworth. The employment agreements will provide for an annual base salary of $250,000 for Mr. Nanula and $175,000 for each of Messrs. Rhodes and Haworth, with annual performance bonuses determined by the Compensation Committee in connection with the achievement of performance criteria to be determined by the Compensation Committee. In addition, each of Messrs. Nanula, Rhodes and Haworth will receive options to purchase Common Shares as described above under the heading "-- Executive Compensation."

     Messrs. Nanula, Rhodes and Haworth also have agreed to devote substantially all of their time to the business of the Company and to refrain from engaging in any competitive business other than as a passive investor. In addition, during the term of their employment agreements, Messrs. Nanula and Haworth will be prohibited from serving as an employee of Palmer Management. They have further agreed not to compete directly with the Company in a business similar to that of the Company for a period of one year following any termination of employment.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Company's officers and trustees are and will be indemnified under Maryland and Delaware law, the Declaration of Trust and Bylaws of the Company and the Operating Partnership Agreement against certain liabilities. The Declaration of Trust of the Company requires it to indemnify its trustees and officers to the fullest extent permitted from time to time under Maryland law.

     The Declaration of Trust authorizes the Company to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former trustee or officer; or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served as a trustee, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made party to the proceeding by reason of his service in that capacity; or
(b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, trustee, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served as a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     The Operating Partnership Agreement also provides for indemnification of the Company and its officers and trustees to the same extent that indemnification is provided to officers and trustees of the Company in its Declaration of Trust, and limits the liability of the Company and its officers and trustees to the Operating Partnership and its respective partners to the same extent that the liability of the officers and trustees of the Company to the Company and its shareholders is limited under the Company's Declaration of Trust.

     The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for trustees and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith; or (ii) was the result of active and deliberate dishonesty; (b) the trustee or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. Under the MGCL, as a condition to advancing expenses, as required by the Bylaws, the Company must first receive (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company; and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

     The Company has entered into indemnification agreements with each of its trustees and executive officers. The indemnification agreements require, among other things, that the Company indemnify its trustees and executive officers to the fullest extent permitted by law and advance to the trustees and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by trustees and executive officers seeking to enforce their rights under the indemnification agreements and may cover trustees and executive officers under the Company's trustees and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, as a traditional form of contract it may provide greater assurance to trustees and executive officers that indemnification will be available.

     The Company will have trustees and officers liability insurance. Trustees and officers liability insurance insures (i) the officers and trustees of the Company from any claim arising out of an alleged wrongful act by such persons while acting as trustees and officers of the Company, and (ii) the Company to the extent that it has indemnified the trustees and officers for such loss.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     Set forth below is a discussion of the Company's investment objectives and policies, financing policies and policies with respect to certain other activities. These policies are determined by the Board of Trustees and may be amended or revised from time to time at the discretion of the Board of Trustees without notice to or a vote of the Company's shareholders, or the limited partners of the Operating Partnership, except that changes in certain policies with respect to conflicts of interest must be consistent with legal requirements.

     As the sole general partner of the Operating Partnership, the Company also will determine the investment policies of the Operating Partnership. See "Partnership Agreement."

INVESTMENT POLICIES

     The Company's investment objective is to maximize both current income and long-term growth in income. The Company will seek to accomplish its objective through its ownership of the Golf Courses and selective acquisitions of additional golf courses and related facilities.

     The Company may purchase or lease properties for long-term investment, expand and improve the Golf Courses presently owned or sell such properties, in whole or in part, when circumstances warrant. The Company also may participate with other entities in property ownership, through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness that have priority over the equity interest of the Company.

     While the Company intends to emphasize equity real estate investments, it may, in its discretion, invest in mortgages on properties and other real estate interests. Such mortgage investments may include participating or convertible mortgages. The Company does not intend to invest to a significant extent in mortgages or deeds of trust, but may acquire mortgages as a strategy for acquiring ownership of a property or the economic equivalent thereof, subject to the investment restrictions applicable to REITs. See "Federal Income Tax Considerations -- Taxation of the Company." In addition, the Company may invest in mortgage-related securities and/or may seek to issue securities representing interests in such mortgage-related securities as a method of raising additional funds.

     Although the Company has no current intention of making such an investment, the Company also may legally invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities, subject to the gross income and asset tests necessary for REIT qualification. The Company may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Company's investment policies. In any event, the Company does not intend that its investments in securities will require it or the Operating Partnership to register as an "investment company" under the Investment Company Act of 1940, as amended.

     There are no limitations on the percentage of the Company's assets that may be invested in any one property or venture. The Board of Trustees may establish limitations as it deems appropriate from time to time. No limitations have been set on the number of properties in which the Company will seek to invest or on the concentration of investments in any one geographic region.

DISPOSITIONS

     The Company has no current intention to cause the disposition of any of the Golf Courses, although, with the exception of Towne Lake Hills Golf Club, it reserves the right to do so if the Board of Trustees determines that such action would be in the best interests of the Company. The Contribution Agreement relating to Towne Lake Hills Golf Club restricts disposition of such course for a period of three years.

LENDING POLICIES

     The Company may consider offering purchase money financing in connection with the sale of Golf Courses where the provision of such financing will increase the value received by the Company for the property sold.

FINANCING

     Upon completion of the Offering, in addition to the limitations on indebtedness imposed on the Company under the Credit Facility, the Company will adopt a policy of incurring debt, either directly or through the Operating Partnership, only if upon such incurrence the Company's debt to total market capitalization ratio would be approximately 50% or less. The policy differs from conventional mortgage debt-to-equity ratios, which are asset-based ratios. The Company's debt to total market capitalization ratio is equal to the total consolidated and unconsolidated debt of the Company as a percentage of the market value of outstanding Common Shares and OP Units plus total consolidated and unconsolidated debt, but excluding (i) all nonrecourse consolidated debt in excess of the Company's proportionate share of such debt; and (ii) all nonrecourse unconsolidated debt of partnerships in which the Company is a limited partner. However, the organizational documents of the Company and the Operating Partnership will not contain any limitation on the amount of indebtedness that may be incurred. Accordingly, the Board of Trustees could alter or eliminate this policy and would do so, for example, if it were necessary for the Company to continue to qualify as a REIT. The Company will limit the incurrence of debt based on total market capitalization because it believes that the book value of its assets does not accurately reflect its ability to borrow and to meet debt service requirements. The market capitalization of the Company, however, is expected to be more variable than book value and will not necessarily reflect the fair market value of the underlying assets of the Company.

     The Company will determine its financing policies in light of then current economic conditions, relative costs of debt and equity capital, market values of properties, growth and acquisition opportunities and other factors. If the Board of Trustees determines that additional funding is desirable, the Company may raise such funds through additional equity offerings, debt financing or retention of cash flow (subject to provisions in the Code concerning taxability of undistributed REIT income and REIT qualification), or a combination of these methods.

     It is the Company's policy that Presidio Golf Trust shall not incur indebtedness other than short-term trade, employee compensation, dividends payable or similar indebtedness that will be paid in the ordinary course of business, and that indebtedness shall instead be incurred by the Operating Partnership to the extent necessary to fund the business activities conducted by the Operating Partnership and its subsidiaries. See "Partnership Agreement." Indebtedness may be in the form of purchase money obligations to the Prior Owners, publicly or privately placed debt instruments, or financing from banks, institutional investors or other lenders, any of which indebtedness may be unsecured or may be secured by mortgages or other interests in the property owned by the Company. The Company may also incur indebtedness that may be re-loaned to the Operating Partnership on the same terms and conditions as are applicable to the Company's borrowing of such funds. There are no limits on the number or amount of mortgages or other interests which may be placed on any one property. In addition, such indebtedness may be recourse to all or any part of the property of the Company or may be limited to the particular property to which the indebtedness relates. The proceeds from any borrowings may be used for the payment of distributions, working capital, to redeem OP Units, to refinance indebtedness or to finance acquisitions, expansions or development of new properties.

     In the event that the Board of Trustees determines to raise additional equity capital, the Board has the authority, without shareholder approval, to issue additional authorized Common Shares or other capital shares (including securities senior to the Common Shares) of the Company in any manner (and on such terms and for such consideration) it deems appropriate, including in exchange for property. Existing shareholders would have no preemptive right to purchase shares issued in any offering, and any such offering might cause a dilution of a shareholder's investment in the Company. If the Board of Trustees determines to raise additional equity capital to fund investments by the Operating Partnership, the Company will contribute such funds to the Operating Partnership as a contribution to capital and purchase of additional OP Units. In addition, the Company may issue additional Common Shares in connection with the exchange of OP Units for Common Shares pursuant to the exercise of redemption rights. See "Partnership Agreement."

     The Board of Trustees also has the authority to cause the Operating Partnership to issue additional OP Units in any manner (and on such terms and for such consideration) as it deems appropriate, including in exchange for property. See "Partnership Agreement -- Issuance of Additional Units and/or Preference Units."

WORKING CAPITAL RESERVES

     The Company will maintain working capital reserves (and when not sufficient, access to borrowings) in amounts that the Board of Trustees determines to be adequate to meet normal contingencies in connection with the operation of the Company's business and investments.

CONFLICT OF INTEREST POLICIES

     The Company will adopt certain policies and enter into certain agreements designed to minimize potential conflicts of interest. The Company's Board of Trustees is subject to certain provisions of Maryland law, which are designed to eliminate or minimize certain potential conflicts of interest. However, there can be no assurance that these policies always will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders.

     Provisions of Maryland Law. Pursuant to Maryland law (the jurisdiction under which the Company is organized), transactions between the Company and a trustee or officer (or an entity in which a trustee or officer has a material financial interest) may be void or voidable. However, the MGCL provides that such contract or transaction will not be void or voidable if (a) it is authorized, approved or ratified, after disclosure of, or with knowledge of, the common trusteeship or interest, by the affirmative vote of a majority of disinterested trustees (even if the disinterested trustees constitute less than a quorum) or by the affirmative vote of a majority of the votes cast by disinterested shareholders; or (b) it is fair and reasonable to the corporation. While the Maryland REIT Law does not have a comparable provision for trustees, a court may apply the principles of the MGCL to contracts or transactions between the Company and its trustees. The Company believes that this procedure will help to eliminate or minimize certain potential conflicts of interest. Without the approval of a majority of the disinterested trustees, the Company and its subsidiaries will not (i) acquire from or sell to any trustee, officer or employee of the Company, or any entity in which a trustee, officer or employee of the Company owns more than a 1% interest, or acquire from or sell to any affiliate of any of the foregoing, any assets or other property of the Company or its subsidiaries; (ii) make any loan to or borrow from any of the foregoing persons; or (iii) engage in any other material transaction with any of the foregoing persons. Following the completion of the Offering, all transactions between the Company and Palmer Management must also be approved by a majority of the Independent Trustees. Each transaction of the type described above will be in all respects on such terms as are, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the Company and its subsidiaries.

     Under Maryland law, trustees, directors, and officers have a fiduciary obligation to offer corporate opportunities to all of the entities of which they are trustees, directors or officers if such corporate opportunities are in the entity's line of business, within such entities reasonable expectations or are otherwise required to be offered to such entity as a matter of fairness. Mr. Deniger is the Chief Executive Officer and a director of Olympus and Mr. Nanula is a director of Palmer Management. In such positions each individual will be obligated to offer certain corporate opportunities to their respective companies as well as to the Company. Based upon the Company's current business plan, the Company believes its lines of business differ from that of Olympus (except for the ownership of resort hotels with a golf course as a principal amenity that meets the Company's investment criteria), and Palmer Management (except to the extent a specific golf course meets the Company's investment criteria). However, in many circumstances the application of the corporate opportunity doctrine may not be clear. The Company plans to establish a Corporate Opportunity Committee of Independent Trustees to examine opportunities that may constitute corporate opportunities for the Company. Such committee will consist of at least two Independent Trustees and have the power of the Board of Trustees and will have the obligation to determine whether corporate opportunities presented by other trustees and officers should be pursued by the Company. If it is determined that the corporate opportunity is one that the Company will not pursue, then the presenting trustee or officer may pursue the opportunity through another business entity.

     Other Policies. The Company intends to operate in a manner that will not subject it to regulation under the Investment Company Act of 1940, as amended. The Company does not intend (i) to invest in the securities of other issuers (other than the Operating Partnership) for the purpose of exercising control over such issuer, (ii) to underwrite securities of other issuers or (iii) to trade actively in loans or other investments.

     The Company may make investments other than as previously described, although it does not currently intend to do so. The Company has authority to repurchase or otherwise reacquire Common Shares or any other securities it may issue and may engage in such activities in the future. The Board of Trustees has no present intention of causing the Company to repurchase any of the Common Shares, and any such action would be taken only in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code and the Treasury Regulations. Although it may do so in the future, except in connection with the Formation Transactions, the Company has not issued Common Shares or any other securities in exchange for property, nor has it reacquired any of its Common Shares or any other securities. See "Formation of the Company." The Company may make loans to third parties, including, without limitation, to its officers and to joint ventures in which it decides to participate. The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers, nor has the Company invested in the securities of other issuers other than the Operating Partnership for the purpose of exercising control.

                            FORMATION OF THE COMPANY

     Upon the completion of the Offering, all of the Company's assets, including the 16 Golf Courses, will be owned by or ground leased by, and its operations conducted through, the Operating Partnership, 82.8% of the interests in which will be held by the Company. The Company will be the sole general partner of the Operating Partnership and will contribute substantially all of the net proceeds of the Offering to the Operating Partnership in exchange for the number of OP Units set forth below.

FORMATION TRANSACTIONS

     The Operating Partnership currently owns a 100% fee interest in six Golf Courses (Emerald Valley, Fox Valley, Tan Tara, Minebrook, Brierwood and Oronoque), and Palmer Management and certain of its affiliates currently own all of the general partnership and limited partnership interests in the Operating Partnership. Prior to or simultaneously with the completion of the Offering, the Company, the Operating Partnership, the Prior Owners and the Initial Lessees will engage in a series of transactions described below.

     - The Company will sell 6,840,000 Common Shares in the Offering and will contribute substantially all of the net proceeds thereof, estimated to be $125,324,000, to the Operating Partnership in exchange for 6,840,000 OP Units.

     - The Company will acquire long-term ground leasehold interests in four Golf Courses from Palmer Management (Penderbrook, Crofton and Memphis National (two Golf Courses)) in consideration for the repayment of approximately $11,778,000 in existing indebtedness encumbering the foregoing assets and the Golf Courses owned by the Operating Partnership prior to completion of the Offering. Palmer Management also will receive 693,100 OP Units (representing a 8.3% interest in the Operating Partnership) in additional consideration for the contribution of the foregoing leasehold interests.

     - The Company will repay approximately $32,000,000 of existing indebtedness relating to the six Golf Courses owned by the Operating Partnership prior to the completion of the Offering.

     - The Prior Owners will contribute and/or sell a total of six Golf Courses and related assets to the Company in exchange for an aggregate of 336,000 OP Units, approximately $71,971,000 in cash and the repayment of approximately $4,509,000 in existing indebtedness at the Golf Courses as follows:

      - The Company will acquire two Golf Course resort properties (Indian Lakes and Nordic Hills), which have a total of three Golf Courses, from an affiliate of Montclair and Olympus in consideration for 246,700 OP Units (representing a 3.0% interest in the Operating Partnership), and $57,566,000 in cash and the assumption and repayment of existing indebtedness.

      - The Company will acquire one Golf Course (Towne Lake Hills) from an affiliate of HMS for an aggregate of 89,300 OP Units (representing a 1.1% interest in the Operating Partnership), the assumption and repayment of approximately $4,509,000 in existing indebtedness, and $2,705,000 in cash.

      - The Company will acquire one Golf Course (University Club of South Carolina) from a seller not affiliated with the Company for $6,000,000 in cash.

      - The Company will acquire one Golf Course (Black Hawk) from a seller not affiliated with the Company or an Initial Lessee for $5,700,000 in cash.

     - Palmer Management's general and limited partnership interests in the Operating Partnership will be converted into $5,000,000 in cash, 406,900 OP Units (representing a 4.9% interest in the Operating Partnership) and an option to acquire 75,000 OP Units at the Offering Price. Such options will become exercisable in three equal annual installments.

     - Upon completion of the Offering, after having repaid all outstanding indebtedness described above (approximately $48,287,000), including all outstanding indebtedness under the Credit Facility, the Company will have no outstanding indebtedness and will have access to $75 million available under the Credit Facility. See "The Company."

     - The Company, as lessor, will lease the Golf Courses to the Initial Lessees pursuant to a Participating Lease for an initial term of 15 years, with each Initial Lessee having the right to extend the term of its Participating Lease for between two and five renewal terms of five years each. See "The Participating Leases."

     - The Company will enter into employment agreements with its executive officers, Peter J. Nanula, President and Chief Executive Officer, Donald
       E. Rhodes, Executive Vice President and Chief Operating Officer, and George T. Haworth, Executive Vice President and Chief Financial Officer. See "Management -- Employment Agreements."

BENEFITS TO RELATED PARTIES

     As a result of the Formation Transactions, executive officers and trustees of the Company, and certain of their affiliates will receive the following benefits:

     - Palmer Management will receive 1,100,000 OP Units (representing a 13.2% interest in the Operating Partnership), as consideration for its interests in the Golf Courses contributed to the Company in connection with the Formation Transactions and its general partnership and limited partnership interests in the Operating Partnership prior to the completion of the Offering. In addition, Palmer Management will receive $5,000,000 in cash and an option to acquire 75,000 OP Units at the Offering Price. The OP Units to be received by Palmer Management (which are redeemable for cash or, at the Company's option, Common Shares on a one-for-one basis beginning one year after the completion of the Offering) will be worth approximately $22.0 million and will be more liquid than its interests in the Golf Courses once a public trading market for the Common Shares commences. As of December 31, 1997, the aggregate net book value of the ten Golf Courses currently owned by Palmer Management (including Palmer Management's pre-Offering interest in the Operating Partnership) was approximately $37.9 million.

     - The value of Olympus' indirect interest in the consideration paid to Palmer Management and the Prior Owner of Indian Lakes Resort and Nordic Hills Resort, an affiliate of Montclair, in the Formation Transactions, representing $25.0 million in OP Units, $50.2 million in cash consideration and the $36.0 million benefit derived from the Company's assumption of indebtedness, represents a substantial increase over the aggregate $62.8 million net book value of Olympus' indirect interest in the 10 Golf Courses to be contributed to the Company by Palmer Management and two Golf Course resort properties (three golf courses) to be acquired by the Company.

     - The value of Peter J. Nanula's indirect interest in the consideration paid to Palmer Management in the Formation Transactions, representing $2.4 million in OP Units, $550,000 in cash consideration and the $4.6 million benefit derived from the Company's assumption of indebtedness, represents a substantial increase over the $4.0 million net book value of Mr. Nanula's indirect interest in the 10 Golf Courses to be contributed to the Company by Palmer Management.

     - The value of George T. Haworth's indirect interest in the consideration paid to Palmer Management in the Formation Transactions, representing $328,000 in OP Units, $75,000 in cash consideration and the $654,000 benefit derived from the Company's assumption of indebtedness, represents a substantial increase over the $566,000 net book value of Mr. Haworth's indirect interest in the 10 Golf Courses to be contributed to the Company by Palmer Management.

     - Messrs. Nanula and Haworth will receive an aggregate of 75,000 Common Shares as part of Mr. Nanula's share of Palmer Management's consideration for its contributions, and in connection therewith Mr. Nanula has agreed that a portion of his continuing residual interest in Palmer Management will be received only if Palmer Management has earned the release of its security deposits under its affiliate's Participating Leases and the Company achieves specified performance objectives.

     - Messrs. Nanula, Rhodes and Haworth will be granted options to acquire 125,000, 65,000 and 65,000 Common Shares, respectively, at the Offering Price. The options vest in three equal annual installments. In addition, Messrs. Nanula and Haworth will be issued up to an aggregate of 50,000 and 25,000 restricted Common Shares, respectively, at the rate of 16,666 and 8,333 shares per year beginning in 2000 upon the achievement of certain performance standards, which shares will then vest equally over three years after such issuance.

     - Each trustee who is not an employee of the Company, including Mr. Deniger, will receive options to acquire 5,000 Common Shares at the Offering Price.

     - The Company will reimburse Palmer Management approximately $300,000 for direct out-of-pocket expenses incurred in connection with the Formation Transactions.

     - The Initial Lessees, including those affiliated with Palmer Management and Olympus, will be entitled to all cash flow from the Golf Courses to be leased to them after payment of the Lease Payments under the applicable Participating Leases and other operating expenses.

     - Commencing on the first anniversary of the Offering, affiliates of Palmer Management, Olympus and certain of their affiliates, including Messrs. Deniger, Nanula, and Haworth, will have registration rights with respect to the Common Shares received in the Formation Transactions and Common Shares that may be issued in exchange for OP Units received in the Formation Transactions.

     - The Company will enter into employment agreements with Messrs. Nanula, Rhodes and Haworth providing for annual base salaries of $250,000, $175,000 and $175,000 respectively, and the possibility of performance bonuses.

VALUATION OF INTERESTS

     The initial valuation of the Company was determined primarily based upon a capitalization of the Company's estimated Cash Available for Distribution and other factors, rather than on the basis of the cost or appraised value of the Golf Courses. The purchase prices for the interests acquired by the Company from parties unaffiliated with Palmer Management were determined pursuant to arm's-length negotiations. Upon completion of the Offering, the Company will own a 82.8% interest in the Operating Partnership. The Company's initial percentage interest in the Operating Partnership was determined based on the percentage of estimated adjusted cash flow that was required to pay the Company's shareholders a specified initial annual distribution rate, which rate was based upon prevailing market conditions.

TRANSFER DOCUMENTS

     The transfer of the Golf Courses not currently owned by the Operating Partnership is subject to the completion of the Offering as well as the normal and customary conditions to the closing of real estate transactions. The Company will assume certain past obligations and all obligations arising after the transfer of the Golf Courses to the Company. The agreements to transfer the Golf Courses will contain representations and warranties to the Company concerning the Golf Courses customarily found in agreements of such type. Such representations and warranties will generally survive the closing of the transfer of title to the Golf Courses for between one and two years. The Montclair Acquisition Agreement generally contains representations and warranties that may be more favorable to the Prior Owner (which is controlled by Olympus) of Indian Lakes Resort and Nordic Hills Resort than those contained in the acquisition agreements relating to the other Golf Courses. The indemnification relating to these representations and warranties will be limited to the OP Units received by Montclair in connection with the Company's acquisition of such properties.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

RELATIONSHIPS AMONG OFFICERS AND TRUSTEES

     David B. Deniger, the proposed Chairman of the Board of Trustees of the Company, is Chairman of the Board of Palmer Management and President and CEO of the general partner of Olympus. In addition, Peter J. Nanula, President and Chief Executive Officer of the Company, and George T. Haworth, Executive Vice President and Chief Financial Officer of the Company are beneficial owners of equity interests in Palmer Management. Upon completion of the Offering, Messrs. Nanula and Haworth will resign from all of their respective employment positions with Palmer Management, but they will continue to own such interests in Palmer Management.

EMPLOYMENT AGREEMENTS

     The Company will enter into written employment agreements with Peter J. Nanula, Donald E. Rhodes and George T. Haworth. The employment agreements will provide for an annual base salary of $250,000 for Mr. Nanula and $175,000 for each of Messrs. Rhodes and Haworth, with annual performance bonuses determined by the Compensation Committee in connection with the achievement of performance criteria to be determined by the Compensation Committee. In addition, each of Messrs. Nanula, Rhodes and Haworth have received options to purchase Common Shares as described above under the heading "Management -- Executive Compensation."

     Messrs. Nanula, Rhodes and Haworth also have agreed to devote substantially all of their time to the business of the Company and to refrain from engaging in any competitive business other than as a passive investor. They have further agreed not to compete directly with the Company in a business similar to that of the Company for a period of one year following any termination of employment. See "Management -- Employment Agreements."

OPTION TO PURCHASE AND RIGHT OF FIRST REFUSAL

     The Company has entered into an agreement with Palmer Management that grants the Company, for so long as Peter J. Nanula, George T. Haworth, David B. Deniger or any principal of Olympus is an executive officer or trustee of the Company, and an executive officer, director or member of Palmer Management, (i) a right of first refusal to purchase all golf course properties that meet one or more of the Company's investment criteria and are proposed to be acquired by Palmer Management, including courses proposed to be acquired by certain joint ventures between Palmer Management and other golf course developers and management companies, subject to the right of Palmer Management to lease such courses from the Company under lease terms similar to those of the Participating Leases; and (ii) a right of first refusal with respect to any golf course owned by Palmer Management that meets one or more of the Company's investment criteria and is proposed to be sold. Pursuant to agreements between the Company and certain joint ventures in which Palmer Management is a partner, the Company will have the right to purchase courses developed by such joint ventures in return for the Company's agreement not to compete with such joint ventures in the development of comparable "themed" golf courses. See "The Company -- Strategic Alliances."

EXPENSE SHARING AGREEMENT

     Upon completion of the Offering, the Company and Palmer Management will enter into an expense sharing agreement (the "Expense Sharing Agreement") that provides for the allocation between the Company and Palmer Management of the cost of one shared employee (50% of whose time is estimated to be spent on business of each of the Company and Palmer Management) and shared office space, based upon the cost accounting method utilized by the Company and Palmer Management. The compensation expense for such shared employee will be divided between the Company and Palmer Management based upon the level of services performed by such employee for each company. Independent auditors will consider the appropriateness of the annual allocation of the cost of the shared employee and office space in connection with the annual audits of the Company and Palmer Management. Any material change to the terms of the Expense Sharing Agreement must be approved by a majority of the Company's trustees, including a majority of the Independent Trustees. Pursuant to the Expense Sharing Agreement, it is estimated that Palmer Management will reimburse the Company approximately $100,000 and the Company will reimburse Palmer Management approximately $80,000 during 1998.

FORMATION TRANSACTIONS

     For information relating to certain relationships and transactions arising out the Formation Transactions, see "Formation of the Company."

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Shares and OP Units by each trustee, proposed trustee, and executive officer of the Company, by all trustees, proposed trustees and officers of Company as a group and by each person the Company expects will be the beneficial owner of more than 5% of all outstanding Common Shares and OP Units immediately following the completion of the Offering. As of the date of this Prospectus each person named in the table has sole voting and investment power with respect to all of the Common Shares or OP Units shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. None of such shareholders is selling any Common Shares in the Offering.

                                                NUMBER OF COMMON                          PERCENTAGE OF ALL
                                                 SHARES AND OP                              COMMON SHARES
                                                     UNITS           PERCENTAGE OF ALL         AND OP
                                               BENEFICIALLY OWNED    COMMON SHARES(1)         UNITS(2)
                                               ------------------    -----------------    -----------------
David B. Deniger.............................            --(3)               --               --
Peter J. Nanula..............................        50,000(4)           *                    *
Donald E. Rhodes.............................               --               --               --
George T. Haworth............................           25,000           *                    *
Robert L. Adair III..........................               --               --               --
J. David Hakman..............................               --               --               --
J. Otis Winters..............................               --               --               --
Olympus(5)...................................     1,346,700(6)               --                 16.1%
All trustees, proposed trustees and executive
officers as a group (seven persons)..........        75,000(3)(4)           1.1%              *

-------------------------
 *  Less than one percent.

(1) Assumes 6,915,000 Common Shares outstanding immediately following completion of the Offering. Assumes that all OP Units beneficially held by the identified person (and no other person) are redeemed for Common Shares.

(2) Assumes a total of 8,351,000 Common Shares of OP Units outstanding immediately following completion of the Offering (6,915,000 Common Shares and 1,436,000 OP Units). Assumes that all outstanding OP Units are redeemed for Common Shares.

(3) Excludes OP Units beneficially owned by Olympus, the Chief Executive Officer of which is Mr. Deniger.

(4) Excludes OP Units beneficially owned by Palmer Management. Mr. Nanula is a board member and equity owner of Palmer Management.

(5) The business address of Olympus is 200 Crescent Court, Suite 1650, Dallas, Texas, 75201.

(6) Represents OP Units beneficially owned by Palmer Management and the Prior Owner affiliated with Montclair, a controlling interest in each of which is beneficially owned by Olympus. Olympus has shared voting and investment power with respect to such shares.

                         SHARES OF BENEFICIAL INTEREST

     The summary of the terms of the shares of beneficial interest of the Company set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust and Bylaws of the Company, copies of which are exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

     The Declaration of Trust of the Company provides that the Company may issue 80 million Common Shares and 20 million Preferred Shares. As of April 30, 1998, 50 Common Shares were issued and outstanding.

     Under the Maryland REIT Law, a shareholder is not liable for obligations of the Company solely as a result of his status as a shareholder. The Declaration of Trust provides that no shareholder shall be liable for any debt or obligation of the Company by reason of being a shareholder nor shall any shareholder be subject to any personal liability in tort, contract or otherwise to any person in connection with the property or affairs of the Company by reason of being a shareholder. The Company's Bylaws further provide that the Company shall indemnify each present or former shareholder against any claim or liability to which the shareholder may become subject by reason of being or having been a shareholder and that the Company shall reimburse each shareholder for all reasonable expenses incurred by him in connection with any such claim or liability. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Company. Inasmuch as the Company carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.

COMMON SHARES

     All Common Shares offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class of shares of beneficial interest and to the provisions of the Declaration of Trust regarding restrictions on transfers of shares of beneficial interest, holders of Common Shares are entitled to receive distributions if, as and when authorized and declared by the Board of Trustees out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. The Company currently intends to pay regular quarterly distributions.

     Subject to the provisions of the Company's Declaration of Trust regarding restrictions on transfer of shares of beneficial interest, each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of Common Shares will possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the trustees then standing for election and the holders of the remaining shares of beneficial interest, if any, will not be able to elect any trustees.

     Holders of Common Shares have no preferences, conversion, sinking fund, redemption rights or preemptive rights to subscribe for any securities of the Company. Subject to the provisions of the Company's Declaration of Trust regarding restrictions on ownership and transfer, Common Shares have equal distribution, liquidation and other rights.

     Pursuant to the Maryland REIT Law, a Maryland real estate investment trust generally cannot dissolve, amend its declaration of trust or merge, unless approved by the affirmative vote or written consent of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust's declaration of trust. The Company's Declaration of Trust contains such a provision providing for a lesser percentage, a majority of outstanding shares, with respect to transactions pursuant to which the Company's assets will be combined with those of one or more other entities (whether by merger, sale or other transfer of assets, consolidation or share exchange).

     Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the Shareholders. The Company's Declaration of Trust permits such action by the Board of Trustees. Also under the Maryland REIT Law, a declaration of trust may permit the board of trustees to amend the declaration of trust to increase the aggregate number of shares of beneficial interest or the number of shares of any class without shareholder approval. Pursuant to this statute, the Declaration of Trust authorizes the Board of Trustees to increase or decrease the aggregate number of shares of beneficial interest of the Company or the number of shares of beneficial interest of any class of beneficial interest of the Company.

     The Declaration of Trust authorizes the Board of Trustees to reclassify any unissued Common Shares into other classes or series of beneficial interest and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

PREFERRED SHARES

     The Declaration of Trust authorizes the Board of Trustees to issue 20 million Preferred Shares, to classify any unissued Preferred Shares and to reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series, as authorized by the Board of Trustees. Prior to issuance of shares of each series, the Board of Trustees is required by the Maryland REIT Law and the Declaration of Trust of the Company to set, subject to the provisions of the Declaration of Trust regarding the restriction on transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, the Board could authorize the issuance of Preferred Shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise be in their best interest. As of the date hereof, no Preferred Shares are outstanding and the Company has no present plans to issue any Preferred Shares.

POWER TO ISSUE ADDITIONAL COMMON SHARES AND PREFERRED SHARES

     The Company believes that the power of the Board of Trustees to issue additional authorized but unissued Common Shares or Preferred Shares and to classify or reclassify unissued Common Shares or Preferred Shares and thereafter to cause the Company to issue such classified or reclassified shares of beneficial interest will provide the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the Common Shares, will be available for issuance without further action by the Company's shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Although the Board of Trustees has no intention at the present time of doing so, it could authorize the Company to issue a class or series of shares that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise be in their best interest.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

     Maryland Business Combination Law. Under the MGCL, as applicable to real estate investment trusts, certain "business combinations" (including certain issuances of equity securities) between a Maryland real estate investment trust and any Interested Shareholder or an affiliate of the Interested Shareholder are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the Board of Trustees of such Trust and approved by two super-majority shareholder votes unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its common shares. As permitted by the MGCL, the Board of Trustees of the Company has opted out of the business combination provisions of the MGCL. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to a business combination involving the Company; however, the Company's Board of Trustees may repeal this opt-out and cause the Company to become subject to these provisions in the future.

     Maryland Control Share Acquisition Law. In addition, also under the MGCL, as applicable to real estate investments trusts, "control shares" acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. "Control shares" are voting shares which, if aggregated with all other such shares previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust. As permitted by the MGCL, the Bylaws of the Company contain a provision opting out of the control share provisions of the MGCL, but the Board of Trustees may amend the Bylaws so that acquisitions of shares of the Company are subject to these provisions in the future.

AMENDMENTS TO THE DECLARATION OF TRUST

     Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. The Company's Declaration of Trust permits such action by the Board of Trustees. Also under the Maryland REIT Law, a declaration of trust may permit the board of trustees to amend the declaration of trust to increase the aggregate number of shares of beneficial interest or the number of shares of any class without shareholder approval. Pursuant to this statute, the Declaration of Trust authorizes the Board of Trustees to increase or decrease the aggregate number of shares of beneficial interest of the Company or the number of shares of beneficial interest of any class of beneficial interest of the Company. Amendments of the Declaration of Trust in connection with a transaction pursuant to which the trust's business and assets will be combined with those of one or more entities (whether by merger, sale or other transfer of assets, consolidation or share exchange) require the affirmative vote of not less than a majority of all the votes entitled to vote on the matter. All other amendments to the Declaration of Trust require the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Shares is
                         .

              CERTAIN PROVISIONS OF MARYLAND LAW AND THE COMPANY'S
                        DECLARATION OF TRUST AND BYLAWS

     The following summary of certain provisions of Maryland law and of the Declaration of Trust and Bylaws of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Declaration of Trust and Bylaws of the Company, copies of which are exhibits to the Registration Statement of which this Prospectus is a part.

     The Declaration of Trust and Bylaws of the Company contain certain provisions that could make more difficult an acquisition or change in control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Board of Trustees. The Company believes that the benefits of these provisions outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in an improvement of their terms. See also "Shares of Beneficial Interest -- Restrictions on Ownership and Transfer."

CLASSIFICATION AND REMOVAL OF BOARD OF TRUSTEES; OTHER PROVISIONS

     The Company's Declaration of Trust provides for the Board of Trustees to be divided into three classes of trustees, with each class to consist as nearly as possible of an equal number of trustees. The term of office of the first class of trustees will expire at the 1999 annual meeting of shareholders; the term of the second class of trustees will expire at the 2000 annual meeting of shareholders; and the term of the third class will expire at the 2001 annual meeting of shareholders. At each annual meeting of shareholders, the class of trustees to be elected at such meeting will be elected for a three-year term, and the trustees in the other two classes will continue in office. Because shareholders will have no right to cumulative voting for the election of trustees, at each annual meeting of shareholders the holders of a majority of the Common Shares will be able to elect all of the successors to the class of trustees whose term expires at that meeting.

     The Company's Declaration of Trust also provides that, except for any trustees who may be elected by holders of a class or series of shares of beneficial interest other than the Common Shares, trustees may be removed only for cause and only by the affirmative vote of shareholders holding at least a majority of all the votes entitled to be cast for the election of trustees. Any vacancy on the Board of Trustees (other than a vacancy created by an increase in the number of trustees) may be filled by a majority of the remaining trustees, whether or not sufficient to constitute a quorum. A majority of the entire Board of Trustees may fill a vacancy which results from an increase in the number of trustees. A vote of shareholders holding at least a majority of all the votes entitled to be cast thereon is required to amend, alter, change, repeal or adopt any provisions inconsistent with the foregoing classified board and trustee removal provisions. These provisions may make it more difficult and time-consuming to change majority control of the Board of Trustees of the Company and, thus, may reduce the vulnerability of the Company to an unsolicited proposal for the takeover of the Company or the removal of incumbent management.

     Because the Board of Trustees will have the power to establish the preferences and rights of additional series of shares of beneficial interest without a shareholder vote, the Board of Trustees may afford the holders of any series of senior shares of beneficial interest preferences, powers and rights, voting or otherwise, senior to the rights of holders of Common Shares. The issuance of any such senior shares of beneficial interest could have the effect of delaying, deferring or preventing a change in control of the Company. The Board of Trustees, however, currently does not contemplate the issuance of any shares of beneficial interest other than Common Shares.

     See "Management -- Limitation of Liability and Indemnification" for a description of the limitations on liability of trustees and officers of the Company and the provisions of indemnification of trustees and officers provided for under applicable Maryland law, the Declaration of Trust, and the Bylaws.

CHANGES IN CONTROL PURSUANT TO MARYLAND LAW

     Maryland Business Combination Law. Under the MGCL, as applicable to real estate investment trusts, certain "business combinations" (including certain issuances of equity securities) between a Maryland real estate investment trust and any Interested Shareholder or an affiliate of the Interested Shareholder are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the Board of Trustees of such Trust and approved by two super-majority shareholder votes unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its common shares. As permitted by the MGCL, the Board of Trustees of the Company has opted out of the business combination provisions of the MGCL. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to a business combination involving the Company; however, the Company's Board of Trustees may repeal this opt-out and cause the Company to become subject to these provisions in the future.

     Maryland Control Share Acquisition Law. In addition, also under the MGCL, as applicable to real estate investments trusts, "control shares" acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. "Control shares" are voting shares which, if aggregated with all other such shares previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust. As permitted by the MGCL, the Bylaws of the Company contain a provision opting out of the control share provisions of the MGCL, but the Board of Trustees may amend the Bylaws so that acquisitions of shares of the Company are subject to these provisions in the future.

AMENDMENTS TO THE DECLARATION OF TRUST

     Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. The Company's Declaration of Trust permits such action by the Board of Trustees. Also under the Maryland REIT Law, a declaration of trust may permit the board of trustees to amend the declaration of trust to increase the aggregate number of shares of beneficial interest or the number of shares of any class without shareholder approval. Pursuant to this statute, the Declaration of Trust authorizes the Board of Trustees to increase or decrease the aggregate number of shares of beneficial interest of the Company or the number of shares of beneficial interest of any class of beneficial interest of the Company but requires that such action be approved by the affirmative vote of a majority of all the votes cast on the matter at a meeting of shareholders at which a quorum is present. Amendments of the Declaration of Trust in connection with a transaction pursuant to which the trust's business and assets will be combined with those of one or more entities (whether by merger, sale or other transfer of assets, consolidation or share exchange) require the affirmative vote of not less than a majority of all the votes entitled to vote on the matter. All other amendments to the Declaration of Trust also requires the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

ADVANCE NOTICE OF TRUSTEE NOMINATIONS AND NEW BUSINESS

     The Bylaws of the Company provide that (i) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (A) pursuant to the Company's notice of the meeting, (B) by the Board of Trustees or (C) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (ii) with respect to special meetings of the shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the Board of Trustees may be made only (A) pursuant to the Company's notice of the meeting, (B) by the Board of Trustees or (C) provided that the Board of Trustees has determined that trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE DECLARATION OF TRUST AND BYLAWS

     The business combination provisions and the control share acquisition provisions of the MGCL, in each case if they ever became applicable to the Company, could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise be in their best interests. The Declaration of Trust, as in effect, provides that a merger, consolidation or sale of all or substantially all of the assets of the Company must be approved by the affirmative vote of not less than a majority of all votes entitled to be cast on the matter.

MARYLAND ASSET REQUIREMENTS

     To maintain its qualification as a Maryland real estate investment trust, the Maryland REIT Law requires that the Company hold, either directly or indirectly, at least 75% of the value of its assets in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short-term securities and receivables. The Maryland REIT Law also prohibits using or applying land for farming, agricultural, horticultural or similar purposes.

                             PARTNERSHIP AGREEMENT

     The following summary of the Operating Partnership Agreement, including the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Amended and Restated Agreement of limited partnership of the Operating Partnership (the "Operating Partnership Agreement"), which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

MANAGEMENT

     The Operating Partnership was formed on October 17, 1997, as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"). The initial general partner and limited partner of the Operating Partnership were Palmer Management and an affiliate thereof, respectively. In connection with the Formation Transactions, Palmer Management's general partnership interest in the Operating Partnership will be converted into a limited partnership interest, the Partnership Agreement of the Operating Partnership will be amended and restated in the form of the Operating Partnership Agreement, and the Company will be admitted as the sole general partner of the Operating Partnership. The Company expects at all times to own a majority interest in the Operating Partnership.

     The Company, as the sole general partner of the Operating Partnership, has the exclusive power and authority to conduct the business of the Operating Partnership, subject to the consent of the limited partners in certain limited circumstances. Limited Partners will have no right or authority to act for or to bind the Operating Partnership. No Limited Partner may take part in the conduct or control of the business or affairs of the Operating Partnership by virtue of being a holder of OP Units. In particular, the Limited Partners expressly acknowledge in the Operating Partnership Agreement that the Company, as general partner, is acting on behalf of the Operating Partnership's Limited Partners and the Company's shareholders collectively, and subject to any agreements entered into by the Operating Partnership with any partners of the Operating Partnership, the Company is under no obligation to consider the tax consequences to Limited Partners when making decisions for the benefit of the Operating Partnership.

SALES OF ASSETS

     Under the Operating Partnership Agreement, the Company, as general partner, has the exclusive authority to determine whether, when and on what terms the assets of the Operating Partnership (including the Golf Courses) will be sold, although a sale of all or substantially all of the assets of the Operating Partnership (or a merger of the Operating Partnership with another entity) generally requires an affirmative vote of the holders of a majority of the outstanding OP Units (including OP Units held directly or indirectly by the Company). The Company expects to own, directly or indirectly, a majority of the OP Units and thus to control the outcome of such a vote.

REMOVAL OF THE GENERAL PARTNER; TRANSFER OF THE COMPANY'S INTERESTS

     The Operating Partnership Agreement provides that the Limited Partners may not remove the Company as general partner of the Operating Partnership with or without cause (unless neither the general partner nor its parent is a "public company," in which case the general partner may be removed for cause). In addition, the Company may not transfer any of its interests as general or limited partner in the Operating Partnership, except in connection with a merger or sale of all or substantially all of the Company's assets (subject to certain conditions).

     Although the Company cannot transfer its partnership interests except in a transaction in which substantially all of the assets of the surviving entity consist of OP Units, the Operating Partnership Agreement does not prevent a transaction in which another entity acquires control (or all of the outstanding Common Shares) of the Company and that other entity owns assets and conducts businesses outside of the Operating Partnership.

REIMBURSEMENT OF THE COMPANY; TRANSACTIONS WITH THE COMPANY AND ITS AFFILIATES

     The Company will not receive any compensation for its services as general partner of the Operating Partnership. The Company, however, as a partner in the Operating Partnership, has the same right to allocations and distributions as other partners of the Operating Partnership. In addition, the Operating Partnership will reimburse the Company for all expenses it incurs relating to its activities as general partner, its continued existence and qualification as a REIT and all other liabilities incurred by the Company in connection with the pursuit of its business and affairs (including expenses incurred by the Company in connection with the issuance of Common Shares or other securities of the Company). Except as expressly permitted by the Operating Partnership Agreement, affiliates of the Company will not engage in any transactions with the Operating Partnership except on terms that are fair and reasonable and no less favorable to the Operating Partnership than would be obtained from an unaffiliated third party.

REDEMPTION OF OP UNITS

     Subject to certain limitations in the Operating Partnership Agreement, holders of OP Units generally will have the right ("Redemption Right") to require the redemption of their OP Units at any time one year after the date of the closing of the Offering (or on such date prior to the expiration of such one-year period as the Company, as general partner, designates with respect to any or all OP Units). Unless the Company elects to assume and perform the Operating Partnership's obligation with respect to the Redemption Right, as described below, the limited partner electing to exercise such Redemption Right will receive cash from the Operating Partnership in an amount equal to the market value of the OP Units to be redeemed. The market value of an OP Unit for this purpose will be equal to the average of the closing price of a Common Share on the New York Stock Exchange for the 10 trading days before the day on which the redemption notice was given. In lieu of the Operating Partnership acquiring the OP Units for cash, the Company will have the right to elect to acquire the OP Units directly from a Limited Partner exercising the Redemption Right, in exchange for either cash or Common Shares, and, upon such acquisition, the Company will become the owner of such OP Units. Upon exercise of the Redemption Right, the Limited Partner's right to receive distributions for the OP Units so redeemed or exchanged will cease. At least 1,000 OP Units (or all remaining OP Units owned by the Limited Partner if less than 1,000 OP Units) must be redeemed each time the Redemption Right is exercised. No redemption or exchange can occur if delivery of Common Shares would be prohibited either under the provisions of the Company's Declaration of Trust designed to protect the Company's qualification as a REIT or under applicable federal or state securities laws. See "Shares of Beneficial Interest." The Company will at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the issuance of Common Shares pursuant to the Redemption Right, a sufficient number of Common Shares as shall from time to time be sufficient for the redemption of all outstanding OP Units not owned by the Company.

RESTRICTIONS ON TRANSFER OF UNITS BY LIMITED PARTNERS

     The Operating Partnership Agreement imposes certain restrictions on the transfer of OP Units. The Operating Partnership Agreement provides that no Limited Partner shall, without the prior written consent of the Company (which may be withheld in the sole discretion of the Company), sell, assign, distribute or otherwise transfer all or any part of his or its interest in the Operating Partnership except by operation of law, by gift (outright or in trust) or by sale, in each case to or for the benefit of his spouse or descendants, except for pledges or other collateral transfers effected by a Limited Partner to secure the repayment of a loan, the redemption of OP Units in accordance with the Operating Partnership Agreement. No transfers may be effected that would adversely affect the Company's REIT status. See "Shares of Beneficial Interest --Restrictions on Ownership and Transfer."

ISSUANCE OF ADDITIONAL UNITS AND/OR PREFERENCE UNITS

     The Company is authorized at any time, without the consent of the Limited Partners, to cause the Operating Partnership to issue additional OP Units to the Company, to the Limited Partners or to other persons for such consideration and on such terms and conditions as the Company deems appropriate. If

OP Units are issued to the Company, then the Company must issue a corresponding number of Common Shares and must contribute to the Operating Partnership the proceeds, if any, received by the Company from such issuance. In addition, the Operating Partnership Agreement provides that the Operating Partnership may also issue preferred units and other partnership interests of different classes and series (collectively, "Preference Units") having such rights, preferences and other privileges, variations and designations as may be determined by the Company. Any such Preference Units may have terms, provisions and rights which are preferential to the terms, provisions and rights of the OP Units. Preference Units, however, may be issued to the Company only in connection with an offering of securities of the Company having substantially similar rights and the contribution of the proceeds therefrom to the Operating Partnership. No Limited Partner has preemptive, referential or similar rights with respect to capital contributions to the Operating Partnership or the issuance or sale of any partnership interests therein.

CAPITAL CONTRIBUTIONS

     No partner of the Operating Partnership will be required to make additional capital contributions to the Operating Partnership, except that the Company is generally required to contribute net proceeds of the sale of Common Shares (and other equity interests) of the Company to the Operating Partnership. No limited or general partner will be required to pay to the Operating Partnership any deficit or negative balance which may exist in its account.

DISTRIBUTIONS; ALLOCATIONS OF INCOME AND LOSS

     The Operating Partnership Agreement generally provides for the distribution of "Available Cash" (as defined below) in the discretion of the general partner, as determined in the manner provided in the Operating Partnership Agreement, to the partners of the Operating Partnership in proportion to their percentage interests in the Operating Partnership (which for any partner is determined by the number of OP Units it owns relative to the total number of OP Units outstanding). "Available Cash" is generally defined as net cash flow from operations plus any reduction in reserves and minus interest and principal payments on debt, capital expenditures, any additions to reserves and other adjustments. Neither the Company nor the other partners are entitled to any preferential or disproportionate distributions of Available Cash with respect to the OP Units.

EXCULPATION AND INDEMNIFICATION OF THE COMPANY

     The Operating Partnership Agreement generally provides that the Company, as general partner of the Operating Partnership, will incur no liability to the Operating Partnership or any Limited Partner for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or for any mistakes of fact or law or for anything which it may do or refrain from doing in connection with the business and affairs of the Operating Partnership if the Company or such other general partner carried out its duties in good faith. The Company's liability in any event is limited to its interest in the Operating Partnership. Without limiting the foregoing, the Company has no liability for the loss of any Limited Partner's capital. In addition, the Company is not responsible for any misconduct, negligent act or omission of any consultant, contractor, or agent of the Operating Partnership or of the Company and has no obligation other than to use good faith in the selection of all such contractors, consultants, and agents.

     The Operating Partnership Agreement also requires the Operating Partnership to indemnify the Company, the trustees and officers of the Company, and such other persons as the Company may from time to time designate against any loss or damage, including reasonable legal fees and court costs incurred by such person by reason of anything it may do or refrain from doing for or on behalf of the Operating Partnership or in connection with its business or affairs unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Any such indemnification claims must be satisfied solely out of the assets of the Operating Partnership.

AMENDMENT OF THE PARTNERSHIP AGREEMENT

     Amendments to the Operating Partnership Agreement may be proposed by the Company or by Limited Partners owning at least 25% of the then outstanding OP Units. Generally, the Operating Partnership Agreement may be amended with the approval of the Company, as general partner, and Limited Partners (including the Company) holding a majority of the OP Units. Certain provisions regarding, among other things, dissolution of the Operating Partnership, may not be amended without the approval of a majority of the OP Units not held by the Company. Certain amendments that would, among other things, (i) convert a Limited Partner's interest into a general partner's interest, (ii) modify the limited liability of a Limited Partner, (iii) alter the interest of a partner in profits or losses, or the right to receive any distributions (except as permitted under the Operating Partnership Agreement with respect to the admission of new partners or the issuance of additional OP Units), or (iv) alter the Redemption Right, must be approved by the Company and each Limited Partner that would be adversely affected by such amendment.

TERM

     The Operating Partnership will be dissolved and its affairs wound up upon the earliest of (i) December 31, 2097; (ii) the withdrawal of the Company as general partner without the permitted transfer of the Company's interest to a successor general partner (except in certain limited circumstances); (iii) the sale of all or substantially all of the Operating Partnership's assets and properties; (iv) the entry of a decree of judicial dissolution of the Operating Partnership pursuant to the provisions of the Partnership Act; (v) the entry of a final non-appealable judgment ruling that the last remaining general partner is bankrupt or insolvent (except that, in either such case, in certain circumstances the Limited Partners (other than the Company) may vote to continue the Operating Partnership and substitute a new general partner in place of the Company); or (vi) on election by the Company, in its sole and absolute discretion.

                        SHARES AVAILABLE FOR FUTURE SALE

GENERAL

     Upon the consummation of the Offering, the Company will have outstanding (or reserved for issuance upon exchange of OP Units) up to 8,351,000 Common Shares. The Common Shares issued in the Offering will be freely tradeable by persons other than "affiliates" of the Company without restriction under the Securities Act of 1933, as amended (the "Securities Act"), subject to the limitations on ownership set forth in the Declaration of Trust. See "Shares of Beneficial Interest." The Common Shares owned by the Company's trustees, executive officers and employees and by the partners of the Operating Partnership and their respective transferees, including shares issuable upon exchange of OP Units (the "Restricted Securities"), will be "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act or pursuant to an exemption from registration, including exemptions contained in Rule 144. As described below under "-- Registration Rights," the Company has granted certain holders registration rights with respect to their Common Shares.

     In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of Restricted Securities from the Company or any "affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Shares or the average weekly trading volume of the Common Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the United States Securities and Exchange Commission ("SEC"). Sales under Rule 144 are also subject to certain manner of sale provisions, public information requirements and notice requirements. After two years have elapsed since the date of acquisition of Restricted Securities from the Company or from any "affiliate" of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

     Prior to the date of this Prospectus, there has been no public market for the Common Shares. Trading of the Common Shares on the New York Stock Exchange is expected to commence following the consummation of the Offering. No prediction can be made as to the effect, if any, that future sales of Common Shares, or the availability of Common Shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Shares (including shares issued upon the exercise of share options), or the perception that such sales occur, could adversely affect prevailing market prices of the Common Shares. See "Risk Factors -- Ownership of Common Shares -- Adverse Effect of Shares Available for Future Sale on Market Price of Common Shares."

     For a description of certain restrictions on transfers of Common Shares held by certain shareholders of the Company, see "Underwriting."

REGISTRATION RIGHTS

     The Company has granted certain Prior Owners and/or their affiliates, including Messrs. Deniger, Nanula, and Haworth, certain registration rights with respect to the Common Shares acquired in the Formation Transactions and Common Shares issuable upon exchange of OP Units acquired in the Formation Transactions. These registration rights require the Company, subject to certain limitations, to file a registration statement under the Securities Act relating to such Common Shares one year after the effective date of the registration statement relating to the Offering and to keep such registration statement effective until such shares have been disposed of under the registration statement or are eligible for resale without limitation under Rule 144. The Company has agreed to bear all expenses incident to the registration of such Common Shares other than any underwriting discounts or selling commissions. Notwithstanding such registration rights, the Company, the Operating Partnership and Palmer Management, and trustees or directors and officers of each such entity, have agreed not to sell or otherwise dispose of such Common Shares without the consent of Smith Barney Inc. for a 12-month period after the date of this Prospectus.

     Subsequent to the consummation of the Offering, the Company intends to register, under the Securities Act, the sale of the Common Shares issuable in connection with the employee and trustee share option and bonus plans and arrangements described under "Management."

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the federal income tax considerations reasonably anticipated to be material to a prospective shareholder of the Company in connection with the ownership of Common Shares. The following description is general in nature only, is not exhaustive of all possible tax considerations and is not intended to be (and should not be construed as) tax advice. This discussion is not intended to represent a detailed description of the federal income tax consequences that might be relevant to a specific shareholder in light of its particular investment or tax circumstances. The description does not purport to deal with any aspect of state or local taxation aspects of taxation that may be relevant to shareholders subject to special treatment under the federal income tax laws, including, without limitation, insurance companies, financial institutions or broker-dealers, tax-exempt organizations (except to the extent discussed under the heading "Taxation of Tax-Exempt Shareholders of the Company") or foreign corporations and persons who are not citizens or residents of the United States (except to the extent discussed under the heading "Taxation of Non-U.S. Shareholders of the Company").

     The information in this section is based on the Code, current, temporary and proposed Treasury Regulations thereunder, the legislative history of the Code, current administrative interpretations and practices of the Service (including its practices and policies as endorsed in private letter rulings, which are not binding on the Service except with respect to a taxpayer that receives such a ruling), and court decisions, all as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change the current law or adversely affect existing interpretations of current law. Any such change could apply either prospectively or retroactively. The Company has not requested, and does not plan to request, any rulings from the Service concerning the tax treatment of the Company or the Operating Partnership. Thus, no assurance can be provided that the statements set forth herein (which do not bind the Service or the courts) will not be challenged by the Service or will be sustained by a court if so challenged.

     As used in this section, the term "Company" refers solely to Presidio Golf Trust.

     THIS DISCUSSION IS NOT INTENDED TO BE A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE PURCHASER OF SHARES IS URGED TO CONSULT WITH HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REIT IN LIGHT OF ITS SPECIFIC TAX AND INVESTMENT SITUATIONS AND THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS APPLICABLE TO IT.

TAXATION OF THE COMPANY

     General. The Company plans to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its initial taxable year ending December 31, 1998. The Company believes that, commencing with its initial taxable year ending December 31, 1998, it will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code. The Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT.

     The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the rules that govern the federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

     Rudnick & Wolfe has acted as special tax counsel to the Company in connection with the Offering and the Company's election to be taxed as a REIT. In the opinion of Rudnick & Wolfe, commencing with the Company's taxable year ending December 31, 1998, the Company is organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. Unlike a tax ruling, an opinion of counsel is not binding upon the Service and no assurance can be given that the Service will not challenge the status of the Company as a REIT. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters relating to the organization and operation of the Company and the Operating Partnership. In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in this Prospectus and assumes that the actions described in this Prospectus are completed in a timely fashion. Moreover, such qualification and taxation as a REIT depends upon the Company's continuing ability to meet, through actual annual operating results, distribution levels, diversity of share ownership, and the various other qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Rudnick & Wolfe. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements. Further, the anticipated income tax treatment described in this Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See "-- Failure to Qualify as a REIT."

     If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax on its net income that is currently distributed to its shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a C corporation. If the Company does not qualify as a REIT, it would be taxed at rates applicable to corporations on all of its income, whether or not distributed to its shareholders. Even if the Company qualifies as a REIT, it will be subject to federal income tax in certain instances. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its undistributed items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" (generally, property acquired by reason of a default on indebtedness or a lease) which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. Fourth, if the Company has net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% corporate level tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (each discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by (b) a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its real estate investment trust ordinary income for such year, (ii) 95% of its real estate investment trust capital gain net income for such year, and
(iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Capital gains which are retained by the Company and upon which the Company pays capital gains tax will not be subject to the excise tax. Seventh, if the Company acquires any asset from a C corporation in a transaction in which the basis of the asset in the hands of the Company is determined by reference to the basis of the asset in the hands of the C corporation and the Company makes an election pursuant to IRS Notice 88-19 to defer the recognition of net unrealized Built-In Gain on such assets, if the Company recognizes gain on the disposition of such assets in any taxable year during the 10-year period (the "Recognition Period") beginning on the date on which such assets were acquired by the Company, then gain recognized to the extent of the excess of the fair market value of the asset as of the date of the Company's acquisition over the Company's adjusted basis in such asset on such date, will be subject to tax at the highest regular corporate rate. Notice 88-19 is in effect until legislation is enacted or further guidance is issued.

     Requirements for Qualification. The Code defines a REIT as a corporation, trust or association: (i) which is managed by one or more trustees or directors;
(ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation, but for Code Sections 856 through 859; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownerships of which is held by 100 or more persons; (vi) during the last half of each taxable year, not more than 50% in value of the outstanding shares of which are owned, directly, indirectly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) (the "Five or Fewer Rule"); and (vii) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. Additionally, if for any taxable year the Company complies with the Treasury Regulations requiring the maintenance of records to ascertain ownership of its outstanding shares and the Company does not know or have reason to know that it failed to satisfy the Five or Fewer Rule, it will be treated as having satisfied that condition for any such taxable year.

     The Company has issued sufficient shares pursuant to the Offering to allow it to satisfy conditions (v) and (vi). In addition, the Company's Declaration of Trust provides for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such transfer and ownership restrictions are described in "Shares of Beneficial Interest -- Restrictions on Ownership and Transfer." The Company intends to comply with such Treasury Regulations. Although a failure to ascertain the actual ownership of its shares will not cause a disqualification of REIT status, a monetary fine will result.

     The Company currently has no corporate subsidiaries, but may in the future. Code Section 856(i) provides that a corporation that is a "qualified REIT subsidiary" ("QRS") shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a QRS shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A QRS is a corporation, all of the capital stock or shares of beneficial interest of which are owned by the REIT. In the future, the Company may form subsidiaries that will constitute QRSs. Such QRSs would not be subject to federal corporate income taxation, although they may be subject to state and local taxation.

     In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Code Section 856, including satisfying the gross income tests and the asset tests. Thus, the Company's proportionate share of the assets, liabilities and items of income of the Operating Partnership will be treated as assets, liabilities and items of income of the Company for purposes of applying the requirements described herein. A summary of the rules governing the federal income taxation of partnerships and their partners is provided below in "-- Tax Aspects of the Operating Partnership."

     Income Tests. In order to maintain qualification as a REIT, the Company must satisfy two gross income requirements on an annual basis. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived, directly or indirectly, from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

     Pursuant to the Participating Leases, the Initial Lessees will lease from the Company the land, buildings, improvements and equipment comprising the Golf Courses for Fixed Terms of 15 years, with options for an Extended Term for each respective Participating Lease for up to five terms of five years each, subject to earlier termination upon the occurrence of certain defaults described in each respective Participating Lease. The Participating Leases will be "triple net" leases which will require the Lessees to pay substantially all expenses associated with the operation of the Golf Courses, such as real estate taxes, insurance, utilities, service, maintenance and other operating expenses. During Fixed Terms and the Extended Terms of the Participating Leases the Lessees are obligated to pay to the Company (i) Base Rent and, if applicable, Participating Rent and (ii) certain other additional charges. See "The Participating Leases."

     In order for the Base Rent, the Participating Rent and the additional charges to constitute "rents from real property," the Participating Leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the Participating Leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement, (iii) the degree of control over the property that is retained by the property owner (whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement), and (iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property).

     In addition, Code Section 7701(e) provides that a contract that purports to be a service contract (or a partnership agreement) is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient, and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

     Rudnick & Wolfe is of the opinion that each Participating Lease will be treated as a true lease for federal income tax purposes. Such opinion is based, in part, on the following facts: (i) the Operating Partnership and the Initial Lessees intend for their relationship to be that of a lessor and lessee and such relationship is documented by lease agreements, (ii) the Initial Lessees have the right to exclusive possession and use and quiet enjoyment of the Golf Courses, other than the cost of certain capital expenditures, and have the right to dictate how the Golf Courses are operated, maintained, and improved, (iv) the Initial Lessees bear all of the costs and expenses of operating the Golf Courses (including the cost of any inventory used in their operation) during the term of the Participating Leases other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures), (v) the Initial Lessees benefit from any savings in the costs of operating the Golf Courses during the terms of the Participating Leases, (vi) in the event of damage or destruction to a Golf Course, the Initial Lessees are at economic risk because they will be obligated either (A) to restore the property to its prior condition, in which event they will bear all costs of such restoration in excess of any insurance proceeds or
(B) in certain circumstances, terminate the Participating Lease, (vii) the Initial Lessees have indemnified the Operating Partnership against all liabilities imposed on the Operating Partnership during the term of the Participating Leases by reason of (a) injury to persons or damage to property occurring at the Golf Courses or (b) the Initial Lessees' use, management, maintenance or repair of the Golf Courses, (viii) the Initial Lessees are obligated to pay substantial Base Rent for the period of use of the Golf Courses, and (ix) the Initial Lessees stand to incur substantial losses (or reap substantial gains) depending on how successfully they operate the Golf Courses,
(x) the useful lives of the Golf Courses are significantly longer than the terms of the Participating Leases, and (xi) the Operating Partnership will receive the benefit of any increase in value, and will bear the risk of any decrease in value, of the Golf Courses during the terms of the Participating Leases.

     Investors should be aware that there are no controlling Treasury Regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the Participating Leases that directly address the issue of whether such leases constitute true leases for federal income tax purposes. Therefore, the opinion of Rudnick & Wolfe with respect to the relationship between the Operating Partnership and the Initial Lessees is based upon all of the facts and circumstances and upon rulings and judicial decisions involving situations that are considered to be analogous. Opinions of counsel are not binding upon the Service or any court, and there can be no complete assurance that the Service will not assert successfully a contrary position. If the Participating Leases are recharacterized as service contracts or partnership agreements, rather than true leases, part or all of the payments that the Operating Partnership receive from the Initial Lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, the Company likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose its REIT status.

     Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. Such percentages must be fixed at the time the leases are entered into, not renegotiated during the term of the lease in a manner that has the effect of basing rent on income or profits, and be in conformance with normal business practices.

     Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or a direct or indirect owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). The constructive ownership rules generally provide that if 10% or more in value of the shares of the Company are owned, directly or indirectly, by or for any person, the Company is considered as owning the shares owned, directly or indirectly, by or for such person. The applicable attribution rules, however, are highly complex and difficult to apply, and the Company may inadvertently enter into leases with Initial Lessees who, through application of such rules, will constitute Related Party Tenants. In such an event, rent paid by the Related Party Tenant will not qualify as "rents from real property," which may jeopardize the Company's status as a REIT. The Company will use its best efforts not to rent any property to a Related Party Tenant (taking into account the applicable constructive ownership rules), unless the Company determines in its discretion that the rent received from such Related Party Tenant is not material and will not jeopardize the Company's status as a REIT. The Declaration of Trust provides that no shareholder may own, directly or constructively, in excess of 9.8% of the Common Shares.

     Certain Initial Lessees and/or their affiliates will own, directly or indirectly, OP Units. See "Formation of the Company -- Benefits to Related Parties." Under the attribution rules discussed in the preceding paragraph, ownership of OP Units by the Lessees, in and of itself, will not cause the Company to be considered to own directly, indirectly or constructively any ownership interest in such Lessee. Accordingly, amounts received or accrued from the Lessees will not be considered as received or accrued from a Related Party Tenant, and, therefore, disqualified as "rents from real property" under Code
Section 856(d)(2), solely by reason of the ownership of OP Units by a Lessee and/or its affiliate.

     Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." The rent attributable to the personal property associated with a property is the amount that bears the same ratio to total rent for the taxable year as the average of the adjusted bases of the personal property in the property at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted bases of both the real and personal property comprising the property at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio").

     Fourth, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, provided, however, the Company may directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only to tenants of properties of similar class in the same geographic market and are not otherwise considered "rendered to the occupant" of the property. The Company may operate or manage the property or furnish or render services to the tenants of such property without disqualifying any rents received from such property as "rents from real property," provided that any amounts received or accrued (directly or indirectly) by the Company for any such activities or services do not exceed 1% of all amounts received or accrued (directly or indirectly) by the Company with respect to such property. However, any amounts received or accrued (directly or indirectly) by the Company for any such activities or services will not qualify as "rents from real property," even to the extent such amounts do not exceed the 1% threshold.

     The Company does not and will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above),
(ii) rent any property to a Related Party Tenant, (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease), or (iv) perform non-customary services considered to be rendered to the occupant of the property, other than through an independent contractor from whom the Company derives no revenue (subject to the 1% de minimis rule discussed above).

     The term "interest," as defined for purposes of the 75% and 95% gross income tests, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received by the debtor would be characterized as "rents from real property" if received by a REIT. Furthermore, to the extent that interest from a loan that is based on the cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

     Interest on obligations secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. However, if the Company receives interest income with respect to a loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date the Company acquired the loan, the interest income from the loan will be apportioned between the real property and the other property, which apportionment may cause the Company to recognize income that is not qualifying income for purposes of the 75% gross income test.

     The Company will be subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat such property as foreclosure property. However, a REIT will not be considered to have foreclosed on a property where such REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Under the Code, property generally ceases to be foreclosure property with respect to a REIT as of the close of the third taxable year following the taxable year in which the REIT acquired such property (or longer if an extension is granted by the Secretary of the Treasury). The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day (i) on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify under the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify under the 75% gross income test, (ii) on which any construction takes place on such property (other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent) or (iii) that is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business that is conducted by the REIT (other than through an independent contractor from whom the REIT itself does not derive or receive any income).

     The net income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Company believes that no asset owned by the Company or the Operating Partnership will be held for sale to customers and that a sale of any asset will not be in the ordinary course of the Company's or the Operating Partnership's business. Whether an asset is held "primarily for the sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, the Company will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business.

     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed above in "General," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

     Asset Tests. The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by any combination of interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items and certain government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed either (i) 5% of the value of the Company's total assets, and (ii) 10% of the outstanding voting securities of any one issuer (except for its interests in any QRS or shares of another REIT). Where the Company invests in a partnership, it will be deemed to own a proportionate share of the partnership's assets. The Company's investment in properties through its interests in the Operating Partnership will not cause the Company to fail any of the asset tests described above.

     After initially meeting the asset tests, the Company will not lose its status as a REIT due to its inadvertent failure to satisfy the asset tests provided that (i) it satisfied all of the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the values of the Company's assets and the standards imposed by the asset tests did not exist immediately after the acquisition of securities or other property during a quarter (including, for example, as a result of the Company increasing its interest in the Operating Partnership as a result of the exercise of a Redemption Right or an additional capital contribution of proceeds of an offering of Common Shares by the Company such as this Offering). If the failure is caused by the condition described in clause (ii), such failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

     Annual Distribution Requirements. The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its shareholders each year in an amount at least equal to (i) the sum of (a) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. In addition, if the Company disposes of any asset acquired from a C corporation in a carryover basis transaction during its Recognition Period, because an election pursuant to IRS Notice 88-19 was made, the Company will be required to distribute at least 95% of the net Built-in Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. See "-- Taxation of the Company -- General." The Company may elect to retain and pay taxes on all or a portion of its net long-term capital gains for such year, in which case, the Company's shareholders would include in their income as long-term capital gains their proportionate share of such undistributed capital gains. The shareholders would be treated as having paid their proportionate share of the capital gains tax paid by the Company, which amounts would be credited or refunded to the shareholders. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the

Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

     The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements. See "-- Taxation of U.S. Shareholders of the Company." In this regard, the Operating Partnership Agreement authorizes the Company, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements. It is possible that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to the payment of principal on debt or to timing differences between (i) the actual receipt of income and actual payment of expenses on the one hand, and (ii) the inclusion of such income and deduction of such expenses in computing the Company's REIT taxable income on the other hand. To avoid any problem with the 95% distribution requirement, the Company will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, will borrow funds (or cause the Operating Partnership to borrow funds) in order to satisfy the distribution requirement.

     The Company intends to calculate its "REIT taxable income" based upon the assumption that the Operating Partnership is the owner for federal income tax purposes of each of the Golf Courses other than any Golf Courses it leases from various parties. As a result, the Company expects that depreciation deductions with respect to all Golf Courses that it is deemed to own for federal income tax purposes will reduce its "REIT taxable income." This conclusion is consistent with the opinion of Rudnick & Wolfe as described above, which in turn is based upon representations from the Company as to the expected useful life and future fair market value of each such Golf Course. If the Service were to successfully challenge this position, the Company might be deemed retroactively to have failed to meet the distribution requirement and would have to rely on the payment of a "deficiency dividend" in order to retain its REIT status.

     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

FAILURE TO QUALIFY AS A REIT

     If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year ending which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF U.S. SHAREHOLDERS OF THE COMPANY

     As used herein, the term "U.S. Shareholder" means a holder of Common Shares who (for United States federal income tax purposes) is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation, or (iv) a trust with respect to the administration of which a court within the United States is able to exercise primary supervision and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     As long as the Company qualifies as a REIT, distributions made by the Company out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Shareholders as ordinary income. Such distributions will not be eligible for the dividends-received deduction in the case of U.S. Shareholders that are corporations. Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to U.S. Shareholders as gain from the sale and exchange of a capital asset (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which a U.S. Shareholder has held his Common Shares. U.S. Shareholders that are corporations, may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

     Upon any sale or other disposition of Common Shares, a U.S. Shareholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition, and (ii) the holder's adjusted basis in the Common Shares for tax purposes. Such gain or loss will be capital gain or loss if the Common Shares have been held by the U.S. Shareholder as a capital asset. The maximum rate on long-term capital gains of non-corporate taxpayers is 20% (10% for taxpayers in the 15% tax bracket). However, the 20% rate (and 10% rate for taxpayers in the 15% bracket) is only available for sales or exchanges of capital assets held for more than 18 months. Any long-term capital gains from the sale or exchange of depreciable real property that would be subject to ordinary income taxation (i.e., "depreciation recapture") if it were treated as personal property will be subject to a maximum tax rate of 25%. In IRS Notice 97-64, released November 10, 1997, the Service described how regulated investment companies ("RICs"), REITs and their shareholders must apply the capital gains provisions of the 1997 Act to their capital gains dividends. RICs, REITs and their shareholders must use the guidance in IRS Notice 97-64 until further guidance is issued. Under this Notice, if the Company designates a dividend as a capital gain dividend (or makes a capital gains designation for an undistributed amount), it may also designate the dividend (or undistributed amount) as a 20% rate gain distribution, an unrecaptured Section 1250 gain distribution, or a 28% rate gain distribution. If no additional designation is made regarding a capital gain dividend (or undistributed amount), it will be treated as a 28% rate gain distribution.

     To the extent that the Company makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to each U.S. Shareholder, reducing the adjusted basis which such U.S. Shareholder has in his Common Shares for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Shareholder's adjusted basis in his shares taxable as capital gains (provided that the Common Shares have been held as a capital asset). Dividends declared by the Company in October, November or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of the Company.

     Distributions made by the Company and gain arising from the sale or exchange by a U.S. Shareholder of Common Shares will not be treated as passive activity income, and, as a result, U.S. Shareholders generally will not be able to apply any "passive losses" against such income or gain.

     U.S. Shareholders holding Common Shares at the close of the Company's taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of the Company's taxable year falls, such amount of undistributed long-term capital gains as the Company may designate in a written notice mailed to its shareholders within 60 days after the end of its taxable year or in its annual report. The Company may not designate amounts in excess of the Company's undistributed net capital gain for the taxable year. Each U.S. Shareholder required to include such a designated amount in determining such shareholder's long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, its proportionate share of the tax paid by the Company in respect of such undistributed net capital gains. U.S. Shareholders subject to these rules will be allowed a credit or a refund, as the case may be, for the tax deemed to have been paid by such shareholders. U.S. Shareholders will increase their basis in their Common

Shares by the difference between the amount of such includible gains and the tax deemed paid by the shareholder in respect of such gains.

BACKUP WITHHOLDING

     The Company will report to its U.S. Shareholders and the Service the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder
(a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Shareholder that does not provide the Company with his correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. The United States Department of the Treasury (the "Treasury") recently issued final regulations regarding the withholding and information reporting rules discussed above. In general, these final regulations and Notice 98-16 do not alter the substantive withholding and information requirements but unify current certification procedures and forms. The final regulations are generally effective for payments made on or after January 1, 2000, subject to certain transition rules. Prospective investors should consult their own tax advisors concerning the adoption of the final regulations and the potential effect on their ownership of Common Shares. In addition, the Company may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to the Company.

TAXATION OF TAX-EXEMPT SHAREHOLDERS OF THE COMPANY

     The Service has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder (except certain tax-exempt shareholders described below) has not held its Common Shares as "debt financed property" within the meaning of the Code and such Common Shares are not otherwise used in a trade or business, the dividend income from the Company will not be UBTI to a tax-exempt shareholder. Similarly, income from the sale of Common Shares will not constitute UBTI unless such tax-exempt shareholder has held such Common Shares as "debt financed property" within the meaning of the Code or has used the Common Shares in a trade or business.

     For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in the Company will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the Company. Such prospective shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

     Notwithstanding the above, however, the Omnibus Budget Reconciliation Act of 1993 (the "1993 Act") provides that, effective for taxable years beginning in 1994, a portion of the dividends paid by a "pension held REIT" shall be treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code;
(ii) is tax-exempt under Section 501(a) of the Code; and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

     A REIT is a "pension held REIT" if (i) it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code (added by the 1993 Act) provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself), and (ii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, or
(b) one or more such qualified trusts, each of which owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the

REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the gross UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (ii) the total gross income of the REIT. A de minimis exception applies where the percentage is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "not closely held" requirement without relying upon the "look-through" exception with respect to qualified trusts.

     Based on the anticipated ownership of Common Shares immediately following this Offering, and as a result of certain limitations on transfer and ownership of Common Shares contained in the Declaration of Trust, the Company does not expect to be classified as a "pension held REIT."

TAXATION OF NON-U.S. SHAREHOLDERS OF THE COMPANY

     The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules.

     PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

     Ordinary Dividends. Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by the Company of U.S. real property interests (discussed below) and other than distributions designated by the Company as capital gain dividends, will be treated as ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions to Non-U.S. Shareholders will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces that tax. However, if income from the investment in the Common Shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to tax at graduated rates in the same manner as U.S. Shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax if the shareholder is a foreign corporation).

     The Company expects to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a Non-U.S. Shareholder, unless (i) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with the Company or the appropriate withholding agent or (ii) the Non-U.S. Shareholder files an IRS Form 4224 (or a successor form) with the Company or the appropriate withholding agent claiming that the distributions are "effectively connected" income.

     Pursuant to current Treasury Regulations, dividends paid to an address in a country outside the United States are generally presumed to be paid to a resident of such country for purposes of determining the applicability of withholding discussed above and the applicability of a tax treaty rate.

     Under the recent Final Regulations that are proposed to be effective for distributions made after December 31, 1999 (the "New Withholding Regulations"), however, a Non-U.S. Shareholder who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification requirements. In addition, under the Final Regulations in the case of Common Shares held by a foreign partnership, (x) the certification requirement would generally be applied to the partners in the partnership and (y) the partnership would be required to provide certain information, including a United States taxpayer identification number. The New Withholding Regulations provide look-through rules in the case of tiered partnerships. Shareholders that are partnerships or entities that are similarly fiscally transparent for federal income tax purposes, and persons holding Common Shares through such entities, may be subject to restrictions on their ability to claim benefits under U.S. tax treaties and should consult a tax advisor.

     The New Withholding Regulations also require a corporation that is a REIT to treat as a dividend the portion of a distribution that is not designated as a capital gain dividend or return of basis and apply the 30% withholding tax (subject to any applicable deduction or exemption) to such portion, and to apply the FIRPTA withholding rules (discussed below) with respect to the portion of the distribution designated by the REIT as capital gain dividend. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules.

     THE DISCUSSION SET FORTH IN "TAXATION OF NON-U.S. SHAREHOLDERS" DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE NON-U.S. SHAREHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

     Distributions to a Non-U.S. Shareholder that are designated by the Company at the time of distribution as capital gain dividends which are not attributable to treated as attributable to the disposition by the Company of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described below.

     Return of Capital. Distributions in excess of current accumulated earnings and profits of the Company, which are not treated as attributable to the gain from disposition by the company of a U.S. real property interest, will not be taxable to a Non-U.S. Shareholder to the extent that they do not exceed the adjusted basis of the Non-U.S. Shareholder's Common Shares, but rather will reduce the adjusted basis of such Common Shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's Common Shares, they will give rise to tax liability if the Non-U.S. Shareholder otherwise would be subject to tax on any gain from the sale or disposition of its Common Shares, as described below. As a result of a legislative change made by the Small Business Job Protection Act of 1996, it appears that the Company will be required to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% or the entire amount of any distribution (or a lower applicable treaty), to the extent the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% (or a lower applicable treaty rate) will be subject to withholding at a rate of 10%. However, the Non-U.S. Shareholder may seek a refund of such amounts from the Service if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company, and the amount withheld exceeded the Non-U.S. Shareholder's United States tax liability, if any, with respect to such distribution.

     Capital Gains Dividends. For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Shareholders will be taxed on such distributions at the normal capital gain rates applicable to U.S. Shareholders (subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals). The Company is required by applicable Treasury regulations under FIRPTA to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. However, if the Company designates as a capital gain dividend a distribution made prior to the day the Company actually effects such designation, then (although such distribution may be taxable to a Non-U.S. Shareholder) such distribution is not subject to withholding under FIRPTA; rather, the Company must effect the 35% FIRPTA withholding from distributions made on and after the date of such designation, until the distribution so withheld equal the amount of the prior distributions designated as a capital gain dividend. The amount withheld is creditable against the Non-U.S. Shareholder's U.S. tax liability.

     Sales of Common Shares. Gain recognized by a Non-U.S. Shareholder upon a sale or exchange of Common Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in respect of which at all times during a specified testing period less than 50% in value of the stock is and was held directly or indirectly by foreign persons. It is currently anticipated that the Company will continue to be a "domestically controlled REIT," and, therefore, that the sale of Common Shares will not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the Common Shares is treated as "effectively connected" with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, or maintains an office or a fixed place of business in the United States to which the gain is attributable, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. A similar rate will apply to capital gain dividends not subject to FIRPTA.

     If the Company were not a domestically-controlled REIT, a Non-U.S. Shareholder's sale of Common Shares would be subject to tax under FIRPTA only if the selling Non-U.S. Shareholder owned more than 5% of the class of Common Shares sold at any time during a specified period (generally the shorter of the period that the Non-U.S. Shareholder owned the Common Shares sold or the five-year period ending on the date of disposition). If the gain on the sale of Common Shares were to be subject to tax under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. Shareholders with respect to such gain (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of such Common Shares would be required to withhold 10% of the gross purchase price.

     Backup Withholding. Backup withholding tax (which generally is withholding tax imposed at the rate of 31% of certain payments to persons that fail to furnish certain information under the United States information reporting requirements) and information reporting will generally not apply to distributions to Non-U.S. Shareholders at an address outside the United States that are treated as (i) dividends subject to the 30% (or lower treaty rate) withholding tax discussed above), (ii) capital gains dividends, or (iii) distributions attributable to gain from the sale or exchange by the Company of United States real property interests. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Common Shares by or though a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of Common Shares by a foreign office of a broker that (a) is a United States person, (b) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or (c) is a "controlled foreign corporation" (generally, a foreign corporation controlled by United States shareholders) for United States tax purposes, unless the broker has documentary evidence in its records that the holders is a Non-U.S. Shareholder and certain other conditions are met, or the shareholder otherwise establishes an exemption. Payment to or though a United States office of a broker of the proceeds of a sale of Common Shares is subject to both backup withholding and information reporting unless the shareholder certifies under penalty of perjury that the shareholders is a Non-U.S. Shareholder, or otherwise establishes an exemption. Backup withholding is not an additional tax. A Non-U.S. Shareholder may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Service.

STATE AND LOCAL TAXES

     The Company, any of its subsidiaries, the Operating Partnership or the Company's shareholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state tax treatment of the Company and the shareholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Shares.

TAX ASPECTS OF THE OPERATING PARTNERSHIP

     The following discussion summarizes certain federal income tax considerations applicable to the Company's investment in the Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

     Classification as a Partnership. The Company will be entitled to include in its income its distributive share of the Operating Partnership's losses only if the Operating Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An organization formed as a partnership will be treated as a partnership, rather than as a corporation, for federal income tax purposes if
(i) it is not expressly classified as a corporation under Section 301.7701-2(b)(1)-(8) of the Treasury Regulations; (ii) it does not elect to be classified as an association taxable as a corporation; and (iii) it is not treated as a corporation by virtue of being classified as a "publicly traded partnership."

     The Operating Partnership will not request a ruling from the Service that it will be classified as a partnership for federal income tax purposes. In the opinion of Rudnick & Wolfe, based on the provisions of the Operating Partnership Agreement, certain factual assumptions and certain representations described in the opinion, the Operating Partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation. The Operating Partnership is not expressly classified as, and will not elect to be classified as, a corporation for federal income tax purposes. An opinion of counsel is not binding upon the Service, and no assurance can be given that the Service will not challenge the status of the Operating Partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, the Operating Partnership would likely be treated as a corporation for federal income tax purposes, as described below. Further, the federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time which would change the conclusions of the opinion.

     Under Code Section 7704, a partnership is treated as a corporation for federal income tax purposes if it is a "publicly traded partnership" (except in situations in which 90% or more of the partnership's gross income is of a specified type). A partnership is deemed to be publicly traded if its interests are either (i) traded on an established securities market, or (ii) readily tradable on a secondary market (or the substantial equivalent thereof). While the OP Units will not be traded on an established securities market, they could possibly be deemed to be traded on a secondary market or its equivalent due to the Redemption Rights enabling the partners to dispose of their OP Units.

     The Treasury Department recently issued regulations (the "PTP Regulations") governing the classification of partnerships under Code Section 7704. These regulations provide that the classification of partnerships also provide limited "safe harbors" which preclude publicly traded partnership status. Pursuant to one of these safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if
(i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership for this purpose, a person owning an interest in a flow-through entity (i.e., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if
(x) substantially all of the value of the person's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership and (y) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100-partner limitation.

     The Operating Partnership is expected to have less than 100 partners (including persons owning interests through flow-through entities). The Operating Partnership has not issued any OP Units required to be registered under the Securities Act. Thus, the Operating Partnership presently qualifies for the safe harbors provided in the PTP Regulations. If the Operating Partnership were to have more than 100 partners (including, in certain circumstances, persons owning interests through flow-through entities), it nevertheless would be treated as a partnership for federal income tax purposes (rather than an association taxable as a corporation) if at least 90% of its gross income in each taxable year (commencing with the year in which it is treated as a publicly traded partnership) consists of "qualifying income" with the meaning of Code Section 7704(c)(2) (including interest, dividends, "real property rents" and gains from the disposition of real property) (the "90% Passive-Type Income Exception"). For purposes of this test, rents received from 10% owners of lessees, which owners also own 5% or more of the interest in the Operating Partnership would not qualify as rents from real property. Because of the substantial ownership of the Operating Partnership by the Initial Lessees (or their affiliates), the Operating Partnership currently would not be eligible for the 90% Passive-Type Income Exception. Thus, if the Operating Partnership were to have more than 100 partners (including, in certain circumstances, persons owning interests through flow-through entities), the Company would be required to place appropriate restrictions on the ability of the limited partners to exercise their Redemption Rights as and if deemed necessary to ensure that the Operating Partnership does not constitute a publicly traded partnership. However, there is no assurance that the Operating Partnership will at all times in the future be able to avoid treatment as a publicly traded partnership. The opinion of Rudnick & Wolfe as to the classification of the Partnership is based on an assumption that the Operating Partnership will continue to fall within a safe harbor from publicly traded partnership status.

     If for any reason the Operating Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, the Company would not be able to satisfy the income and asset requirements for REIT status. See "-- Taxation of the Company -- Requirements for Qualification -- Income Tests" and "-- Requirements for Qualification -- Asset Tests." In addition, any change in the Operating Partnership's status for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distribution. See "-- Taxation of the Company -- Annual Distribution Requirements." Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as shareholders of a C corporation for federal income tax purposes. Consequently, the Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership's taxable income.

     The following discussion assumes that the Operating Partnership will be treated as a partnership for federal income tax purposes.

     Partnership Allocations. Although a partnership agreement will generally determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Code Section 704(b) and the Treasury Regulations promulgated thereunder. Generally, Code Section 704(b) and the Treasury Regulations promulgated thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership allocations of taxable income and loss are intended to comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder.

     Tax Allocations with Respect to the Contributed Property. Pursuant to Code
Section 704(c), income, gain, loss and deduction attributable to appreciated or depreciated property (such as the Golf Courses) that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value and the adjusted tax basis of the contributed property at the time of the contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contribution of appreciated property (including the Golf Courses). Consequently, the Operating Partnership Agreement will require such allocations to be made in a manner consistent with Section 704(c) of the Code.

     In general, partners of the Operating Partnership who contribute assets having an adjusted tax basis less than their fair market value (which includes the Initial Lessees) will be allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets (including the Golf Courses) which have a Book-Tax Difference, all income attributable to such Book-Tax Difference generally will be allocated to such partners. These allocations will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of
Section 704(c) do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership will cause the Company to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements. See "-- Taxation of the Company -- Annual Distribution Requirements." The foregoing principles also apply in determining the earnings and profits of the Company for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had the Company purchased the contributed assets at their agreed values.

     The Treasury Regulations under Code Section 704(c) allow partnerships to use any reasonable method of accounting for Book-Tax Difference so that the contributing partner receives the tax benefits and burdens of any built-in gain or loss associated with the contributed property. The Operating Partnership has determined to use the "traditional method" (which is specifically approved in the Treasury Regulations) for accounting for Book-Tax Difference with respect to the properties initially contributed to it by Palmer Management. The Operating Partnership has not determined which of the alternative methods of accounting for Book-Tax Differences will be elected with respect to any other properties contributed to it in connection with the formation or with respect to any properties contributed to it in the future.

     Basis in Operating Partnership Interest. The Company's adjusted tax basis in its interest in the Operating Partnership generally (i) will be equal to the amount of cash and the adjusted tax basis of any other property contributed to the Operating Partnership by the Company, (ii) will be increased by (a) its allocable share of the Operating Partnership's income and (b) its allocable share of indebtedness of the Operating Partnership and (iii) will be reduced, but not below zero, by the Company's allocable share of (a) losses suffered by the Operating Partnership, (b) the amount of cash distributed by the Company, and (c) by constructive distributions resulting from a reduction in the Company's share of indebtedness of the Operating Partnership. If the allocation of the Company's distributive share of the Operating Partnership's loss exceeds the adjusted tax basis of the Company's partnership interest in the Operating Partnership, the recognition of such excess loss will be deferred until such time and to the extent that the Company has adjusted tax basis in its interest in the Operating Partnership. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of indebtedness of the Operating Partnership (such decreases being considered cash distribution to the partners), exceeds the Company's adjusted tax basis, such excess distributions (including such constructive distributions) constitute taxable income to the Company. Such taxable income will normally be characterized as a capital gain, and if the Company's interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain. Under current law, capital gains and ordinary income of corporations are generally taxed at the same marginal rates.

     The Treasury has issued a final regulation (the "Anti-Abuse Rule") under the partnership provisions of the Code (the "Partnership Provisions") that authorize the Service, in certain "abusive" transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the Service deems appropriate. The Anti-Abuse Rule applies where a partnership is formed or utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the Partnership Provisions. The Anti-Abuse rule states that the Partnership Provisions are intended to permit taxpayers to conduct joint business (including investment) activities through a flexible economic arrangement that accurately reflects the partners' economic agreement and clearly reflects the partners' income without incurring any entity-level tax. The purposes for structuring a transaction involving a partnership are determined based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction. A reduction in the present value of the partners' aggregate federal tax liability through the use of a partnership does not, by itself, establish inconsistency with the intent of the Partnership Provisions.

     The Anti-Abuse Rule contains an example in which a corporation that elects to be treated as a REIT contributes substantially all of the proceeds from a public offering to a partnership in exchange for a general partner interest. The limited partners of the partnership contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. In addition, the limited partners have the right, beginning two years after the formation of the partnership, to require the redemption of their limited partnership interests in exchange for cash or REIT stock (at the Company's option) equal to the fair market value of their respective interests in the partnership at the time of the redemption. The example concludes that the use of the partnership is not inconsistent with the intent of the Partnership Provisions and, thus, cannot be recast by the Service. Based on the foregoing, Rudnick & Wolfe is of the opinion that the Anti-Abuse Rule will not have any adverse impact on the Company's ability to qualify as a REIT. However, the Anti-Abuse Rule is extraordinarily broad in scope and is applied based on an analysis of all of the facts and circumstances. As a result, there can be no assurance that the Service will not attempt to apply the Anti-Abuse Rule to the Company. If the conditions of the Anti-Abuse Rule are met, the Service is authorized to take appropriate enforcement action, including disregarding the Operating Partnership for federal tax purposes or treating one or more of its partners as nonpartners. Any such action potentially could jeopardize the Company's status as a REIT.

PROPOSED LEGISLATION

     In its budget proposal for fiscal year 1999, the Clinton Administration proposed certain legislative changes which would effect the organization, operation, and taxation of REITs. As of the date of this Prospectus, no bill has been introduced in Congress which incorporates the Clinton Administration's proposals. The following discussion illustrates the substance of the proposals which could effect the organization, operation and taxation of the Company and its shareholders.

     Under current law, unless an issuer of securities constitutes a QRS, a REIT may not own more than 10% of the voting securities of any one issuer. Under the Clinton Administration's proposal, a REIT could not own more than 10% of the voting securities or 10% of the value of the securities of any one issuer. If enacted, the Company would be limited in its ability to utilize ownership structures whereby the Company, either directly or indirectly, owns less than 10% of the voting power of an issuer of securities and most of the value of such issuer through nonvoting securities, so called, "preferred stock subsidiaries."

     Under existing law, if a C corporation that owns an asset with Built-in Gain transfers such asset to a REIT in a transaction whereby the REIT's basis in such asset is determined by reference to the transferring C corporation's basis in such asset, the C corporation must recognize any Built-in Gain in the assets transferred to the REIT as if it sold all the assets in question in a taxable transaction immediately before the transfer. This gain recognition rule will not apply, and the C corporation will not recognize any Built-in Gain as a result of any above described transfer, if the REIT elects to defer gain recognition pursuant to IRS Notice 88-19. However, if the REIT makes such an election and transfers any of the assets with Built-in Gain within 10 years of the date such asset was acquired, the REIT will be taxed on such gain at the highest federal income tax rate applicable to corporations under Code Section 11. The Clinton Administration proposes to eliminate the ability of C corporations or REITs having a value of more than $5 million to elect gain deferral pursuant to IRS Notice 88-19. This proposal would apply to above described transfers occurring after December 31, 1998.

     The Five or Fewer Rule under current law requires no more than 50% of the value of the REIT's outstanding shares can be owned directly, indirectly or constructively, applying certain ownership attribution rules, by five or fewer individuals at any time during the last half of a REIT's taxable year. Under existing law, because of certain ownership attribution rules, a corporation, partnership or certain trusts could own more than 50% of the total value of a REIT's outstanding shares without causing the REIT to fail to satisfy the Five or Fewer Rule. The Clinton Administration proposes amending the Five or Fewer Rule to treat corporations, partnerships, certain trusts and other entities as individuals and would add an additional requirement that five or fewer individuals could not own more than 50% of the total combined voting power of all classes of voting stock. If the Clinton Administration's proposal is adopted, it could limit the amount of direct investment that corporations, partnerships, certain trusts, and other entities could make in the Company's Common Shares and/or Preferred Shares. Consequently, if these proposed amendments to the Five or Fewer Rule were enacted, the Company's ability to raise capital may be adversely effected.

                                  UNDERWRITING

     Upon the terms and subject to the conditions stated in the Underwriting Agreement between the several Underwriters named below, the Company and the Operating Partnership, each Underwriter has severally agreed to purchase, and the Company has agreed to sell to such Underwriter, the number of Common Shares set forth opposite the name of such Underwriter below:

                        UNDERWRITER                           NUMBER OF SHARES
                        -----------                           ----------------
Smith Barney Inc............................................
NationsBanc Montgomery Securities LLC.......................
Credit Lyonnais Securities (USA) Inc. ......................
  Total.....................................................

     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Common Shares offered hereby are subject to the approval of certain legal matters by counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the Common Shares offered hereby (other than those covered by the over-allotment option described below) if any such shares are taken.

     The Underwriters, for whom Smith Barney Inc., NationsBanc Montgomery Securities LLC and Credit Lyonnais Securities (USA) Inc. are acting as the representatives (the "Representatives"), propose to offer part of the shares directly to the public at the public offering price set forth on the cover page of this Prospectus and part of the shares to certain dealers at a price which represents a concession not in excess of $ per share under the public offering price. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $ per share to certain other dealers. After the Common Shares are released for sale to the public, the public offering price and such concessions may be changed by the Representatives.

     The Company has granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to 1,026,000 additional Common Shares at the price set forth on the cover page of this Prospectus minus the underwriting discounts and commissions. The Underwriters may exercise such option solely for the purpose of covering over-allotments, if any, in connection with the Offering. To the extent such option is exercised, each Underwriter will be obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number of shares set forth opposite such Underwriter's name in the preceding table bears to the total number of shares listed in such table.

     The Company will apply to list the Common Shares on the New York Stock Exchange, subject to official notice of issuance, under the symbol "GOF." In order to meet one of the requirements for the listing of the Common Shares, the Underwriters have undertaken to sell lots of 100 or more shares to a minimum of 2,000 beneficial holders. The Underwriters have informed the Company that they do not intend to confirm sales to any account over which they exercise discretionary authority.

     At the request of the Company, up to      Common Shares offered in the
Offering have been reserved for sale to employees of the Company and certain members of their families. The price of such shares to such persons will be equal to the Offering Price set forth on the cover of this Prospectus. The number of shares available to the general public will be reduced to the extent those persons purchase reserved shares. Any shares not so purchased will be offered in the Offering at the public price set forth on the cover of this Prospectus.

     In connection with the Offering, the Company, the Operating Partnership, Olympus and Palmer Management, and directors, trustees and officers of each such entity, have agreed, subject to certain limited exceptions, not to sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase or otherwise transfer or dispose of any Common Shares for a period of one year from the date of this Prospectus, without the prior written consent of Smith Barney Inc., except in connection with the 1998 Share Option Plan or the Restricted Share Plan (as each such plan is described herein) or the acquisition of any property, or upon the exercise of any outstanding options or warrants of the Company.

     From time to time, certain of the Underwriters or their affiliates may provide investment banking services to the Company. The Company will pay an advisory fee equal to 0.75% of the gross proceeds of the Offering (including any exercise of the Underwriters' over-allotment option) to Smith Barney Inc. for advisory services in connection with the evaluation, analysis and structuring of the Company's formation and the Offering.

     In connection with this Offering and in compliance with applicable law, the Underwriters may over-allot (i.e., sell more Common Shares than the total amount shown on the list of Underwriters that appears above) and may effect transactions which stabilize, maintain or otherwise affect the market price of the Common Shares at levels above those which might otherwise prevail in the open market. Such transactions may include placing bids for the Common Shares or effecting purchases of the Common Shares for the purpose of pegging, fixing or maintaining the price of the Common Shares or for the purpose of reducing a syndicate short position created in connection with the Offering. A syndicate short position may be covered by exercise of the option described above in lieu of or in addition to open market purchases. In addition, the contractual arrangements among the Underwriters include a provision whereby, if an Underwriter purchases Common Shares in the open market for the account of the underwriting syndicate and the securities purchased can be traced to a particular Underwriter or member of the selling group, the underwriting syndicate may require the Underwriter or selling group member in question to purchase the Common Shares in question at the cost price to the syndicate or may recover from (or decline to pay to) the Underwriter or selling group member in question the selling concession applicable to the securities in question. The Underwriters are not required to engage in any of these activities and any such activities, if commenced, may be discontinued at any time.

     The Company, the Operating Partnership and the Underwriters have agreed to indemnify each other against certain liabilities that may be incurred in connection with the Offering, including liabilities under the Securities Act.

     Credit Lyonnais Securities (USA) Inc., an Underwriter, is an affiliate of Credit Lyonnais, the agent and co-lender under the Credit Facility. Approximately $32 million of the proceeds of the Offering (25.5% of the aggregate net proceeds) will be repaid under the Credit Facility to Credit Lyonnais. See "Use of Proceeds."

     NationsBanc Montgomery Securities LLC, an Underwriter, is an affiliate of NationsCredit Commercial Corp., the mortgage lender of the loan secured by Crofton Country Club. Approximately $5.1 million of the proceeds of the Offering (4.0% of the aggregate net proceeds) will be repaid to NationsCredit Commercial Corp. See "Use of Proceeds."

     Prior to the Offering, there has been no public market for the Common Shares. Therefore, the initial public offering price will be determined through negotiations among the Company and the Representatives. Among the factors to be considered in such negotiations will be the prevailing market conditions, the Golf Courses' financial and operating history and condition, the expected results of operations of the Company, estimates of the business potential and earnings prospects of the Company, the current state of the Company's industry and the economy as a whole.

                                    EXPERTS

     The audited financial statements of the Company as of April 20, 1998, the audited financial statements of the Predecessor Courses as of December 30, 1997 and December 31, 1996 and the audited financial statements of Olympus/Montclair-Chicago General Partnership as of December 31, 1997 included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The combined financial statements of the Paloma Golf Courses for the period January 1, 1997 to October 31, 1997 and the years ended December 30, 1996 and December 31, 1995 included in this Prospectus and elsewhere in the Registration Statement have been audited by Ernst & Young LLP, independent auditors, as indicated on their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                 LEGAL MATTERS

     The validity of the Common Shares offered hereby as well as certain legal matters described under "Federal Income Tax Considerations" will be passed upon for the Company by Rudnick & Wolfe, Chicago, Illinois, and certain legal matters will be passed upon for the Underwriters by Willkie Farr & Gallagher, New York, New York. Rudnick & Wolfe and Willkie Farr & Gallagher will rely as to all matters of Maryland law on the opinion of Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland.

                             ADDITIONAL INFORMATION

     The Company has filed with the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement on Form S-11 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Shares offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits. For further information concerning the Company and the Common Shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. For further information with respect to the Company and the Common Shares, reference is made to the Registration Statement and such exhibits and schedules, copies of which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the principal office of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company. The address of the SEC's website is http://www.sec.gov.

     The Company intends to furnish to its shareholders annual reports containing audited financial statements examined by its independent public accountants and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                                    GLOSSARY

     Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus:

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "Adjusted Basis Ratio" means the ratio of the average of the adjusted basis of the personal property associated with a property at the beginning and at the end of the taxable year to the average of the aggregate adjusted basis of both the real and personal property comprising such property at the beginning and at the end of such taxable year.

     "Advisory Committee" means the association of Initial Lessees, established to facilitate the cross-marketing of the Golf Courses and to promote awareness of the Golf Courses.

     "Anti-Abuse Rule" means the Treasury Regulation that authorizes the Service, in certain "abusive" transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the Service deems appropriate.

     "Audit Committee" means the committee established by the Board of Directors to make recommendations concerning the Company's accounting practices, including the engagement and review of independent public accountants.

     "Available Cash" means net cash flow from operations plus any reduction in reserves, minus interest and principal payments on debt, capital expenditures, any additions to reserves and other adjustments.

     "Average Occupancy" means the total number of paid rooms (excluding rooms for which no charge has been made) divided by the total number of available rooms.

     "Base Rent" means the fixed base rent payable under the Participating
Leases.

     "Base Rent Escalator" means the lesser of (i) 3% or (ii) 200% (100% in the case of the Chicago Resorts) of the change in the Consumer Price Index for the prior year.

     "Board of Trustees" means the board of trustees of the Company.

     "Book-Tax Differences" means the difference between the fair market value of property contributed to a partnership and the adjusted tax basis of the contributed property at the time of the contribution.

     "Built-In Gain" means the difference between the fair market value of property contributed to a partnership and the adjusted tax basis of such property at the time of contribution.

     "Business Combinations" means any transaction which requires the approval by law of an affirmative vote of shareholders and pursuant to which the Company's business and assets will be combined with those of one or more other entities (whether by merger, sale or other transfer of assets, consolidation or share exchange).

     "Bylaws" means the bylaws of the Company.

     "Capital Replacement Fund" means a capital improvement reserve in an amount equal to the excess of (i) at least 3% of Gross Golf Revenue and Other Revenue at such Golf Course (4% of gross revenues in the case of the Chicago Resorts) over (ii) capital expenditure expenses of the Initial Lessees for capital improvements approved by the Company during the measuring period.

     "Cash Available for Distribution" means Funds from Operations adjusted for certain non-cash items.

     "Chicago Resorts" means the Indian Lakes Resort and the Nordic Hills
Resort.

     "Code" means Internal Revenue Code of 1986, as amended.

     "Common Shares" means common shares of beneficial interest, par value $.01 per share, of the Company.

     "Company" means Presidio Golf Trust, a Maryland real estate investment trust, alone as an entity, or, as the context may require, the combined enterprise consisting of Presidio Golf Trust, the Operating Partnership and their subsidiaries, and assumes that the Formation Transactions have been consummated. All references to the historical activities of the Company refer to the activities of the Operating Partnership and the properties that will be combined into the Company pursuant to the Formation Transactions.

     "Compensation Committee" means the committee established by the Board of Trustees to determine compensation for the Company's executive officers.

     "Coverage Ratio" means the ratio of an Initial Lessee's net operating income with stated adjustments ("EBITDA") to such Initial Lessee's Lease Payment.

     "Consumer Price Index" means the United States Consumer Price Index.

     "Credit Facility" means the $75 million secured credit facility that the Company has obtained from Credit Lyonnais New York Branch as agent and co-lender, and Wells Fargo Bank, National Association, as co-lender.

     "Credit Lyonnais" means Credit Lyonnais New York Branch.

     "Daily fee" means those golf courses that are open to the public and generate revenues principally through green fees, golf cart rentals, merchandise sales, driving range charges, and food and beverage operations.

     "Declaration of Trust" means the amended and restated declaration of trust of the Company.

     "Disqualified Persons" means persons who have specified relationships with Plans.

     "EBITDA" means earnings before interest, taxes, deductions and amortization.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Extended Terms" means the two to five consecutive five-year extension terms after the Fixed Term of each Participating Lease, by which each Initial Lessee may elect to extend the term of each Participating Lease, subject to earlier termination upon the occurrence of certain defaults described in each Participating Lease.

     "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980, as amended.

     "Five or Fewer Rule" means that under current law, no more than fifty percent of the value of the REIT's outstanding shares can be owned directly, indirectly or constructively, applying certain ownership attribution rules in the Code, by five or fewer individuals at any time during the last half of a REIT's taxable year.

     "Fixed Term" means the initial 15 year term of each Participating Lease.

     "Formation Transactions" means the series of transactions described in "Formation of the Company" in this Prospectus.

     "Funds from Operations" means net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation of real property, and after adjustments for unconsolidated partnerships and joint ventures. Funds from Operations should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of operating performance or to cash flows from operating, investing or financial activities as a measure of liquidity. Funds from Operations does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT, because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures. Compliance with the NAREIT definition of Funds from Operations is voluntary. Accordingly, the Company's calculation of Funds from Operations in accordance with the

NAREIT definition may be different than similarly titled measures used by other REITs. See "Distribution Policy."

     "Golf Courses" means the 16 Golf Courses and related properties and resorts (including eight courses located at seven private country clubs, five daily fee courses and three courses located at two resort properties), which at the completion of the Offering will be owned or ground leased by the Operating Partnership.

     "Golf Revenues Per Round" means Gross Golf Revenue at the applicable Golf Course divided by the number of rounds played at the applicable Golf Course.

     "Gross Golf Revenue" means all revenues received from or by reason of the operation of a golf course, including revenues from green fees, fees to reserve a tee time, golf-related guest fees or golf cart rentals, and surcharges, initiation fees, member dues and transfer fees, fees or other charges paid relating to golf tournaments or other group outings or group activities at the golf course; provided, however, that Gross Golf Revenue does not include revenue relating to food and beverage, and merchandise revenue.

     "Hicks Muse" means HMTF Operating, Inc.

     "HMS" means HMS Golf Management, Inc.

     "Independent Trustees" means the trustees who are unaffiliated with the Prior Owners and the Initial Lessees and are not officers or employees of the Company.

     "Initial Lessees" means the lessees entering into the Participating Leases.

     "Initial Lessee Improvements" means alteration, additions, changes and/or improvements made by each Initial Lessee at its sole cost and expense, with the Company's prior written consent.

     "Interested Shareholder" means any person who beneficially owns 10% or more of the voting power of a Maryland real estate trust's then outstanding shares of beneficial interest or any person who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of beneficial interest of the trust.

     "IRA" means an individual retirement account.

     "Lease Payment" means the rent payable to the Company under the Participating Leases, consisting of the Base Rent plus any Participating Rent.

     "Leased Property" means the Company's interest in each Golf Course, including land, buildings and improvements, related easements and rights, and certain fixtures, furnishings and equipment.

     "Lessees" means the golf course operators or their affiliates to whom the Company will lease its golf courses.

     "LIBOR" means the London Interbank Offered Rate.

     "License Agreement" means the license agreement between Palmer Enterprises and Palmer Management regarding Golf Courses operated under the Arnold Palmer Managed Golf Course(SM) or Arnold Palmer Managed Golf Club(SM) brand affiliations.

     "Limited Partners" means the limited partners of the Operating Partnership.

     "Marks" means the "Arnold Palmer" mark and name and certain variations thereof, such as "Arnold Palmer Managed Country Club," " Arnold Palmer Managed Golf Course," "Arnold Palmer Managed Golf Club," "Arnold Palmer Managed Golf Resort," the umbrella logo and others.

     "Maryland REIT Law" means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended.

     "MGCL" means Maryland General Corporation Law.

     "Montclair" means Montclair Hotel Investors, Inc.

     "NAREIT" means National Association of Real Estate Investment Trusts, Inc.

     "New Withholding Regulations" means the Final Treasury Regulations regarding tax withholding that are proposed to be effective for distributions made after December 31, 1999.

     "NGF" means the National Golf Foundation, an industry trade association.

     "Non-U.S. Shareholders" means nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders.

     "Offering" means this offering of Common Shares of Beneficial Interest of the Company pursuant to and as described in this Prospectus.

     "Offering Price" means for purposes of calculations included in this Prospectus, an assumed initial public offering price of the Common Shares of $20.00 per share.

     "Olympus" means certain private placement funds, including Olympus Real Estate Fund, L.P., which are controlled by Hicks Muse and/or David B. Deniger.

     "OP Units" means units of limited partnership interest in the Operating Partnership, which are redeemable at the election of holder for cash, or, at the election of the Company, for Common Shares on a one-for-one basis.

     "Operating Partnership" means Presidio Golf Limited Partnership, L.P., a Delaware limited partnership, alone, or as the context may require, together with its subsidiaries.

     "Operating Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership.

     "Ownership Limit" means the direct or constructive ownership of more than 9.8% of the lesser of the total number or value of the outstanding Common Shares or more than 9.8% of the outstanding Preferred Shares of the Company.

     "Pacific" means Pacific Golf, Inc.

     "Palmer Courses" means Emerald Valley Golf Club, Fox Valley Club, Minebrook Golf Club and Tan Tara Country Club.

     "Palmer Enterprises" means Arnold Palmer Enterprises, Inc.

     "Palmer Management" means Arnold Palmer Golf Management LLC and its affiliates.

     "Participating Leases" means the leases relating to the Golf Courses between the Operating Partnership, as lessor, and the Initial Lessees, as lessees.

     "Participating Rent" means the additional rent due annually to the Company under the Participating Leases, in addition to Base Rent, in the amount of 30% of any increase in Gross Golf Revenue over a predetermined Gross Golf Revenue amount for a defined base year, plus 5% of any increase in "other revenues" over a predetermined "other revenue" amount for a defined base year. With respect to Indian Lakes Resort and Nordic Hills Resort, Participating Rent also includes 22% of any increase in Rooms Revenue over a predetermined Rooms Revenue for a defined base year.

     "Partnership Act" means the Delaware Revised Uniform Limited Partnership
Act.

     "Partnership Provisions" means the provisions of the Code relating to partnerships.

     "PGA" means Professional Golf Association.

     "PGG" means Paloma Golf Group, Inc.

     "Predecessor" means the six Golf Courses owned by the Operating Partnership prior to the completion of the Formation Transactions and the ground leasehold interests in four Golf Courses that will be acquired by the Company from Palmer Management in connection with the Formation Transactions.

     "Preference Units" means preferred units and other partnership interests of different classes and series which the Operating Partnership may issue and which have such rights, preferences and other privileges, variations and designations as may be determined by the Company.

     "Preferred Shares" means preferred shares of the Company, which the Board of Trustees has the authority to authorize and issue.

     "Prior Owners" means the owners of the Golf Courses prior to the Formation Transactions who will contribute their interests in the Golf Courses to the Company.

     "Private country clubs" means courses that are generally closed to the public and derive revenue principally from membership dues, initiation fees, transfer fees, golf cart rentals, guest fees, food and beverage operations and merchandise sales.

     "PTP Regulations" means regulations issued by the Treasury Department governing the classification of partnerships under Code Section 7704.

     "QRS" means "qualified REIT subsidiary" as defined in Section 856(i) of the Code.

     "Recognition Period" means the recognition period pertaining to the Built-In Gain as defined pursuant to Treasury Regulations to be issued under
Section 337(d) of the Code.

     "Redemption Right" means the right of holders of OP Units to require the redemption of their OP Units at any time one year after the date of the closing of the Offering (or on such date prior to the expiration of such one-year period as the Company, as general partner, designates with respect to any or all OP Units).

     "Registration Rights" means the rights which require the Company, subject to certain limitations, to file a registration statement under the Securities Act relating to such Common Shares one year after the effective date of the registration statement relating to the Offering.

     "REIT" means real estate investment trust as defined in Section 856 of the Code.

     "REIT Taxable Income" means "real estate investment trust taxable income" as determined under Section 857 of the Code.

     "Related Party Tenant" under the Code means a tenant of the Company of which an owner of 10% or more of, directly or constructively owns a 10% or greater ownership interest.

     "Resort courses" means daily fee courses that attract a significant percentage of players from outside the immediate area in which the golf courses are located, and generate a significant amount of revenue from business conferences or golf vacation packages.

     "Restricted Securities" means "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act which may not be sold in the absence of registration under the Securities Act or pursuant to an exemption from registration, including exemptions contained in Rule 144.

     "Restricted Share Plan" means the 1998 Restricted Share Plan administered by the Compensation Committee to provide for the granting of restricted Common Shares to officers, employees and consultants of the Company.

     "RIC" means regulated investment company.

     "Rooms Revenue" means all revenues received from or by reason of the leasing or renting of hotel rooms, in the resort Golf Courses, including all revenue attributable to any packages which include a stay in one of the hotel rooms; provided, however, that Rooms Revenue shall not include food and beverage revenue, Gross Golf Revenue or Other Revenue.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Service" means the Internal Revenue Service.

     "Share Option Plan" means the 1998 Share Option Plan administered by the Compensation Committee to provide for the granting of "incentive stock options" (as defined in Section 422 of the Code), or non-statutory share options, which are exercisable for up to 10 years following the date of the grant.

     "Shares-In-Trust" means the separate class of shares into which Common Shares directly or constructively owned by an individual in excess of the Ownership Limit will be automatically exchanged.

     "Total Revenue" means all revenue from a property, including green fees, golf cart rentals, range fees, membership dues, member initiation fees, hotel room revenues, transfer fees, food and beverage and merchandise revenue.

     "Treasury" means the United States Department of Treasury.

     "Treasury Regulations" means the income tax regulations that have been promulgated under the Code.

     "UBTI" means "unrelated business taxable income" as defined in Section 512(a) of the Code.

     "Underwriters" means the underwriters named in this Prospectus.

     "Underwriting Agreement" means the agreement between the Underwriters and the Company.

     "University Clubs" means University Clubs of America LLC.

     "UCSC" means the University Club of South Carolina.

     "USC" means the University of South Carolina.

     "U.S. Shareholder" means the holder of Common Shares who (for United States federal income tax purposes) is (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation, or (iv) a trust with respect to the administration of which a court in the United States is able to exercise primary supervision and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     "90% Passive-Type Income Exception" means the exception to treatment as a "publicly traded partnership" provided in Section 7704(c) of the Code.

     "401(k) Plan" means the plan that will permit eligible employees of the Company to defer up to 15% of their annual compensation, subject to certain limitations imposed by the Code.

     "1993 Act" means the Omnibus Budget Reconciliation Act of 1993.

                         INDEX TO FINANCIAL STATEMENTS

Introduction to Financial Statements:.......................    F-2
Presidio Golf Trust:
Report of Independent Public Accountants -- Arthur Andersen
  LLP.......................................................    F-3
Balance Sheet as of April 20, 1998..........................    F-4
Notes to Balance Sheet......................................    F-5
Introduction to Pro Forma Financial Statements
  (Unaudited)...............................................    F-9
Pro Forma Balance Sheet as of December 31, 1997
  (Unaudited)...............................................    F-10
Pro Forma Statement of Operations for the Year Ended
  December 31, 1997 (Unaudited).............................    F-11
Notes to Pro Forma Financial Statements (Unaudited).........    F-12
Predecessor Courses (the Predecessor to the Operating
  Partnership):
Report of Independent Public Accountants -- Arthur Andersen
  LLP.......................................................    F-15
Combined Balance Sheets as of December 30, 1997 and December
  31, 1996..................................................    F-16
Combined Statements of Operations for the periods ended
  December 30, 1997, for the 26-day period ended December
  31, 1996, the 337-day period ended December 5, 1996 and
  the 187-day period ended January 2, 1996..................    F-17
Combined Statements of Parent's Equity for the fiscal period ended December 30, 1997, for the 26-day period ended
  December 31, 1996, the 337-day period ended December 5,
  1996 and the 187-day period ended January 2, 1996.........    F-18
Combined Statements of Cash Flows for the fiscal period
  ended December 30, 1997, for the 26-day period ended
  December 31, 1996, the 337-day period ended December 5,
  1996 and the 187-day period ended January 2, 1996.........    F-19
Notes to Combined Financial Statements......................    F-21
Paloma Golf Courses:
Report of Independent Auditors -- Ernst & Young LLP.........    F-28
Combined Balance Sheets as of October 31, 1997 and December
  31, 1996 and 1995.........................................    F-29
Combined Statements of Operations for the ten month period
  ended October 31, 1997 and for the years ended December
  31, 1996 and 1995.........................................    F-30
Combined Statements of Owner's Equity for the ten month
  period ended October 31, 1997 and for the years ended
  December 31, 1996 and 1995................................    F-31
Combined Statements of Cash Flows for the ten month period
  ended October 31, 1997 and for the years ended December
  31, 1996 and 1995.........................................    F-32
Notes to Combined Financial Statements......................    F-33
Olympus/Montclair-Chicago General Partnership
Report of Independent Public Accountants -- Arthur Andersen
  LLP.......................................................    F-38
Consolidated Balance Sheet as of December 31, 1997..........    F-39
Consolidated Statement of Operations for the year ended
  December 31, 1997.........................................    F-40
Consolidated Statement of Changes in Partners' Capital for
  the year ended December 31, 1997..........................    F-41
Consolidated Statement of Cash Flows for the year ended
  December 31, 1997.........................................    F-42
Notes to Consolidated Financial Statements..................    F-43

                      INTRODUCTION TO FINANCIAL STATEMENTS

     The following pages present the audited financial statements of Presidio Golf Trust, Predecessor Courses (the predecessor to the Operating Partnership -- the "Predecessor"), Paloma Courses and Olympus/Montclair -- Chicago General Partnership. The Predecessor consists of six Golf Courses currently owned by the Operating Partnership and the ground leasehold interests in three Golf Courses owned by Palmer Management, which will be acquired by the Operating Partnership in connection with the Formation Transactions.

     The Predecessor Golf Courses were acquired or ground leasehold interests were initiated on the following dates:

Brierwood Country Club.....................................    July 1, 1995
Crofton Country Club (Ground Leasehold Interest)...........    October 11, 1996
Oronoque Country Club......................................    December 1, 1996
Memphis National Golf Club (Ground Leasehold Interests)....    June 18, 1997
Emerald Valley Golf Club...................................    November 5, 1997
Fox Valley Club............................................    November 5, 1997
Minebrook Golf Club........................................    November 5, 1997
Tan Tara Golf Club.........................................    November 5, 1997
Penderbrook Golf Club (Ground Leasehold Interest)..........    November 5, 1997

     The Predecessor had no operations prior to the acquisition of Brierwood Country Club on July 1, 1995.

     Prior to December 6, 1996, Pacific Golf, Inc. ("Pacific") controlled the Predecessor. Effective December 6, 1996, Pacific contributed certain assets and liabilities to Palmer Management in exchange for a non-controlling ownership interest therein. The purchase method of accounting was used to record the assets and liabilities contributed by Pacific to Palmer Management. As a result of the change in control that occurred on December 6, 1996, the fiscal 1996 results of operations of the Predecessor for the 26 day period subsequent to December 6, 1996 and the 337 day period prior to December 6, 1996 could not be combined.

     The Predecessor acquired Emerald Valley Golf Club, Fox Valley Club, Minebrook Golf Club and Tan Tara Golf Club (the "Paloma Courses") on November 5, 1997. The audited financial statements for the Paloma Courses for the ten month period ended October 31, 1997 and for the years ended December 31, 1996 and 1995 are presented due to their significance to the Predecessor.

     The audited financial statements of Olympus/Montclair-Chicago General Partnership have been included in this Prospectus to present the financial condition and historical operations of the significant Initial Lessee, in order to show their ability to make base rental payments under the Participating Leases. Only Olympus/Montclair-Chicago General Partnership has been presented, as they represent the only Initial Lessee for which the purchase price of the related Golf Courses under lease represents greater than 20 percent of the aggregate purchase price of all of the Golf Courses, and therefore is considered significant.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We have audited the accompanying balance sheet of Presidio Golf Trust (a Maryland real estate investment trust, the "Company") as of April 20, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Presidio Golf Trust as of April 20, 1998, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP
San Francisco, California
May 4, 1998

                              PRESIDIO GOLF TRUST
                                 BALANCE SHEET
                              AS OF APRIL 20, 1998

                           ASSETS
Cash........................................................    $1,000
                                                                ======
            LIABILITIES AND SHAREHOLDER'S EQUITY
Total liabilities...........................................    $    0
Common shares, par value $.01 per share, 50 shares issued
  and outstanding...........................................         1
Additional paid-in capital..................................       999
                                                                ------
  Total shareholders' equity................................     1,000
                                                                ------
     Total liabilities and shareholder's equity.............    $1,000
                                                                ======

       The accompanying notes are an integral part of this balance sheet.

                              PRESIDIO GOLF TRUST

                             NOTES TO BALANCE SHEET
                                 APRIL 20, 1998
                  (IN THOUSANDS EXCEPT SHARE AND UNIT AMOUNTS)

NOTE 1 -- THE COMPANY

     Presidio Golf Trust (the "Company") was formed as a Maryland real estate investment trust on April 20, 1998 and was initially capitalized on such date through the sale of 50 common shares. The Company's mission is to be a leading consolidator in the highly fragmented golf industry by acquiring high quality golf courses through its ownership of Presidio Golf Trust limited partnership (the "Operating Partnership"). The golf courses will be leased under participating leases (the "Participating Leases") to multiple operators (the "Initial Lessees"), including newly formed affiliates of the sellers of such courses. After its formation, the Company will consolidate the Operating Partnership due to its control as sole general partner. The accompanying balance sheet includes all accounts of the Company.

     The Company's sole activity since formation has consisted of the organization and start-up of the Company. Accordingly, no statement of operations is presented.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCOME TAXES

     After the completion of the Offering, the Company intends to make an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code. As a REIT, the Company generally will not be subject to federal income tax if it distributes at least 95% of its REIT taxable income to its stockholders. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to state and local taxes on its income and property and to federal income and excise taxes on its undistributed income.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF RISK

     The Company is in the development stage, and therefore is subject to several risk factors, including the following:

     - The lack of operating history of the Company;

     - Dependence on the ability of the Initial Lessees to pay rent or perform obligations under the Participating Leases;

     - Taxation of the Company as a regular corporation if it fails to qualify as REIT;

     - The Company's dependence on key officers and trustees of the Company; and

     - The general risks relating to golf course real estate ownership and investment.

                              PRESIDIO GOLF TRUST
                     NOTES TO BALANCE SHEET -- (CONTINUED)
                                 APRIL 20, 1998
                  (IN THOUSANDS EXCEPT SHARE AND UNIT AMOUNTS)

NOTE 3 -- RELATED PARTY TRANSACTIONS

     Palmer Management will lease 11 of the Golf Courses from the Company under Participating Leases. Total annual base rents under Participating Leases for the 11 Golf Courses for 1998 is $7,420. In addition, one of the Golf Courses will be leased to a joint venture in which Palmer Management will have a non-controlling interest. This Golf Course will be managed by an affiliate of Palmer Management. Total annual base rent under the Participating Lease for this course for 1998 is $600.

NOTE 4 -- SHARE OPTION PLAN RESTRICTED SHARE PLAN AND 401(K) PLAN

SHARE OPTION PLAN

     Prior to the completion of the Offering, the Company intends to adopt the Share Option Plan, pursuant to which the Company will reserve 750,000 Common Shares for issuance to officers, trustees, employees and consultants. Share options may be granted in the form of incentive stock options, or non-statutory share options, and are exercisable for up to 10 years following the date of the grant. The exercise price of each option will be set by the Compensation Committee of the Company's Board of Directors; provided, however, that the price per share is required to be equal to or greater than the fair market value of the Common Shares on the grant date. Concurrent with the closing of the IPO, the Company will grant 430,000 options of which 355,000 will be issued under the Share Option Plan. In addition, the Company will grant 75,000 options to Palmer Management in connection with the Formation Transactions. See Note 6.

     The Option Plan also provides for the issuance of share appreciation rights which will generally entitle a holder to receive cash or shares, as determined by the Compensation Committee of the Company's Board of Directors at the time of exercise, equal to the difference between the exercise price and the fair market value of the Common Shares.

RESTRICTED SHARE PLAN

     The Company will establish a Restricted Share Plan (the "Restricted Share Plan") pursuant to which the Company may issue up to 250,000 restricted Common Shares to officers, employees and consultants. The shares will be granted under the Restricted Share Plan by the Compensation Committee of the Company's Board of Directors. Awards will be subject to vesting based on certain performance standards over periods of between three and eight years with restrictions lapsing on the occurrence of certain events such as a change in control or retirement.

401(K) PLAN

     Effective upon completion of the Offering, the Company intends to establish a 401(k) Savings/ Retirement Plan (the "401(k) Plan") to cover eligible employees of the Company. The 401(k) Plan will permit eligible employees of the Company to defer up to 15% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees' elective deferrals are immediately vested and nonforfeitable upon contribution to the 401(k) Plan.

NOTE 5 -- EMPLOYMENT AGREEMENTS

     The Company will enter into employment agreements with Peter J. Nanula, Donald E. Rhodes and George T. Haworth. The agreements provide that these individuals agree to devote substantially all of their time to the operation of the Company (except as the Company otherwise agrees, including on behalf of the Operating Partnership). Upon termination of the executive officers other than for cause, the executive officers will be entitled to receive certain severance benefits.

                              PRESIDIO GOLF TRUST
                     NOTES TO BALANCE SHEET -- (CONTINUED)
                                 APRIL 20, 1998
                  (IN THOUSANDS EXCEPT SHARE AND UNIT AMOUNTS)

NOTE 6 -- SUBSEQUENT EVENT (UNAUDITED)

     The Company is in the process of filing a Registration Statement for 6,840,000 shares of common stock (the "Offering") and completing certain formation transactions (the "Formation Transactions"). Contingent upon the consummation of the Offering and the Formation Transactions, the Company will be liable for organization and offering expenses in connection with the sale of the shares of the common stock offered. Certain executive officers of the Company will receive 75,000 Shares in connection with the Formation Transactions valued at $1,500. Upon completion of the Formation Transactions and the Offering, the Company will contribute the net proceeds from the Offering to the Operating Partnership in exchange for 6,915,000 Operating Partnership units ("Units") representing approximately an 82.8% interest therein. Palmer Management, through direct ownership and through affiliates, held the sole general partner and limited partner interests in the Operating Partnership prior to the Offering. The Operating Partnership owned six Golf Courses prior to the Formation Transactions. Palmer Management's general and limited partner interest in the Operating Partnership will be converted into $5,000 in cash, 406,900 Units and an option to receive 75,000 Units at the IPO price. The Operating Partnership has a $75,000 secured credit facility (the "Credit Facility") with a bank and initially will bear interest at LIBOR plus 1.75%. The Credit Facility has an initial term of three years and is secured by six Golf Courses. The Operating Partnership will use the net proceeds of $126,274 from the Offering as follows:

     - Repay approximately $32,000 of indebtedness related to the Credit Facility and the six Operating Partnership Golf Courses.

     - The Operating Partnership will acquire ground leasehold interests in three Golf Courses from Palmer for 693,100 Units and the repayment of $11,778 of existing indebtedness related to these Golf Courses. Palmer Management will own approximately 13.2% of the Operating Partnership after the Offering and Formation Transactions.

     - Acquire five Golf Courses from the Prior Owners in exchange for 336,000 Units, $71,971 in cash and the repayment of $4,509 of existing indebtedness related to these Golf Courses.

     Upon completion of the Offering, the Operating Partnership will own 16 Golf Courses and have no outstanding indebtedness.

     Combined unaudited summarized financial information for the 16 Golf Courses as of December 31, 1997 and for the year ended December 31, 1997 is as follows:

       COMBINED BALANCE SHEET OF 16 GOLF COURSES AS OF DECEMBER 31, 1997

Real estate, net............................................  $ 94,637
Cash........................................................     2,835
Other assets................................................    14,193
                                                              --------
  Total assets..............................................  $111,665
                                                              --------
Mortgage and other indebtedness.............................  $ 73,573
Accounts payable, accrued expenses and other liabilities....     8,240
Equity......................................................    29,852
                                                              --------
  Total liabilities and equity..............................  $111,665
                                                              ========

                              PRESIDIO GOLF TRUST
                     NOTES TO BALANCE SHEET -- (CONTINUED)
                                 APRIL 20, 1998
                  (IN THOUSANDS EXCEPT SHARE AND UNIT AMOUNTS)

            COMBINED STATEMENT OF OPERATIONS OF THE 16 GOLF COURSES
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Revenue from Golf Course operations.........................  $52,435
Other revenue...............................................    1,885
                                                              -------
  Total revenue.............................................   54,320
                                                              -------
Operating expenses..........................................   46,980
                                                              -------
Net operating income........................................    7,340
Interest expense............................................    5,905
                                                              -------
  Net income................................................  $ 1,435
                                                              =======

     As part of the acquisitions described above, the Company will enter into Participating Leases with the Initial Lessees. The Participating Leases generally have initial terms of fifteen years, and generally may be extended upon the same terms and conditions for two to five additional five-year terms, at the option of the Initial Lessees. The Participating Leases are triple-net leases and require the Initial Lessees to pay substantially all expenses associated with operations, including taxes, insurance, utilities, service, maintenance and ground lease payments. The Participating Leases for each of the individual Initial Lessees are cross-collateralized and cross-defaulted. Base rent will be increased annually over the term of the Participating Leases by a factor of the lesser of 3%; or 200% of the change in the Consumer Price Index from the prior year. Future minimum rental payments will be received as follows, (in thousands):

                                                              FOR THE YEAR ENDED
                                                              DECEMBER 31, 1997
                                                              ------------------
   1998.....................................................       $ 15,087
   1999.....................................................         15,087
   2000.....................................................         15,087
   2001.....................................................         15,087
   2002.....................................................         15,087
   Thereafter...............................................        150,870
                                                                   --------
                                                                   $226,305
                                                                   ========

                              PRESIDIO GOLF TRUST

              PRO FORMA BALANCE SHEET AS OF DECEMBER 31, 1997 AND
     PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

     The unaudited Pro Forma Balance Sheet is presented as if the completion of the Formation Transactions and the commencement of the Participating Leases had occurred on December 31, 1997. The acquisition of the Golf Courses from the Predecessor by the Operating Partnership has been accounted for at historical cost as a transfer between parties under common control. In accordance with APB No.16, the acquisition of the Golf Courses from the Prior Owners by the Operating Partnership has been accounted for using the purchase method.

     The unaudited pro forma statement of operations of the Company is presented as if the completion of the Formation Transactions and the commencement of the Participating Leases had occurred on January 1, 1997, and were carried forward through December 31, 1997.

     Preparation of the pro forma financial statements was based on assumptions deemed appropriate by the management of the Company. The assumptions give effect to the Formation Transactions, the commencement of the Participating Leases and the Company qualifying as a REIT, distributing the required amount of taxable income and, therefore, incurring no federal income tax expense during the period presented. The following unaudited pro forma data is not necessarily indicative of what the actual financial position or results of operations would have been as of the date or for the period indicated, nor does it purport to represent the financial position or results of operations for the Company for future periods.

                              PRESIDIO GOLF TRUST

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                           (UNAUDITED, IN THOUSANDS)

                                                           ADJUSTMENTS         OFFERING AND
                                             PREDECESSOR       TO               FORMATION           PRO FORMA
                                             HISTORICAL    PREDECESSOR         TRANSACTIONS            (H)
                                             -----------   -----------         ------------         ---------
ASSETS
Golf course and lodging buildings &
  improvements, net.........................   $24,853      $  5,297 (B)         $57,822 (D)        $ 87,972
Golf course and lodging land................    13,022            --              26,328 (D)          39,350
                                               -------      --------             -------            --------
     Investment in golf courses and lodging,
       net..................................    37,875         5,297              84,150             127,322
                                               -------      --------             -------            --------
Cash........................................       485          (485)(A)            (950)(D)              66
                                                                                 (71,971)(D)
                                                                                  (5,000)(F)
                                                                                 126,274 (C)
                                                                                 (48,287)(E)
Leasehold deposits..........................     5,674            --                  --               5,674
Furniture, fixtures & equipment & other
  assets....................................     8,895        (7,397)(A)              --               1,648
                                                                 150 (G)
                                               -------      --------             -------            --------
     Total assets...........................   $52,929      $ (2,435)            $84,216            $134,710
                                               =======      ========             =======            ========

LIABILITIES & SHAREHOLDERS' EQUITY
Due to affiliates...........................   $ 5,012      $    (12)(A)         $(5,000)(E)        $     --
Notes payable...............................    33,481         5,297(B)            4,509 (D)              --
                                                                                 (43,287)(E)              --
Accounts payable, accrued expenses & other
  liabilities...............................     4,101        (4,101)(A)              --                  --
                                               -------      --------             -------            --------
     Total liabilities......................    42,594         1,184             (43,778)                 --
Minority interest...........................        --            --              23,164 (F)          23,164
SHAREHOLDERS' EQUITY
Common shares...............................        --            --                  69 (C)              69
Additional paid-in capital..................        --            --             126,205 (C)         111,477
                                                                                 (14,728)(F)              --
Parent's equity.............................    10,335        (3,619)(A)          (6,716)(F)              --
                                               -------      --------             -------            --------
     Total shareholders' equity.............    10,335        (3,619)            104,830             111,546
                                               -------      --------             -------            --------
     Total liabilities & shareholders'
       equity...............................   $52,929      $ (2,435)            $84,216            $134,710
                                               =======      ========             =======            ========

The Accompanying notes and management's assumptions are an integral part of this statement.

                              PRESIDIO GOLF TRUST

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
               (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                              ADJUSTMENTS     OFFERING AND
                                               PREDECESSOR         TO          FORMATION           PRO FORMA
                                               HISTORICAL    PREDECESSOR(I)   TRANSACTIONS            (H)
                                               -----------   --------------   ------------         ---------
Participating lease revenue..................    $11,012        $(11,012)       $15,087(J)          $15,087
                                                 -------        --------        -------             -------
Depreciation and amortization................        941            (941)         3,082(K)            3,082
General and administrative...................      9,903          (9,903)         2,000(L)            3,500
                                                                                  1,500(L)
Interest expense.............................      1,427          (1,427)            50(G)               50
                                                 -------        --------        -------             -------
Total expenses...............................     12,271         (12,271)         6,632               6,632
                                                 -------        --------        -------             -------
Income of the Operating Partnership..........     (1,259)          1,259          8,455               8,455
Minority interest............................         --              --          1,454(M)            1,454
                                                 -------        --------        -------             -------
Net income applicable to common
  shareholders...............................    $(1,259)       $  1,259        $ 7,001             $ 7,001
                                                 =======        ========        =======             =======
Net income per share of Common Share.........                                                       $  1.01
                                                                                                    =======
Common Shares Outstanding....................                                                         6,915(N)
                                                                                                    =======

The accompanying notes and management's assumptions are an integral part of this statement.

                              PRESIDIO GOLF TRUST

      NOTES AND MANAGEMENT'S ASSUMPTIONS TO PRO FORMA FINANCIAL STATEMENTS
            (UNAUDITED, IN THOUSANDS EXCEPT SHARE AND UNIT AMOUNTS)

(A) Represents assets and liabilities of the Predecessor which will not be acquired by the Company in connection with the Formation Transactions.

(B) Represents additional borrowings on the Credit Facility subsequent to December 31, 1997 related to renovations at certain of the Predecessor Golf Courses.

(C) Represents 6,840,000 common shares issued in connection with the Offering, at an offering price of $20.00 per share and a par value of $.01 per share. Adjustments consist of the following:

Proceeds from the Offering..................................  $136,800
Underwriters discount.......................................    (9,576)
Offering expenses...........................................      (950)
                                                              --------
Net proceeds................................................  $126,274
                                                              ========
Common shares...............................................        69
Additional paid-in capital..................................   126,205
                                                              --------
Net proceeds................................................  $126,274
                                                              ========

(D) Represents acquisitions of the Golf Courses for cash, units of the Operating Partnership (assuming an offering price of $20.00 per share) and the assumption of mortgage debt. In the opinion of management, the purchase price of the Golf Courses acquired estimated fair value as of the date of the Formation Transactions. In addition, the purchase price of the Golf Courses includes $950 of estimated acquisition costs to be paid by the Company. The purchase price of the Golf Courses has been allocated 65%/35% between buildings and land, respectively, for purposes of the unaudited pro forma financial statements with the exception of the Golf Course Resort properties which have been allocated 70%/30% between buildings and land. Final allocations will be calculated and recorded by the Operating Partnership upon closing. Adjustments are comprised of the following:

                                                      TOTAL     LAND     BUILDING
                                                      -----     ----     --------
Montclair Partners.................................  $62,500   $18,750   $43,750
HMS................................................    9,000     3,150     5,850
University Club....................................    6,000     2,100     3,900
Blackhawk..........................................    5,700     1,995     3,705
Estimated acquisition costs........................      950       333       617
                                                     -------   -------   -------
                                                     $84,150   $26,328   $57,822
                                                     =======   =======   =======
Cash paid..........................................  $71,971
Mortgage debt assumed..............................    4,509
Units Issued.......................................    6,720
Estimated acquisition costs........................      950
                                                     -------
                                                     $84,150
                                                     =======

(E) Represents the repayment of the Operating Partnership Credit Facility and mortgage debt assumed with the acquisition of the Golf Courses with proceeds from the Offering. See "Use of Proceeds" elsewhere in this Prospectus.

                              PRESIDIO GOLF TRUST

    NOTES AND MANAGEMENT'S ASSUMPTIONS TO PRO FORMA FINANCIAL STATEMENTS --
                                  (CONTINUED)
            (UNAUDITED, IN THOUSANDS EXCEPT SHARE AND UNIT AMOUNTS)

(F) Minority interest is calculated at approximately 17.2 percent of the Operating Partnership's capital and net income. The ownership of the operating partnership is as follows:

                                                  COMPANY        MINORITY INTEREST        TOTAL
                                              ----------------   -----------------   ----------------
                                                 $       UNITS      $       UNITS       $       UNITS
                                                 -       -----      -       -----       -       -----
      Conversion of OP Interest.............  $     --      --   $ 6,716    1,100    $  6,716   1,100
      The Offering..........................   126,274   6,840        --       --     126,274   6,840
      Cash paid to Palmer Management in
        connection with Formation
        Transactions........................        --      --    (5,000)      --      (5,000)     --
      Issuance of shares to Company
        Executives in connection with
        Formation Transactions..............        --      75        --       --          --      75
      Acquisition of Golf Courses...........        --      --     6,720      336       6,720     336
                                              --------   -----   -------    -----    --------   -----
                                              $126,274   6,915   $ 8,436    1,436    $134,710   8,351
      Allocation of Limited Partners'
        Interest............................   (14,728)     --    14,728       --          --      --
                                              --------   -----   -------    -----    --------   -----
                                              $111,546   6,915   $23,164    1,436    $134,710   8,351
                                              ========   =====   =======    =====    ========   =====
      Pro forma ownership...................     82.8%   82.8%     17.2%    17.2%        100%    100%

(G) Reflects deferred loan costs related to the Operating Partnership's Credit Facility. The deferred loan costs will be amortized over the expected 3-year term ($50 per year).

(H) The Company, as sole general partner of the Operating Partnership, will have, subject to certain protective rights of the Limited Partners, full, exclusive and complete responsibility and discretion in the management and unilateral control of the Operating Partnership. Such responsibilities permit the Company to enter into certain major transactions including acquisitions, dispositions and refinancings, and to cause changes in the Operating Partnership's line of business and distribution policies. Further, the Company may not be replaced as general partner by the Limited Partners, except in certain limited circumstances. Accordingly, for accounting purposes, the company is considered to control the Operating Partnership and the accompanying unaudited pro forma financial statements consolidate the accounts of the Company and the Operating Partnership.

(I) Represents the elimination of the Predecessor's Golf Course operations. The Company will enter into Participating Leases with the Initial Lessees. The Participating Leases generally have initial terms of fifteen years, and generally may be extended upon the same terms and conditions for two to five additional five-year terms, at the option of the Initial Lessees. The Participating Leases are triple-net leases and require the Initial Lessees to pay substantially all expenses associated with operations, including taxes, insurance, utilities, service, maintenance and ground lease payments. The Participating Leases for each of the individual Initial Leasees are cross-collateralized and cross-defaulted.

(J) Represents payments of Base Rent from the Participating Leases calculated on a pro forma basis as if the beginning of the period presented was the beginning of a lease year.

(K) Represents depreciation on Golf Course buildings and improvements and corporate furniture and computer equipment. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 30 years for buildings, 15 years for improvements and 5 years for furniture and computer equipment. Non-real estate related depreciation is estimated to be $150 per year.

                              PRESIDIO GOLF TRUST

    NOTES AND MANAGEMENT'S ASSUMPTIONS TO PRO FORMA FINANCIAL STATEMENTS --
                                  (CONTINUED)
            (UNAUDITED, IN THOUSANDS EXCEPT SHARE AND UNIT AMOUNTS)

(L) Represents salaries, legal, audit, office costs, and other general and administrative expenses to be paid by the Company as follows (in thousands):

Salaries and benefits.......................................  $1,141
Directors and officers insurance............................     150
Legal and accounting........................................     150
Directors fees and travel...................................     120
SEC reporting and other shareholder costs...................     100
Office rent, telephone, supplies and other administrative
  costs.....................................................     339
                                                              ------
                                                              $2,000
Compensation expense related to the issuance of restricted
  shares in connection with the Formation Transactions......   1,500
                                                              ------
                                                              $3,500
                                                              ======

     Salaries and benefits for executive officers are based upon tentative agreements with the respective officers. Other amounts are based upon management's estimates of expenses to be incurred given the Company's estimated level of operations and related administrative requirements.

     The non-recurring compensation expense of $1,500 represents the fair value of 75,000 restricted shares issued to certain executives of the Company in connection with the Formation Transactions.

(M) Calculated as 17.2 percent of the Operating Partnership's net income.

(N) Shares outstanding represent the number of shares issued in connection with the Offering and the Formation Transactions.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Arnold Palmer Golf Management LLC:

     We have audited the accompanying combined balance sheets of Predecessor Courses as of December 30, 1997 and December 31, 1996, and the related combined statements of operations, parent's equity and cash flows for the fiscal period ended December 30, 1997, and the 26 day period ended December 31, 1996 (periods under control of Arnold Palmer Golf Management LLC), and the 337 day period ended December 5, 1996, and the 187 day period ended January 2, 1996 (periods under control of Pacific Golf, Inc.). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Predecessor Courses as of December 30, 1997, and December 31, 1996, and the results of their operations and their cash flows for the fiscal period ended December 30, 1997, and the 26 day period ended December 31, 1996 (periods under control of Arnold Palmer Golf Management LLC), and the 337 day period ended December 5, 1996, and the 187 day period ended January 2, 1996 (periods under control of Pacific Golf, Inc.), in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Orlando, Florida,
January 23, 1998

                            PREDECESSOR GOLF COURSES

                  COMBINED BALANCE SHEETS -- DECEMBER 30, 1997
                             AND DECEMBER 31, 1996
                                    (NOTE 1)

                                                                DECEMBER 30,    DECEMBER 31,
                                                                    1997            1996
                                                                ------------    ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................    $   414,646     $   254,384
  Restricted cash...........................................         70,000         320,000
  Accounts receivable, net of allowance of $44,710 for
     doubtful accounts as of December 30, 1997..............      1,527,349         457,750
  Inventory.................................................        441,193          87,795
  Prepaid expenses..........................................        157,257         273,277
  Due from related party (Note 8)...........................        176,451              --
  Other.....................................................         12,774           8,706
                                                                -----------     -----------
     Total current assets...................................      2,799,670       1,401,912
NOTES RECEIVABLE............................................         65,838          56,328
LEASEHOLD INTERESTS IN REAL PROPERTY, net of accumulated
  amortization of $24,439 as of December 30, 1997...........        998,344          68,828
GOLF AND COUNTRY CLUB FACILITIES, net (Note 3)..............     42,912,411      12,482,548
LEASEHOLD DEPOSITS (Note 2).................................      5,674,354       5,600,000
OTHER ASSETS, net (Note 4)..................................        478,570         551,893
                                                                -----------     -----------
     Total assets...........................................    $52,929,187     $20,161,509
                                                                ===========     ===========
                              LIABILITIES AND PARENT'S EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities..................    $ 2,031,099     $   657,950
  Current portion of long-term debt (Note 5)................      2,122,745         270,346
  Due to Parent (Note 8)....................................      5,012,333       1,402,486
  Other.....................................................        274,440         164,499
                                                                -----------     -----------
     Total current liabilities..............................      9,440,617       2,495,281
DEFERRED INITIATION FEES (Note 2)...........................      1,795,000         300,000
LONG-TERM DEBT (Note 5).....................................     31,358,106      11,571,946
                                                                -----------     -----------
     Total liabilities......................................     42,593,723      14,367,227
COMMITMENTS AND CONTINGENCIES (Note 7)
PARENT'S EQUITY.............................................     10,335,464       5,794,282
                                                                -----------     -----------
     Total liabilities and parent's equity..................    $52,929,187     $20,161,509
                                                                ===========     ===========

 The accompanying notes are an integral part of these combined balance sheets.

                            PREDECESSOR GOLF COURSES

                       COMBINED STATEMENTS OF OPERATIONS
         FOR THE PERIODS ENDED DECEMBER 30, 1997 AND DECEMBER 31, 1996
         (PERIODS UNDER CONTROL OF ARNOLD PALMER GOLF MANAGEMENT LLC),
                    AND DECEMBER 5, 1996 AND JANUARY 2, 1996
                 (PERIODS UNDER CONTROL OF PACIFIC GOLF, INC.)
                                    (NOTE 1)

                                             FISCAL          26 DAY         337 DAY       187 DAY
                                             PERIOD          PERIOD         PERIOD         PERIOD
                                             ENDED           ENDED           ENDED         ENDED
                                          DECEMBER 30,    DECEMBER 31,    DECEMBER 5,    JANUARY 2,
                                              1997            1996           1996           1996
                                          ------------    ------------    -----------    ----------
                                                                                  (UNDER CONTROL OF
                                               (UNDER CONTROL OF APGM)                     PACIFIC)
OPERATING REVENUES:
  Green fees and practice facility
     fees.............................    $   938,679       $  1,463      $   190,810    $  121,072
  Golf cart rentals...................        881,419          4,591          138,512        93,363
  Membership dues and initiation
     fees.............................      4,838,668        216,449        1,243,709       686,250
  Food and beverage sales.............      2,987,188        286,225        1,600,355     1,074,160
  Pro-shop sales......................        728,984         15,936          287,488        22,087
  Other...............................        637,334         51,084          206,686        57,236
                                          -----------       --------      -----------    ----------
     Total operating revenues.........     11,012,272        575,748        3,667,560     2,054,168
                                          -----------       --------      -----------    ----------
OPERATING EXPENSES:
  General and administrative..........      4,157,168        220,653        1,307,294       678,916
  Supplies, repairs and maintenance...        701,676         30,596          217,707       114,511
  Depreciation and amortization (Note
     2)...............................        941,392         44,250          290,584       158,366
  Costs of merchandise sold...........        574,361            351          142,528         2,146
  Rents...............................        557,310         11,758           46,380        10,249
  Pro-shop operations.................        590,180         11,022          156,953        53,350
  Cost of food and beverage sold......        959,978        105,943          526,993       311,146
  Food and beverage operations........      1,612,177        120,776          816,291       543,469
  Property and other taxes............        362,221         20,673          139,896        67,384
  Insurance...........................        152,858          5,729           45,396        25,638
  Corporate overhead and other
     expenses (Note 8)................        235,224         11,515           73,351        41,083
                                          -----------       --------      -----------    ----------
     Total operating expenses.........     10,844,545        583,266        3,763,373     2,006,258
                                          -----------       --------      -----------    ----------
     Operating income (loss)..........        167,727         (7,518)         (95,813)       47,910
                                          -----------       --------      -----------    ----------
INTEREST EXPENSE......................      1,426,545         75,634          320,153       149,518
                                          -----------       --------      -----------    ----------
NET (LOSS)............................    $(1,258,818)      $(83,152)     $  (415,966)   $ (101,608)
                                          ===========       ========      ===========    ==========

   The accompanying notes are an integral part of these combined statements.

                            PREDECESSOR GOLF COURSES

                     COMBINED STATEMENTS OF PARENT'S EQUITY
         FOR THE PERIODS ENDED DECEMBER 30, 1997 AND DECEMBER 31, 1996
         (PERIODS UNDER CONTROL OF ARNOLD PALMER GOLF MANAGEMENT LLC),
                    AND DECEMBER 5, 1996 AND JANUARY 2, 1996
                 (PERIODS UNDER CONTROL OF PACIFIC GOLF, INC.)
                                    (NOTE 1)

                                                                 PARENT'S
                                                                  EQUITY
                                                                -----------
Balance, June 30, 1995......................................    $        --
  Capital contribution......................................      1,611,907
  Net loss..................................................       (101,608)
                                                                -----------
Balance, January 2, 1996....................................      1,510,299
  Capital contribution......................................      2,223,980
  Net loss..................................................       (415,966)
                                                                -----------
Balance, December 5, 1996...................................      3,318,313
  Push-down accounting adjustments..........................      2,484,121
  Capital contribution......................................         75,000
  Net loss..................................................        (83,152)
                                                                -----------
Balance, December 31, 1996..................................      5,794,282
  Capital contribution......................................      5,800,000
  Net loss..................................................     (1,258,818)
                                                                -----------
Balance, December 30, 1997..................................    $10,335,464
                                                                ===========

   The accompanying notes are an integral part of these combined statements.

                            PREDECESSOR GOLF COURSES

                       COMBINED STATEMENTS OF CASH FLOWS
         FOR THE PERIODS ENDED DECEMBER 30, 1997 AND DECEMBER 31, 1996
         (PERIODS UNDER CONTROL OF ARNOLD PALMER GOLF MANAGEMENT LLC),
                    AND DECEMBER 5, 1996 AND JANUARY 2, 1996
                 (PERIODS UNDER CONTROL OF PACIFIC GOLF, INC.)
                                    (NOTE 1)

                                      FISCAL PERIOD    26 DAY PERIOD    337 DAY PERIOD      187 DAY
                                          ENDED            ENDED            ENDED         PERIOD ENDED
                                      DECEMBER 30,     DECEMBER 31,      DECEMBER 5,       JANUARY 2,
                                          1997             1996              1996             1996
                                      -------------    -------------    --------------    ------------
                                         (UNDER CONTROL OF APGM)          (UNDER CONTROL OF PACIFIC)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net (loss)......................    $ (1,258,818)      $ (83,152)      $   (415,966)    $  (101,608)
  Adjustments to reconcile net
     income (loss) to net cash
     provided by operating
     activities:
     Depreciation and
       amortization...............         941,392          44,250            290,584         158,366
     Loss on disposal of property
       and equipment..............          99,675              --                 --              --
     Change in operating assets
       and liabilities:
       Restricted cash............         250,000         (70,000)          (250,000)             --
       Accounts receivable, net...      (1,069,599)        (98,961)           (47,917)       (310,872)
       Inventory..................        (353,398)         19,803            (54,621)        (52,977)
       Prepaid expenses...........         116,020         (31,319)          (201,202)        (40,756)
       Due from related party.....        (176,451)             --                 --              --
       Other current assets.......          (4,068)          1,269             (9,975)             --
       Notes receivable...........          (9,510)         (3,355)           (52,973)             --
       Accounts payable and
          accrued liabilities.....       1,373,149         311,620            101,425         244,905
       Due to Parent..............       3,609,847         223,270            613,284         565,932
       Other current
          liabilities.............         109,941         (87,318)           251,817              --
       Deferred initiation fees...       1,495,000          15,000            150,000         135,000
                                      ------------       ---------       ------------     -----------
          Net cash provided by
            operating
            activities............       5,123,180         241,107            374,456         597,990
                                      ------------       ---------       ------------     -----------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Cash paid for leasehold
     interests in real property...        (953,955)        (68,828)                --              --
  Cash paid for golf and country
     club facilities..............      (6,504,228)       (112,177)          (891,597)       (701,005)
  Cash paid for golf course
     acquisitions.................     (24,811,403)             --         (4,326,723)     (3,273,781)
  Cash paid for leasehold
     deposits.....................         (74,354)             --         (5,600,000)             --
  Cash paid for other assets......         (57,537)             --           (394,237)       (244,000)
                                      ------------       ---------       ------------     -----------
          Net cash used in
            investing
            activities............     (32,401,477)       (181,005)       (11,212,557)     (4,218,786)
                                      ------------       ---------       ------------     -----------

                                      FISCAL PERIOD    26 DAY PERIOD    337 DAY PERIOD      187 DAY
                                          ENDED            ENDED            ENDED         PERIOD ENDED
                                      DECEMBER 30,     DECEMBER 31,      DECEMBER 5,       JANUARY 2,
                                          1997             1996              1996             1996
                                      -------------    -------------    --------------    ------------
                                         (UNDER CONTROL OF APGM)          (UNDER CONTROL OF PACIFIC)
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Proceeds from long-term debt....      21,908,905              --          8,850,000       2,047,813
  Principal payments on long-term
     debt.........................        (270,346)             --           (155,521)             --
  Capital contributions...........       5,800,000          75,000          2,223,980       1,611,907
                                      ------------       ---------       ------------     -----------
          Net cash provided by
            financing
            activities............      27,438,559          75,000         10,918,459       3,659,720
                                      ============       =========       ============     ===========
NET INCREASE IN CASH AND CASH
  EQUIVALENTS.....................         160,262         135,102             80,358          38,924
CASH AND CASH EQUIVALENTS,
  beginning of period.............         254,384         119,282             38,924              --
CASH AND CASH EQUIVALENTS, end of
  period..........................    $    414,946       $ 254,384       $    119,282     $    38,924
                                      ============       =========       ============     ===========

   The accompanying notes are an integral part of these combined statements.

                            PREDECESSOR GOLF COURSES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    DECEMBER 30, 1997 AND DECEMBER 31, 1996

1. DESCRIPTION OF BUSINESS, CHANGE OF OWNERSHIP AND ORGANIZATION:

DESCRIPTION OF BUSINESS

     Predecessor Courses (the "Courses") consist of Brierwood Country Club; Oronoque Golf, LLC; APGM limited partnership; Crofton Golf, LLC; Penderbrook Golf Club and Memphis National Golf Club. The Courses are owned or leased by Arnold Palmer Golf Management LLC ("APGM" or "Parent") and are in the business of operating golf courses and their related facilities.

CHANGE OF OWNERSHIP

     Prior to December 6, 1996, Pacific Golf, Inc. ("Pacific"), a venture capital-backed investment firm, owned, leased or managed Brierwood Country Club, Oronoque Golf, LLC and Crofton Golf, LLC, as well as owned, leased and managed other golf course facilities. Effective December 6, 1996, Pacific contributed these assets and liabilities to APGM in exchange for a non-controlling ownership interest in APGM. The purchase method of accounting was used to record the assets, liabilities and equity on the books of the Courses. The adjustment of $2,484,121 has been pushed down and recorded in golf and country club facilities. This accounting results in increased depreciation during the periods under control of APGM. Accordingly, the financial statements for the periods under control of APGM and for the periods under control of Pacific are not comparable in all material respects, since these financial statements report the results of their operations and cash flows on separate accounting bases.

ORGANIZATION

     Brierwood Country Club is a private 18-hole golf course located in Hamburg, New York. On July 1, 1995, this course was purchased by a wholly owned subsidiary of Pacific, the predecessor of APGM.

     Oronoque Golf, LLC owns a private, 18-hole golf course located in Stratford, Connecticut. On December 1, 1996, this course was purchased by a wholly owned subsidiary of Pacific, the predecessor of APGM.

     APGM limited partnership consists of four golf courses that were acquired on November 5, 1997. APGM limited partnership consists of: Fox Valley Country Club, a private facility located in Lancaster, New York; Emerald Valley Golf Club, a public facility located in Creswell, Oregon; Tan Tara Golf Club, a private facility located in Pendleton, New York; and Minebrook Golf Club, a public facility located in Hackettstown, New Jersey.

     Crofton Golf, LLC leases a private 18-hole golf course located in Crofton, Maryland. The lease, which was entered into by Pacific, the predecessor of APGM, is dated October 10, 1996 and expires December 31, 2026.

     Penderbrook Golf Club is a semi-private, 18-hole golf course located in Fairfax, Virginia, leased by APGM. The lease is dated November 5, 1997 and expires December 31, 2023.

     Memphis National Golf Club is a semi-private, 36-hole golf course located in Collierville, Tennessee, leased by APGM. The lease is dated June 18, 1997 and expires June 17, 2042.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF COMBINED FINANCIAL STATEMENTS

     The accompanying combined financial statements include only the accounts of the Courses. All intercompany transactions have been eliminated.

                            PREDECESSOR GOLF COURSES

                    DECEMBER 30, 1997 AND DECEMBER 31, 1996

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
FISCAL YEAR-END

     The Courses' fiscal year-end is based on a 52/53-week period ending on the Tuesday closest to December 31.

REVENUE RECOGNITION

     Revenue from green fees and practice facility fees, golf cart rentals, food and beverage sales and pro-shop sales are recognized at the time of sale. Revenue from membership dues is recognized during the period in which the revenues apply. Initiation fees are recognized over the estimated term of membership.

RENTS

     Rents related to the leased courses are recorded on a systematic basis over the periods in which the Courses receive benefit.

CASH AND CASH EQUIVALENTS

     Management considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORY

     Inventory is valued at the lower of average cost, which approximates the first-in, first-out method or market and consists primarily of food and beverage and golf equipment and clothing.

GOLF AND COUNTRY CLUB FACILITIES

     Depreciation and amortization is provided on a straight-line basis over the lesser of the lease-term, or the estimated useful lives of the related assets as follows:

                                                                YEARS
                                                                -----
Golf and country club improvements..........................    30-40
Furniture, fixtures and equipment...........................     5-10

     Depreciation and amortization expense of $786,093, $39,056, $233,310 and $134,490 was recognized during the periods ended December 30, 1997, December 31, 1996, December 5, 1996 and January 2, 1996, respectively.

LEASEHOLD INTERESTS IN REAL PROPERTY AND OTHER ASSETS

     Amortization for leasehold interests in real property and other assets is provided on a straight-line basis over the lesser of the lease or loan term, or the following years:

                                                                YEARS
                                                                -----
Leasehold interest in real property.........................    25-45
Other assets................................................     5-30

     Amortization expense of $155,299, $5,194, $57,274 and $23,876 was recognized during the periods ended December 30, 1997, December 31, 1996, December 5, 1996 and January 2, 1996, respectively.

                            PREDECESSOR GOLF COURSES

                    DECEMBER 30, 1997 AND DECEMBER 31, 1996

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
LEASEHOLD DEPOSITS

     Included in leasehold deposits as of December 30, 1997 and December 31, 1996, is $5,600,000 related to Crofton Golf, LLC's golf course lease.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     The Courses paid $1,023,643, $112,015, $71,461 and $50,518 for interest during the periods ended December 30, 1997, December 31, 1996, December 5, 1996 and January 2, 1996, respectively. During the period ended December 31, 1996, $2,484,121 was pushed down and recorded on the books of the Courses (See Note
1). During the period ended January 2, 1996, the Courses issued $1,100,000 in notes payable to the seller of the Brierwood Country Club.

INCOME TAXES

     Effective December 6, 1996, the Courses were purchased by APGM and no provision for income taxes has been recorded in the combined financial statements since that date, as the owners of APGM are required to report their share of the Courses' earnings or losses in their respective income tax returns. APGM's tax returns and the amounts of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the owners could be changed accordingly. Certain transactions of the Courses may be subject to accounting methods for income tax purposes which differ from the accounting methods used in preparing these financial statements in accordance with generally accepted accounting principles. Accordingly, the earnings of the Courses reported for income tax purposes may differ from the balances reported for those same items in the accompanying balance sheet. For the periods ended December 30, 1997 and December 31, 1996, the earnings reported for income tax purposes was lower than earnings reported on the accompanying balance sheets by approximately $1,220,000 and $60,000, respectively. A majority of the difference is primarily a result of different corporate overhead allocations for income tax reporting purposes and financial reporting purposes.

     Prior to December 6, 1996, the Courses filed consolidated federal and state income tax returns with Pacific. Income taxes related to the Courses were determined by Pacific based on the marginal enacted regular combined federal and state tax rates. Income taxes were charged to (credited to) the Courses by Pacific through the due to Parent account. Due to the earnings of the Courses during the periods ended December 5, 1996 and January 2, 1996 and the valuation allowance recorded against the net deferred tax assets related to the Courses, there was no income tax expenses (benefit) included in the accompanying combined financial statements for those periods.

LONG-LIVED ASSETS

     Effective January 1, 1996, the Courses adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of" ("SFAS 121"). This statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The implementation of SFAS 121 had no impact on the accompanying combined financial statements.

                            PREDECESSOR GOLF COURSES

                    DECEMBER 30, 1997 AND DECEMBER 31, 1996

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Courses to disclose the estimated fair values of its financial instrument assets and liabilities.

     The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, approximate fair value due to the short-term maturities of these assets and liabilities.

     The carrying amount of the Courses' long-term debt approximates fair value, since the debt is at floating rates or fixed rates approximating the current market rates for debt with similar risks and maturities.

USE OF ESTIMATES

     The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. GOLF AND COUNTRY CLUB FACILITIES:

     Golf and country club facilities consisted of the following at December 30, 1997 and December 31, 1996, respectively:

                                                            DECEMBER 30,    DECEMBER 31,
                                                                1997            1996
                                                            ------------    ------------
Land....................................................    $13,021,465     $ 3,224,428
Golf and country club improvements......................     23,161,236       7,777,156
Furniture, fixtures and equipment.......................      5,038,145       1,723,228
Construction-in-progress................................      2,832,903         153,870
                                                            -----------     -----------
                                                             44,053,749      12,878,682
Less -- Accumulated depreciation and amortization.......     (1,141,338)       (396,134)
                                                            -----------     -----------
                                                            $42,912,411     $12,482,548
                                                            ===========     ===========

4. OTHER ASSETS, NET:

     Other assets consist of the following at December 30, 1997 and December 31, 1996, respectively:

                                                             DECEMBER 30,    DECEMBER 31,
                                                                 1997            1996
                                                             ------------    ------------
Option fees..............................................      $150,000        $150,000
Deferred loan costs......................................       288,237         288,237
Non-compete agreement....................................       200,000         200,000
Other....................................................        57,537              --
                                                               --------        --------
                                                                695,774         638,237
Less -- Accumulated amortization.........................      (217,204)        (86,344)
                                                               --------        --------
                                                               $478,570        $551,893
                                                               ========        ========

                            PREDECESSOR GOLF COURSES

                    DECEMBER 30, 1997 AND DECEMBER 31, 1996

5. LONG-TERM DEBT:

     Long-term debt consisted of the following at December 30, 1997 and December 31, 1996, respectively:

                                                                DECEMBER 30,    DECEMBER 31,
                                                                    1997            1996
                                                                ------------    ------------
Note payable with variable interest rates (8.5% at December
  30, 1997), payable in arrears monthly; balloon payment
  equal to the outstanding principal balance due on May 5,
  1999, collateralized by all of the assets of APGM limited
  partnership...............................................    $19,800,000     $        --
Mortgage loan payable, interest at prime plus 1.25% (9.75%
  at December 30, 1997) payable monthly; annual principal
  payments of $100,000 due in April with a balloon payment
  of $1,600,000 plus interest due January 1, 1999;
  collateralized by a first mortgage on the Brierwood
  Country Club..............................................      1,700,000       1,800,000
Mortgage loan payable, interest at 8.28% (see Note 6);
  monthly principal and interest payments are based on a
  25-year amortization with a balloon payment of the then
  outstanding principal and accrued interest due December 3,
  2001; collateralized by assets of Oronoque Golf, LLC......      3,704,746       3,750,000
Mortgage note payable, interest at 9%, semi-annual interest
  payments payable in June and December from December 1997
  through June 2000; principal and interest payments from
  July 2000 through June 2003 payable in June and December,
  calculated based on a 10-year amortization, with a balloon payment of any remaining principal and interest due in
  June 2003; collateralized by a second mortgage on the
  Brierwood Country Club....................................      1,311,683       1,255,280
Mortgage loan payable, interest at the commercial paper rate
  (as published in the Wall Street Journal) plus 4% (9.64%
  at December 30, 1997); monthly principal and interest
  payments calculated based on a 20-year amortization of an
  assumed rate of 10%, due October 1, 2001; collateralized
  by all of the assets and future revenues of Crofton Golf,
  LLC.......................................................      4,902,655       4,986,777
Mortgage loan payable, interest rate at prime plus 0.25%
  (8.75% at December 30, 1997) payable monthly; due 12
  months from the date of borrowing; collateralized by
  Memphis National Golf Club and Penderbrook Golf Club......      1,993,645              --
Capital lease obligations for golf carts, course equipment
  and computers, interest ranging from 9.4% to 13% at
  December 30, 1997; monthly payments of approximately
  $4,000; collateralized by a security interest in the
  equipment.................................................         68,122          50,235
                                                                -----------     -----------
                                                                 33,480,851      11,842,292
Less -- Current portion.....................................     (2,122,745)       (270,346)
                                                                -----------     -----------
                                                                $31,358,106     $11,571,946
                                                                ===========     ===========

     In January 1998, Brierwood Country Club and Oronoque Golf, LLC were contributed to APGM limited partnership. In addition, APGM limited partnership entered into a $100 million acquisition revolving line of credit. APGM limited partnership will use this line of credit to refinance certain existing debt and finance new golf course acquisitions. The refinanced debt bears a variable interest, payable monthly. A commitment fee of

                            PREDECESSOR GOLF COURSES

                    DECEMBER 30, 1997 AND DECEMBER 31, 1996

5. LONG-TERM DEBT: -- (CONTINUED)
 .15% is paid on the unused portion of the total credit. The outstanding balance is due in July 2001 and is collateralized by assets of APGM limited partnership and Palm Springs, a leased golf course of APGM. The agreement contains covenants which require APGM limited partnership to meet maximum leverage ratios and a minimum net worth ratio.

     Annual future minimum principal payments of long-term debt at December 30, 1997, taking into consideration the line of credit obtained subsequent to year-end used to refinance certain existing debt, are as follows:

                            YEAR                                  AMOUNT
                            ----                                -----------
1998........................................................    $ 2,122,745
1999........................................................        133,967
2000........................................................        113,411
2001........................................................     31,110,728
                                                                -----------
                                                                $33,480,851
                                                                ===========

6. INTEREST RATE PROTECTION AGREEMENT:

     On December 2, 1996, the Company entered into an interest rate swap agreement (the "Swap") with a third party bank (the "Bank") to reduce the impact of changes in interest rates on one of its mortgage loans payable (the "Note"). The Swap was effective beginning December 4, 1996, and will terminate on December 3, 2001. The Swap has an initial notional principal amount of $3,750,000 and amortizes to an amount of $3,499,741 on November 1, 2001. The Swap effectively changes the Company's interest rate exposure on the Note to a fixed rate of 8.28%.

     Subsequent to year-end, the Note was refinanced (see Note 5) and the related Swap was terminated.

7. COMMITMENTS AND CONTINGENCIES:

OPERATING LEASES

     The Courses have golf course operating leases for Crofton Golf, LLC, Penderbrook Golf Club and Memphis National Golf Club. In addition, the Courses have operating leases that provide for office equipment and equipment used on and at the golf courses. The required future minimum rent and operating lease payments are as follows at December 30, 1997:

                            YEAR                                  AMOUNT
                            ----                                -----------
1998........................................................    $ 1,321,423
1999........................................................      1,439,597
2000........................................................      1,437,190
2001........................................................      1,284,202
2002........................................................      1,363,339
Thereafter..................................................     59,727,400
                                                                -----------
                                                                $66,573,151
                                                                ===========

                            PREDECESSOR GOLF COURSES

                    DECEMBER 30, 1997 AND DECEMBER 31, 1996

8. RELATED PARTY TRANSACTIONS:

     APGM charges corporate overhead to the Courses based on approximately 2% of total revenues. In return, APGM provides the Courses with functions such as accounting and management. For the periods ended December 30, 1997, December 31, 1996, December 5, 1996 and January 2, 1996, APGM charged the Courses $220,245, $11,515, $73,351 and $41,083, respectively.

     Due to Parent represents payments made by APGM on behalf of the Courses, including payroll, operating expenditures and capital improvements, less cash receipts collected by APGM on behalf of the Courses.

     Companies owned by an officer of APGM lease the food and beverage operations from APGM limited partnership. Due from related party represents these lease payments due to APGM limited partnership from leasing the food and beverage operations. Future lease revenues are as follows at December 30, 1997:

YEAR                                                              AMOUNT
----                                                            -----------
1998........................................................    $ 1,300,104
1999........................................................      1,300,104
2000........................................................      1,300,104
2001........................................................      1,300,104
2002........................................................      1,300,104
Thereafter..................................................     19,284,876
                                                                -----------
                                                                $25,785,396
                                                                ===========

9. SUBSEQUENT EVENTS (UNAUDITED):

     APGM is in negotiations to contribute its interest in the Courses to a proposed Real Estate Investment Trust, which intends to file a form S-11 registration statement with the Securities and Exchange Commission in connection with a proposed offering of shares to the public.

10. PRO FORMA DISCLOSURES (UNAUDITED):

     The unaudited pro forma operating revenues, amortization and depreciation, operating income, interest expense and net loss represents estimated results that would have been reported in the combined statements of operations had Oronoque Golf, LLC and APGM limited partnership had been acquired January 3, 1996 and the inception of ground leases at Crofton Golf, LLC, Penderbrook Golf Club and Memphis National Golf Club. The following summarizes the unaudited operating revenues, depreciation and amortization, operating income, interest expense and net loss for the fiscal period ended December 30, 1997 and December 31, 1996:

                                                                FISCAL PERIOD    FISCAL PERIOD
                                                                    ENDED            ENDED
                                                                DECEMBER 30,     DECEMBER 31,
                                                                    1997             1996
                                                                -------------    -------------
OPERATING REVENUES..........................................     $20,030,358      $18,884,265
DEPRECIATION AND AMORTIZATION...............................     $ 1,596,068      $ 1,339,946
OPERATING INCOME............................................     $ 1,925,872      $ 2,270,971
INTEREST EXPENSE............................................     $ 3,019,425      $ 2,980,363
NET LOSS....................................................     $(1,093,553)     $  (709,392)

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Paloma Golf Group, Inc.

     We have audited the accompanying combined balance sheets of the Emerald Valley, Fox Valley, Tan Tara and Mine Brook Golf and Country Clubs (the "Golf Courses") as of October 31, 1997 and December 31, 1996 and 1995, and the related combined statements of operations, owner's equity and cash flows for the ten month period ended October 31, 1997 and the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Golf Courses' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Golf Courses as of October 31, 1997 and December 31, 1996 and 1995, and the results of their operations and their cash flows for the ten month period ended October 31, 1997 and the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

January 22, 1998

                              PALOMA GOLF COURSES

                            COMBINED BALANCE SHEETS

                                                                            DECEMBER 31,
                                                        OCTOBER 31,   -------------------------
                                                           1997          1996          1995
                                                        -----------   -----------   -----------
ASSETS
CURRENT ASSETS
  Cash................................................  $    56,495   $    75,588   $   225,049
  Accounts receivable.................................      537,867       242,711       565,956
  Inventories.........................................      124,380       108,106        89,882
  Prepaid expenses....................................       86,655       141,516        76,204
  Amounts due from affiliates (Note 1)................    3,337,681     3,497,349     1,323,731
                                                        -----------   -----------   -----------
     Total current assets.............................    4,143,078     4,065,270     2,280,822
  Golf and country club facilities, net (Note 3)......   16,867,728    16,435,427    13,308,396
  Other assets, net (Note 2)..........................      318,548       398,252       289,131
                                                        -----------   -----------   -----------
       Total Assets...................................  $21,329,354   $20,898,949   $15,878,349
                                                        ===========   ===========   ===========
LIABILITIES AND OWNER'S EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses...............  $   807,873   $   562,110   $   588,523
  Membership dues billed in advance...................       38,088        74,922       745,801
  Current portion of long-term debt (Note 4)..........      421,248       320,727        86,085
  Current portion of capital lease obligations........      147,290       137,596        94,915
                                                        -----------   -----------   -----------
       Total current liabilities......................    1,414,499     1,095,355     1,515,324
Long-term debt, less current portion (Note 4).........   15,293,537    15,570,424     8,618,233
Capital lease obligations, less current portion.......      243,905       314,256       163,356
                                                        -----------   -----------   -----------
       Total liabilities..............................   16,951,941    16,980,035    10,296,913
Minority interest.....................................      937,776       803,508     3,028,677
Commitments and contingencies (Note 5)................
Owner's equity........................................    3,439,637     3,115,406     2,552,759
                                                        -----------   -----------   -----------
       Total Liabilities and Owner's Equity...........  $21,329,354   $20,898,949   $15,878,349
                                                        ===========   ===========   ===========

 See report of independent auditors and notes to combined financial statements.

                              PALOMA GOLF COURSES

                       COMBINED STATEMENTS OF OPERATIONS

                                                           FOR THE TEN
                                                           MONTH PERIOD     FOR THE YEARS ENDED
                                                              ENDED            DECEMBER 31,
                                                           OCTOBER 31,    -----------------------
                                                               1997          1996         1995
                                                           ------------   ----------   ----------
OPERATING REVENUES
Green fees and practice facility fees....................   $1,834,631    $1,609,566   $  977,192
Golf cart rentals........................................      640,205       520,540      328,622
Membership dues..........................................    2,305,762     2,425,563    2,050,321
Food and beverage........................................    1,893,950     1,936,419    1,016,977
Pro-shop sales...........................................      476,988       544,888      481,719
Other....................................................      226,295       132,905       95,715
                                                            ----------    ----------   ----------
     Total operating revenues............................    7,377,831     7,169,881    4,950,546
                                                            ----------    ----------   ----------
OPERATING EXPENSES
Golf operations..........................................    1,630,846     1,548,984    1,192,030
Food and beverage........................................    1,576,357     1,679,985      843,705
                                                            ----------    ----------   ----------
     Total operating expenses............................    3,207,203     3,228,969    2,035,735
                                                            ----------    ----------   ----------
OPERATING INCOME.........................................    4,170,628     3,940,912    2,914,811

NONOPERATING EXPENSES
Depreciation and amortization............................      637,196       672,830      318,576
Interest.................................................    1,383,685     1,390,878      742,633
General and administrative (Note 1)......................    1,691,248     1,271,049      830,747
                                                            ----------    ----------   ----------
Income before minority interest in income................      458,499       606,155    1,022,855
Minority interest in income..............................     (134,268)      (43,508)    (137,927)
                                                            ----------    ----------   ----------
NET INCOME...............................................   $  324,231    $  562,647   $  884,928
                                                            ==========    ==========   ==========

 See report of independent auditors and notes to combined financial statements.

                              PALOMA GOLF COURSES

                     COMBINED STATEMENTS OF OWNER'S EQUITY
              FOR THE TEN MONTH PERIOD ENDED OCTOBER 31, 1997 AND
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

BALANCE -- December 31, 1994 (Unaudited)....................    $1,667,831
  Net income -- 1995........................................       884,928
                                                                ----------
BALANCE -- December 31, 1995................................     2,552,759
  Net income -- 1996........................................       562,647
                                                                ----------
BALANCE -- December 31, 1996................................     3,115,406
  Net income -- 1997........................................       324,231
                                                                ----------
BALANCE -- October 31, 1997.................................    $3,439,637
                                                                ==========

 See report of independent auditors and notes to combined financial statements.

                              PALOMA GOLF COURSES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                         FOR THE TEN
                                                         MONTH PERIOD      FOR THE YEARS ENDED
                                                            ENDED             DECEMBER 31,
                                                         OCTOBER 31,    -------------------------
                                                             1997          1996          1995
                                                         ------------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income...........................................   $  324,231    $   562,647   $   884,928
  Adjustments to reconcile net income to net cash (used
     in) provided by operating activities
     Depreciation and amortization.....................      637,196        672,830       318,576
     Cost of memberships sold..........................           --         18,578       628,147
     Minority interest.................................      134,268        (89,169)       97,927
     Changes in operating assets and liabilities:
       Accounts receivable.............................     (295,156)       323,245      (412,944)
       Inventories.....................................      (16,274)       (18,224)      (30,478)
       Prepaid expenses................................       54,861        (65,312)       89,999
       Other assets....................................       (3,215)      (165,523)     (132,551)
       Accounts payable and accrued expenses...........      245,763        (26,413)      229,549
       Membership dues billed in advance...............      (36,834)      (670,879)       28,871
       Amounts due from affiliates.....................      159,668     (2,173,618)   (1,168,657)
                                                          ----------    -----------   -----------
Net cash provided by (used in) operating activities....    1,204,508     (1,631,838)      533,367
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to golf and country club facilities..........     (986,578)    (4,858,037)   (3,501,122)
                                                          ----------    -----------   -----------
Net cash used in investing activities..................     (986,578)    (4,858,037)   (3,501,122)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt and capital leases........      120,800      7,824,064     2,725,782
Payments of long-term debt and capital leases..........     (357,823)      (443,650)     (114,054)
Net distributions to minority interest.................           --     (1,040,000)     (100,000)
                                                          ----------    -----------   -----------
Net cash (used in) provided by financing activities....     (237,023)     6,340,414     2,511,728
DECREASE IN CASH.......................................      (19,093)      (149,461)     (456,027)
CASH - beginning of period.............................       75,588        225,049       681,076
                                                          ----------    -----------   -----------
CASH - end of period...................................   $   56,495    $    75,588   $   225,049
                                                          ==========    ===========   ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid..........................................   $1,040,144    $ 1,364,708   $   802,979
                                                          ==========    ===========   ===========

 See report of independent auditors and notes to combined financial statements.

                              PALOMA GOLF COURSES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     The Emerald Valley, Fox Valley, Tan Tara and Mine Brook Golf and Country Clubs (the "Golf Courses") are wholly owned by Paloma Golf Group, Inc. ("Paloma"). The courses are engaged in the operation of golf and country club facilities in Oregon, New Jersey and New York.

BASIS OF PRESENTATION

     The combined financial statements of the Golf Courses have been presented utilizing Paloma's historical cost. In management's opinion, these financial statements include the combined assets, liabilities, revenues and certain expenses directly identifiable with the Golf Courses. Certain general and administrative expenses directly related to the Golf Courses' operations were paid by Paloma and another affiliated entity and are not included in the accompanying combined financial statements. Inclusion of such costs would significantly impact the financial position of the Golf Courses and the results of their operations and their cash flows.

     The combined financial statements are not intended to represent the financial position of Paloma. The net excess of assets over liabilities related to the Golf Courses is presented as equity in the combined financial statements. The transfer of funds between the Golf Courses, Paloma and other affiliated entities are combined and included in amounts due from affiliates.

PALOMA EMERALD VALLEY LIMITED PARTNERSHIP

     Paloma Emerald Valley limited partnership, an Oregon limited partnership ("Emerald Valley Partnership"), was organized on September 30, 1993 for the purpose of acquiring, developing, owning and operating golf and country club facilities located in Lane County, Oregon. The general partner was Paloma and the limited partner was Emerald Valley Development, an Oregon general partnership.

     On March 1, 1996, the Emerald Valley Partnership was dissolved and the limited partner received $300,000 in full settlement of its interest in the Emerald Valley Partnership, making the golf and country club facilities ("Emerald Valley") wholly owned by Paloma.

PALOMA FOX VALLEY PARTNERS

     Paloma Fox Valley Partners, a New York limited partnership ("Fox Valley Partnership"), was organized on September 28, 1994 for the purpose of acquiring, developing, owning and operating the Fox Valley golf and country club facilities located in Erie County, New York. The general partner was Paloma and the limited partner was Fox Valley Associates, a joint venture.

     On March 4, 1996, the Fox Valley Partnership was dissolved and the limited partner received $1,500,000 as full settlement of its interest in the Fox Valley Partnership, making the golf and country club facilities ("Fox Valley") wholly owned by Paloma.

MINE BROOK GOLF AND COUNTRY CLUB

     On March 4, 1996, Paloma purchased Mine Brook Golf Club ("Mine Brook") in Hackettstown, New Jersey for $2,800,000. Paloma paid $600,000 in cash and financed the remaining $2,200,000 with a note payable. Such note payable was refinanced in December 1996 (Note 4).

MINORITY INTEREST

     The outside limited partners' interest in the Emerald Valley and Fox Valley Partnerships are reflected as minority interest in the accompanying combined financial statements at December 31, 1995. As noted above,

                              PALOMA GOLF COURSES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) the limited partners' interests in the Emerald Valley and Fox Valley Partnerships were acquired by Paloma during 1996.

     Minority interest at October 31, 1997 and December 31, 1996 consists of investment units totaling $760,000 purchased by management, family members of Paloma's sole stockholder and other individuals (collectively, the "Mine Brook Investors") to finance the acquisition of Mine Brook. The investment agreements provide for an 8% annual priority return on the investment balance as well as a proportionate share of net cash flow, refinancing and sales proceeds, as defined. Management elected to retroactively increase the annual priority return to 15% during 1997 due to of the sale of the golf course (Note 6). The 1997 priority return includes the current year 15% return on the original investment plus the retroactive portion of the prior year priority return. At October 31, 1997 and December 31, 1996, $177,776 and $43,508, respectively, was accrued for priority returns to the Mine Brook Investors and have been included in minority interest in the accompanying combined financial statements.

INVENTORIES

     Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or market.

GOLF AND COUNTRY CLUB FACILITIES

     Golf and country club facilities are carried at cost, net of accumulated depreciation, and consist of land and golf course improvements, buildings and related improvements, other equipment and facilities, unsold memberships and refunded initiation fees, as well as applicable carrying costs (principally interest) which were capitalized to golf and country club facilities when they were under active development. The Golf Courses provide for depreciation on buildings and related improvements using the straight-line method over their estimated useful lives, ranging from 15 to 39 years. The Golf Courses provide for depreciation on equipment and other facilities using the straight-line method over the estimated useful life of seven years.

     In 1995, the Golf Courses capitalized the cost of refunded membership initiation fees and the portion of the purchase price allocated to unsold memberships related to its purchase of golf and country club facilities as an identifiable intangible asset. Such amounts were carried at the lower of cost or market (defined as the net amount management expects to receive from the future sale of these memberships) and were fully amortized at December 31, 1996.

OTHER ASSETS

     Included in other assets are costs associated with obtaining financing (Note 2). The Golf Courses amortize such capitalized financing costs over the lives of the related loans.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments include notes payable bearing interest at a fixed rate. At October 31, 1997, the carrying balances of the Company's notes payable approximate their fair value.

MEMBERSHIP DUES

     Included in membership dues for the ten month period ended October 31, 1997 and for the years ended December 31, 1996 and 1995 are revenues received from membership dues, initiation and transfer fees, net of the cost of memberships sold. The total net cost of memberships sold were $0, $18,578 and $628,147 for the ten month period ended October 31, 1997 and for the years ended December 31, 1996 and 1995, respectively.

                              PALOMA GOLF COURSES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) The Golf Courses bill member dues and other country club fees in advance of the period of use. These amounts are classified as membership dues billed in advance. Membership transfer fees are recognized as income in the year in which the transfer fee is received.

     The Golf Courses sell club memberships on a nonequity membership basis. During 1995, the Golf Courses recognized as revenue the installment payments of membership initiation fees when received. During 1996, the Golf Courses recognized in full, initiation fees for new members when earned as a component of membership dues. As a result of the change in recognition of initiation fees, $198,650 received in 1996 for initiation fees earned in 1995 are included in 1996 membership dues.

OTHER OPERATING REVENUES

     Other operating revenues include golf bag storage fees, member locker fees and other miscellaneous revenues.

USE OF ESTIMATES

     The preparation of the Golf Courses' combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of October 31, 1997 and December 31, 1996 and 1995, and revenues and expenses for the ten month period and for the years then ended. Actual results could materially differ from those estimates in the near term.

INCOME TAXES

     At October 31, 1997 and December 31, 1996, the Golf Courses were wholly owned by Paloma and were not separate legal entities. At December 31, 1995, Emerald Valley and Fox Valley were owned by limited partnerships. The combined financial statements do not include a provision for income taxes. The stockholder of Paloma and the minority interests are responsible for the payment of income taxes on their pro rata share of the Golf Courses' taxable income.

2. OTHER ASSETS

     Other assets consist of the following:

                                                                             DECEMBER 31,
                                                          OCTOBER 31,    --------------------
                                                             1997          1996        1995
                                                          -----------    --------    --------
Financing costs, net of accumulated amortization......     $282,216      $349,401    $225,053
Deposits..............................................       20,065        16,851      13,751
Organization costs, net of accumulated amortization...       16,267        32,000      50,327
                                                           --------      --------    --------
                                                           $318,548      $398,252    $289,131
                                                           ========      ========    ========

                              PALOMA GOLF COURSES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3. GOLF AND COUNTRY CLUB FACILITIES

     Golf and country club facilities and related identifiable intangible assets consist of the following at:

                                                                        DECEMBER 31,
                                                  OCTOBER 31,    --------------------------
                                                     1997           1996           1995
                                                  -----------    -----------    -----------
Land and golf course improvements.............    $ 8,493,192    $ 8,154,298    $ 6,291,584
Buildings and improvements....................      7,343,835      6,809,639      4,404,070
Other equipment and facilities................      2,620,371      2,506,881      1,915,339
Unsold memberships and refunded initiation
  fees........................................             --             --      1,114,578
                                                  -----------    -----------    -----------
                                                   18,457,398     17,470,818     13,725,571
Less accumulated depreciation and
  amortization................................     (1,589,670)    (1,035,391)      (417,175)
                                                  -----------    -----------    -----------
                                                  $16,867,728    $16,435,427    $13,308,396
                                                  ===========    ===========    ===========

     As a result of the buyout of the limited partners' interests during 1996 in the Emerald Valley and Fox Valley Partnerships (Note 1), unsold memberships and refunded initiation fees were reduced in the amount of $1,096,000. The remaining $18,578 was amortized against membership dues in 1996.

4. LONG-TERM DEBT

     In December 1996, the Golf Courses refinanced their notes payable to their primary lender. The refinancing arrangement modified the existing notes payable for all golf and country club facilities, provided a rate of interest equal to 10.17%, and was cross-collateralized by all of the golf and country club facilities. The notes payable were further collateralized by an assignment of Paloma's interest in certain leases and rents and a guaranty and stock pledge agreement from Paloma's sole stockholder.

     In addition, the refinancing arrangement provided the Golf Courses additional financing of up to a maximum of $10,609,000, under certain conditions as defined in the loan agreement.

     At December 31, 1996, the Golf Courses were not in compliance with certain debt covenants, including covenants related to minimum net worth, minimum working capital, and cash flow to debt service ratio, contained in its note agreement with its primary lender. The Golf Courses were sold on November 5, 1997 and all the long-term debt was paid off (Note 6).

     Long-term debt consists of the following:

                                                                       DECEMBER 31,
                                                  OCTOBER 31,    -------------------------
                                                     1997           1996           1995
                                                  -----------    -----------    ----------
Notes payable to financial institution primarily
  secured by the golf and country club
  facilities, bearing interest at 10.17%, due in
  monthly installments of principal and
  interest, (Note 6)............................  $15,714,785    $15,891,151    $8,704,318
                                                  ===========    ===========    ==========

     For the ten month period ended October 31, 1997 and the years ended December 31, 1996 and 1995, the Company incurred and expensed interest costs of $1,383,685, $1,390,878 and $742,633, respectively.

5. COMMITMENTS AND CONTINGENCIES

     The Golf Courses are subject to commitments and contingencies which arise in the ordinary course of business. As of October 31, 1997, management believes there are no existing matters which will have a material adverse effect on the Golf Courses' financial position.

                              PALOMA GOLF COURSES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6. SUBSEQUENT EVENTS

     On November 5, 1997, the Golf Courses and all operating facilities and equipment were sold to Arnold Palmer Golf Management limited partnership for $23,700,000. At closing, a portion of the proceeds were used to extinguish long-term debt and obligations under capital leases plus associated late charges, prepayment penalties and accrued interest (Note 4). The remainder of the proceeds were utilized to pay closing costs with the net proceeds going to Paloma and the Mine Brook Investors (Note 1).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Olympus/Montclair-Chicago General Partnership:

     We have audited the accompanying consolidated balance sheet of Olympus/Montclair-Chicago General Partnership (an Illinois general partnership) (the "Partnership") as of December 31, 1997 and the related consolidated statements of operations, changes in partners' capital, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Olympus/Montclair-Chicago General Partnership as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Dallas, Texas,
January 23, 1998
                                                             ARTHUR ANDERSEN LLP

                 OLYMPUS/MONTCLAIR-CHICAGO GENERAL PARTNERSHIP

                CONSOLIDATED BALANCE SHEET -- DECEMBER 31, 1997


ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.....................  $ 2,117,657
  Accounts receivable, net......................    2,126,975
  Inventories...................................      435,452
  Prepaid expenses..............................      160,354
                                                  -----------
     Total current assets.......................    4,840,438
                                                  -----------
PROPERTY AND EQUIPMENT:
  Land..........................................    5,003,819
  Buildings.....................................   26,534,638
  Furniture, fixtures and equipment.............   13,712,338
  Construction in progress......................      412,083
                                                  -----------
                                                   45,662,878
  Accumulated depreciation......................   (6,194,967)
                                                  -----------
     Total property and equipment...............   39,467,911
                                                  -----------
RESTRICTED CASH.................................    1,005,417
DEFERRED COSTS, net of accumulated amortization
  of $357,142...................................      240,408
                                                  -----------
                                                  $45,554,174
                                                  ===========
LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities......  $ 1,933,451
  Accrued property taxes........................      517,748
  Accrued interest..............................      168,995
  Advance deposits and deferred income..........      605,775
  Due to affiliates.............................      233,319
  Notes payable -- current maturities...........      597,707
                                                  -----------
     Total current liabilities..................    4,056,995
                                                  -----------
LONG-TERM LIABILITIES:
  Mortgage note payable -- less current
     maturities.................................   22,323,000
  Equipment notes payable -- less current
     maturities.................................      318,697
                                                  -----------
     Total long-term liabilities................   22,641,697
                                                  -----------
     Total liabilities..........................   26,698,692
PARTNERS' CAPITAL...............................   18,855,482
                                                  -----------
                                                  $45,554,174
                                                  ===========

The accompanying notes are an integral part of this consolidated balance sheet.

                 OLYMPUS/MONTCLAIR-CHICAGO GENERAL PARTNERSHIP

                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


  REVENUE:
  Rooms.........................................  $10,461,045
  Food and beverage.............................   12,562,233
  Golf..........................................    3,894,038
  Telephone.....................................      491,149
  Other departments.............................      981,133
                                                  -----------
                                                   28,389,598
                                                  -----------
OPERATING COSTS AND EXPENSES:
  Departmental costs and expenses --
     Rooms......................................    2,271,809
     Food and beverage..........................    7,474,511
     Golf.......................................    2,202,778
     Telephone..................................      291,965
     Other departments..........................      427,942
                                                  -----------
                                                   12,669,005
                                                  -----------
OTHER OPERATING EXPENSES:
  Administrative and general....................    2,453,299
  Marketing.....................................    1,798,577
  Property operation and maintenance............    1,204,548
  Utilities.....................................    1,444,916
                                                  -----------
                                                    6,901,340
                                                  -----------
GROSS OPERATING PROFIT..........................    8,819,253
OTHER EXPENSES AND FIXED CHARGES:
  Management fees...............................      724,445
  Property taxes and insurance..................      363,677
  Partnership expenses..........................      189,395
  Lease costs...................................       58,696
                                                  -----------
INCOME BEFORE DEPRECIATION, AMORTIZATION AND
  INTEREST......................................    7,483,040
DEPRECIATION AND AMORTIZATION...................    3,004,529
INTEREST EXPENSE, net of interest income of
  $62,045.......................................    2,034,271
                                                  -----------
NET INCOME......................................  $ 2,444,240
                                                  ===========

   The accompanying notes are an integral part of this consolidated financial statement.

                 OLYMPUS/MONTCLAIR-CHICAGO GENERAL PARTNERSHIP

             CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                         OLYMPUS
                                                         CHICAGO        M.A. ILLINOIS
                                                       HOTELS, L.P.     RESORTS, INC.        TOTAL
                                                       ------------    ---------------    -----------
BALANCE, December 31, 1996.........................    $18,169,850     $      241,392     $18,411,242
  Distributions....................................     (1,973,776)           (26,224)     (2,000,000)
  Net income.......................................      2,410,483             33,757       2,444,240
                                                       -----------     ---------------    -----------
BALANCE, December 31, 1997.........................    $18,606,557     $      248,925     $18,855,482
                                                       ===========     ===============    ===========

   The accompanying notes are an integral part of this consolidated financial statement.

                 OLYMPUS/MONTCLAIR-CHICAGO GENERAL PARTNERSHIP

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.......................................    $ 2,444,240
  Adjustments to reconcile net income to net cash
     provided by operating activities --
     Depreciation and amortization.................      3,004,529
     Amortization of deferred loan costs...........        135,919
     Decrease in accounts receivable...............        368,515
     Decrease in inventories.......................         22,890
     Increase in prepaid expenses..................       (112,867)
     Decrease in accounts payable and accrued
      liabilities..................................       (431,572)
     Decrease in accrued property taxes............       (290,733)
     Decrease in accrued interest..................         (3,010)
     Increase in advance deposits and deferred
      income.......................................        258,432
     Increase in due to affiliates.................         70,485
                                                       -----------
       Net cash provided by operating activities...      5,466,828
                                                       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Property additions and renovation costs..........     (1,540,367)
  Increase in restricted cash......................       (866,818)
                                                       -----------
       Net cash used in investing activities.......     (2,407,185)
                                                       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on mortgage note payable and
     equipment notes payable.......................       (589,146)
  Distributions to partners........................     (2,000,000)
                                                       -----------
       Net cash used in financing activities.......     (2,589,146)
                                                       -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS..........        470,497
CASH AND CASH EQUIVALENTS, beginning of period.....      1,647,160
                                                       -----------
CASH AND CASH EQUIVALENTS, end of period...........    $ 2,117,657
                                                       ===========
CASH PAID FOR INTEREST.............................    $ 1,963,407
                                                       ===========

   The accompanying notes are an integral part of this consolidated financial statement.

                 OLYMPUS/MONTCLAIR-CHICAGO GENERAL PARTNERSHIP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1. ORGANIZATION:

     Olympus/Montclair-Chicago General Partnership (an Illinois general partnership) (the "Partnership ") was formed on July 26, 1995, by Olympus Chicago Hotels, L.P. ("Olympus"), as the managing partner, and by M.A. Illinois Resorts, Inc. ("Montclair"), the general partner (collectively, the "Partners "), to acquire, own, operate, and realize the value of the Indian Lakes Resort, a 314-room hotel and resort in Bloomingdale, Illinois ("Indian Lakes") and the Nordic Hills Resort, a 228-room hotel and resort in Itasca, Illinois ("Nordic Hills") (collectively, the "Hotels"). The Partnership purchased the Hotels on August 23, 1995.

     The Partners and Olympus made cash contributions to fund the acquisition and initial operations of the Hotels. At the time of the property acquisition in 1995, Montclair contributed cash of $250,000 and Olympus contributed cash of $15,816,500. In accordance with the partnership agreement, Olympus committed to fund the initial renovation plan up to $3,000,000. At December 31, 1995, $700,000 of this commitment had been funded. On February 23, 1996, Olympus funded the remainder of the required capital contribution in the amount of $2,300,000.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION AND USE OF ESTIMATES

     The accompanying consolidated financial statements were prepared in conformity with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     The Partnership considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

     At December 31, 1997, there were cash balances with banks in excess of the FDIC-insured limits by $2,047,410. The Partnership has not experienced any losses in its cash accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

RESTRICTED CASH

     Pursuant to the loan agreement (Note 3), the Hotels are required to set aside, in a separate account, funds for a capital expenditure reserve. As of December 31, 1997, $1,005,417, is set aside in this account and is included in restricted cash in the accompanying consolidated balance sheets.

INVENTORIES

     Inventories consist primarily of food, beverages, merchandise, linens, and operating supplies and are stated at cost using the first-in, first-out method, which approximates market.

DEFERRED COSTS

     Deferred costs include deferred loan costs incurred by the Partnership in obtaining the mortgage note payable and related interest rate protection agreements. Deferred loan costs are being amortized over the

                 OLYMPUS/MONTCLAIR-CHICAGO GENERAL PARTNERSHIP

                               DECEMBER 31, 1997

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED) respective lives of the mortgage note payable and interest rate protection agreements using the straight-line method, which approximates the effective interest method. Also included in deferred costs are organization costs incurred in forming the Partnership, which are being amortized over a five-year period using the straight-line method.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and are being depreciated using the straight-line method over periods of five to 40 years.

ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS

     The Partnership accounts for its investments in its long-lived assets under Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS No. 121"). This statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Partnership adopted SFAS No. 121 effective January 1, 1996, and such adoption had no effect on the consolidated financial statements.

INCOME TAXES

     No provision for income taxes has been recorded in the consolidated financial statements as the partners are required to report their share of the Partnership's earnings in their respective income tax returns. The Partnership's tax returns and the amounts of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be changed accordingly.

REVENUE RECOGNITION

     Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for doubtful accounts has been provided for the portion of accounts receivable which is estimated to be uncollectible.

PARTNERSHIP EXPENSES

     Costs incurred by the Partnership related to tax preparation fees, legal fees, consulting fees, and travel costs to partner meetings are $189,395 for 1997.

DISTRIBUTIONS OF CASH FLOW AND ALLOCATION OF NET INCOME (LOSS)

     Net income (loss) of the Partnership is allocated in accordance with the terms of the partnership agreement, including any provisions related to preferred returns.

     Distributions of Cash Flow, as defined, of $2,000,000 were made to the Partners in accordance with the terms of the partnership agreement in 1997.

INTEREST RATE PROTECTION AGREEMENTS

     The differential to be paid or received under interest rate protection agreements is accrued as interest rates change and is recognized over the life of the agreements (Note 4).

                 OLYMPUS/MONTCLAIR-CHICAGO GENERAL PARTNERSHIP

                               DECEMBER 31, 1997

3. NOTES PAYABLE:

MORTGAGE NOTE PAYABLE

     On August 22, 1995, the Partnership executed a loan agreement and related promissory note (the "Mortgage Note") with Societe Generale (the "Bank") to finance a portion of the acquisition cost of the Hotels. The Mortgage Note has a face value of $24,000,000, an initial maturity date of August 31, 1999, and an extended maturity date of August 31, 2000, if certain conditions are met.

     Interest on the Mortgage Note is payable monthly in arrears. The initial rate of interest pursuant to the loan agreement was the greater of the Bank's prime rate or the Federal Funds Rate plus 0.5%. Pursuant to the terms of the loan agreement, the Partnership exercised its option to convert to an interest rate of LIBOR plus 2.5%. As a condition of the loan agreement, the Partnership was required to obtain interest rate protection. To meet this requirement, the Partnership entered into an interest rate swap, cap, and corridor agreement with the Bank on September 5, 1995 (Note 4).

     Pursuant to the Mortgage Note, the Partnership must establish and maintain a capital expenditure reserve ("CAPEX Reserve") (Note 2). On the funding date of the loan, the Partnership established the CAPEX Reserve by depositing $500,000 into a separate bank account. Commencing November 1, 1995, and on the 31st day following each calendar quarter thereafter, the Partnership is required to deposit 4% of the Gross Revenues of the Hotels, as defined, into the CAPEX Reserve. The CAPEX Reserve is to be used to complete improvements specified in the initial renovation plan, as described in the Mortgage Note, make other capital improvements, and purchase furniture, fixtures and equipment. During 1997, $1,136,659 was funded into the CAPEX Reserve.

     Additionally, within one year of the date of the Mortgage Note, the Partnership was required to deposit an additional $3,000,000 (the "Additional Deposit") into the CAPEX Reserve. Pursuant to the partnership agreement, the Additional Deposit was to be funded by Olympus. Although all of the partners of Olympus will fund their share of the Additional Deposit, as additional collateral for the Mortgage Note, a limited partner of Olympus executed a contribution agreement in favor of the Bank and committed to contribute, by August 22, 1996, the Additional Deposit to the Partnership through Olympus. As of February 23, 1996, the entire $3,000,000 capital contribution for the Additional Deposit had been funded through Olympus.

     The Mortgage Note is collateralized by, among other things, the Hotels and related property, an assignment of leases, assignments of management agreements for the operations of the Hotels and the related concession services, the cash collateral agreement, the contribution agreement, the environmental indemnity, and the stock pledge of the concessions entities.

EQUIPMENT NOTES PAYABLE

     On July 28, 1996, the Partnership executed a master loan and security agreement (the "Equipment Notes") with Prime Leasing, Inc. (the "Lender") to finance the purchase of equipment used in the everyday operations of the Hotels. The Equipment Notes have a combined face value of $498,732 with a maturity date of November 30, 2001, and bear interest at a rate of 11.12% per annum. The Equipment Notes are collateralized by the related equipment purchased.

                 OLYMPUS/MONTCLAIR-CHICAGO GENERAL PARTNERSHIP

                               DECEMBER 31, 1997

3. NOTES PAYABLE: -- (CONTINUED)
     Future minimum principal payments under the Mortgage Note and the Equipment Notes through maturity are as follows:

                                               MORTGAGE       EQUIPMENT
                                                 NOTE           NOTES          TOTAL
                                              -----------    -----------    -----------
1998......................................    $   516,000    $    81,707    $   597,707
1999......................................     22,323,000         91,271     22,414,271
2000......................................             --        101,954        101,954
2001......................................             --        125,472        125,472
                                              -----------    -----------    -----------
                                              $22,839,000    $   400,404    $23,239,404
                                              ===========    ===========    ===========

REVOLVING NOTE PAYABLE

     On January 15, 1996, the Partnership obtained an unsecured revolving note (the "Line of Credit") for an amount up to $1,500,000 to fund anticipated working capital needs of the Hotels. The advances under the Line of Credit bear interest at a rate of prime plus 0.5% per annum, with interest payments due monthly in arrears. The Line of Credit matured on August 31, 1997, at which time all principal and accrued interest was paid.

4. INTEREST RATE PROTECTION AGREEMENTS:

     On September 5, 1995, the Partnership entered into an interest rate swap agreement (the "Swap") with the Bank to reduce the impact of changes in interest rates on the Mortgage Note. The Swap has a notional principal amount of $9 million. The Swap effectively changes the Partnership's interest rate exposure on $9 million of the Mortgage Note to a fixed rate of 5.69% percent. The Swap became effective beginning October 3, 1995, and was to remain in effect until the earlier of September 1, 1998, or upon the Bank exercising its one-time right to terminate the Swap on September 2, 1997. On September 2, 1997, the Bank exercised its right to terminate the Swap.

     On September 5, 1995, the Partnership also entered into an interest rate cap agreement (the "Cap") with the Bank to ensure interest rate protection for the approximately $15,000,000 remaining balance of the Mortgage Note not covered by the Swap (as described above), and for the entire then remaining balance of the Mortgage Note in the event that the Bank cancels the Swap. The Cap became effective beginning on October 3, 1995, and remains in effect until August 31, 1999. The Cap had an initial notional amount of $14,957,000 and amortized to an amount of $14,011,000 as of September 2, 1997, at which time the notional amount increased to $22,968,000. The Cap amortizes to a final notional amount of $21,979,000 on August 31, 1999. The Cap provides for the following maximum rates for LIBOR: (i) 11.5% from October 3, 1995 through September 1, 1997, (ii) 10.5% from September 2, 1997 through August 31, 1998, and (iii) 9.5% from September 1, 1998 through August 31, 1999.

     In addition, on September 5, 1995, the Partnership entered into an interest rate corridor agreement (the "Corridor") with the Bank with respect to the Mortgage Note. The Corridor became effective beginning September 2, 1997, and will remain in effect until September 1, 1998. The Corridor has an initial notional amount of $22,968,000 and amortizes to an amount of $22,495,000 on September 1, 1998. The Corridor requires the Bank to pay interest on behalf of the Partnership during any period that LIBOR is between 8% and 9%.

     LIBOR on one year advances was 5.97% at December 31, 1997.

                 OLYMPUS/MONTCLAIR-CHICAGO GENERAL PARTNERSHIP

                               DECEMBER 31, 1997

4. INTEREST RATE PROTECTION AGREEMENTS: -- (CONTINUED)
     The Partnership is exposed to credit loss in the event of nonperformance by the Bank in accordance with the Swap, Cap, and Corridor. However, the Partnership does not anticipate nonperformance by the Bank.

5. RELATED-PARTY TRANSACTIONS:

     The Partnership has entered into a management agreement with an affiliate of Montclair (the "Manager"), to manage the operation of the Hotels through July 30, 2002. In connection with the management agreement, the Partnership pays an annual management fee to the Manager, which includes a base fee equal to 1% of Gross Receipts, as defined. Base fees paid to the Manager for the management of the Hotels during 1997 totaled $245,563. Accrued management fees of $16,709 are included in due to affiliates on the accompanying balance sheets for 1997.

     In 1996, the Partnership began paying the Manager an incentive fee equal to 10% of Net Operating Income, as defined, in excess of annual thresholds ranging from $4,500,000 in 1996 to $6,000,000 each year after 1999. The Manager earned an incentive fee of $199,902 in 1997 and such amounts are included in due to affiliates in the accompanying balance sheet.

     In connection with the management agreement, the Partnership is required to pay an annual asset management fee equal to 1% of Gross Receipts, as defined, to Olympus. Asset management fees paid to Olympus during 1997 totaled $245,563. At December 31, 1997 accrued asset management fees of $16,708 are included in due to affiliates on the accompanying balance sheet.

     The Hotels' liquor licenses are held by entities (the "Concession Entities") whose sole shareholder is a limited partner of Olympus. The Partnership has leased the food and beverage operations of the Hotels to these Concession Entities, which have contracted with the Manager to manage the food and beverage operations.

6. COMMITMENTS AND CONTINGENCIES:

OPERATING LEASES

     The Hotels lease equipment under operating leases with remaining terms ranging from one to seven years. All leases are collateralized by the respective equipment. Future minimum lease payments under noncancelable operating leases as of December 31, 1997, are as follows:

1998........................................................    $381,080
1999........................................................     177,160
2000........................................................     158,229
2001........................................................     125,439
2002........................................................      42,685
Thereafter..................................................      38,280
                                                                --------
                                                                $922,873
                                                                ========

LITIGATION AND CLAIMS

     The Partnership may be subject to certain litigation and claims in the ordinary course of business which are generally covered by insurance policies. In the opinion of the Partnership's management, litigation and claims will not have a material adverse effect upon the financial position or results of operations of the Partnership.

                 OLYMPUS/MONTCLAIR-CHICAGO GENERAL PARTNERSHIP

                               DECEMBER 31, 1997

7. FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Partnership to disclose the estimated fair values of its financial instrument assets and liabilities.

     Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 1997. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Partnership could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     As of December 31, 1997, the Partnership's management estimates that the carrying amounts approximate fair value for cash and cash equivalents and restricted cash because of the short maturity of those instruments. In addition, the carrying amounts of accounts receivable, accounts payable and accrued liabilities and other accrued liabilities approximate fair value. Based on current rates available to the Partnership for debt with similar terms, there is not a significant difference between the carrying amounts of the Mortgage Note and the Equipment Notes and their fair values.

     As of December 31, 1997, based upon the terms of the combined value of the Cap and Corridor agreements relative to current interest rates, the Partnership's management estimates that the fair value of the Cap is approximately $1,111, and that the fair value of the Corridor is zero. The Cap and the Corridor each have a carrying value of zero at December 31, 1997.

8. SUBSEQUENT EVENT (UNAUDITED):

     The Partnership is in negotiations to sell the Hotels to a proposed Real Estate Investment Trust, which intends to file a form S-11 registration statement with the Securities and Exchange Commission in connection with a proposed offering of shares to the public.

======================================================

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THOSE TO WHICH IT RELATES IN ANY STATE TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                               ------------------

                           SUMMARY TABLE OF CONTENTS

                                          PAGE
                                          ----
Prospectus Summary....................      1
Risk Factors..........................     19
The Company...........................     30
Use of Proceeds.......................     37
Dilution..............................     39
Distribution Policy...................     40
Capitalization........................     42
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................     46
The Golf Industry.....................     52
The Golf Courses......................     58
Initial Lessees.......................     70
The Participating Leases..............     71
Management............................     77
Policies With Respect to Certain
  Activities..........................     82
Formation of the Company..............     86
Certain Relationships and
  Transactions........................     89
Principal Shareholders................     91
Shares of Beneficial Interest.........     92
Certain Provisions of Maryland Law and
  the Company's Declaration of Trust
  and Bylaws..........................     95
Partnership Agreement.................     98
Shares Available for Future Sale......    101
Federal Income Tax Considerations.....    102
Underwriting..........................    120
Experts...............................    121
Legal Matters.........................    122
Additional Information................    122
Glossary..............................    123
Index to Financial Statements.........    F-1

                               ------------------

     UNTIL             , 1998 (25 DAYS AFTER THE COMMENCEMENT OF THE OFFERING),
ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

======================================================
======================================================

                                6,840,000 SHARES

                              PRESIDIO GOLF TRUST

                                COMMON SHARES OF
                              BENEFICIAL INTEREST

                                  ------------

                                   PROSPECTUS

                                            , 1998

                                  ------------
                              SALOMON SMITH BARNEY
                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC
                                CREDIT LYONNAIS
                             SECURITIES (USA) INC.
======================================================

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table itemizes the expenses incurred by the Company in connection with the registration, issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All the amounts shown are estimates except the Securities and Exchange Commission registration fee, the NASD fee and the New York Stock Exchange listing fee.

                            ITEM                                  AMOUNT
                            ----                                  ------
Registration Fee -- Securities and Exchange Commission......    $   48,730
                                                                ----------
NASD Fee....................................................        17,019
                                                                ----------
New York Stock Exchange Listing Fee.........................        *
Transfer Agent and Registrar's Fees.........................        *
Printing and Engraving Fees and Expenses....................        *
Legal Fees and Expenses (other than Blue Sky)...............        *
Accounting Fees and Expenses................................        *
Blue Sky Fees and Expenses (including fees of counsel)......        *
Miscellaneous Expenses......................................        *
                                                                ----------
  Total.....................................................    $1,900,000
                                                                ==========

-------------------------
* To be furnished by amendment.

ITEM 32. SALES TO SPECIAL PARTIES.

     See Item 33.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

     Prior to the filing of the Registration Statement, the Company sold 50 Common Shares to Arnold Palmer Golf Management LLC for $20 per Common Share. The offer and sale of such Common Shares were effected in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended ("Securities Act").

     See "Formation of the Company" in the Prospectus filed as part of the Registration Statement for information concerning the issuance upon consummation of the Offering of unregistered limited partnership interests ("OP Units") in Presidio Golf Limited Partnership (the "Operating Partnership") to certain persons that are contributing certain properties to the Operating Partnership, each of which is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act. The offer and sale of OP Units have been effected in reliance upon the exemption from registration under Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Each of the Company's agreements to issue OP Units is subject only to conditions to closing not in the discretion of the offerees. Accordingly, the Company considers such shares to have been offered and sold prior to the filing of the Registration Statement for purposes of the Securities Act and Rule 152 promulgated thereunder.

     In addition, upon consummation of Offering, the Company will issue an aggregate of 75,000 Common Shares to two executive officers of the Company. The issuance of such Common Shares will be effected in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

ITEM 34. INDEMNIFICATION OF TRUSTEES AND OFFICERS.

     The Company's officers and trustees are and will be indemnified under Maryland and Delaware law, the Declaration of Trust and Bylaws of the Company and the Amended and Restated Agreement of Limited Partnership of the Operating Partnership against certain liabilities. The Declaration of Trust of the Company requires it to indemnify its trustees and officers to the fullest extent permitted from time to time under Maryland law.

     The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former trustee or officer; or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served as a trustee, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made party to the proceeding by reason of his service in that capacity; or
(b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, trustee, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served as a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for trustees and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith; or (ii) was the result of active and deliberate dishonesty; (b) the trustee or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. Under the MGCL, as a condition to advancing expenses, as required by the Bylaws, the Company must first receive (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company; and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

     The Company intends to into indemnification agreements with each of its trustees and executive officers. The indemnification agreements will require, among other things, that the Company indemnify its trustees and executive officers to the fullest extent permitted by law and advance to the trustees and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by trustees and executive officers seeking to enforce their rights under the indemnification agreements and may cover trustees and executive officers under the Company's trustees and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, as a traditional form of contract it may provide greater assurance to trustees and executive officers that indemnification will be available.

     The Company will have trustees and officers liability insurance. Trustees and officers liability insurance insures (i) the officers and trustees of the Company from any claim arising out of an alleged wrongful act by such persons while acting as trustees and officers of the Company, and (ii) the Company to the extent that it has indemnified the trustees and officers for such loss.

     Pursuant to the terms of the Underwriting Agreement, the Underwriters are obligated, under certain circumstances, to indemnify trustees and officers of the Company against certain liabilities, including liabilities under the Securities Act of 1933. Reference is made to the form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement.

ITEM 35. TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED.

     Not applicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) FINANCIAL STATEMENTS AND SCHEDULES, ALL OF WHICH ARE IN THE PROSPECTUS:

Presidio Golf Trust:
Report of Independent Public Accountants -- Arthur Andersen
  LLP
Balance Sheet as of April 20, 1998
Notes to Balance Sheet
Introduction to Pro Forma Financial Statements (Unaudited)
Pro Forma Balance Sheet as of December 31, 1997 (Unaudited)
Pro Forma Statement of Operations for the Year Ended
  December 31, 1997 (Unaudited)
Notes to Pro Forma Financial Statements (Unaudited)
Predecessor Courses (the Predecessor to the Operating
  Partnership):
Report of Independent Public Accountants -- Arthur Andersen
  LLP
Combined Balance Sheets as of December 30, 1997 and December
  31, 1996
Combined Statements of Operations for the periods ended
  December 30, 1997, for the 26-day period ended December
  31, 1996, the 337-day period ended December 5, 1996 and the 187-day period ended January 2, 1996
Combined Statements of Parent's Equity for the fiscal period ended December 30, 1997, for the 26-day period ended
  December 31, 1996, the 337-day period ended December 5,
  1996 and the 187-day period ended January 2, 1996
Combined Statements of Cash Flows for the fiscal period ended December 30, 1997, for the 26-day period ended
  December 31, 1996, the 337-day period ended December 5,
  1996 and the 187-day period ended January 2, 1996
Notes to Combined Financial Statements
Paloma Golf Courses:
Report of Independent Auditors -- Ernst & Young LLP
Combined Balance Sheets as of October 31, 1997 and December
  31, 1996 and 1995
Combined Statements of Operations for the ten month period ended October 31, 1997 and for the years ended December
  31, 1996 and 1995
Combined Statements of Owner's Equity for the ten month period ended October 31, 1997 and for the years ended
  December 31, 1996 and 1995
Combined Statements of Cash Flows for the ten month period ended October 31, 1997 and for the years ended December
  31, 1996 and 1995
Notes to Combined Financial Statements
Olympus/Montclair-Chicago General Partnership
Report of Independent Public Accountants -- Arthur Andersen
  LLP
Consolidated Balance Sheet as of December 31, 1997
Consolidated Statement of Operations for the year ended
  December 31, 1997
Consolidated Statement of Changes in Partners' Capital for
  the year ended December 31, 1997
Consolidated Statement of Cash Flows for the year ended
  December 31, 1997
Notes to Consolidated Financial Statements

     (b) EXHIBITS.

     1.1*       Form of Underwriting Agreement
     3.1*       Amended and Restated Declaration of Trust of the Company
     3.2*       Bylaws of the Company
     4*         Specimen Common Share Certificate (reference is also made to
                Exhibits 3.1 and 3.2)
     5.1        Form of opinion of Rudnick & Wolfe with respect to legality of the Common Shares being registered
     5.2*       Form of opinion of Ballard Spahr Andrews & Ingersoll with
                respect to matters of Maryland law
     8.1*       Form of opinion of Rudnick & Wolfe with respect to certain federal income tax matters
    10.1*       Form of Amended and Restated Agreement of Limited
                Partnership of the Operating Partnership
    10.2*       Form of Registration Rights Agreement between the Company
                and the persons named therein
    10.3*       1998 Share Option Plan
    10.4*       1998 Restricted Share Plan
    10.5*       Form of Expense Sharing Agent between Arnold Palmer Golf
                Management LLC and the Operating Partnership
    10.6*       Form of Employment Agreement between the Company and Peter
                J. Nanula
    10.7*       Form of Employment Agreement between the Company and Donald
                E. Rhodes
    10.8*       Form of Employment Agreement between the Company and George
                T. Haworth
    10.9*       Form of Indemnification Agreement between the Company and
                each trustee and executive officer of the Company
    10.10*      Partnership Interest Conversion Agreement among the Company, the Operating Partnership, Oronoque Golf LLC and Arnold
                Palmer Golf Management LLC
    10.11*      Contribution Agreement between the Company and Arnold Palmer
                Golf Management LLC (Penderbrook Golf Club)
    10.12*      Contribution Agreement between the Company and Arnold Palmer
                Golf Management LLC (Memphis National Golf Club)
    10.13*      Contribution Agreement among the Company, Arnold Palmer Golf
                Management LLC and Crofton Golf, LLC
    10.14*      Contribution/Purchase and Sale Agreement between the
                Operating Partnership and Olympus Montclair-Chicago General
                Partnership (Indian Lakes Resort and Nordic Hills Resort)
    10.15*      Form of Participating Lease (Fox Valley, Oronoque,
                Brierwood, Tan Tara, Black Hawk, Emerald Valley, Minebrook
                and University Club of South Carolina)
    10.16*      Form of Participating Lease (Crofton, Penderbrook and
                Memphis National)
    10.17*      Form of Participating Lease (Indian Lakes Resort and Nordic
                Hills Resort)
    10.18*      Facility Loan Agreement among the Operating Partnership,
                Credit Lyonnais New York Branch and Wells Fargo Bank,
                National Association
    10.19*      Form of Noncompetition and Option Agrement
    10.20*      Form of Right of First Refusal Agreement between Arnold
                Palmer Golf Management LLC and the Operating Partnership
    21*         Subsidiaries of the Company
    23.1        Consent of Arthur Andersen LLP

23.2       Consent of Ernst & Young LLP
23.3       Consent of Rudnick & Wolfe (included in Exhibit 5.1 hereof)
23.4*      Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 5.2 hereof)
24         Power of Attorney
27.1       Financial Data Schedule
99.1       Consent of Proposed Trustee (J. David Hakman)
99.2       Consent of Proposed Trustee (Robert L. Adair III)
99.3       Consent of Proposed Trustee (J. Otis Winters)
99.4       Consent of Proposed Trustee (David B. Deniger)

-------------------------
* To be filed by amendment.

ITEM 37. UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification by the registrant for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the provisions described in
Item 33 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person against the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 14, 1998.

                                                   PRESIDIO GOLF TRUST

                                          By:      /s/ PETER J. NANULA

                                            ------------------------------------
                                               President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

                    SIGNATURE                                     TITLE                     DATE
                    ---------                                     -----                     ----
               /s/ PETER J. NANULA*                 Trustee, President and Chief        May 14, 1998
--------------------------------------------------  Executive Officer (Principal
                                                    Executive Officer)

              /s/ GEORGE T. HAWORTH*                Executive Vice President and Chief  May 14, 1998
--------------------------------------------------  Financial Officer (Principal
                                                    Financial and Accounting Officer)

*By:              /s/ PETER J. NANULA                                                   May 14, 1998
     ---------------------------------------------
         Individually and as Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
  1.1*       Form of Underwriting Agreement
  3.1*       Amended and Restated Declaration of Trust of the Company
  3.2*       Bylaws of the Company
 4*          Specimen Common Share Certificate (reference is also made to
             Exhibits 3.1 and 3.2)
  5.1        Form of opinion of Rudnick & Wolfe with respect to legality of the Common Shares being registered
  5.2*       Form of opinion of Ballard Spahr Andrews & Ingersoll with
             respect to matters of Maryland law
  8.1*       Form of opinion of Rudnick & Wolfe with respect to certain federal income tax matters
 10.1*       Form of Amended and Restated Agreement of Limited
             Partnership of the Operating Partnership
 10.2*       Form of Registration Rights Agreement between the Company
             and the persons named therein
 10.3*       1998 Share Option Plan
 10.4*       1998 Restricted Share Plan
 10.5*       Form of Expense Sharing Agent between Arnold Palmer Golf
             Management LLC and the Operating Partnership
 10.6*       Form of Employment Agreement between the Company and Peter
             J. Nanula
 10.7*       Form of Employment Agreement between the Company and Donald
             E. Rhodes
 10.8*       Form of Employment Agreement between the Company and George
             T. Haworth
 10.9*       Form of Indemnification Agreement between the Company and
             each trustee and executive officer of the Company
 10.10*      Partnership Interest Conversion Agreement among the Company, the Operating Partnership, Oronoque Golf LLC and Arnold
             Palmer Golf Management LLC
 10.11*      Contribution Agreement between the Company and Arnold Palmer
             Golf Management LLC (Penderbrook Golf Club)
 10.12*      Contribution Agreement between the Company and Arnold Palmer
             Golf Management LLC (Memphis National Golf Club)
 10.13*      Contribution Agreement among the Company, Arnold Palmer Golf
             Management LLC and Crofton Golf, LLC
 10.14*      Contribution/Purchase and Sale Agreement between the
             Operating Partnership and Olympus Montclair-Chicago General
             Partnership (Indian Lakes Resort and Nordic Hills Resort)
 10.15*      Form of Participating Lease (Fox Valley, Oronoque,
             Brierwood, Tan Tara, Black Hawk, Emerald Valley, Minebrook
             and University Club of South Carolina)
 10.16*      Form of Participating Lease (Crofton, Penderbrook and
             Memphis National)
 10.17*      Form of Participating Lease (Indian Lakes Resort and Nordic
             Hills Resort)
 10.18*      Facility Loan Agreement among the Operating Partnership,
             Credit Lyonnais New York Branch and Wells Fargo Bank,
             National Association
 10.19*      Form of Noncompetition and Option Agrement
 10.20*      Form of Right of First Refusal Agreement between Arnold
             Palmer Golf Management LLC and the Operating Partnership
21*          Subsidiaries of the Company
 23.1        Consent of Arthur Andersen LLP
 23.2        Consent of Ernst & Young LLP

EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
 23.3        Consent of Rudnick & Wolfe (included in Exhibit 5.1 hereof)
 23.4*       Consent of Ballard Spahr Andrews & Ingersoll (included in
             Exhibit 5.2 hereof)
 24          Power of Attorney
 27.1        Financial Data Schedule
 99.1        Consent of Proposed Trustee (J. David Hakman)
 99.2        Consent of Proposed Trustee (Robert L. Adair III)
 99.3        Consent of Proposed Trustee (J. Otis Winters)
 99.4        Consent of Proposed Trustee (David B. Deniger)

-------------------------
* To be filed by amendment.